OFFERING CIRCULAR

3401 NW 63rd St., Suite 600

Oklahoma City, OK 73116

(405) 934-1714 – OldGloryBank.com

Up to 5,000,000 Shares of Class B Common Stock at $7.00 Per Share

Old Glory Holding Company, a Delaware corporation (the “Company,” “we,” “our,” and “us” ), is offering (this “Offering”) for sale to subscribers (“Subscribers”) up to a total of 5,000,000 shares of voting Class B Common Stock, par value, $0.0001 (the “Offered Shares”), at a per share purchase price of $7.00 (the “Purchase Price”). The aggregate minimum purchase per subscriber is $63.00 (9 shares). See Description of Securities Being Offered beginning on Page 97.

This Offering will commence upon qualification of this Offering by the Securities and Exchange Commission. The Offered Shares are offered on a best efforts basis and will terminate on the earlier of: (1) the date at which 5,000,000 Offered Shares have been sold, (2) the date that is one year after the date of the Offering Statement (the “Offering Statement”) of which this Offering Circular is a part is qualified by the U.S. Securities and Exchange Commission (the “SEC” or the “Commission”), or (3) the date on which this Offering is earlier terminated by the Company in its sole discretion (as the case may be, the “Termination Date”).

Rialto Markets LLC, a Delaware limited liability company (“Rialto Markets”), a broker-dealer registered with the SEC and a member of the Financial Industry Regulatory Authority (“FINRA”), has agreed to act as our Investor Onboarding Agent/Broker of Record for this Offering. Their affiliate, Rialto Markets Transfer Services LLC, will provide services as Transfer Agent. There is no underwriter for this Offering and neither Rialto Markets nor any other person has agreed to purchase any Offered Shares.

The Company is following the Offering Circular Format of disclosure under Regulation A (Tier 2)

THIS OFFERING IS INHERENTLY RISKY. SEE “RISK FACTORS” BEGINNING ON PAGE 9.

	Price to Public	Underwriting Discount and Commissions	Proceeds to Issuer*	Proceeds to Other Persons
Per Share	$7.00	$0.07	$6.93	$0
Total Minimum	N/A	N/A	N/A	N/A
Total Maximum	$35,000,000	$350,000	$34,650,000	$0

*Expenses including (without limitation) accounting, legal, investor portal, Transfer Agent, blue sky filings, are estimated at $225,000 for this Offering, regardless as to the number of Offered Shares sold.

The United States Securities and Exchange Commission does not pass upon the merits of or give its approval to any securities offered or the terms of the offering, nor does it pass upon the accuracy or completeness of any offering circular or other solicitation materials. These securities are offered pursuant to an exemption from registration with the Commission; however, the Commission has not made an independent determination that the securities offered are exempt from registration.

Generally, no sale may be made to you in this offering if the aggregate purchase price you pay is more than 10% of the greater of your annual income or net worth. Different rules apply to accredited investors and non-natural persons. Before making any representation that your investment does not exceed applicable thresholds, we encourage you to review Rule 251(d)(2)(i)(C) of Regulation A. For general information on investing, we encourage you to refer to www.investor.gov.

THE OFFERED SHARES ARE NOT DEPOSITS OR OTHER OBLIGATIONS OF ANY BANK OR SAVINGS ASSOCIATION AND ARE NOT INSURED OR GUARANTEED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION, THE DEPOSIT INSURANCE FUND, OR ANY OTHER GOVERNMENTAL ENTITY AND ARE SUBJECT TO INVESTMENT RISK, INCLUDING THE POSSIBLE LOSS OF PRINCIPAL.

There is substantial doubt that we will continue to operate the business as a going concern if we are not successful in this Offering, as more fully disclosed on Page 61 of this Offering Circular.

The date of this Offering Circular is December 13, 2024

THE OFFERED SHARES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE OKLAHOMA BANKING DEPARTMENT, THE FEDERAL DEPOSIT INSURANCE CORPORATION, THE FEDERAL RESERVE BOARD, THE SECURITIES AND EXCHANGE COMMISSION, OR ANY STATE SECURITIES REGULATOR, NOR HAVE SUCH ENTITIES PASSED UPON THE ADEQUACY OR ACCURACY OF THIS OFFERING CIRCULAR. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

There is no minimum number of Offered Shares that must be sold in the Offering. We will retain all net proceeds from the sale of the Offered Shares sold in this Offering. Prior to the time we accept your subscription to purchase Offered Shares, your funds will be deposited in a non-interest bearing account at Old Glory Bank. If we accept your subscription, your funds will be immediately available to us for the purposes described in “Use of Proceeds.” If we reject your subscription in whole or in part, your funds will be returned to you promptly without interest. We, Old Glory Bank, and Rialto Markets have entered into a Deposit Account Control Agreement relating to your subscription funds as attached hereto as Exhibit 6.6.

NOTICE TO FOREIGN INVESTORS

IF THE PURCHASER LIVES OUTSIDE THE UNITED STATES, IT IS THE PURCHASER’S RESPONSIBILITY TO FULLY OBSERVE THE LAWS OF ANY RELEVANT TERRITORY OR JURISDICTION OUTSIDE THE UNITED STATES IN CONNECTION WITH ANY PURCHASE OF THE OFFERED SHARES, INCLUDING OBTAINING REQUIRED GOVERNMENTAL OR OTHER CONSENTS OR OBSERVING ANY OTHER REQUIRED LEGAL OR OTHER FORMALITIES. THE COMPANY RESERVES THE RIGHT TO DENY THE PURCHASE OF THE SECURITIES BY ANY FOREIGN PURCHASER.

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IMPORTANT INFORMATION ABOUT THIS OFFERING CIRCULAR

Please carefully read the information in this Offering Circular and any supplements to this Offering Circular, which we refer to collectively as the “Offering Circular.” You should rely only on the information contained in this Offering Circular. We have not authorized anyone to provide you with different information. This Offering Circular may only be used where it is legal to sell these Offered Shares. You should not assume that the information contained in this Offering Circular is accurate as of any date later than the date hereof or such other dates as are stated herein or as of the respective dates of any documents or other information incorporated herein by reference.

This Offering Circular is part of an Offering Statement that we filed with the SEC, using a continuous offering process. Periodically, as we have material developments, we will update our Offering Circular via a post-qualification amendment or supplement, depending on the facts and circumstances at the time of the change. Any statement that we make in this Offering Circular will be modified or superseded by any inconsistent statement made by us in a subsequent Offering Circular supplement. The offering statement we filed with the SEC includes exhibits that provide more detailed descriptions of the matters discussed in this Offering Circular. You should read this Offering Circular and the related exhibits filed with the SEC and any Offering Circular supplement, together with additional information contained in our annual reports, semi-annual reports and other reports and information statements that we will file periodically with the SEC. See the section entitled “where can you find more information” on Page 107 below for more details.

The offering statement and all supplements and reports that we have filed or will file in the future can be read at the SEC website, www.sec.gov, and on our website, own.oldglorybank.com. The contents of our website (other than this Offering Circular and the appendices and exhibits thereto) are not incorporated by reference in or otherwise a part of this Offering Circular.

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STATE LAW EXEMPTION

We are offering our Offered Shares under Regulation A (17 CFR 230.251 et. seq.) and relying upon “Tier 2” of Regulation A, which allows us to offer of up to $75 million in a 12-month period. This is our first offering under Regulation A.

As a Tier 2 offering pursuant to Regulation A, this Offering will be exempt from state law “Blue Sky” review, subject to meeting certain state filing requirements and complying with certain anti-fraud provisions, and assuming that the Offered Shares are only sold to “qualified” purchases under Regulation A. This means that unless you are an “Accredited Investor” (defined below in the on Page 33), your purchase of our Offered Shares may not represent more than 10% of the greater of your annual income or net worth (for natural persons), or 10% of the greater of your annual revenue or net assets at fiscal year-end (for non-natural persons).

forward looking statements

Certain of the statements contained in this Offering Circular may constitute “forward-looking statements.” Forward-looking statements may discuss future expectations, describe future plans and strategies, contain projections of results of operations or of financial condition or state other forward-looking information. Forward-looking statements are generally identifiable by the use of forward-looking terminology such as “anticipate,” “believe,” “continue,” “could,” “would,” “endeavor,” “estimate,” “expect,” “forecast,” “goal,” “intend,” “may,” “objective,” “potential,” “plan,” “predict,” “project,” “seek,” “should,” “will” or the negative of such terms and other similar words and expressions of future intent. These forward-looking statements are subject to certain known and unknown risks and uncertainties that could cause actual results to differ materially from our historical experience and our present expectations. Such risks and uncertainties and other factors include, but are not limited to, adverse developments or conditions related to or arising from:

●	the failure of us to raise the amount of capital we project this year and in future periods;

●	adverse changes in general economic conditions, including any potential recessionary conditions;

●	deterioration in our asset or credit quality, including changes in the level and trend of loan delinquencies and write-offs and changes in our allowance for credit losses and provision for loan losses that may be impacted by deterioration in the residential and commercial real estate markets;

●	rapid reductions in interest rates;

●	fluctuations in the demand for loans;

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●	changes in laws or government regulations affecting financial institutions, including changes in regulatory costs and capital requirements, as well as changes in monetary and fiscal policies;

●	the failure to continue to rapidly acquire new customers;

●	the use of our products and services by our customers (e.g., debit cards, Old Glory Pay);

●	our ability to attract and retain deposits and loans in view of increased competitive pressures and other factors;

●	our ability to control general operating costs and expenses;

●	the potential for regulatory action against us or Old Glory Bank, which could require us to increase our allowance for credit losses, write down assets, change our regulatory capital position or affect our ability to borrow funds or maintain or increase deposits, which could adversely affect our liquidity and earnings;

●	the failure or security breach of computer systems on which we depend;

●	the effects of changes in laws, regulations, and accounting rules, or their interpretations;

●	changes in consumer spending, borrowing and savings habits;

●	changes in accounting policies and practices, as may be adopted by the bank regulatory agencies, taxing authorities and the Financial Accounting Standards Board;

●	other risks that are described in this offering circular under “RISK FACTORS;” and

●	our ability to manage the risks involved in the foregoing.

Actual outcomes and results may differ materially from what is expressed in our forward-looking statements and from our historical financial results due to the factors discussed elsewhere in this report or otherwise disclosed by us. Forward-looking statements included herein speak only as of the date hereof and should not be relied upon as representing our expectations or beliefs as of any date after the date of this report. The factors discussed herein are not intended to be a complete summary of all risks and uncertainties that may affect our businesses. Though we strive to monitor and mitigate risk, we cannot anticipate all potential economic, operational and financial developments that may adversely impact our operations and our financial results. Forward-looking statements should not be viewed as predictions and should not be the primary basis upon which investors evaluate an investment in our securities.

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summary of this Offering circular

The following is a summary of the Company, Old Glory Bank, and the principal terms of this Offering of Offered Shares. This summary is qualified in its entirety by the information appearing elsewhere in this Offering Statement.

One Physical Branch in Elmore City, OK – Customers in all 50 States!

Old Glory Holding Company, a Delaware corporation (the “Company”), was formed in November 2021. In June of 2022, the Company made a filing with the Federal Reserve to become a holding company under the Bank Holding Company Act of 1956.

Effective November 30, 2022, the Company obtained regulatory approval to purchase First State Bank in Elmore City, OK, which is an FDIC insured state-chartered bank that was established in 1903 (“FSB”). The acquisition of FSB was consummated on November 30, 2022, whereupon its name was changed to Old Glory Bank (“Old Glory Bank”). The Company also owns 100% of the equity of Old Glory Intellectual Property Holdings, LLC., a Georgia limited liability company, which entity holds intellectual property rights relating to Old Glory Bank’s trademarks.

A Distinct Market Position

The Old Glory Bank philosophy is rooted in our commitment to provide mobile banking and financial services solutions to individuals and businesses who feel increasingly marginalized for their patriotism and traditional views of American liberty and freedom. Old Glory Bank openly and proudly identifies with Americans who share these values. The Company’s management team (“Management”) resolves to never cancel, or de-bank, our law-abiding customers for their beliefs, because we believe that our customers are entitled to hold the views that they choose to hold and to operate in the industries that they choose to operate in. In May of 2023, the attorneys general of nineteen states communicated concerns over potential discrimination in banking over religious and political differences, as further described in the article linked here:

https://www.foxbusiness.com/politics/chase-bank-warned-religious-discrimination-gop-attorneys-general

Regardless of the how other banks may choose to operate, we resolve to not engage in any such discriminatory practices. Furthermore, we will always protect the privacy of our law-abiding customers by not voluntarily sharing personally identifiable transaction data in the absence of a lawful subpoena. As reported on March 6, 2024, by the US House of Representatives’ Committee on the Judiciary and the Select Subcommittee on the Weaponization of the Federal Government, many of America’s largest banks (including U.S. Bank, Bank of America, KeyBank, Citibank, Wells Fargo, JPMorgan Chase, and others) provided (in the absence of subpoenas) federal agencies with lists of customers who shopped at firearms retailers (page 26 of report) or made conservative comments in their Zelle transaction memos (pages 22-23 of report), which report can be found through these links:

https://judiciary.house.gov/media/press-releases/new-report-exposes-massive-government-surveillance-americans-financial-data

https://judiciary.house.gov/sites/evo-subsites/republicans-judiciary.house.gov/files/evo-media-document/How-Federal-Law-Enforcement-Commandeered-Financial-Institutions-to-Spy.pdf

The report noted (page 22): “The use of select MCC’s [“merchant category codes”] and politicized search terms and phrases suggest a concerted effort to target a certain segment of the American population. Even worse, they show how federal law enforcement leveraged its relationship with financial institutions to search transactions and account records without legal process or the customers’ knowledge or approval.”

Old Glory Bank promises its customers on its website, “If you’re not involved in suspicious or criminal activities, we will not share your data with any agency of state or federal governments unless we are compelled by a court of competent jurisdiction.” See link here:

https://oldglorybank.com/about

This means that Old Glory Bank will not provide customer data, unless in connection with a legally enforceable subpoena or other lawful regulatory requirement.

References in this Offering Circular to Old Glory Bank’s protection of customers’ privacy are intended to highlight a contrast between our position and the submission of customer data by many other banks (as described in the above paragraphs and the references provided). While Old Glory Bank also takes seriously another form of privacy, that of data security to protect against uninvited intrusion by bad actors, Old Glory Bank considers the safeguards it maintains to be comparable to industry standard rather than being a market differentiator.

People used to select a bank that was closest to their home, but in the age of mobile banking, customers can now select a bank that is closest to their identity. Old Glory Bank has become the bank that openly identifies with America — that “little niche market” that comprises half the country. We are the alternative to the large woke banks.

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Old Glory Bank has already grown from $10.7 million in deposits in April of 2023 to more than $165 million as of the date of this Offering, with customers in all 50 states, by doing just two simple things:

a. First, Management believes that Old Glory Bank has made banking services less of a commodity by introducing to the marketplace a patriotic brand and a freedom of speech value set that differentiate Old Glory Bank from alternative providers, many of which, Management believes, are chosen by customers simply for their physical location. Consumers have an emotional connection to many of Old Glory Bank’s products and services. We have demonstrated that consumers will also connect with, and love, a bank if that bank identifies with their values and beliefs. In communicating the Bank’s patriotic, liberty-oriented values rather than merely discussing products, Management believes that the Bank’s customers consider Old Glory Bank to be purpose-driven, with values that such customers love. Old Glory Bank outwardly rejects an adherence to ESG (the evolving set of criteria used by some people and companies to measure “Environmental, Social and Governance” impacts). As an alternative, Old Glory Bank promotes what it calls PSL (which refers to its emphasis on the values of “Privacy, Security, and Liberty).

b. Second, we focus on the banking products and services consumers actually want! We have a single brick-and-mortar branch in Elmore City, OK, but 99.99% of our customers only bank with us online because we successfully implemented what we believe to be a highly performing mobile banking platform for both consumers and businesses. We also deployed Old Glory Pay (our closed-loop digital payment solution), Old Glory Cash-IN (our cash-deposit solution usable at 88,000 retail locations), Charitable Round-Ups, Goals, Asset-Dashboard, Old Glory Alliance (our cancel-proof crowd funding solution) and more.

Old Glory Bank started opening new “digital” consumer accounts in April of 2023, and Old Glory Bank has added more than 60,000 accounts, over 45,000 customer relationships, and customers in all 50 States. Old Glory Bank started opening “digital” business accounts in late September of 2023, and now has more than 1,800 business accounts. Because of their passion for our values and products, new customers are drawn to Old Glory Bank (refer to page 45 for customer feedback). During the recent periods of investment in technology and resources to deliver a nationwide banking experience, the Company has incurred net losses in its two most recent audited periods: a Net Loss of $4,456,980 in Calendar Year 2022 and a Net Loss of $12,827,252 in Calendar Year 2023.

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Summary of this Offering

This Offering and Subscribers:

The Company is offering up to $35,000,000 Offered Shares, on a “best efforts” basis. There is no minimum number of Offered Shares that must be sold by us for the Offering to close.

Subscribers must be “qualified purchasers,” which means you either are an “accredited investor” (as defined on Page 33 below), or your aggregate Purchase Price, together with any other amounts previously used to purchase Offered Shares in this Offering, does not exceed ten percent (10%) of the greater of your annual income or net worth (or in you a non-natural person, your revenue or net assets for your most recently completed fiscal year end).

The aggregate minimum purchase for each Subscriber of Offered Shares that is accepted by the Company (each, an “Investor”), is $63 (9 Offered Shares).

These Offered Shares are not guaranteed by the FDIC or any bank.

The Company’s Board of Directors reserves the right to decline any subscription in whole or in part. If rejected, the Company will notify the Subscriber within ten (10) days of the date of subscription and return the amount funded without interest or deduction.

Commencement and Termination

This Offering will commence on the date of qualification of this Offering Statement, as determined by the SEC.

The Offering will terminate at the earlier of: (1) the date at which 5,000,000 Offered Shares have been sold, (2) the date which is one year after this Offering Statement being qualified by the SEC or (3) the date on which this Offering is earlier terminated by the Company in its sole discretion.

How to Subscribe	Subscribing for Offered Shares is easy. Go to our website at own.oldglorybank.com to start the process. On our website, you will see the INVEST NOW button, which will link you to the information you need to provide to subscribe for Offering Shares and describe the manner to pay the Purchase Price.

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Prior Offerings

In April 2022, under Regulation D, the Company issued and sold 17,000,000 shares of Class A Common Stock, par value $0.0001 (the “Class A Common Stock”) at $1.00 per share, for a total of $17,000,000.

In Q4 of 2023, under Regulation D, the Company issued and sold 2,088,600 shares of Class A Common Stock at $5.00 per share, for a total of $10,443,000.

In Q2/Q3 of 2024, under Regulation D, the Company issued and sold 1,165,511 of Class A Common Stock at $6.00 per share, in consideration for $6,993,064. Further, certain warrant holders of our Class B Common Stock exercised their warrants in consideration of $386,000, for a total of about $7,300,000 of new capital.

The Company recently undertook an offering of its Class A Common Stock at $6.00 per share, under Regulation D, in the total amount of $5,529,966, which closed on October 25, 2024 (the “Interim Financing”). The total number of Class A Shares issued in this Interim Financing was 921,661, and for each one share of Class A Common Stock purchased in such Interim Financing, the purchaser was issued a warrant (a “Coverage Warrant”) to purchase 1 share of Class B Common Stock at $6.00 per share, exercisable for 10 years.

Purpose of this Offering

Old Glory Bank currently has one of the industry’s lowest loan-to-asset ratios (less than 2.5% as of June 30, 2024, representing a low level of credit risk associated with the Bank’s assets),* with no non-performing commercial real estate, and has one of the industry’s highest liquidity ratios (more than 100% as of June 30, 2024)*. Old Glory Bank is primarily raising funds in this Offering to satisfy its regulatory leverage ratios connected to its unprecedented customer deposit growth. Old Glory Bank grew customer deposits from $10.7mm in April 2023 to more than $165mm as of the date of this Offering Circular, which was accomplished in 19 months of opening online accounts (more than 1,600% growth). Old Glory Bank, like all FDIC insured chartered banks, must maintain certain capital ratios (discussed more below), and our rapid customer adoption has created pressure on our leverage ratios.

*See Old Glory Bank’s financial data at

banks.data.fdic.gov/bankfind-suite/bankfind.

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Use of Proceeds

The Company will contribute to Old Glory Bank all of the net proceeds from this Offering, less only sufficient funds to pay the expenses of this Offering (described below) and the costs and expenses of the Company for 2025, which comprises solely our Board of Directors fees and certain accounting/tax expenses.

Old Glory Bank will then utilize this capital to fund its operating costs and to support its Tier 1 Leverage Ratio.

Greater than 10% Stockholder	As of the date of this Offering Circular, Michael P. Ring, Old Glory Bank’s CEO and co-founder, is the largest investor, who has invested the most amount of capital of any other investor (by a factor of more than 2) and is the only stockholder that has a greater than 10% stake. Mr. Ring holds about 11.5% of the Company’s outstanding voting securities as of the date hereof. We note that this equity held by Mr. Ring is a relatively small amount for the CEO, co-founder, and largest investor. The reason why, is because EVERY employee of the Bank has been granted equity. As of the date of this Offering Circular, more than 40% of our voting securities is owned by founders, board members, employees, and other service providers, such that we are materially “team owned.” This is one of the reasons why Old Glory Bank has such unprecedent passion and alignment among its team members and that Old Glory Bank is able to create and deploy products and services more efficiently.

Trading Market	There is no trading market for our stock today. However, we will request a market maker to file a Rule 211 application with FINRA to obtain a trade symbol for our common stock, which we expect will be “OGB.” Such efforts may not be successful, our shares may never be quoted, and owners of our Offered Shares may not have a market in which to sell the shares. Also, no estimate may be given as to the time that this application process will require. Furthermore, if our common stock is quoted or granted listing, a market for our common shares may not develop.

Company Redemption Right	The Company may redeem shares of stock held by any stockholder (including Investors in this Offering) upon the good faith determination by the Board of Directors to the extent reasonably necessary to prevent the loss (or reinstatement) of any federal state, or other governmental license, charter, or insurance of the Company or any subsidiary, including (without limitation) any bank charter or FDIC insurance, that is proximately connected to such holder(s) holding Company stock (e.g., criminal conviction, etc.). The redemption price shall be equal to the then fair market value of such stock, as reasonably and in good faith determined by the Board of Directors, to be informed by the professional opinion of a third-party advisor experienced in bank valuations.

Risk Factors	There are risks associated with investment in the Company’s Offered Shares. The Offered Shares are not FDIC insured, and your investment is not guaranteed by Old Glory Bank or any other person or entity. Investors should carefully consider the Risk Factors set forth in this Offering Circular.

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RISK FACTORS

An investment in the Offered Shares offered BY THIS OFFERING CIRCULAR involves significant risks. A prospective investor should consider, among other factors, the following risk factors before making a decision to purchase Offered Shares.

Both the Company and Old Glory Bank are subject to extensive state and federal banking laws and regulations that impose specific requirements or restrictions on and provide for general regulatory oversight of virtually all aspects of our operations. These laws and regulations are generally intended to protect depositors, not shareholders. Changes in applicable laws or regulations may have a material effect on our business and prospects.

For purposes of the risks described below, we often refer to “Company,” “we”, and “our,” to include both Old Glory Holding Company and Old Glory Bank.

Risks Related to the Offering and our Common Stock

Our Offering is being conducted on a “best efforts” basis and does not require a minimum amount to be raised. As a result, we may not be able to raise enough funds to continue to implement our business plan, and our investors may lose their entire investment. The Offering is on a “best efforts” basis and does not require a minimum amount to be raised. If we are not able to raise sufficient funds, we may not be able to fund our operations as planned, and our growth opportunities may be materially adversely affected. This could increase the likelihood that an investor may lose their entire investment.

Currently, there is no established public market for our securities, and there can be no assurances that any established public market will ever develop and, even if trading begins, it is likely to be subject to significant price fluctuations. As of the effective date of this Offering, there has not been any established trading market for our common stock, and there is currently no established public market whatsoever for our securities. We will approach a market maker to file an application with FINRA on our behalf so as to be able to quote the shares of our common stock on the OTCQX commencing upon the qualification of our offering statement of which this Offering Circular is a part and the subsequent closing of this Offering. Among other things, to qualify for the OTCQX exchange, at least 10% of our stock must be subject to a public float. There can be no assurance that the market maker’s application will be accepted by FINRA, and we cannot estimate the time period that the application will require or ensure that any buying of our shares will ever take place.

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There is no third-party determination of this Purchase Price. The Purchase Price of the Offered Shares is not based upon any particular assessments or calculations by the Company. There has been no determination that an investment in Offered Shares has a market value equal to the offering price, and such offering price per Offered Share is substantially higher than the net tangible book value per Offered Share as of the offering date.

If the value of our stock fluctuates, you could lose a significant part of your investment. The value of our stock may be influenced by many factors, some of which are beyond our control, including, but not limited to, those described in this “Risk Factors” discussion, plus the following:

●	general economic and stock market conditions;

●	changes in conditions or trends in our industry, markets, or customers;

●	strategic actions by Old Glory Bank or our competitors;

●	regulatory challenges at Old Glory Bank and the Company;

●	announcements by Old Glory Bank or our competitors of significant contracts, acquisitions, joint marketing relationships, joint ventures, or capital commitments;

●	variations in our quarterly operating results and those of our competitors;

●	future sales of our common stock or other securities; and

●	investor perceptions of the investment opportunity associated with our common stock relative to other investment alternatives.

As a result of these factors, purchasers of the Offered Shares may not be able to resell their shares at or above the price at which they acquire them or at all. The broad market and industry factors set forth above may reduce the value of the shares of common stock, and you could lose a significant part, or all, of your investment.

Our shares may not become eligible to be traded electronically which would result in brokerage firms being unwilling to trade them. If we become able to have our shares of common stock quoted on the OTCQX (or other OTC exchange), we will then try, through a broker-dealer and its clearing firm, to become eligible with the Depository Trust Company (“DTC”) to permit our shares to trade electronically. If an issuer is not “DTC-eligible,” then its shares cannot be electronically transferred between brokerage accounts, which, based on the realities of the marketplace as it exists today (especially the OTCQX), means that shares of a company will not be traded (technically the shares can be traded manually between accounts, but this takes days and is not a realistic option for companies relying on broker dealers for stock transactions - like all companies on the OTCQX). What this means is that while DTC-eligibility is not a requirement to trade on the OTCQX, it is a necessity to process trades on the OTCQX if a company’s stock is going to trade with any volume. There are no assurances that our shares will ever become DTC-eligible or, if they do, how long it will take.

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We will have broad discretion over the use of the net proceeds of the Offering and may not allocate the proceeds in the most profitable manner. Although this Offering Circular generally describes the use of the proceeds of the offering, our management will have broad discretion in determining the specific timing and use of the offering proceeds. After the net proceeds (less costs and expenses of this Offering and the Company for 2025) are contributed to Old Glory Bank, we anticipate that we will invest such proceeds in liquid assets. We have not made a specific allocation for the use of the net proceeds. Therefore, our management will have broad discretion as to the timing and specific application of the net proceeds, and investors may not have the opportunity to evaluate the economic, financial, and other relevant information that we will use in applying the net proceeds. Although we intend to use the net proceeds to serve our best interests, our application may not ultimately reflect the most profitable application of the net proceeds. See “Use of Proceeds.”

Our Board of Directors has the authority, without stockholder approval, to issue Class A Common Stock with terms that may not be beneficial to common stockholders and with the ability to affect adversely stockholder voting power and perpetuate their control. Our Charter allows us to issue shares of Class A Common Stock that has rights and preferences that are senior to our Class B Common Stock without any vote or further action by our stockholders. These rights and preferences of the Class A Common Stock are described in this Offering Circular on Page 90.

A significant portion of our presently issued and outstanding common shares are restricted under rule 144 of the Securities Act, as amended. If and when the restriction on any or all of these shares is lifted, and the shares are sold in the open market, the price of our common stock could be adversely affected. A significant portion of the presently outstanding shares of common stock are “restricted securities” as defined under Rule 144 promulgated under the Securities Act and may only be sold pursuant to an effective registration statement or an exemption from registration, if available. Rule 144 provides in essence that a person who is not an affiliate and has held restricted securities for a prescribed period of at least six months if purchased from a reporting issuer or 12 months (as is the case herein) if purchased from a non-reporting Company, may, under certain conditions, sell all or any of his/her shares without volume limitation, in brokerage transactions. Affiliates, however, may not sell shares in excess of 1% of the Company’s outstanding common stock each three-month period. As a result of revisions to Rule 144 which became effective on February 15, 2008, there is no limit on the amount of restricted securities that may be sold by a non-affiliate (i.e., a stockholder who has not been an officer, director or control person for at least 90 consecutive days) after the restricted securities have been held by the owner for the aforementioned prescribed period of time. A sale under Rule 144 or under any other exemption from the Act, if available, or pursuant to registration of shares of common stock of present stockholders, may have a depressive effect upon the price of the common stock in any market that may develop.

We will be subject to ongoing public reporting requirements that are less rigorous than rules for more mature public companies, and our stockholders will receive less information. Even though the Company is not an Exchange Act Reporting Company, we will have to stay current in filing annual, semiannual and special financial reports under Securities Act Rule 257(b) (17 CFR §230.257). These reports are described below, on Page 99.

The Regulation D offering of Class A shares completed immediately prior to the filing of this Offering Circular included, for each of the 921,661 Class A shares purchased at the offered price of $6.00, the issuance of one warrant that grants to the holder a 10-year right to purchase one Class B share at the strike price of $6.00, and each one warrant will cause pro-rata stockholder dilution if exercised. The number of “coverage warrants” issued in association with the raise totaled 921,661, which figure is included in the count of warrants discussed in the Dilution and Capitalization section of this Offering Circular. To the extent holders of such warrants exercise their warrants in the future, the additional shares issued will dilute the relative ownership stake of each other share in the Company. In addition, the sale of shares at a stipulated price that potentially is significantly below the then-current market rate would yield greater dilution to shareholders than would occur from the issuance of shares at the (higher) market price.

We anticipate raising additional capital in the future to the extent that the retention of future profits is insufficient to fulfill and/or maintain our regulatory capital ratio requirements, which will have an effect on a shareholder’s relative ownership stake. While it is possible that raising additional capital could lead to an increase in the book value of existing shares, the result of additional shares outstanding would be a dilution in the relative ownership stake in the Company that accrues to each share, as a percentage of the total ownership.

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If and when we become subject to the ongoing reporting requirements of the Exchange Act, as an issuer with less than $1.07 billion in total annual gross revenues during our last fiscal year, we will qualify as an “emerging growth company” under the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”), and this status will be significant. An emerging growth company may take advantage of certain reduced reporting requirements and is relieved of certain other significant requirements that are otherwise generally applicable to public companies. In particular, as an emerging growth company we:

●	will not be required to obtain an auditor attestation on our internal controls over financial reporting pursuant to the Sarbanes-Oxley Act of 2002;

●	will not be required to provide a detailed narrative disclosure discussing our compensation principles, objectives and elements and analyzing how those elements fit with our principles and objectives (commonly referred to as “compensation discussion and analysis”);

●	will not be required to obtain a non-binding advisory vote from our stockholders on executive compensation or golden parachute arrangements (commonly referred to as the “say-on-pay,” “say-on-frequency,” and “say-on-golden-parachute” votes);

●	will be exempt from certain executive compensation disclosure provisions requiring a pay-for-performance graph and CEO pay ratio disclosure;

●	may present only two years of audited financial statements and only two years of related Management’s Discussion and Analysis of Financial Condition and Results of Operations, or MD&A; and

●	will be eligible to claim longer phase-in periods for the adoption of new or revised financial accounting standards.

We intend to take advantage of all of these reduced reporting requirements and exemptions, including the longer phase-in periods for the adoption of new or revised financial accounting standards, and hereby elect to do so. Our election to use the phase-in periods may make it difficult to compare our financial statements to those of non-emerging growth companies and other emerging growth companies that have opted out of the phase-in periods under Section 107 of the JOBS Act.

Under the JOBS Act, we may take advantage of the above-described reduced reporting requirements and exemptions for up to five years after our initial sale of common equity pursuant to a registration statement declared effective under the Securities Act of 1933, as amended (the “Securities Act”), or such earlier time that we no longer meet the definition of an emerging growth company. Note that this Offering, while a public offering, is not a sale of common equity pursuant to a registration statement, since the Offering is conducted pursuant to an exemption from the registration requirements. In this regard, the JOBS Act provides that we would cease to be an “emerging growth company” if we have more than $1.07 billion in annual revenues, have more than $700 million in market value of our Common Stock held by non-affiliates, or issue more than $1 billion in principal amount of non-convertible debt over a three-year period.

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Certain of these reduced reporting requirements and exemptions are also available to us due to the fact that we may also qualify, once listed, as a “smaller reporting company” under the rules of the SEC. For instance, smaller reporting companies are not required to obtain an auditor attestation on their assessment of internal control over financial reporting; are not required to provide a compensation discussion and analysis; are not required to provide a pay-for-performance graph or CEO pay ratio disclosure; and may present only two years of audited financial statements and related MD&A disclosure.

Risks Related to our Financial Statements.

We are an early-stage Company with the expectation of losses. Old Glory Bank and the Company expect to continue to incur net losses during its early stages of growth because Old Glory Bank will continue to expend substantial resources on products, service, technology improvements, promotional marketing and team members. The Company cannot be certain that its business strategy or model will be successful or that revenues or profitability will ever be achieved. Even if profitability can be achieved, the Company cannot be certain that it can be consistently sustained or increased in the future.

We may not be able to continue to operate Old Glory Bank as intended if we are not successful in securing the additional fundraising contemplated by this Offering and future offerings of our capital stock and, as a result, we may not be able to continue as a going concern. Our liquidity ratio as of June 30, 2024, is more than 100% (See this financial data at https://banks.data.fdic.gov/bankfind-suite/bankfind). This means that there is more than sufficient liquidity to satisfy all expected customer withdrawals. However, the amount of capital that we have is not currently sufficient to fund our continued growth and operating losses. Therefore, under generally accepted accounting standards, there is substantial doubt about the Company’s ability to continue as a going concern, as disclosed in Note 2 of the December 31, 2023 financial statements. The financial statements do not include any adjustment to the carrying amounts and classification of assets, liabilities and reported expenses that may be necessary if the Company was unable to continue as a going concern. There can be no assurance that the Company will be successful in raising funds in this Offering, or acquiring additional funding at levels sufficient to fund future operations beyond the current cash runway. If the Company is unable to raise additional capital in sufficient amounts or on terms acceptable to it, the Company may have to significantly reduce its operations or delay, sell, or wind-down its operations. If we are successful in raising $35 million ($34.6 million after costs and expenses) of capital in this Offering within 120 days (based on current deposit expectations), then we will be able to fund our operations and exceed our required capital ratios.

If and when we become subject to the ongoing reporting requirements of the Exchange Act, we will likely qualify as an “Emerging Growth Company,” whereupon, our independent auditor will not be required to attest to the effectiveness of our internal controls. Our independent registered public accounting firm is not required to attest to the effectiveness of our internal control over financial reporting while we are an emerging growth company. This means that the effectiveness of our financial operations may differ from our peer companies in that they may be required to obtain independent registered public accounting firm attestations as to the effectiveness of their internal controls over financial reporting and we are not. While our management will be required to attest to internal control over financial reporting, and we will be required to detail changes to our internal controls on a quarterly basis, we cannot provide assurance that the independent registered public accounting firm’s review process in assessing the effectiveness of our internal controls over financial reporting, if obtained, would not find one or more material weaknesses or significant deficiencies. Further, once we cease to be an emerging growth company, we will be subject to independent registered public accounting firm attestation regarding the effectiveness of our internal controls over financial reporting. Even if Management finds such controls to be effective, our independent registered public accounting firm may decline to attest to the effectiveness of such internal controls and issue a qualified report.

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Because of the exemptions from various reporting requirements provided to an “emerging growth company,” then we may be less attractive to investors, and it may be difficult for us to raise additional capital as and when we need it. Investors may be unable to compare our business with other companies in our industry if they believe that our financial accounting is not as transparent as other companies in our industry. If we are unable to raise additional capital as and when we need it, our financial condition and results of operations may be materially and adversely affected.

Because we are not subject to compliance with rules requiring the adoption of certain corporate governance measures, our stockholders have limited protection against interested director transactions, conflicts of interest and similar matters. The Sarbanes-Oxley Act of 2002, as well as rule changes proposed and enacted by the SEC, the New York and NYSE Market and the Nasdaq Stock Market, as a result of Sarbanes-Oxley, require the implementation of various measures relating to corporate governance. These measures are designed to enhance the integrity of corporate management and the securities markets and apply to securities that are listed on those exchanges or the Nasdaq Stock Market. Because we are not presently required to comply with many of the corporate governance provisions.

Risks Related to our Business.

We have a need for Additional Financing. In order to continue to grow deposits to achieve certain assumptions of Management, we predict that we need to fully subscribe for the $35 million of these Offered Shares, plus $30 million in 2025 and then $30 million 2026. Nevertheless, it is possible for a slower than projected growth rate to be achieved with a lower amount of raised capital. The Company presently has no commitments for additional financing, and the Company cannot guarantee that any commitments can be obtained on favorable terms, if at all. The Company may have to sell a substantial number of securities of the Company in order to obtain additional equity financing. Any additional equity financing that the Company undertakes may dilute the Company’s stockholders.

Becoming profitable depends substantially on our ability to open new bank accounts at a customer acquisition cost that is in accordance with our assumptions, which is subject to many unpredictable factors. Our ability to obtain a relationship with new consumers and businesses depends on the willingness of consumers and businesses, on a national basis, to use and trust our mobile banking services and then use our products and features that generate income for us, including Old Glory Debit cards, Credit cards, Old Glory Pay, Old Glory Alliance, and loans. In addition to interest revenue, we generate non-interest revenue when consumers pay with our Old Glory cards at a retail or online checkout. If we are not able to grow our base of consumers and businesses who use our cards, we will not be able to grow our revenue in accordance with our expectations and assumptions. If we are not able to safely and soundly grow our lending practice, we will not be able to grow our revenue in accordance with our expectations and assumptions.

Old Glory Bank consented to the issuance of a Consent Order by the FDIC and the Oklahoma State Banking Department. Old Glory Bank consented to the issuance of a Consent Order by the FDIC and the Oklahoma State Banking Department (OSBD), dated May 1, 2024, FDIC-24-0016b (the “Consent Order”). The Consent Order is attached as Exhibit 99.1. Although this Consent Order does not require the payment of any fine or impose any penalty, and does not require the change in the business or activity of Old Glory Bank, it did mandate that Old Glory Bank fully adopt, operationalize, and internally audit the many dozens of written policies and procedures for ISP (Information Security Program), BCP (Business Continuing Plan), and IRP (Incident Response Planning), which Old Glory Bank already has done, plus establish the Bank’s Tier 1 Leverage Ratio requirement at 14%, the fulfillment of which is the primary purpose of this Offering, assuming we raise the full amount of $35 million ($34.6 million after costs and expenses) within 120 days (based on current deposit assumptions). If we are not successful in raising the full amount of $35 million during such period ($34.6 million after costs and expenses), but still continue to grow deposits as expected, then we will not obtain a Tier 1 Leverage Ratio of 14%. The Consent Order also required the Bank to produce an updated business plan with performance goals, as well as a written capital plan to ensure that Management is monitoring capital levels, which plans were timely submitted for review and approval. As of the date hereof, the Bank has not received written approval of such business or capital plan. The Consent Order also placed a limitation on the Bank’s ability to pay dividends or bonuses without prior written consent, neither of which has been requested by the Bank to-date.

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Negative public opinion could damage our reputation and adversely affect our earnings. Reputational risk is inherent in our business. An important element of our customer acquisition model is that our target customers share our values and want to identify with our brand. Negative public opinion, and thus lower customer acquisition conversion, can result from our actual or alleged conduct in any number of activities. For example, as a result of this Offering, media attention on our Consent Order could impact our ability to attract new customers and/or retain existing customers. However, considering the frequency of banks entering into consent orders and other enforcement actions, there appears to be no correlation between a bank entering into a consent order and a reduction of customers.

If we fail to maintain a consistently high level of consumer satisfaction and trust in our brand, our financial condition would be materially and adversely affected. If consumers do not trust our brand or have a positive experience, they will not bank with us and use our (debit and credit) payment cards. If consumers do not use our payment cards, our revenue will be reduced. If we are unable to maintain a consistently high level of positive consumer experience, we will lose existing consumers. If we are unable to maintain a consistently high level of positive customer experience, we will lose existing consumers and businesses. In addition, our ability to attract new consumers and businesses is highly dependent on our reputation and on positive recommendations from our existing consumers and businesses.

We are reliant on earned media and social media to connect with consumers, and limitations on our ability to obtain new customers through those channels could adversely affect our profitability. We intend to rely on our ability to attract consumers to our mobile banking website and convert them into new customers in a cost-effective manner. We will rely, in part, on earned media (PR), social media, and other online sources (SEO) for our website traffic. These marketing efforts may prove unsuccessful due to a variety of factors, including increased costs to use online advertising platforms and ineffective campaigns, as well as certain factors not within our control, such as a change to the search engine ranking algorithms, which may be intentional by third-party platforms as a retaliation against our pro-America views.

Fluctuations in interest rates by the Federal Reserve Board may reduce net interest income and otherwise negatively impact our financial condition and results of operations. Net interest income is the difference between the amounts received by Old Glory Bank on interest-earning assets and the interest paid by Old Glory Bank on interest-bearing liabilities. Many factors impact interest rates, including governmental monetary policies, inflation, recession, changes in unemployment, the money supply and international economic weaknesses and disorder and instability in domestic and foreign financial markets.

Changes in interest rates can have a material effect on many areas of our business, including net interest income, deposit costs, and loan volume and delinquency. Interest rates are highly sensitive to many factors that are not predictable or controllable, including general economic conditions, expectations about future events, including the level of economic activity, federal monetary and fiscal policy, and geopolitical stability, as well as the policies of various governmental and regulatory agencies. Additionally, competitive factors heavily influence the interest rates we can earn on our loan and investment portfolios and the interest rates we pay on our deposits.

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Because Old Glory Bank is a rapidly growing bank, we have a very small loan portfolio (currently less than 4% of assets). Currently, our net interest income is dependent on the interest that the Federal Reserve pays Old Glory Bank, which is currently approximately 4.5-4.75% as of the date of this Offering Circular. We do expect the Federal Reserve Board to continue to lower the Federal Funds Rate, which will adversely impact our net interest income for the periods until we grow our loan portfolio and prudently invest in fixed income instruments.

Once Old Glory Bank grows its loan portfolio, it is certain that these assets (loans) that earn us income will have a longer holding period than our deposit accounts that fund these loans. This inherent imbalance that is typical among banks can create significant earnings volatility as market interest rates change over time. In a period of rising interest rates, the interest income earned on our assets, such as loans and investments, may not increase as rapidly as the interest paid on our liabilities, primarily, our deposits; which would result in a decrease in our interest rate spread. In a period of declining interest rates, which we currently expect, the interest income earned on our assets may decrease more rapidly than the interest paid on our liabilities, as borrowers prepay mortgage loans, and mortgage-backed securities and callable investment securities are called or prepaid, thereby requiring us to reinvest these cash flows at lower interest rates.

Among the instruments of monetary policy used by the Federal Reserve Board to implement their objectives are open-market operations in U.S. Government securities and federal funds, changes in the discount rate on member bank borrowings, and changes in reserve requirements against member bank deposits. These instruments of monetary policy are used in varying combinations to influence the overall level of bank loans, investments, and deposits, and the interest rates charged on loans and paid for deposits. The Federal Reserve Board frequently uses these instruments of monetary policy, especially its open-market operations and the discount rate, to influence the level of interest rates, thereby affecting the strength of the economy, the level of inflation, or the price of the dollar in foreign exchange markets. The monetary policies of the Federal Reserve Board have had a significant effect on the operating results of banking institutions in the past and are expected to continue to do so in the future. Changes in any of these policies are influenced by macroeconomic conditions and other factors that are beyond our control and we cannot predict the effects of such policies upon our business, financial condition, and results of operations.

The small businesses that we intend to lend to may have fewer resources to weather a downturn in the economy, which may impair a borrower’s ability to repay a loan to Old Glory Bank, which could materially harm our operating results. As we grow our lending program, we intend to target our commercial customer business development and marketing strategy primarily to serve the banking and financial services needs of small-sized businesses. Our target business loan is $750,000 to $1 million. These smaller businesses may have fewer financial resources in terms of capital or borrowing capacity than larger entities, frequently have smaller market share than their competition, may be more vulnerable to economic downturns, often need substantial additional capital to expand or compete, and may experience significant volatility in operating results, any of which may impair a borrower’s ability to repay a loan. In addition, the success of a small-sized business often depends on the management talents and efforts of one or two persons or a small group of persons, and the death, disability, or resignation of one or more of these persons could have a material adverse impact on the business and its ability to repay a loan. If general economic conditions negatively impact the area in which our small- to medium-size business customers operate or they are otherwise affected by adverse business conditions, this could cause us to incur substantial loan losses that could negatively affect our results of operations and financial condition.

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Prepayments of loans may negatively impact Old Glory Bank’s business. Generally, Old Glory Bank’s customers may prepay the principal amount of their outstanding loans at any time. The speed at which such prepayments occur, as well as the size of such prepayments, are within our customers’ discretion. Fluctuations in interest rates, in certain circumstances, may also lead to high levels of loan prepayments, which may also have an adverse impact on net interest income. If customers prepay the principal amount of their loans, and we are unable to lend those funds to other borrowers or invest the funds at the same or higher interest rates, our interest income will be reduced. A significant reduction in interest income could have a negative impact on our results of operations and financial condition.

Old Glory Bank’s lending activities may subject us to the risk of environmental liabilities. As Old Glory Bank grows its lending practice, a portion of Old Glory Bank’s loan portfolio may be secured by real property. In such cases, in the ordinary course of business, we may foreclose on and take title to properties securing certain loans. In doing so, there is a risk that hazardous or toxic substances could be found on these properties. If hazardous or toxic substances are found, we may be liable for remediation costs, as well as for personal injury and property damage. Environmental laws may require us to incur substantial expenses and may materially reduce the affected property’s value or limit our ability to use or sell the affected property. In addition, future laws or more stringent interpretations or enforcement policies with respect to existing laws may increase our exposure to environmental liability.

If Old Glory Bank’s actual credit losses exceed the Allowance for Credit Losses (ACL), as determined under the Current Expected Credit Loss (CECL) model, earnings could be adversely affected. The Financial Accounting Standards Board recently adopted a new accounting standard that became effective for the fiscal year ending December 31, 2023. The CECL model requires earlier recognition of expected credit losses on loans and certain other instruments, compared to the incurred loss model. CECL requires advanced modeling techniques, heavy reliance on assumptions, and dependence on historical data that may not accurately forecast losses. We are currently in compliance with these new CECL standards.

We do not believe our actual losses will exceed our ACL, but if our assumption proves to be incorrect, or if certain intervening events occur (like fraud by a customer or macro-economic developments), our credit for losses may not be sufficient to cover losses inherent in our loan portfolio, and adjustments may be necessary to address different economic conditions or adverse developments in the loan portfolio.

Bank regulators, as part of their supervisory functions, periodically review our ACL. Such regulators may require us to increase our provision for loan losses or to recognize further loan losses, based on their judgment, which may be different from the opinion of our management. Any such increase in the allowance could adversely affect our financial condition and results of operations.

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Old Glory Bank’s lending limit may limit our growth. Old Glory Bank is limited in the amount we can loan to a single borrower by the amount of our capital. Specifically, under current law, with certain limited exceptions we may lend up to 30% of our unimpaired capital and surplus to any one borrower; however, our current internal polices limit this amount to 15%, unless the Board of Directors of Old Glory Bank determines otherwise. This limit on the dollar amount we can lend is significantly less than that of many of our competitors and may discourage potential borrowers who have credit needs in excess of our lending limit from conducting business with us. We can accommodate larger loans by selling participations in those loans to other financial institutions, but this strategy may not always be available. We may not be able to attract or maintain customers seeking larger loans, and we may not be able to sell participations in such loans on terms we consider favorable.

Old Glory Bank’s sales of residential mortgage loans into the secondary market may not continue to provide us with noninterest income. The residential mortgage business is highly competitive and highly susceptible to changes in market interest rates, consumer confidence levels, employment statistics, the capacity and willingness of secondary market purchasers to acquire and hold or securitize loans, and other factors beyond our control.

Until April 4, of 2024, Old Glory Bank originated mortgages through AMB (discussed on Page 50 below) and now only originates mortgages through its home loan division. Both with AMB and through our own division, we sell all of our home loans into the secondary market. Any change in the attractiveness of our home loans to the secondary market may adversely impact our ability to originate home loans. Further, the loss of services of one or more loan officers could have the effect of reducing the level of our mortgage production or the rate of growth of production. As a result of these factors, we cannot be certain that we will be able to continue to increase the volume or percentage of revenue or net income produced by our residential mortgage business.

Old Glory Bank’s financial condition, earnings and asset quality could be adversely affected if we are required to repurchase loans originated for sale by our residential lending department. The residential mortgage loans originated by Old Glory Bank that are sold to secondary market investors are subject to contractually-specified and limited recourse provisions. We may be required to repurchase a previously-sold mortgage loan and/or indemnify the investor if there is a misrepresentation of fact(s), including fraud, negligence, material misstatement in the loan documents, or noncompliance with applicable law. The recourse/indemnity period for fraud, material misstatement, breach of representations and warranties, noncompliance with law, or similar matters could be as long as the term of the loan. Mortgages subject to recourse are collateralized by single-family residential properties, have loan-to-value ratios of 80% or less, or have private mortgage insurance. Our experience to date has been minimal in the case of loan repurchases or indemnification due to default, fraud, breach of representations, material misstatement, or legal noncompliance. Should repurchases become a material issue, our earnings and asset quality could be adversely impacted, which could adversely impact the value of our common stock.

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Old Glory Bank may be adversely affected by the soundness of other financial institutions. Financial services institutions are interrelated as a result of trading, clearing, counterparty, or other relationships. As our business grows, we may have exposure to many different industries and counterparties and may routinely execute transactions with counterparties in the financial services industry, including commercial banks, brokers and dealers, investment banks, and other institutional customers. Many of these transactions expose us to credit risk in the event of a default by a counterparty or customer. In addition, our credit risk may be exacerbated when the collateral held by Old Glory Bank cannot be realized upon or is liquidated at prices not sufficient to recover the full amount of the credit or derivative exposure due to Old Glory Bank. Any such losses could have a material adverse effect on our financial condition and results of operations.

Our investment securities portfolio is subject to credit risk, market risk, and liquidity risk. Old Glory Bank has classified all of our debt securities as available-for-sale pursuant to the Accounting Standards Codification (“ASC”) Topic 320 (“ASC 320”) of the Financial Accounting Standards Board relating to accounting for investments. ASC 320 requires that unrealized gains and losses in the estimated value of the available-for-sale portfolio be “marked to market” and reflected as a separate item in shareholders’ equity (net of tax) as accumulated other comprehensive income (loss). Shareholders’ equity will continue to reflect the unrealized gains and losses (net of tax) of these investments. There can be no assurance that the market value of our investment portfolio will not decline, causing a corresponding decline in shareholders’ equity.

Management believes that several factors will affect the market values of our investment portfolio. These risk factors include, but are not limited to, rating agency downgrades of the securities, defaults of the issuers of the securities, lack of market pricing of the securities, and instability in the credit markets. Lack of market activity with respect to some securities has, in certain circumstances, required us to base our fair market valuation on unobservable inputs. Any changes in these risk factors, in current accounting principles or interpretations of these principles could impact our assessment of fair value and thus the determination of credit losses of the securities in the investment securities portfolio. Write-downs of investment securities would negatively affect our earnings and regulatory capital ratios.

The Company will not have any diversification. The principal business of the Company is the business and activities of Old Glory Bank. If Old Glory Bank is unable to reach a “critical mass” of bank account openings, debit card users, and a safe and sound loan portfolio, for any reason, including because of lack of market acceptance, the Company will not be able to achieve its financial goals.

Risks Related to Regulatory Matters

We are currently subject to stringent capital requirements, and our failure to meet such requirements could limit our activities. We have failed to maintain a Tier 1 leverage ratio of at least 14% (as described below on Page 95). This has resulted in regulators placing limitations on our activities, including our ability to pay dividends on our common stock and our ability to make acquisitions (neither of which we have current plans to do). Once Old Glory Bank is profitable and begins to mature with profits, we intend to meet with the FDIC, and we firmly believe that we can lower our minimum Tier 1 capital ratio requirement to an industry standard of 7-9%. If we do not raise the full $35 million of capital in this Offering ($34.6 million after costs and expenses) within 120 days of when we commence the offering, and we continue to grow deposits as Management expects, then we will likely have to pursue an alternative outcome for Old Glory Bank, because we cannot continue to grow our deposits as expected, yet fail to meet our obligatory leverage ratios. Such alternatives may include a sale or organized wind-down of the Bank. If we take neither of these alternative actions, we would expect other regulatory actions to be taken, including actions to enjoin “unsafe or unsound” practices. If we are successful in raising $35 million in capital in this Offering within 120 days ($34.6 million) after costs and expenses), and continue to grow deposits as expected, then we will satisfy our Tier 1 Leverage Ratio requirements, and that is why we are focused on the Offering’s success.

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We are subject to numerous laws designed to protect consumers, including the CRA and fair lending laws, and failure to comply with these laws could lead to sanctions. The CRA, the Equal Credit Opportunity Act, the Fair Housing Act and other fair lending laws and regulations prohibit discriminatory lending practices by financial institutions. The U.S. Department of Justice, federal banking agencies, and other federal agencies are responsible for enforcing these laws and regulations. A challenge to an institution’s compliance with fair lending laws and regulations could result in a wide variety of sanctions and/or directives, including damages and civil money penalties, injunctive relief, restrictions on mergers and acquisitions activity, restrictions on expansion, restrictions on entering new business lines, and restrictions on making certain community investments or other costly expenditures, such as opening new branch offices. Private parties may also challenge an institution’s performance under fair lending laws in private class action litigation. Such actions could have a material adverse effect on our business, financial condition, results of operations and growth prospects.

Additionally, the Consumer Financial Protection Bureau (“CFPB”) was created to centralize responsibility for consumer financial protection and has broad rulemaking authority to administer and carry out the purposes and objectives of federal consumer financial laws with respect to all financial institutions that offer financial products and services to consumers. The CFPB is also authorized to prescribe rules applicable to any covered person or service provider, identifying and prohibiting acts or practices that are “unfair, deceptive, or abusive” in connection with any transaction with a consumer for a consumer financial product or service, or the offering of a consumer financial product or service. The ongoing broad rulemaking powers of the CFPB have potential to have a significant impact on the operations of financial institutions offering consumer financial products or services. The CFPB may propose new rules on consumer financial products or services, which could have an adverse effect on our business, financial condition and results of operations if any such rules limit our ability to provide such financial products or services.

We face industry typical risks of noncompliance and enforcement action with the Bank Secrecy Act and other anti-money laundering statutes and regulations. The BSA, the Patriot Act and other laws and regulations require financial institutions, among other duties, to institute and maintain an effective anti-money laundering program and to file reports such as suspicious activity reports and currency transaction reports. We are required to comply with these and other anti-money laundering requirements. The federal banking agencies and FinCEN are authorized to impose significant civil money penalties for violations of those requirements and have recently engaged in coordinated enforcement efforts against banks and other financial services providers with the U.S. Department of Justice, Drug Enforcement Administration and Internal Revenue Service. We are also subject to increased scrutiny of compliance with the rules enforced by the Office of Foreign Assets Control. If our policies, procedures and systems are deemed deficient, we would be subject to liability, including fines and regulatory actions, which may include restrictions on our ability to pay dividends and the necessity to obtain regulatory approvals to proceed with certain aspects of our business plan, including any acquisition plans.

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Failure to maintain and implement adequate programs to combat money laundering and terrorist financing could also have serious reputational consequences for us. Any of these results could have a material adverse effect on our business, financial condition, results of operations and growth prospects.

If we are unable to manage the risks associated with fraudulent activity, our brand and reputation, business, financial condition and results of operations could be adversely affected. Fraud is prevalent in the financial services industry and is increasing as perpetrators become more sophisticated. We use several identity and fraud detection tools, including tools provided by third-party vendors, to predict and otherwise validate or authenticate applicant-reported data and data derived from third-party sources. If such efforts are insufficient to accurately detect and prevent fraud, the level of fraud-related losses could increase.

High profile fraudulent activity also could negatively impact our brand and reputation. In addition, significant increases in fraudulent activity could lead to regulatory intervention, which could increase our costs and also negatively impact our brand and reputation. Further, if there is any increase in fraudulent activity that increases the need for human intervention in screening account and loan application data, the level of automation on our platform could decline and negatively affect our unit economics. If we are unable to manage these risks, our business, financial condition and results of operations could be adversely affected.

We depend on the accuracy and completeness of information about our customers and counterparties, and our financial condition could be adversely affected if we rely on misleading information. In deciding whether to extend credit or to enter into other transactions with customers and counterparties, we rely on information furnished to us by or on behalf of customers and counterparties, including financial statements and other financial information that we do not independently verify as a matter of course. We also rely on representations of customers and counterparties as to the accuracy and completeness of that information and, with respect to financial statements, on reports of independent auditors. For example, in deciding whether to extend credit to customers, we may assume that a customer’s financial statements conform with accounting principles generally accepted in the United States and present fairly, in all material respects, the customer’s financial condition, results of operations, and cash flows. If any such information is misrepresented and such misrepresentation is not detected prior to loan funding, the value of the loan may be significantly lower than expected. Whether a misrepresentation is made by the applicant, another third-party, or one of our employees, we generally bear the risk of loss associated with the misrepresentation. We may not detect all misrepresented information in our approval process. Any such misrepresented information could adversely affect our business, financial condition, and results of operations.

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Technological Risks.

Technology disruptions or failures, including a failure in our operational or security systems or infrastructure, or those of third parties with whom we do business, could disrupt our business, cause legal or reputational harm and adversely impact our results of operations and financial condition. Old Glory Bank is dependent on the secure, efficient, and uninterrupted operation of our technology infrastructure, including computer systems, related software applications and data centers, as well as those of certain third parties and affiliates. Our websites and computer/telecommunication networks must accommodate a high volume of traffic and deliver frequently updated information, the accuracy and timeliness of which are critical to our business. We may experience service disruptions and failures caused by system or software failure, fire, power loss, telecommunications failures, team member misconduct, human error, computer hackers, computer viruses and disabling devices, malicious or destructive code, denial of service or information, as well as natural disasters, health pandemics and other similar events, and our disaster recovery planning may not be sufficient for all situations. The implementation of technology changes and upgrades to remain current and to integrate new technology systems may also cause service interruptions. Any such disruption could interrupt or delay our ability to provide services to our clients and loan applicants and could also impair the ability of third parties to provide critical services to us.

Additionally, the technology and other controls and processes we have created to help us identify misrepresented information in our loan origination operations were designed to obtain reasonable, not absolute, assurance that such information is identified and addressed appropriately. Accordingly, such controls may not have detected, and may fail in the future to detect, all misrepresented information in our loan origination operations. If our operations are disrupted or otherwise negatively affected by a technology disruption or failure, this could result in material adverse impacts on our business. We do not carry business interruption insurance sufficient to compensate us for all losses that may result from interruptions in our service as a result of systems disruptions, failures and similar events.

The success and growth of our business will depend upon our ability to adapt to and implement technological changes. Our Old Glory Pay payments platform relies on some proprietary technology to make our platform available to customers and merchants. In addition, we may increasingly rely on open-source (including block-chain) or third-party technological innovation as we expand our platform. If we are unable to successfully innovate and continue to deliver a superior client experience, the demand for our Old Glory Pay may decrease, and our growth and operations may be harmed. Maintaining and improving this technology will require significant capital expenditures, which may be in excess of our budget.

Cyberattacks and other data and security breaches could result in serious harm to our reputation and adversely affect our business. Old Glory Bank is dependent on information technology networks and systems, including the internet, to securely collect, process, transmit and store electronic information. In the ordinary course of our business, we receive, process, retain and transmit proprietary information and sensitive or confidential data, including the public and non-public personal information of our team members and customers. Despite devoting significant time and resources to ensure the integrity of our information technology systems, we may not be able to in the future anticipate or implement effective preventive measures against all security breaches or unauthorized access of our information technology systems or the information technology systems of third-party vendors that receive, process, retain and transmit electronic information on our behalf.

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The techniques we use to obtain unauthorized, improper or illegal access to our systems and those of our third-party vendors, our data, our team members’, clients’ and loan applicants’ data or to disable, degrade or sabotage service are constantly evolving, and have become increasingly complex and sophisticated. Furthermore, such techniques change frequently and are often not recognized or detected until after they have been launched, and, therefore, we may be unable to anticipate these techniques and may not become aware in a timely manner of such a security breach, which could exacerbate any damage we experience. Security attacks can originate from a wide variety of sources, including third parties such as computer hackers, persons involved with organized crime or associated with external service providers, or foreign state or foreign state supported actors. Those parties may also attempt to fraudulently induce team members, clients and loan applicants or other users of our systems to disclose sensitive information in order to gain access to our data or that of our team members, clients and loan applicants.

Cybersecurity risks for financial institutions have significantly increased in recent years. Additionally, cyberattacks on local and state government databases and offices, including the rising trend of ransomware attacks, expose us to the risk of losing access to critical data and the ability to provide services to our clients. These attacks can cause havoc and have at times led title insurance underwriters to prohibit us from issuing policies, and to suspend closings, on properties located in the affected counties or states.

Any penetration of our, or our third-party vendors’, information technology systems, network security, or mobile devices or other misappropriation or misuse of personal information of our team members, clients or loan applicants, including wire fraud, phishing attacks and business e-mail compromise, could cause interruptions in the operations of our businesses, financial loss to our clients or loan applicants, damage to our computers or operating systems and to those of our clients, loan applicants and counterparties, and subject us to increased costs, litigation, disputes, damages, and other liabilities. In addition, the foregoing events could result in violations of applicable privacy and other laws. If this information is inappropriately accessed and used by a third-party or a team member for illegal purposes, such as identity theft, we may be responsible to the affected individuals for any losses they may have incurred as a result of misappropriation. In such an instance, we may also be subject to regulatory action or investigation or be liable to a governmental authority for fines or penalties associated with a lapse in the integrity and security of our team members’, clients’ and loan applicants’ information. We may be required to expend significant capital and other resources to protect against and remedy any potential or existing security breaches and their consequences. In addition, our remediation efforts may not be successful, and we may not have adequate insurance to cover these losses.

Security breaches could also significantly damage our reputation with our customers. Any publicized security problems affecting our businesses and/or those of such third parties may negatively impact the market perception of our products and discourage clients from doing business with us.

The collection, processing, storage, use and disclosure of personal data could give rise to liabilities as a result of governmental regulation, conflicting legal requirements or differing views of personal privacy rights. In the processing of consumer transactions, we receive, transmit and store a large volume of personally identifiable information and other user data. The collection, sharing, use, disclosure and protection of this information are governed by the privacy and data security policies maintained by us and our businesses. Moreover, there are federal, state and international laws regarding privacy and the storing, sharing, use, disclosure and protection of personally identifiable information and user data. Specifically, personally identifiable information is increasingly subject to legislation and regulations in numerous jurisdictions around the world, the intent of which is to protect the privacy of personal information that is collected, processed and transmitted in or from the governing jurisdiction. In the United States, regulations and interpretations concerning personally identifiable and data security promulgated by state and federal regulators, including the CFPB and FTC, could conflict or give rise to differing views of personal privacy rights. We could be materially and adversely affected if legislation or regulations are expanded to require changes in business practices or privacy policies, or if governing jurisdictions interpret or implement their legislation or regulations in ways that negatively affect our business, financial condition and results of operations.

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Our failure, and/or the failure by the various third-party vendors and service providers with whom we do business, to comply with applicable privacy policies or federal, state or similar international laws and regulations could damage our reputation or the reputation of these businesses, discourage potential users from our products and services and/or result in fines and/or proceedings by governmental agencies and/or consumers, one or all of which could materially and adversely affect our business, financial condition and results of operations.

Other Risk Factors.

We could be adversely affected if we inadequately obtain, maintain, protect and enforce our intellectual property and proprietary rights and may encounter disputes from time to time relating to our use of the intellectual property of third parties. Trademarks and other intellectual property and proprietary rights are important to our success and our competitive position. We rely on a combination of trademarks, service marks, copyrights, and domain names, as well as confidentiality procedures and contractual provisions to protect our intellectual property and proprietary rights. Despite these measures, third parties may attempt to disclose, obtain, copy or use intellectual property rights owned or licensed by us, and these measures may not prevent misappropriation, infringement, reverse engineering or other violation of intellectual property or proprietary rights owned or licensed by us, particularly in foreign countries where laws or enforcement practices may not protect our proprietary rights as fully as in the United States. Furthermore, confidentiality procedures and contractual provisions can be difficult to enforce and, even if successfully enforced, may not be entirely effective. In addition, we cannot guarantee that we have entered into confidentiality agreements with all team members, partners, independent contractors or consultants that have or may have had access to our trade secrets and other proprietary information.

Our success and ability to compete also depends in part on our ability to operate without infringing, misappropriating or otherwise violating the intellectual property or proprietary rights of third parties. We may encounter disputes from time to time concerning intellectual property rights of others, including our competitors, and we may not prevail in these disputes. Third parties may raise claims against us alleging an infringement, misappropriation or other violation of their intellectual property rights, including trademarks, copyrights, patents, trade secrets or other intellectual property or proprietary rights. Some third-party intellectual property rights may be extremely broad, and it may not be possible for us to conduct our operations in such a way as to avoid all alleged infringements, misappropriations or other violations of such intellectual property rights.

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Old Glory Bank’s risk management framework may not be effective in mitigating risk and reducing the potential for significant losses. Old Glory Bank’s risk management framework is designed to minimize risk and loss. We seek to identify, measure, monitor, report, and control exposure to risk, including, but not limited to, strategic, market, liquidity, compliance, and operational risks. While we use a broad and diversified set of risk monitoring and mitigation techniques, these techniques are inherently limited because they cannot anticipate the existence or future development of currently unanticipated or unknown risks. Recent economic conditions and heightened legislative and regulatory scrutiny of the financial services industry, among other developments, have increased our level of risk. Accordingly, our earnings could be negatively impacted as a result of our failure to properly anticipate and manage these risks.

We rely on key employees. Our success depends in large part upon our ability to attract, retain, train and motivate highly skilled employees, particularly fraud, compliance, technology and operations professionals. Although Old Glory Bank has attracted a sufficient number of highly skilled employees for the foreseeable future, there can be no assurance that we will be able to continue to do so indefinitely.

We may not be able to manage our growth effectively. Management assumes a significant number of new account openings, quickly, along with the issuance of our debit cards. The operational team and infrastructure that we built to handle this growth, along with our management systems, financial and management controls and information systems may be inadequate to support our growth. Managing our growth effectively will require us to continue to enhance these systems, procedures and controls and to hire, train and retain team members. We place a lot of importance on our culture, which we believe is an important contributor to our early success. As we grow, we may have difficulty maintaining our culture or adapting it sufficiently to meet the needs of our operations. Our failure to foster and maintain our corporate culture could also harm our business and operating results.

Investors have no ability to control the management of the Company. All decisions with respect to the management of the Company are made exclusively by the Board of Directors, subject only to voting rights in favor of Investors as required by law. Investors will have to rely on the judgment of the Board of Directors in the operation of the Company and errors in the Board of Directors’ business judgment could have a material adverse effect on the Company and its results from operations. No person should purchase any of the Offered Shares unless such Investor is willing to place all aspects of the management of the Company in the control of the Board of Directors.

We may experience uninsured losses. While the Company has insurance to cover casualty losses and general liability, such insurance may not provide the coverage anticipated. Additionally, there are certain types of occurrences (generally of a catastrophic nature) that are either uninsurable or not economically insurable. Upon any such occurrence, the Company would likely suffer a loss of both anticipated profits and invested capital.

We indemnify our Board of Directors and officers. The Board of Directors and officers of the Company have no liability for any obligation of the Company. The Company is required to indemnify the Board of Directors, the officers, and their respective affiliates for liabilities incurred in connection with the affairs of the Company. Such liabilities may be material and have an adverse effect on the returns to the Investor. The indemnification obligation of the Company will be payable from the assets of the Company.

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The federal and state securities laws may impose liabilities under certain circumstances on persons who do not act in good faith, and nothing herein will waive or limit any rights that an Investor may have against the Board of Directors under those laws.

In addition, to the extent permitted by applicable law, the Company may advance funds for legal expenses and other costs incurred as a result of a legal action against persons entitled to indemnification if such persons agree in writing to repay the advanced funds to the Company if it is subsequently determined that such person is not entitled to such indemnification.

dilution and capitalization

General

“Dilution” represents the difference between the offering price of the shares of Class B Common Stock hereby being offered and the net book value per share of our Common stock immediately after completion of this Offering. “Net book value” is the amount that results from subtracting total liabilities from total assets, and net book value per share is net book value divided by outstanding common shares. In this Offering, the level of dilution is increased as a result of the relatively low net book value of our issued and outstanding common stock.

The following table illustrates the dilution to the purchasers of Class B Common Stock offered in this Offering, based on the Net Book Value of the Company (on a consolidated basis), as of June 30, 2024, as adjusted for the subsequent exercise of warrants for $30,000 at $1.00 per share and our recently closed (October 25, 2024) capital raise of $5,529,966 at $6.00 per share:

Calculations of Book Value per Share

		Alternative Views after This Offering
Book value	10/31/2024	25% Sold	50% Sold	75% Sold	100% Sold
Starting BV at 6.30.24	$10,350,956	$10,350,956	$10,350,956	$10,350,956	$10,350,956
Exercise of Warrants July ‘24	30,000	30,000	30,000	30,000	30,000
October ‘24 Raise	5,529,966	5,529,966	5,529,966	5,529,966	5,529,966
This Offering*		8,750,000	17,500,000	26,250,000	35,000,000
Ending Book Value	$15,910,922	$24,660,922	$33,410,922	$42,160,922	$50,910,922

Outstanding Common Shares
Class A	20,258,608	20,258,608	20,258,608	20,258,608	20,258,608
Class B	20,293,000	20,293,000	20,293,000	20,293,000	20,293,000
Exercise of Warrants (B shares)	30,000	30,000	30,000	30,000	30,000
October ‘24 Raise (A shares)	921,661	921,661	921,661	921,661	921,661
This Offering (B shares)		1,250,000	2,500,000	3,750,000	5,000,000
Ending Shares	41,503,269	42,753,269	44,003,269	45,253,269	46,503,269

Offering Price Per Offered Share		$7.00	$7.00	$7.00	$7.00

Book Value per Share before This Offering	$0.38	$0.38	$0.38	$0.38	$0.38

Book Value per Share after This Offering*		$0.58	$0.76	$0.93	$1.09

Dilution		$6.42	$6.24	$6.07	$5.91

*For this purpose, we ignore the 1% fee paid to our Broker, Rialto Markets

Outstanding Capital of the Company

The Company has authorized capital stock comprising One Hundred Million (100,000,000) shares of common stock, par value $0.0001 per share (the “Common Stock”).

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The Common Stock has been issued in two classes of voting stock: (A) one class has been denominated voting “Class A Common Stock,” and (B) the other class has been denominated voting “Class B Common Stock,” which comprises the Offered Shares. The Class A Common Stock comprises 25,000,000 shares, and the Class B Common Stock (including the Offered Shares) comprises 75,000,000 shares. All shares of capital stock are voting shares, and there are no special voting rights for any stockholder or class of security. For a description of the Class A Common Stock and Class B Common Stock, see Description of Securities Being Offered, starting on Page 97.

The Company is offering up to 5,000,000 shares of voting Class B Common Stock at a Purchase Price equal to $7.00 per Offered Share, for a total Offering of up to $35,000,000. As of the date hereof, and before the consummation of this Offering, there are (i) 21,180,269 shares of Class A Common Stock issued and outstanding, and (ii) 23,981,449 shares of Class B Common Stock issued and reserved, including unexercised warrants and options that are reserved for issuance, including the Company’s 2022 Equity Incentive Plan.

Holders of all Common Stock (Class A and Class B) are entitled to one vote per share on any matter submitted to the vote of shareholders. Cumulative voting is not permitted in the election of the Company’s Board of Directors. The Class A Common Stock has certain rights and preferences described below.

Upon the completion of this Offering, the capitalization of the Company will be as follows:

Name	Amount	Price Per Share	Class B Common Stock	Class A Common Stock	Total Shares and Reserved Options/ Warrants	Fully Diluted Percentage Ownership
2021 Offering of Class A Common Stock	$17,001,942	$1.00		17,000,000	17,000,000	33.89%
Q3/Q4 2023 Offering of Class A Common Stock	$10,443,000	$5.00		2,088,600	2,088,600	4.16%
Q2 2024 Offering of Class A Common Stock	$7,020,050	$6.00		1,170,008	1,170,008	2.33%
Oct 2024 Financing of Class A Common Stock	$5,529,966	$6.00		921,661	921,661	1.84%
Q4 2024 Regulation A Offering of Class B Common Stock*	$35,000,000	$7.00	5,000,000		5,000,000	9.97%
Purchase of Class B Common Stock from the Exercise of issued Warrants in 2022	$386,000	$1.00	386,000		386,000	0.77%
2022 Incentive Stock Options for Class B Common Stock - Issued and Reserved		Variable	1,800,000		1,800,000	3.59%
Warrants for Class B Common Stock - Issued		Variable	1,858,449		1,858,449	3.70%
Class B Issued to Founders and Employees		$0.00	19,937,000		19,937,000	39.75%
Totals	$75,380,958		28,981,449	21,180,269	50,161,718	100.00%
*Assumes the full subscription thereof			57.78%	42.22%

The warrants to purchase Class B Common Shares referenced in the above table reflect the number outstanding as of the date of this Offering Circular and have been issued to various individuals and vendors associated with Old Glory Bank, including the participants in the recent Regulation D offering of October, 2024. Following is a breakdown of the warrants by category of recipient:

Recipient Category	Warrants to purchase Class B Shares
Regulation D Investors (Oct 2024 Coverage Warrants)	921,661
Company Directors & Advisors	731,788
Company Vendors	205,000
Total	1,858,449

The warrants to purchase Class B Common Shares convey the holder the right to exercise their warrants within a period of ten years from the date of their grant, at a purchase price noted in the associated warrant agreement. We report in the notes to our financial statements the number of outstanding warrants. When a warrant is ultimately exercised, the associated purchase price of the shares purchased is posted to the stockholder’s equity section of our balance sheet. The earliest date of warrants granted is April 1, 2022, and the execution purchase prices range from $1.00 to $6.00. As of the date of this Offering Circular, a total of 1,866,784 warrants are outstanding, at a weighted average purchase (or “strike”) price of $4.18, as outlined below:

Recipient	Outstanding Warrants to Purchase Class B Shares		Strike Price	Total Exercise Price
Various Holders	680,000		$1.00	$680,000
Various Holders	1,178,449		$6.00	$7,070,694
Total	1,858,449	weighted average:	$4.17	$7,750,694

Below is an outline of the accounting treatment utilized for the warrants in preparation of the Company’s financial reporting for the 2022 and 2023 fiscal years and the June 2024 interim period.

There are three scenarios under which warrants were granted:

1. 356,000 warrants issued to the sellers of First State Bank in Elmore City at the time of the Bank’s purchase in November 2022 (“Seller Warrants”)

2. 710,000 warrants issued in 2022 and 2023 to various vendors, consultants and advisors in partial consideration for services to be rendered to the Company and Bank (“Provider Warrants”)

3. Issuance to investors in conjunction with the Company’s post June 30, 2024, capital raise (“Investor Warrants”)

The Seller Warrants were accounted for under ASC 805-30-30-7 and were estimated to have zero fair value at the time of issuance and therefore had no impact on the consideration transferred as part of this business combination.

The Provider Warrants were accounted for under ASC 718, as amended by ASU 2018-07. Ordinarily, such warrants would be recorded by expensing the fair value of the warrant over the requisite service period. However, due to the difficulty in arriving at a value of the B common stock at the time of the warrant grants in 2022 and 2023, Management took the position of utilizing the intrinsic value method available under ASC 718-10-15-3, similar to its treatment of the Class B common stock options granted in 2022 and 2023. Accordingly, since there was no determinable value at the time of their issuance and no intrinsic value established since, no expense relating to Provider Warrants was recognized in the 2022 or 2023 financial statements.

The Investor Warrants were issued in September and October of 2024 (i.e., in periods subsequent to the Company’s June 30, 2024, six-month interim period). The Investor Warrants will be accounted for under ASC 815-40, as they were issued in conjunction with a financing event. It is not expected that the warrants will be accounted for as a liability under ASC 480-10 (as none of the requisite criteria applies). Rather, the fair value of the warrants will be recorded in equity via a transfer out of common stock, as the terms of the warrants meet the relevant criteria in ASC 815-40.

Our Stock Eligible for Future Sale

All of our outstanding securities, other than these Offered Shares issued under this Offering, are “restricted securities” as defined in Rule 144. Restricted securities may be sold in the public market only if the sale is registered under the Securities Act or qualifies for an exemption from registration, including an exemption under Rule 144, as described below.

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Rule 144

Under Rule 144, shares can be publicly sold, subject to volume restrictions and restrictions on the manner of sale, with special restrictions for “affiliates” as defined at 17 CFR § 230.144 (e.g., executive officers, directors, and large shareholders). To sell shares under Rule 144, there must be adequate current information about the issuing company publicly available before the sale can be made. For reporting companies, this generally means that the companies have complied with the periodic reporting requirements of the Securities Exchange Act of 1934. For non-reporting companies, like Old Glory Holding Company, this means that certain company information, including information regarding the nature of our business, the identity of its officers and directors, and our financial statements, is publicly available. We believe that as of the effective date of this Offering, such information will be publicly available, assuming we make the reports required for a Tier 2 Regulation A Offering, which we intend to do.

Notwithstanding the apparent availability of Rule 144 for our previously issued common stock, there exists a restriction on the sale of our stock by existing stockholders because of a Stock Restriction Agreement for which every such stockholder has previously agreed. Therefore, unless the Company and the existing stockholders agree to amend that Stock Restriction Agreement, such stockholders are not permitted to sell under Rule 144. The Company does not intend to permit sales under Rule 144 until we become an Exchange Act reporting company.

Secondary Sales.

Subject to the foregoing, upon the termination of this Offering, the Company does intend to promptly do a secondary sale of voting common stock under Regulation A, of up to 1,000,000 shares of our outstanding Class B Common Stock, solely for our existing cash investors (i.e., only stockholders who invested cash) for a total of up to $7,000,000.* These cash investors have Class A Common Stock and, thus, to participate in this secondary offering, such investors will have to convert their shares to Class B Common Stock. Michael P. Ring, Co-Founder, President and CEO, who is the largest cash-investor and largest stockholder, will agree to not participate in this secondary offering.

KYC of Investors

In order to comply with laws and regulations aimed at the prevention of money laundering and terrorist financing, the Company’s broker for this Offering, Rialto Markets LLC, (“Rialto Markets”) will maintain anti-money laundering procedures and, accordingly, Rialto Markets may require subscribers to provide evidence to verify their identity, the identity of their beneficial owners and controllers (where applicable), and the source of funds.

* § 230.251 permits secondary sales of securities of selling securityholders of up to 30% of the aggregate offering price.

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Plan of DISTRIBUTION of the offered shares

The Offering

The Company is offering a total of 5,000,000 shares of Common Stock for sale at a fixed price of $7.00 per share. There is a minimum purchase, per Investor, of these Offered Shares, which is $63.00. Other than the per-Investor minimum purchase, there is no minimum number of shares that must be sold by us for this Offering to close, and we will retain the proceeds from the sale of any of the Offered Shares that are sold.

This Offering is being conducted on a best-efforts basis without any minimum number of shares or amount of proceeds required to be sold. Funds tendered by Investors will be immediately available to the Company. All subscribers will be instructed by the Company or its agents to transfer funds by wire, credit or debit cards or ACH transfer directly to our account at Old Glory Bank. Subscribers have no right to a return of their funds unless the Company rejects a subscription agreement within ten days of tender, in which event Investor funds held in our account will promptly be refunded to each Investor without interest. We, Old Glory Bank, and Rialto Markets have entered into a Deposit Account Control Agreement relating to your subscription funds as attached hereto as Exhibit 6.6. The Company may terminate the Offering at any time for any reason at its sole discretion. It is expected that all subscriptions will be processed through the Company’s website, own.oldglorybank.com, also utilizing the services of our broker Rialto Markets.

After the Offering Statement has been qualified by the SEC, the Company will accept tenders of funds to purchase the Offered Shares. Because this is a “best efforts” offering, funds will be available immediately to the Company for use upon acceptance by the Company of each subscription agreement.

Commencement and Subscription Agreement

This Offering will commence on the qualification of this Offering Statement, as determined by the SEC, and continue until all of the offered Shares are sold or the Offering is terminated in the Company’s sole discretion. Funds received from Investors will be counted towards the Offering only if the form of payment, such as a check, clears the banking system and represents immediately available funds held by us prior to the termination of the subscription period, or prior to the termination of the extended subscription period if extended by the Company.

Subscribing for Offered Shares is easy. Simply go to own.oldglorybank.com to start the process. On that website, you will see lots of helpful information about Old Glory Bank and an INVEST NOW button, which will link you to the information you need to provide to subscribe for Offering Shares and describe the manner to pay the subscription price.

The minimum subscription amount for a single Investor is $63.00. If your subscription is rejected, all funds will be returned to you within ten (10) days of such rejection without interest or deduction. The Company maintains the right to accept or reject subscriptions in whole or in part, for any reason or for no reason. Upon acceptance by the Company of your subscription, a confirmation of such acceptance will be sent to you.

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Subscribers will be required to complete a subscription agreement (see Exhibit 4.1) in order to subscribe for the Investor Shares. The subscription agreement includes a representation to the effect that, if you are not an “accredited investor” as defined under securities law, you are investing an amount that does not exceed the greater of the following: (i) 10% of your annual income or 10% of your net worth, as described below in in the section entitled Investor Limitations.

Upon our acceptance of your subscription agreement, we will countersign the subscription agreement and issue the shares subscribed at closing. Once you submit the subscription agreement and it is accepted, you may not revoke or change your subscription or request a return of your subscription funds. All accepted subscription agreements are irrevocable.

After we receive your complete, executed subscription agreement and the funds required under the subscription agreement have been transferred to our account at Old Glory Bank, we have the right to review and accept or reject your subscription in whole or in part, for any reason or for no reason. We must reject your subscription within ten (10) days and if rejected, we will return all monies from the rejected subscription immediately to you, without interest or deduction.

Pricing and Solicitation

Prior to the Offering, there has been no public market for our Common Stock. The Purchase Price of these Offered Shares has been arbitrarily determined and bears no relationship to any objective criterion of value. This Purchase Price does not bear any relationship to our assets, book value, historical earnings or net worth. In determining the Purchase Price, we considered such factors as the prospects, if any, for similar companies, our projected results of operations, present financial resources, and the likelihood of acceptance of this offering. No valuation or appraisal has been prepared for our business.

The Offering will be made through general solicitation, direct solicitation, and marketing efforts, whereby Investors will be directed to the Company’s website (Own.OldGloryBank.com) to invest. The Company has engaged Rialto Markets, an independent, FINRA member broker-dealer to assist with the sales of Offered Shares in exchange for a $25,000.00 fixed fee plus one-percent (1.0%) commission fee on the aggregate sales. This Offering is conducted on a best-efforts basis. The commission fee on sales will begin to be paid after the Company receives a “No Objection” letter from FINRA after review of this Offering Circular. No commissions or any other remuneration for the sales of Offered Shares will be provided to the Company, the Board of Directors, any Officer, or any employee of the Company, relying on the safe harbor from broker-dealer registration set forth in Rule 3a4-1 under the Securities Exchange Act of 1934, as amended.

Exchange Listing.

The Offered Shares issued under Regulation A will be not be restricted (like under Regulation D), and these Offered Shares will be considered “fully tradable.” Even though fully tradable, there currently exists no “public” market for our Offered Shares, including because this is our first public offering. However, the Company does intend to list these Offered Shares of Common Stock on the OTCQX exchange, once we are able to qualify. Among other things, to qualify for the OTCQX exchange, at least 10% of our stock must be subject to a public float. If the Offered Shares sold hereunder do not result in at least a 10% public float, then we intend to file a follow-on Form 1-A for a certain number of shares of stock held by existing stockholders (under Regulation A) to cause our public float to be in excess of 10%.

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We will request a market maker to file Rule 211 application with the Financial Industry Regulatory Authority (“FINRA”) to obtain a trade symbol for our common stock, which we expect to be “OGB.” Even once this occurs, there can be no assurance that the market maker’s application will be accepted by FINRA, and we cannot estimate the time period that the application will require or that any buying of our shares will ever take place. Such efforts may not be successful, and our shares may never be quoted, and owners of our common stock may not have a market in which to sell the shares.

In summary, the purchase of these Offered Shares in this Offering involves a high degree of risk. The Common Stock offered in this Offering Circular is for investment purposes only, and currently no market for our common stock exists.

Broker-Dealer

The Officers of the Company are primarily engaged in the running of Old Glory Bank, and none of them is, or has ever been, a broker or dealer of securities. No Officer or Director of the Company or Old Glory Bank will be compensated in connection with the sale of securities through this Offering. The Company believes that such Officers and Directors are associated persons of the Company not deemed to be brokers under Exchange Act Rule 3a4-1 because: (1) no Officer or Director is subject to a statutory disqualification, as that term is defined in section 3(a)(39) of the Exchange Act at the time of their participation; (2) no Officer or Director will be compensated in connection with his participation by the payment of commissions or by other remuneration based either directly or indirectly on transactions in connection with the sale of securities through this Offering; (3) no Officer or Director is an associated person of a broker or dealer; (4) the Officers and Directors primarily perform substantial duties for the Company and Old Glory Bank other than the sale or promotion of securities; (5) no Officer or Director has acted as a broker or dealer within the preceding twelve months of the date of this Offering Circular; (6) no Officer or Director will participate in selling this Offering after the Termination Date of this Offering.

Rialto Markets has agreed to act as broker of record to assist in connection with this Offering. Rialto Markets is not purchasing or selling any securities offered by this Offering Circular, nor is it required to arrange the purchase or sale of any specific number or dollar amount of securities.

The Company and its wholly-owned subsidiary, Old Glory Bank (through its Officers and Directors), will also publicly market this Offering using general solicitation through methods that include e-mails to potential Investors, the internet, social media, earned-media, paid media, and any other means of widespread communication.

This Offering Circular will be accessible to prospective investors by download 24 hours per day, 7 days per week on the Company’s website at Own.OldGloryBank.com and via the SEC’s EDGAR filing system.

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The following table shows the total discounts and commissions payable to Rialto Markets in connection with this Offering by the Company, assuming the sale of all of the Offered Shares:

	Price Per Unit	Total Offering
Public Offering Price	$7.00	$35,000,000
Rialto Markets Commissions*	$0.07	$350,000
Proceeds, Before Expenses	$6.93	$34,650,000

*Plus a one-time set-up fee of $25,000.

Rialto Markets has also agreed to perform the following services in exchange for the compensation discussed above:

●	Act as the Onboarding Agent/Broker of Record for SEC, FINRA, and Blue-Sky filings;

●	Review investor information, including KYC (Know Your Customer) details, conduct AML (Anti-Money Laundering) and other compliance background checks, and provide a recommendation to the Company whether or not to accept an Investor as a Member of the Company;

●	Review each Investors’ executed Subscription Agreement to confirm such Investors’ participation in the Offering, and provide a determination to the Company whether or not to accept the use of the subscription agreement for the Investor participation;

●	Manage exceptions with Investor Subscription Agreements, personal details or funds;

●	Reconcile Investor Subscription Agreements and investment funds;

●	Not provide any investment advice nor any investment recommendations to any Investor;

●	Coordinate with legal counsel and preparation services, registered transfer agent of the Company, who is Rialto Markets Transfer Services LLC;

●	Maintain Investor details securely and not disclose to any third-party, except as required by law or in the execution of services as listed in the Rialto Markets broker-dealer agreement; and,

●	Review of any marketing material related to the Offering.

The Company has also engaged an affiliate of Rialto Markets, Rialto Markets Transfer Services LLC, to serve as transfer agent. The Company will make a one-time payment of $7,500.00 to Rialto Markets to manage this process, plus $900 per month until the termination of the Offering. The Company also intends to pay to Rialto Markets $5,750 for the FINRA filing fee, which is due and payable prior to any submission by Rialto Markets to FINRA. The FINRA filing fee is calculated as $500.00 plus 0.015% of the Maximum Offering Amount. This amount is in addition to the one-time fee of $25,000 paid to Rialto Markets to set up the Investor Portal.

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Assuming the full amount of the Offering is raised, the Company estimates that the total commissions, fees, and expenses of the Offering payable by the Company to Rialto Markets will be approximately $380,750.

Each Investor’s Proceeds will be held in a deposit account at Old Glory Bank, which is the subject of a Deposit Account Control Agreement (see Exhibit 6.6), until Rialto Markets clears the sale after its internal due diligence of the Investor, and such Investor is not rejected by the Company within 10 days. There will be no escrow account for this Offering because in this Offering there is no Minimum Offering Amount or other contingency, as this Offering is conducted on a “best efforts” basis and each Investor’s Proceeds are available to Company immediately upon acceptance of such Subscription.

Investment Limitations

Generally, unless you are an Accredited Investor (defined below), the aggregate Purchase Price you may pay in this Offer is limited to not more than 10% of the greater of your annual income or net worth (excluding your primary residence). If you are an non-natural person (e.g., a corporation, trust, LLC), the net worth limitation is based on the fiscal year-end. Before making any representation that your investment does not exceed applicable thresholds, we encourage you to review Rule 251(d)(2)(i)(C) of Regulation A. For general information on investing, we encourage you to refer to www.investor.gov.

An Investor in this Offering is exempt from 10% limitation described immediately above, if the Investor is an “accredited investor” as defined under Rule 501 of Regulation D under the Securities Act (an “Accredited Investor”). Generally, if you meet one of the following tests you should qualify as an Accredited Investor:

●	You are an individual with income exceeding $200,000 in each of the two most recent calendar years or joint income with a spouse or spousal equivalent exceeding $300,000 for those years and a reasonable expectation of the same income level in the current year;

●	You are an individual with a net worth or joint net worth with a spouse or spousal equivalent of at least $1 million, not including the value of your primary residence;

●	You are a tax-exempt charitable organization, corporation, limited liability corporation, or partnership with assets in excess of $5 million;

●	You are an entity (LLC, corporation, etc.) in which all the equity owners are Accredited Investors;

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●	You are an SEC-registered broker-dealer, SEC- or state-registered investment adviser, or exempt reporting adviser;

●	You are a plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, if such plan has total assets in excess of $5 million;

●	You are an employee benefit plan (within the meaning of the Employee Retirement Income Security Act) for which a bank, insurance company, or registered investment adviser makes the investment decisions, or if the plan has total assets in excess of $5 million;

●	You are a trust with assets exceeding $5 million, not formed only to acquire the securities offered, and whose purchases are directed by a person who meets the legal standard of having sufficient knowledge and experience in financial and business matters to be capable of evaluating the merits and risks of the prospective investment;

●	You are an individual holding in good standing any of the general securities representative license (Series 7), the investment adviser representative license (Series 65), or the private securities offerings representative license (Series 82); or

●	You are a family office and the family clients of the family office have assets under management in excess of $5 million and whose prospective investments are directed by a person who has such knowledge and experience in financial and business matters that such family office is capable of evaluating the merits and risks of the prospective investment.

No Selling Securityholders

There are no selling securityholders in this Offering.

USE OF PROCEEDS

The Company intends to raise Offering proceeds and contribute such net proceeds to its wholly-owned subsidiary, Old Glory Bank, less only the following amounts: (i) the commission and other amounts paid to Rialto Markets in connection with this Offering; (ii) the legal and accounting expenses of this Offering and the qualification of the Company’s Common Stock on the OTCQX, estimated to be $165,000; and (iii) the other ordinary costs and expenses of Old Glory Holding Company for 2025 (e.g., Board fees, accounting and tax return preparation), estimated to be $550,000 for such period.

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Summary of Offering Expenses of and Use of Proceeds

	25% Sold	50% Sold	100% Sold
Number of Shares sold	1,250,000	2,500,000	5,000,000
Gross offering proceeds	$8,750,000	$17,500,000	$35,000,000
Less Broker-Dealer Commission	$87,500	$175,000	$350,000
Estimated Costs and Expenses of Offering	$190,000	$190,000	$190,000
Net cash proceeds retained by the Company	$550,000	$550,000	$550,000
Capital Contribution to Old Glory Bank	$7,922,500	$16,585,000	$33,910,000

Old Glory Bank will use the proceeds from this Offering that are contributed by the Company for general working capital purposes, including funding for operating costs, loans, and to support future growth, and to continue to meet applicable regulatory capital requirements, including our Tier 1 Leverage Ratio. We are raising equity capital at this time to increase the Company’s regulatory capital levels. See “Management’s Discussion and Analysis of Financial Condition and Results of Operations – Capital”; and “Supervision and Regulation – Capital Requirements”. See also “Capital Resources,” which indicates our Tier 1 Leverage Ratio to have been 7.94% at June 30, 2024. At that time, $7.8 million in additional capital would have fulfilled our current regulatory capital requirement of 14.0%. We intend to add the proceeds from the sale to our general funds to be used for general corporate purposes, including without limitation, paying interest due on subordinated debt; investing in short-term and intermediate-term interest bearing securities or in deposits in our Bank subsidiary, or for injecting additional capital into the Bank. We expect our investment in the Bank to qualify as Tier 1 regulatory capital for the Bank under regulatory capital guidelines. The Bank plans to use the portion of the net proceeds it receives primarily to invest in new loans and investment securities. The Bank may also consider other growth strategies, such as future acquisition opportunities or de novo branching. We have otherwise not specifically allocated the net proceeds from this offering. Until we apply the net proceeds, we intend to invest such proceeds in short-term and intermediate-term interest-bearing securities or in overnights with the Federal Reserve.

Description of business and products

Corporate Structure

Old Glory Holding Company, a Delaware corporation (the “Company”), was formed in November of 2021. In June of 2022, the Company made a filing with the Federal Reserve to become a holding company under the Bank Holding Company Act of 1956. Effective November 30, 2022, the Company obtained regulatory approval from the Federal Reserve, the FDIC, and the Oklahoma State Banking Department to purchase 100% of the equity of First State Bank in Elmore City, OK, which is an FDIC insured state chartered bank that was established in 1903 (“FSB”). The acquisition of FSB was consummated on November 30, 2022, whereupon its name was changed to Old Glory Bank (“Old Glory Bank”). The Company also owns 100% of the equity of Old Glory Intellectual Property Holdings, LLC., a Georgia limited liability company, which entity holds intellectual property rights relating to Old Glory Bank’s trademarks.

The Company’s administrative offices are located at 3401 NW 63rd St., Suite 600, Oklahoma City, OK 73116, and the telephone number is (405) 934-1714.

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The Company is merely a “holding company” and conducts no business, independent from its wholly-owned subsidiary, Old Glory Bank. As described herein, the only expenses of the Company are directly for the fees to its Board of Directors, insurance, and annual accounting and tax preparation fees.

Old Glory Bank

Old Glory Bank’s deposit accounts are insured under the Federal Deposit Insurance Act up to the maximum amounts allowable by law. Old Glory Bank is subject to periodic examinations of its operations and compliance by the FDIC and the Oklahoma State Banking Department.

Old Glory Bank is an online community-oriented bank, but our “community” is not tied to a geographic location, but to a value-system for those individuals who believe in the greatness of America and the US Constitution. People used to select a bank that was closest to their home, but in the age of mobile banking, customers can now select a bank that is closest to their identity.

First State Bank (now known as Old Glory Bank) had about $10.5 million in deposits upon the closing of the purchase in December 2022. Upon starting the opening of “online” accounts in April, 2023, we had $10.7 million in deposits, which we have now grown to more than $165 million in deposits as of the date of this Offering Circular.

Customers can still walk into our beautiful physical branch in Elmore City, OK, and open a bank account, but 99.99% of all new accounts are opened and managed online. With our great online account opening platform, it normally takes less than 8 minutes for a customer to complete the process. About 50% of new accounts are automatically opened, because our Customer Information Program (“CIP”) and Know Your Customer (“KYC”) solutions detected no anomalies. About 40-45% of our new accounts require a “human review,” likely because the customer inputted some data wrong, our Artificial Intelligence (“AI”) tools determined that a customer is high-risk, or some other data point created a concern under CIP or KYC (e.g., the place where the customer is opening her account is not her home). If a new account requires “human review,” we call this a Referral. Referrals typically are resolved within two business days, and the vast majority are one business day. Finally, about 5-10% of our customers are rejected for fraud.

We have a robust collection of Compliance, Onboarding & Risk (New Accounts), and Fraud Teams represented by a dedicated group of eighteen full-time professionals. Among that group, four professionals work in Compliance to ensure that we adhere to our regulatory requirements and follow best practice. Our investment in the area of fraud management is extremely important, as well, because ID Theft and account takeovers continue to be some of the biggest threats to banks. Old Glory Bank invests heavily in both technology and human review to limit these risks. Our Onboarding & Risk (New Accounts) Team is composed of five full-time employees, and our Fraud Team is composed of eight full-time employees, who collectively average over ten years of prior banking experience. Each of these two teams is managed by its own Assistant Vice President, both of whom report directly to the Bank’s Senior Vice President of Fraud & Risk. Of this department’s combined fourteen team members, over half have anti-fraud certifications that range from Certified Anti-Money Laundering Specialist, Certified Fraud Examiner, Certified Financial Crime Specialist, Certified Cyber Crimes Investigator, and FINRA Financial Industry Regulatory Authority) Series 6, 7, 9, and 10.

In late September, 2023, we started opening “online” business accounts with the general public and have already opened more than 1,800 new business accounts. Opening a business account is a more complex process than a consumer account, because CDD (customer due diligence) for a business customer requires much more “human” involvement than the CIP of a consumer account. Because most business accounts opened by U.S. banks are still opened within a traditional branch, there were few, if any, third-party virtual solutions available for Old Glory Bank to license. So, we built our own virtual onboarding platform for business banking, and we believe we have an attractive user experience for business account opening. Approximately 99% of Old Glory Bank’s business accounts are opened using our online and mobile interfaces rather than onsite within our Elmore City banking location.

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The Bank has two primary product lines: Consumer Banking Products and Business Banking Products. As of the date of this Offering Circular, consumer customer accounts represent approximately 98% of the total number of accounts held at the bank. While consumers hold the preponderance of the Bank’s total number of accounts, the value of the deposits held in such consumer accounts is approximately 79% of the Bank’s total deposits. Many of the Bank’s revenue streams (such as interchange revenue and account activity fees) track with the relative value of the deposits held by consumers versus businesses.

Below is a detailed breakdown of revenue by product as a percentage of the Bank’s total income (i.e., the aggregate of interest income and noninterest income) for the twelve months of 2023 and the first six months of 2024.

Source of Revenue	Percentage of Total Revenue
	Fiscal 2023	First Half 2024
Consumer Banking
Non Loan Interest Income generated from consumer deposits	34.3%	51.4%
American Mortgage Bank (AMB)*	45.3%	18.9%
Interchange from debit/credit cards (consumer customers)	4.8%	9.8%
Consumer Loan Interest Income	1.3%	1.0%
Account Fees (consumer customers)	1.2%	1.9%
Mortgage Sale Fee Income	0.0%	1.7%
	87.0%	84.7%
Business Banking
Non Loan Interest Income generated from business deposits	2.6%	7.3%
Business Loan Interest Income	2.8%	1.4%
Interchange from debit/credit cards (business customers)	0	0.6%
Account Fees (business customers)	0.2%	0.5%
	5.6%	9.7%
Miscellaneous
Non Loan Interest Income generated from invested capital	7.0%	5.3%
Cash-IN, OG Alliance, OG Pay & Loan Fees	0.3%	0.2%
	7.3%	5.6%

	100.0%	100.0%

*The AMB subsidiary was sold in April 2024 and is no longer a component of the Company’s operations. Although AMB generated a meaningful level of revenue, it was unprofitable. Therefore, the sale of AMB has been a net positive for the Bank.

Further discussion of Old Glory Bank’s products is presented in the remainder of this section.

Consumer Banking Products

Our consumer banking products are competitive with the biggest consumer brands (including the challenger/neo banks). As noted on page 52, we know that many of our customers also have banking relationships with nationally recognized banks, including Wells Fargo, Chase Bank, Bank of America, and PNC. Accordingly, Management believes that its products are viewed by its customers to be comparable to those of such institutions. Through continued social media promotion, earned media speaking engagements by the Bank’s prominent co-founders, and an expanded use of television and radio commercials, the Bank intends to continue to grow the reach and adoption of its brand, mission and product set. Here is a summary of many features of the Bank’s consumer products:

1.	Free Spending/Checking Accounts and Savings Accounts.

2.	CDs

3.	Call Center in Durant, OK from 8am-8pm Mon - Sat, which has Middle American team members.

4.	Free Access to 40,000 ATMs – plus low-fee access to almost every ATM on the planet.

5.	Debit Cards, plus “digital issuance” to permit immediate access to funds.

6.	Credit Cards (four tiers for consumers and three for businesses, including a cash-back option).

7.	Old Glory Pay – our closed-loop, cancel proof version of payment tools such as PayPal.

8.	No-Fee Overdraft Security.

9.	Savings-Linked Overdraft Security.

10.	Free Bill Pay and ACH Payments.

11.	Personal Financial Planner Dashboard.

12.	Savings Goals.

13.	Integrated Card Manager – robust debit/credit card controls, reporting, and payments.

14.	Charitable Round-Up Options–Folds of Honor and Code of Vets (more coming soon).

15.	Home Loans, including VA.

16.	Old Glory Cash-IN – cash deposits at 88,000 retailers (discussed below in greater detail).

17.	Old Glory Alliance – Our own Crowd Funding site that recently launched, to compete with GoFundMe, but that will not cancel pro-American campaigns (discussed below in greater detail).

18.	Old Glory Protect– As a benefit to qualifying customers at no cost to the customer, if a police officer, firefighter, member of the Military or US Border Patrol agent opens an account with Old Glory Bank, sets up direct deposit, and is killed in the line of duty, their loved ones receive a death benefit of $100,000 (discussed below in greater detail).

Note: Terms and conditions apply to all products and features.

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Based on our research, Old Glory Bank’s products and features satisfy each of the most demanded mobile account features and account structures:

Top 5 Most In-Demand Mobile Account Opening Features, April 2022

% of checking account openers selecting “extremely valuable”

1	Account Funding
	Set up direct deposit	39%
2	Updates and Outcomes
	Get push notification on application	36%
3	Customer Support
	Chat with a live agent	32%
4	Expectation Setting
	See list of required information	31%
5	Account Funding
	Fund account with payment app	30%

Note: respondents were asked to rate each feature’s importance on a Likert scale of 1-5, where 1 = “not valuable” and 5= “extremely valuable.”
Source: Insider Intelligence, “U.S. Account Opening Benchmark 2022,” June 2022

Top 5 Most In-Demand Mobile Account Opening Features, April 2022

% of checking account openers selecting “extremely valuable”

No Fees	72%
Branch Access	44%
Nationwide ATM Network	33%
Rewards/Cashback	27%
Interest Rate/APY	23%
Highly Rated Mobile App	20%
Highly Rated Customer Service	16%
Check-Writing Ability	14%
Digital Wallet Support	11%
Support for Joint Ownership	4%

Note: We asked respondents with a bank account to select up to three features that are most important when looking for a new checking account.
Source: Forbes Advisor, Dec. 2023 Survey

Old Glory Bank has all of these features!

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Non-Loan Interest Income

While Old Glory Bank implemented its technology infrastructure, introduced an expanded set of products, and onboarded the team members needed to support a nationally focused financial institution, the Bank chose to refrain from aggressively making new loans to consumers and businesses during its first 19 months of operations (since April of 2023). Accordingly, a relatively high portion of the Bank’s revenue relates to interest earned from lending funds to the Federal Reserve, as well as nominal amounts invested in securities and lent to other banks. Due to consumer accounts being the predominant source of the Bank’s funding, over 50% of the Bank’s revenue in the first half of 2024 can be tied to placing consumer-sourced funds into the interest-bearing instruments mentioned above.

Interest Income from Loans to Consumers

As described elsewhere in this Offering Circular, the Old Glory Bank intends to expand its lending operation in future periods, with an emphasis on business loans. Nevertheless, through the targeted solicitation of consumer loans to the Bank’s growing base of customers (as further described on page 51 of this Offering Circular), interest income from consumer loans is expected to grow as a percentage of total revenue (currently representing approximately 1% of revenue).

Fees from the Sale of Mortgages

In April 2024, the Bank sold its subsidiary American Mortgage Bank. Although the AMB operation generated over 45% of the Bank’s total revenue in 2023 and nearly 19% of total revenue in the first half of 2024, the business had an outbound sales cost structure (compensating individuals to seek and obtain new customers) that caused it to operate unprofitably. The Bank intends to grow its recently formed “internal” home loan operation that focuses on inbound leads from the Bank’s existing customer base. This new home loan group currently generates approximately 2% of the Bank’s total revenue. Across most markets nationwide, the mortgage industry is competitive and requires marketing expenditure to generate customers. The Bank’s primary model in this product line is to sell to investor groups the mortgages that it originates. The Bank prices its loans to be competitive in the marketplace and in promoting its loan it emphasizes its attentive customer service and pro-America appeal. Because the Bank has a growing, nationwide base of consumer customers, Management believes that it can continue to cost-effectively generate leads from its existing customer base, as well as from promotion of its mortgage offering to a broader audience through social media channels.

Interchange Revenue from Consumers’ Debit Card Usage

A meaningful amount of revenue is generated from the transactions associated with use of Old Glory Bank’s debit cards by its consumer customers. As further outlined on page 55, interchange fees are what merchants pay to issuing banks like Old Glory Bank every time customers use a bank’s payment cards. This category of consumer-generated revenue represented nearly 5% of total revenue in 2023 and nearly 10% of total revenue in the first half of 2024. Interchange revenue is expected to grow as Old Glory Bank’s customer base grows and as a greater portion of the Bank’s customers implement direct deposit of their compensation and benefits payments into their Old Glory Bank accounts. The Bank’s partner-provided credit card program currently generates an insignificant portion of the Bank’s interchange revenue, with the preponderance of such revenue being generated by the Bank’s directly issued debit cards. The Bank’s credit card program is described further on page 51 of this Offering Circular.

Old Glory Cash-IN

Despite all of the great features of mobile banking, the big challenge for customers of most mobile banking solutions is the ability to deposit cash. Of course, with online banking, it is easy to deposit a check on your phone, and it easy to withdraw cash from an ATM, but the ability to deposit cash typically is a challenge with mobile banking.

Our amazing technology team has solved this problem, and we have been able to deploy a solution that allows Old Glory Bank customers to walk into approximately 88,000 various retail locations around the country to deposit cash, including major grocers, drug store chains, “big box” general retailers, truck stops, convenience stores and other retailers that participate in the deposit network. Our App provides access to a convenient geolocator tool to easily find the nearest location that accepts a Cash-IN deposit transaction. Our customer simply shows the cashier a bar code within our App, the customer gives the cashier the cash, and the cash will be credited immediately to the customer’s Old Glory Bank account.

Old Glory Cash-IN is made available to our customers primarily as a convenience offering to address the needs of customers who require the ability to deposit cash into their bank account(s), thereby making Old Glory Bank competitive with banks that maintain networks of physical branch locations. Under the Bank’s current pricing, there is no charge to make a deposit of $200.00 or more. For smaller deposits, the current fee charged to a customer is $2.99. The aggregate revenue generated by users of Cash-IN is negligible (less than 1.0% of total revenue), as our customers have embraced the service to such an extent that the average Cash-IN deposit exceeds $360.00. Accordingly, relatively few Cash-IN deposit transactions generate the $2.99 transaction fee.

To achieve this important customer feature, we integrated our front-end and core with a leading third-party payment facilitator. Here are sample screens shots from our App.

Old Glory Alliance - Crowd Funding

Americans are some of the most charitable givers in the world. Over the years, online services have been introduced to the marketplace that allow individuals and organizations to initiate fundraising campaigns that benefit specific individuals, charitable causes or other forms of advocacy. Crowd funding site GoFundMe has a great product offering and a robust user interface. However, several outlets have reported that GoFundMe has canceled legal campaigns for political reasons, as noted in the Fox Business, Washington Examiner and Daily Signal articles linked here:

https://www.foxbusiness.com/media/gofundme-accused-targeting-conservatives-bans-removals

https://www.washingtonexaminer.com/news/1575759/five-times-gofundme-shut-down-conservative-fundraisers/

https://www.dailysignal.com/2022/02/09/gofundmes-sordid-history-of-censorship-of-conservative-causes/

Old Glory Alliance, which recently launched, is our crowd funding solution that allows people to support causes and campaigns that are important to them and that share their values. As with Old Glory Bank’s bank accounts, we will never cancel a lawful campaign, even if we disagree with the views or politics of the fundraising campaign’s sponsor or of its beneficiary. We promote Old Glory Alliance through our website and through social media posts.

Old Glory Alliance is an attractive customer deposit acquisition model because the cost of deposits is zero, as we do not pay interest on these accounts. Actually, the cost of the deposits generated through Old Glory Alliance is less than zero, because donors pay us a “convenience fee” (currently 3.0%) to accept their donations into these accounts on which we make a margin. As Old Glory Alliance was launched only recently, its impact as a revenue and deposit generator is not yet materially measurable.

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Old Glory Protect – “We Protect those who Protect You”

Old Glory Bank does not just “say” it supports first responders and members of our military, it has actually done something about it. If a Bank customer is in the Military (active duty, reserve, or guard) or serves as a police officer, a firefighter (including volunteers), or an agent in the US Border Patrol, and the customer establishes direct deposit with Old Glory Bank (at least $2,000 in aggregate monthly), then they qualify for Old Glory Protect’s coverage. If such a customer is killed in the “line of duty,” the customer’s family (or other beneficiary designated), will receive a $100,000 death benefit. We estimate that there are more than 5 million eligible participants within the United States.

The Bank promotes Old Glory Protect through our website and social media posts. We intend to coordinate promotional campaigns facilitated by organizations that serve the various military and first responder constituencies that are eligible for coverage.

Everest Reinsurance Company (A.M. Best A+) provides the underwriting for Old Glory Protect. Participation in the Old Glory Protect program is free to the qualifying customer. Although we cover the cost of the death benefit premium, our average ROI on this product is estimated to exceed 300% when considering the net contribution of a typical individual customer relationship (interchange revenue, value of deposited funds, transactional revenue, mortgage loan revenue, etc.) in relation to the amount that we pay for the premium. In addition, we anticipate a significant degree of positive goodwill being generated among the general population by promoting Old Glory Bank as “the bank that protects those who protect you.” We are not aware of any bank that has ever done something like this for the heroes who keep us safe.

Old Glory Protect was recently launched in August 2024. As such, the Bank had incurred no expense associated with premiums to Everest at the time of the Company’s June 30, 2024 interim period reporting. Going forward, the expense will be posted as a Marketing Expense in our financial reporting. Even with an assumption of 20% of customers being qualified for coverage under Old Glory Protect by the end of 2028, the expense is anticipated to represent 16% of the Bank’s marketing costs in 2028 or just 1.1% of total non-interest expense.

Old Glory Pay

To serve America with a cancel-proof financial solution, it was not enough to only offer consumer and business banking solutions. We also saw a need to deliver a digital payment solution, like Zelle, Venmo, or PayPal. Many such payment tools selectively exclude lawful transactions they don’t like (such as related to firearms or ammunition) and individuals holding views they don’t support (such as outspoken political supporters). For our solution, we chose not to simply be a typical payment facilitator (a Pay Fac), because transfers would still ride on third-party payment rails, not be cancel-proof, and be subject to the Government’s improper prying eyes. So, we developed and launched a proprietary, closed-loop digital payment solution called Old Glory Pay. We use the term “closed-loop” because Old Glory Pay does not rely on any third-party transfer partners (“rails”). Further, we do not allow third-party banks (e.g., Chase, Bank of America, etc.) to integrate with Old Glory Pay, because if we did, these third-party banks could (i) cancel the transaction (e.g., for buying ammunition) and/or (ii) improperly provide payment data to the government (e.g., for buying a bible).† We believe we are the first chartered bank that owns and controls its own closed-loop digital payment solution.

P2P and P2M Transactions

Our Old Glory Bank customers love using Old Glory Pay to send payments peer-to-peer (P2P). It’s safe, secure, and instant. We are now encouraging our business customers to accept Old Glory Pay as a payment solution (P2M) for transacting with their customers. We believe there is an unprecedent growth opportunity for Old Glory Pay to be the preferred payment solution for pro-American merchants, including in the shooting and firearms space. For example, our customers have a legitimate fear that the legacy payment processors share data with the government about the purchase of ammunition. Only Old Glory Pay can be private and secure.

†Old Glory Bank is a “law and order” bank. We have a robust Compliance and AML/BSA program and a robust fraud and risk program. We know the difference between “suspicious” activity and “government overreach.” Unlike the widespread sharing of data by America’s large banks that was revealed in Congressional testimony, we would never share customer data without being legally compelled to do so.

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Low Merchant Fees and Immediate Settlement

For business customers that accept Old Glory Pay, we only charge a merchant processing fee of 1.99%. This is substantially lower than the fees charged by Mastercard, Visa, AMEX, or PayPal (often in the range of 3%-4%). Old Glory Pay generates no incremental cost to the Bank for each transaction, so the per-transaction margin to Old Glory Bank is 100%. This is a great business for Old Glory Bank, and we provide an important service to merchants and customers.

Unlike all legacy payment solutions (e.g., Visa, Mastercard, AMEX, PayPal), Old Glory Pay immediately settles with the merchant (in about 7 seconds). Merchants no longer need to wait days to obtain their funds. This means that when a merchant accepts Old Glory Pay, it’s like being paid in “cash,” even if the buyer is thousands a miles away buying something on the merchant’s website. Because of our low merchant fees, instant settlement, and protections from the Government’s prying eyes, we believe we have a very compelling offering that merchants will adopt and customers will trust.

Integration

There are several ways that an online business can accept Old Glory Pay. If the merchant has a “basic” check-out process, like many small businesses do, then we will provide to the merchant a QR code that they can present either next to their physical register or online on their check-out page. The customer will scan the QR code with their Old Glory Pay App (or click on it if viewing the site via their mobile browser), and easily make payment. Here is what our QR code looks like, which is currently live on the Code of Vets website, one of our Charitable Round-up partners.

If an online business has a more complex website with a gateway, then the integration of Old Glory Pay will vary. For example, if the website uses Woo Commerce, then we have an easy integration, and we provide to the business a clear set of instructions.

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For an in-store “physical” solution, the customer can merely scan a QR code located near the register to make a payment via Old Glory Pay. There is no need for the merchant to purchase a separate terminal.

We are currently developing additional robust “merchant tools” to allow better POS integration, vendor payments, customer “pulls,” and reoccurring payments. These tools are expected to be ready in Q2/Q3 of 2024.

There is a lot of work in front of us to build a community of Old Glory Pay users and merchants, but the effort is worth the opportunity because we believe customers and businesses remain wary of legacy payment solutions, and America wants a closed loop payment solution that shares their values. PSL (privacy, security, & liberty). Never ESG.

Business Banking Products

Most “online” (digital first) banks focus on consumer (retail) banking. We originally planned to wait until late 2024 or early 2025 to integrate and launch business banking, but once we announced consumer banking, our customers immediately communicated strong demand for business banking. Middle America wants a great mobile banking platform for small business. Therefore, in 2023, we built a business banking technology and customer relationship team and safely deployed and launched business banking in record time to meet demand. Here are our key features:

1.	Consolidated Dashboard – you decide which business and personal accounts to display

2.	Integration with QuickBooks and Quicken

3.	Online Bill Pay

4.	Online Wire Portal

5.	Online ACH Payments – vendors, payroll, taxes

6.	Credit Cards (three tiers, including cash-back option)

7.	Commercial Lending, including SBA and USDA (see associated risks, below)

8.	Owner Controls - add/remove authorized Users and change Access

9.	Custom Account Alerts – monitor balances, transactions, other Activity

10.	Old Glory Pay – as further described above in the Consumer Banking Products section, Old Glory Pay is a service designed for use by the Bank’s business customers, as well as its consumer customers.

Launching Business Banking was a heavy lift, because the platform is not merely a “re-skinned” retail product. Business Banking has a completely different architecture. And, there was no third-party product available for onboarding a business, digitally, so we had to build it.

Initial acceptance of our Business Banking product has exceeded expectations, and we generally open 25+ new business accounts each week.

Making commercial loans is a significant source of our anticipated profits. If our existing and future customers do not want these loans, our profits may decrease. Although we could make other investments, we may earn less revenue on such investments than on loans. Also, our losses on loans may increase if borrowers are unable to make payments on their loans. Increases in delinquent and non-accrual loans may result in an additional provision for loan losses which will negatively affect earnings. Risk factors that can contribute potentially to greater than anticipated delinquency include industry concentration, geographic concentration, collateral illiquidity and credit risk. All of these factors could lower our profitability and adversely affect our growth. That being said, we believe that the nature of our nationwide customer acquisition strategy helps mitigate these risks to a degree, compared to the traditional, localized banking model of most banks.

Given their larger balances and the complexity of the underlying collateral, commercial real estate and commercial loans generally expose a lender to greater credit risk than loans secured by owner-occupied, one- to four-family real estate. Commercial real estate and commercial loans also have greater credit risk than residential real estate loans because repayment is dependent on income being generated in amounts sufficient to cover operating expenses, property maintenance and debt service, and because repayment is generally dependent upon the successful operation of the borrower’s business.

If loans that are collateralized by real estate of other business assets become troubled and the value of the collateral has been significantly impaired, then we may not be able to recover the full contractual amount of principal and interest that we anticipated at the time we originated the loan. This could cause us to increase our provision for loan losses and adversely affect our operation results and financial condition.

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Non Loan Interest Income

As noted in the Consumer Banking Product section of this Offering Circular, a significant portion of the Bank’s interest income currently is generated from funds being placed with the Federal Reserve and, to a much lesser degree, other banks and investment securities. The deployment of business account deposits into such instruments generated over 7% of total revenue in the first half of 2024 and nearly 3% in 2023.

Business Loan Interest Income

To date, the Bank has engaged in a modest level of lending to its business customers. However, commencing in 2025, the Bank intends to more actively seek lending opportunities, both from existing business customers and participation loans with third-party banks. In 2023, interest from business loans represented nearly 3% of total revenue, and in the first half of 2024 it represented approximately 1.5% of total revenue. As the Bank continues to attract business banking customers that are drawn to its technology, customer service and pro-America values, it acquires a growing installed base of prospects for its business loans. The Bank offers its customers a range of traditional lending products, including Small Business Administration loans, working capital lines of credit, vehicle loans and the financing of property, plant and equipment. In addition to marketing to its existing and future bases of business customers, the Bank intends to participate in (i.e., fund a portion of) loans originated by other financial institutions looking to spread their credit risk (“participation loans”). The Bank already has had discussions with several banks routinely seek loan participation partners. By adding this loan participation model, the Bank can complement (i) its proven ability to generate liquidity from low-cost deposits with (ii) the recurring loan pipelines in place at other established financial institutions. Given that business loans (as well as consumer loans) generally receive a higher rate of interest income than do funds placed with the Federal Reserve (i.e., Federal Funds), the Bank’s ongoing expansion of its direct and indirect (obtained through participation) loan portfolio will have a favorable impact on its existing net income margin, even after taking into account the allocated cost of booking the appropriate allowances for credit losses.

Although there is no default risk from Federal Funds, there will be a default risk from business loans, including participation loans. However, Old Glory Bank will maintain an allowance for credit losses in such amount that is intended to be appropriate to absorb current and expected credit losses from its business lending. Under the current expected credit losses methodology (CECL), the allowance for credit losses is an estimate of the expected credit losses on our business loans measured at amortized cost, which is measured using relevant information about past events, including historical credit loss experience on business loans with similar risk characteristics, current conditions, and reasonable and supportable forecasts that affect the collectability of the remaining cash flows over the contractual term of the business loans. The allowance will then be updated at subsequent reporting dates. Old Glory Bank’s allowance for credit losses under CECL is a valuation account, measured as the difference between the loan’s amortized cost basis and the amount expected to be collected on the loan (i.e., lifetime credit losses). Management will incorporate qualitative and quantitative factors, including information related to underwriting practices, when estimating allowances for credit losses under CECL.

Interchange Revenue from Business Customers’ Debit Card Usage

The Bank introduced debit cards to its business accounts in early 2024. Therefore, only a modest amount of revenue has been generated from this product line (generating no revenue in 2023 and representing less than 1% of total revenue in the first half of 2024). Interchange revenue is expected to grow as a result of the continued expansion of the Bank’s business banking customer base, which growth results from businesses seeking Old Glory Bank’s offer of the customer service of a community bank, the online/mobile banking tools of a national bank, and a set of pro-America values that appeal to them. In addition to growing interchange revenue by increasing the number of accounts that can be accessed by debit cards, the Bank intends to grow interchange revenue by driving customers to utilize their cards more often. Through in-app messaging, email communications, and social media posts, the Bank can highlight the convenience of using its debit cards as a form of payment. Furthermore, the Bank is reviewing points-and-rewards partners that can deliver merchant-funded rewards to the benefit of the Bank’s customers at no net cost to the Bank, thereby adding a cost-effective enhancement to the Bank’s current offerings.

Other Sources of Revenue

Given that cash is fungible, it is worth noting that a portion of the revenue that the Bank generates from its purchase of Federal Funds can be associated with the Bank’s invested capital (i.e., equity) rather than with consumer- or business-sourced customer deposits. Based on the ratio of the Bank’s equity to its deposits throughout 2023 and the first half of 2024, 7% of total revenue in 2023 is associated with interest earned on non-customer-sourced funds, while the figure is over 5% of total revenue in the first half of 2024. The percentage of revenue associated with investment in Federal Funds is expected to decline as the Bank expands its lending program, as noted elsewhere in this section.

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Marketing Strategy

Identity Commerce Play

Old Glory bank has shown that the act of purchasing is often tied with a consumer’s identity. Old Glory Bank has become known as the premium bank that openly identifies with America. Old Glory Bank loudly and proudly supports Liberty and Freedom, the US Constitution, and the American flag. Old Glory Bank’s strategy is known as an “Identity Commerce Play.”

To date, Old Glory Bank’s primary marketing strategy has been earned media (PR), including press, Radio/TV, and social media utilizing the power of its Co-Founders Dr. Ben Carson, Larry Elder, and John Rich. Our limited ad spends have been targeted paid campaigns to connect with Middle America through social media (Twitter/Google/Facebook/ Instagram/YouTube) and certain pro-America influencers.

The American Bankers Association estimates that the typical retail customer acquisition cost for a traditional “physical” bank is about $280. To date, Old Glory Bank’s average customer acquisition cost has been less than $30, and we do not project it to exceed $50.

While we always welcome “walk-in” customers that live or work within the area of the Elmore City banking location in Oklahoma, 99.99% of all new customers originate through our Digital Branch. Earned media (PR) has been an important tool for Old Glory Bank to acquire new customers via our Digital Branch. Our pointed brand and market position has allowed us to differentiate ourselves from typical banks (commodities) who do not proudly support Middle American values and traditions. But, our brand values are only part of our model. Old Glory Bank also has the best products and services. We like to say, “Come for our Brand, but stay for our Products.” And, customers do.

When we ask our customers how they heard about Old Glory Bank, this is what they said:

How Customers Heard about Old Glory Bank

from OGB Founders	48%
from a friend or family member	16%
on the News	8%
on Social Media	26%

This chart reflects that about 20% of our customers originate from a referral. To be a bank, and yet have customers who passionately recommend our Bank to other customers, is a testament to our brand, products, and service.

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Our belief that America wanted a bank that shared their values has proven correct. When we asked our customers why they chose Old Glory Bank, this is what they told us:

What inspired you to open an account with Old Glory Bank

Check all that apply

Reason	Count of Feedback Submissions
Supports my patriotic values	156
Protects me from government overreach	143
Protects my privacy and liberty	141
Supports Middle America	126
Supports the military and first responders	121
Offers cancel-proof banking	103
Offers a convenient online & mobile banking platform	88
Offers secure and private payment options	70
Offers an easy change from my current bank	40
Offers business banking	26

Date Range: from 7/10/23 to 8/8/23

Customer Demographics

Our customers are “Middle Americans.” They predominately are Baby Boomers and Gen Xers. Longer-term, we will allocate the resources to attract the 18-34 demographic, but for now, we are very proud to serve the largest population group of Americans, the 45-74 year-olds.

As further evidence of Old Glory Bank’s brand appeal, we over-skew with Baby Boomers using mobile banking.

How are different generations accessing their bank accounts?

Data Source: American Bankers Association

	Gen Z (1997-2012)	Millennials (1981-1996)	Gen X (1965-1980)	Baby Boomers (1946-1964)
Mobile	56%	58%	50%	32%
Online	15%	18%	23%	38%
ATM	11%	8%	4%	5%
Branches	6%	9%	11%	20%

If you want to know where Middle America shops, just ask us. Based on our card data, here are the top retailers for our customers. Many of these retailers now participate in Old Glory Cash-IN and accept cash deposits by our customers.

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TOP MERCHANTS FOR DEBIT CARD PURCHASES

1	Walmart Instore	17	Target	33	Maplebear
2	Amazon	18	ALDI	34	LOVE’S
3	Costco	19	GEICO AUTO	35	USPS
4	Publix	20	BillMatrix	36	TMOBILE
5	Walmart Online	21	Walgreens	37	AFTERPAY
6	VENMO	22	QT	38	THOMPSONS MARKET
7	Kroger	23	APPLE.COM/BILL	39	CHICK-FIL-A
8	THE HOME DEPOT	24	7-Eleven	40	ZERO HASH
9	LOWE’S	25	Chevron	41	H-E-B ONLINE
10	Shell	26	APPLE CASH	42	PROGRESSIVE INS
11	Dollar General	27	STATE FARM INSU	43	CASH N CARRY
12	ATT* BILL PAYMENT	28	SAFEWAY	44	Everi
13	H-E-B	29	FOOD LION	45	Uber
14	McDonalds	30	eBay	46	Spectrum
15	SAMS CLUB	31	CAPITAL ONE CARD	47	SPROUTS FARMERS
16	Circle K	32	Walmart Gas	48	Lyft

Top of Wallet

Old Glory Bank recognizes that merely acquiring new customers is insufficient to fully maximize the revenue potential of each customer, which requires three steps.

First, Old Glory Bank acquires the customer.

Second, Old Glory Bank communicates with the customer to set up Direct Deposit for payroll, Social Security or other benefits payments. “The bank that controls direct deposit controls the customer.”

Third, Old Glory Bank seeks to become “top-of-wallet,” which means the customer reaches for her Old Glory Bank debit/credit for the majority of purchases. We use data analytics (including via Snowflake) to determine the best method to engage with our customers for this three-step journey.

We recognize getting people to change banks can be difficult. Thus, one of the primary messages we stress to our customers is that opening a new bank account is not like switching cell phone providers, which is an “all or nothing” switch. A new account with Old Glory Bank can be incremental to existing accounts, and it is okay if some time passes while the customers move their direct deposit and start to utilize BillPay and other banking products.

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Our online and mobile banking interfaces provide our customers the ability to view the balances and transactional activity of their financial accounts held at other financial institutions. The feature, called Linked Accounts Dashboard, delivers our customers a convenient way to assess their broader financial position without having to log in separately to each financial institution’s online banking. Based on the administrative reporting that our technology platform provides, we know that our customers still have a significant amount of money at other institutions that they have not yet moved to Old Glory Bank. Once we complete our capital raise, we will go back to marketing to our existing customers and encourage them to move additional deposits to Old Glory Bank. For example, based on data that we generate from the subset of our customers who have started using our Linked Account Dashboard feature, we know that there is at least the amount of money shown in the chart below that is held at other banks by our customers (“Count” refers to the number of external accounts that our customers have linked to our banking tool for convenient viewing; “Balance” refers to the aggregate value of those external accounts.”).

Most Popular Institutions by Total Balances

Accounts Held at Other Institutions by Old Glory Bank Customers

Institution	Count	Total Balances
Fidelity Investments	231	$15,684,611
Wells Fargo	909	$11,736,827
Bank of America	823	$9,086,899
Chase Bank	900	$8,094,733
Charles Schwab US	66	$4,674,234
Vanguard	34	$3,819,291
Morgan Stanley	5	$3,785,629
Navy Federal Credit Union	349	$3,319,485
E*Trade	22	$3,173,054
Capital One	638	$2,121,293

Source: Old Glory Bank’s internal, administrative reporting on aggregate, external holdings by customers who utilize our Linked Account Dashboard.

Operational Data

To ensure leadership reacts timely to data obtained from marketing efforts, customer inquiries, and product launches, the CEO has a daily video conference call each morning at 8:30am ET, in which the following data is presented:

●	Fraud, Losses, and Disputes.

●	Aggregate Deposits

●	Large Deposits and Withdrawals (>$50,000)

●	New Consumer Accounts (checking, savings, and premium), along with percentages for approved, referred, denied, incompletes, waiting-on-documents, duplicates, denied fraud, and first-deposits, including month-over-month.

●	New Business Accounts, along with customer in-waiting, reservation list, conversion rate, ACH Applications, and Loan Referrals.

●	Home Loan Activity, including new inquiries, new applications, approved, scheduled for closing, closed, and held for sale.

●	Product Updates

●	Customer Service Information (as discussed below)

●	Compliance Matters

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Promotion through Earned and Paid Media

An important element of Glory Bank’s strategy for customer acquisition is earned media and social media. Below are examples of the significant coverage of Old Glory Bank by national media programs (television news programs, talk shows and video/radio podcasts) that have discussed Old Glory Bank while speaking to our well-known co-founders.

● Bill O’Reilly interviewing Larry Elder on Bill O’Reilly’s No Spin News show	● Fox & Friends in the Morning hosting John Rich on their morning news show

● Maria Bartiromo with John Rich on Fox Business	● Mike Huckabee hosting Governor Mary Fallin-Christensen on his cable talk show Huckabee	● Jay Sekulow interviewing John Rich on his radio show

● Sean Hannity interviewing Larry Elder on the Sean Hannity (radio) Show	● Gene Bailey interviewing John Rich on the news show Flashpoint

Old Glory Bank recently started doing some incremental paid media buys. These buys are composed of radio, paid search social media, event activation, sponsorships (including influencers), and direct response television advertising. As noted elsewhere, the Bank benefits from the strong draw associated with customers who are passionate about the Bank’s brand and its mission.

Joint Marketing Programs.

There are dozens of organizations with members that overlap and perfectly align with our Old Glory Bank target demographic of lower and middle-income, pro-America customers. Organizations include those associated with the military and first responders, the firearms industry, medical freedom proponents, and supporters of free speech. Old Glory Bank already has joint marketing agreements with several organizations including Citizen 2A, Border 911, Red Balloon, and Freedom Square.

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Home Loans

The bank that we purchased, First State Bank, had a wholly owned mortgage division known as American Mortgage Bank, LLC, an Oklahoma limited liability company (“AMB”). First State Bank was an FHA approved lender, as a Small Supervised Mortgagee, and AMB operated through First State Bank’s FHA license. AMB originated and underwrote home loans and refinancings and has been operating since 2013. All of AMB’s mortgages were sold to the secondary market. AMB did not generate positive earnings in 2022 or 2023, and in April 2024, Old Glory Bank consummated a sale of AMB to Bluechip Bancshares, LLC (“Bluechip”), a company controlled by the family of a Board member of Old Glory Bank. Bluechip was formerly the 100% owner of First State Bank and was the selling party of the bank to Old Glory Holding Company in the purchase transaction that consummated November 30, 2022.

The sale of AMB was based on an option granted to Bluechip to buy AMB within two years of the of the November 2022 sale date, contained in the original Stock Purchase Agreement. Terms of the sale included a purchase price approximating the book value of AMB, plus the required exercise of 356,000 of Class B common warrants that had been granted to Bluechip as part of the original 2022 transaction. The sale price is subject to true-up provisions that have yet to be finalized. The gain or loss to be recognized upon finalization is not expected to be material.

In January, 2024, Old Glory Bank launched “Home Loans by Old Glory Bank.” Old Glory Bank focuses its efforts on serving its “captive” customer base of 45,000+ customer relationships (and growing every day). We have a community of customers, and now we service them with additional products they want. A certain percentage of our customers will buy a home (or refinance a home) in any given month, and we want to be the bank that can also originate that loan.

We call this an “in-bound” program. This “in-bound” model greatly reduces fees paid for marketing and to loan officers. A typical “out-bound” mortgage business pays 150-200 basis points (1.5% - 2.0%) to team members to close a loan. Under our “in-bound,” program, Old Glory Bank’s cost to close a loan is about 50 basis points (bps). Most banks cannot adopt an “in-bound” model, either because they do not have tens of thousands of customers across all 50 states (like Old Glory Bank), or they do not have a brand that resonates with a targeted niche market (like Old Glory Bank). While Old Glory Bank will prioritize its “in-bound” program, it will also test the traditional “out-bound” program by engaging legacy loan officers who will work for a modest salary but be paid a typical commission on closing.

Like with the rest of our banking business, we rely heavily on technology for our home loans, and we integrated a great POS (point-of-sale customer user interface) and LOS (loan-operating-system lending software) to greatly increase efficiencies.

Old Glory Bank generates income when it originates a home loan, holds it for a short time, and then sells it to the secondary market. We estimate that our aggregate revenue per loan, after closing costs and commissions, will be about 2% of the original principal amount. Old Glory Bank has such an efficient Home Loan process that we need to only originate about 4 loans per month on average to be profitable.

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We fully recognize that as we mature (2025), we need to likely hold back servicing of our originated home loans (i.e., when we sell to the secondary market), so that we can ensure our great customers are properly handled in a way that is consistent with our great brand (plus, we can make servicing revenue). Further, by late 2025, we believe Old Glory Bank will be of sufficient size and scale that it will be economical and responsible to hold (and service) many of our originated home loans (especially those loans with variable interest rates).

Business Lending

Old Glory Bank launched its business banking platform in late September 2023. Since that time, Old Glory Bank has opened more than 1,300 business accounts. Small business customers are moving their banking to Old Glory Bank’s business platform and virtual account opening process because it is exponentially superior to legacy community banks and many regional banks. For any given month since launch, more customers have wanted to open a new business account at Old Glory Bank than the Old Glory Bank team could adequately open in accordance with Old Glory Bank’s KYB and CDD procedures, thereby creating a backlog of demand.

Most banks deploy resources to solicit loans, with the goal of the borrower then opening a business account. At Old Glory Bank, the process is reversed. Business customers come to Old Glory Bank because of superior values, product, and service. Old Glory Bank’s lending team merely needs to “mine” our existing customers to identify quality lending leads. Frequently, a lending discussion originates when a business customer requests ACH services.

Old Glory Bank’s credit officer has more than 40 years of business lending experience. Old Glory Bank’s senior business lender has more than 30 years of business lending experience. Old Glory Bank’s VP of Business Lending has more than 18 years of business lending experience. Old Glory Bank is able to underwrite and service loans in all 50 states because Old Glory Bank has a procedure in which Old Glory Bank retains local counsel (paid for by the borrower) to ensure applicable loan documents are state-appropriate and the security interest is properly perfected. Because of Old Glory Bank’s existing “virtual” 50-state infrastructure, Old Glory Bank is able to service business loans in any geographic location. This means that Old Glory Bank is able to work-out a loan in any location, and if a foreclosure is ever required, Old Glory Bank will use its local counsel for the proceedings.

For now, Old Glory Bank’s focus on business loans is “small business,” with a target average size of about $750,000. This amount is merely a “target,” so if a great business loan opportunity arises that is less than or exceeds this target average size, such loan will still be considered (subject to existing bank policies and legal lending limits).

Old Glory Bank also has a focus on SBA loans because an SBA loan allows Old Glory Bank to sell-off the government-guaranteed portion, but retain the servicing. Two of Old Glory Bank’s lending team members have extensive SBA lending experience.

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Consumer Lending

Old Glory Bank will continue to service “walk-in” consumer loans at the Elmore City banking location, consistent with its prior 100 years, especially in Garvin County, OK. For Old Glory Bank’s online customers who do not live near the branch, we analyze opportunities for secured and unsecured consumer lending, including the following:

■	Auto-loans. Old Glory Bank reviews and underwrites auto loans. These loan opportunities come primarily from existing customers, many of whom are merely “shopping rates.” We are not normally able to compete against a local credit union, but we are generally competitive with dealership captive lenders.

■	High-End RV Loans and Boats. Management believes the low-volume, high-margin loans for high-end RVs ($500k-$1.5mm) and fishing/surf boats ($200-300k) are viable for Old Glory Bank on a national basis. While this program has not yet commenced, and with a consumer slow-down in spending, may not commence soon, Management will continue to consider this program.

■	Credit Cards. Discussed below.

■	No Buy-Now-Pay-Later. Management has analyzed the national trend toward BNPL products and does not believe that continued “slicing and dicing” of unsecured consumer debt is safe.

Credit Cards

Old Glory Bank is not yet of sufficient size to be an “issuer” of credit cards. (Of course, Old Glory Bank issues its own Debit Card.) Today, Old Glory Bank has a credit card program through Fiserv, which perfectly integrates into our card manager within our App. Thus, to the customer, using our credit card is generally seamless. While our credit card program is “good,” it is definitely not “great.” A third-party bank, working with Fiserv, takes the underwriting and fraud/dispute risk, for a share of the revenue. We know our customers want a credit card, so we will continue to analyze this opportunity and issue our own credit card when we are of sufficient size and capacity to handle the servicing and risk.

Key Technology Partners

OGB’s operating core is provided by ClearTouch, a Fiserv company (NASDAQ: FISV). Old Glory Bank’s consumer and business “front end” is provided by Q2 Holdings, Inc. (NYSE: QTWO). Our IVR system for telephone inquiries is provided by Enacomm, Inc., located in Tulsa, OK.

Old Glory Bank utilizes a “centralized” method of oversight and control over all deposit operations, compliance, audit, fraud, risk, disputes, business banking, lending, and customer service. Management has available every piece of information that is needed to perform necessary and desirable functions remotely, 24/7.

Old Glory Bank’s Debit Card is on the Mastercard network and is free at all of the approximately 40,000 ATMs that are part of the MoneyPass network.

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Each of these technology partners is critical to the mobile banking platform used by our customers.

Customer Service

Old Glory Bank’s President and CEO frequently preaches to the team: “If you want to be a Billion Dollar Bank, you have to act like a Billion Dollar Bank,” because customers are more likely to switch their banking products if Old Glory Bank’s products and services are equal to, or even exceed, the best banks in America.

For the period of 2010 through 2022, more than 15,000 bank branches closed in the country, with rural areas hit the hardest.‡ Consolidation is the primary driver, and we believe it is because community banks do not offer the products and services customers demand. Management understands this market force, which is why Old Glory Bank focuses not only on the best banking products, but also a customer service solution that rivals the best banks in America, especially because Old Glory Bank does not spend money on branches.

When we analyze our customer data, we know that we are gaining customers from the biggest banks in America. One of the many great products at Old Glory Bank is our Linked Accounts Dashboard which allows our customers to “link” our App to their other bank accounts, mortgages, loans, retirement plans, etc. (i.e., even those held at institutions other than Old Glory Bank). Linking external accounts (i.e., accounts held by financial institutions other than Old Glory Bank) allows our customers to manage their finances by seeing balances and transactions all in one place. To link an account, a customer logs into their Old Glory Bank app or online banking experience and provides the credentials used to log into their external institution’s online banking system. Well-established technology partners of Old Glory Bank facilitate these linkages to provide ongoing account access. Through our app or online banking interface once customers have been linked, our customers can view accurate balances and transactional history for their externally held credit cards, loans, checking accounts, and savings accounts. Many banks (even some of the biggest banks) don’t even offer such a solution, or they require a third-party plug-in to make this feature available, but we offer it for free to our customers within our platform.

The chart below is a sample of Old Glory Bank customers using our Linked Account Dashboard. The chart is sorted by the total number of external accounts linked to the Old Glory Bank platform by that sample customer set, and it also presents the aggregate balances associated with those accounts.:

Most Popular Institutions by Total Accounts

Accounts Held at Other Institutions by Old Glory Bank Customers

Institution	Total Balances	Count
Wells Fargo	$11,736,827	909
Chase Bank	$8,094,733	900
Bank of America	$9,086,899	823
Capital One	$2,121,293	638
Navy Federal Credit Union	$3,319,485	349
USAA	$1,963,721	268
Fidelity Investments	$15,684,611	231
Ally Bank	$1,084,552	165
Chime Bank	$13,434	151
PNC Bank	$1,060,443	117

Source: Old Glory Bank’s internal, administrative reporting on aggregate, external holdings by customers who utilize our Linked Account Dashboard.

‡ National Community Reinvestment Coalition, “The Great Consolidation of Banks and Acceleration of Branch Closures Across America,” February 2022.

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As this data clearly reflects, we are acquiring customers who use the biggest banks in America. Thus, we are competing (and winning) on brand value, products, and service.

The above sections already explained our great brand value and products. The following section explains our great customer service.

Old Glory Bank partnered with a great woman-owned call center in Durant, OK, called OmniCare 360. We offer live agent customer service in the “heart” of America, Mon-Sat, 8am-8pm (CT). Management fully recognizes that our customer service representatives (CSRs) are the primary contact for our customers, so they need to know and love our mission and products, which they do.

Our CSRs only work with Old Glory Bank, even though OmniCare 360 has many other clients. Old Glory Bank Management personally train, teach culture, and conduct award ceremonies. Our senior leadership (including our CEO) participates in quarterly and annual award ceremonies to ensure our CSRs always feel connected to our great brand.

Old Glory Bank Customer Service

●	Call Center in Durant, OK – 8:00 a.m. to 8:00 p.m. Mon-Sat
●	Average Pick Up Time: 10 seconds
●	Average Handling Time: 7.6 minutes

Management fully recognizes that the amount of money spent annually on customer service (about $1.5mm) cannot be justified with the current size of Old Glory Bank, but that is the whole point. Old Glory Bank cannot continue to grow at the pace we have grown (and need to continue grow) without great customer service. Further, from this point forward, these costs do not grow at the same pace as our customer size. For example, to grow deposits from approximately $165mm (today) to $750mm, will not require a corresponding increase in customer service costs. Instead, our costs will only increase about 1/10th of our growth because the infrastructure already exists.

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Great customer service at Old Glory Bank is not only important to compete with the best banks in America, but it is the “tip of the spear” for product data and customer challenges. Management has customer service data that includes call volume, call-drivers, reasons for the creation of service tickets. Call drivers are particularly important to understand if there are product or customer challenges. For example, recently Old Glory Bank saw a trend of customer calls about debit card holds at gas stations. Because of this data capture, Management was able to quickly deploy a communications campaign that educated customers about a better approach to use their debit cards to purchase gasoline that eliminates temporary holds.

Employees

Currently, we have 75 full time employees and 9 part time employees. As described above, our customer service representatives work for OmniCare 360. Almost everyone at Old Glory works remotely, other than the tellers and manager in Elmore City, OK (our sole banking location). We have shared office space in Oklahoma City and some leased space in Roswell, GA described below.

Description of property

Physical Branch in Elmore City

Our sole physical branch is located in beautiful Elmore City, OK, which is about 60 miles south of Oklahoma City, OK. The branch is owned in fee-simple, is not encumbered, and was constructed in the 1970s. The branch has multiple offices, a lobby, teller counter, ATM Machine and drive-up window. One-half our building is currently leased to the US Post Office through April 30, 2026, for about $26,000 annually.

We also lease shared office space (comprising of 4 offices) in Oklahoma City, for some of our team members who live in the Oklahoma City area. We also lease a small office (1550 sqf) in Roswell, GA, for some of our team members who live in North Atlanta, GA. We have no other office space and most of our team members work remotely.

Management discussion

How Old Glory Bank Makes Money

Net Interest Income.

Old Glory Bank generates net interest income like a typical bank. As of December 31, 2023, Old Glory Bank’s liquidity ratio is more than 100% and it holds substantial funds with the Federal Reserve, currently earning 4.5-4.75% annual interest. Management fully recognizes that this model is not sustainable, especially because of the industry view that the Federal Reserve will begin to lower interest rates. However, we have decided to be patient in building our lending program to ensure we do so in a safe and sound manner that protects the Bank in the long-term. Our cost of funds for Savings/Premium Checking is currently 125bps and for regular checking/spending is zero. This results in Old Glory Bank having a blended net interest margin of about 4.5%, which is one of the best in the industry, primarily because we have no legacy low-interest bonds or loans on our balance sheet and because we do not pay high interest rates for our deposits. Our current, short-term plan is to maintain a spread of 400bps and adjust the amount we pay on interest bearing accounts with each change to the Fed Funds Rate, until the Fed Fund Rate drops below 4%.

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Although high interest rates hurt our economy and reduce the purchasing power of our customers, these historically high interest rates are very helpful to Old Glory Bank during our growth phase, because we are not under pressure to rapidly generate loans. We are using this period of high interest rates to responsibly build home loan and business lending programs. By the time the Fed Funds Rate materially declines, we will have ensured the continuation of our strong net-interest margin through our own loan programs.

Interchange Fee Income.

In addition to net-interest income, Old Glory Bank also maximizes “interchange” revenue from card use of customers from around the country. Interchange fees are what merchants pay issuing banks every time customers use their bank cards. Most community banks of our size do not have the ability to maximize interchange fee income because they have an insufficient number of customers utilizing their own card program or they share the revenue with a third-party card issuer. Even many regional banks fail to take advantage of this opportunity. It was only within the last decade that FINTECHs (such as Chime) highlighted to the industry the opportunity to maximize interchange revenue through volume. Old Glory Bank is able take advantage of interchange revenue because of its high volume of customers (unlike a typical bank of our deposit size). And unlike a typical FINTECH’s card program (which has to share interchange fees and the interest generated from deposited funds with a sponsor bank because the FINTECH is not a chartered bank itself), Old Glory Bank is a chartered bank and does not have to share a portion of the interchange fee it receives as the issuing bank.

The amount of the interchange fee paid to the issuing bank (Old Glory Bank) varies depending on whether the customer uses our debit card at a PIN terminal, signature, or card-not-present transaction. To date, the blended interchange revenue actually earned by Old Glory Bank across all debit card transactions is about 95 bps. Our concept of layering a national card program targeting a niche audience (i.e., Middle America) on top of a chartered bank (that also makes net interest margin), is unusual in banking (i.e., we combined the revenue streams of both a FINTECH and a chartered bank).

Increasing monthly interchange revenue is hard work. First, we have to acquire the customer. Second, we have to motivate the customer to set-up direct deposit. Third, we have to motivate our customer to make her Old Glory Bank card “top of wallet.” We do not have to be in first position, but we want to be top-two. Therefore, there is no rest at Old Glory Bank. Acquiring a customer is just the first step in the journey. There is always more work to do, and we have dedicated customer communication campaigns that focus on these next steps.

Old Glory Pay Merchant Fees

Old Glory Bank anticipates generating revenue when consumers use our proprietary payment tool Old Glory Pay to buy goods or products from a business that accepts Old Glory Pay for payment. Although the product is operational and in use currently, we have not yet promoted the product beyond a small set of early adopters. Our normal fee that a business will be charged (the “merchant fee”) is 1.99%, and 100% of this amount will contribute to gross margin for Old Glory Bank because there are no third-parties involved or variable costs associated with the transaction. To generate transactional experience in the marketplace with Old Glory Pay, we have waived this merchant fee for non-profits and companies who participate in our “joint marketing” program, a practice we anticipate retaining in the future. To-date, the fees waived due to such relationships has been immaterial, and they are not anticipated to represent more than 5% of Old Glory Pay transactions in the forecasted periods presented in this Offering Circular.

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We offer a dispute process for consumers, and we charge our business customers a dispute fee related thereto. We recognize that Old Glory Pay is a slow-build because we have to build a “community” of businesses and consumers that bank with Old Glory Bank. This means we have to spread the word about Old Glory Pay to “pull-in” new business and consumers. We will be patient because the long-term value of Old Glory Pay is meaningful. Therefore, we anticipate a small percentage of income for Old Glory Pay, but we are confident in the appeal and significant market opportunity of a closed-loop payment platform that offers protection from cancel-culture and unlawful government intrusion.

Account Fee Income

Like all banks, Old Glory Bank also generates fee income, including for wire transfers, ACHs, non-sufficient funds (“NSF”), account inquiries, etc. For retail banking, our fee amounts are generally less than our peers because of our focus on not “nickeling and diming” our customers. However, for business banking, we do generally charge the same amount as our peers, and business banking is one of our fastest growing divisions.

Management reviews and adjusts our fees regularly using market data, including the following:

Average Checking Fees

●	Overdraft Fee: $24.93 (OGB is $20.00 after $50.00 grace)
●	Monthly Maintenance Fee: $5.14 (OGB is $0.00)
●	ATM Fee (3rd Party): $1.77 (OGB is free at 40,000 ATM’s nationwide and $3.50 for ATM’s out of network)

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Checking Account Fees at Major Banks

Bank	Checking Account	Monthly Fee (if not waived)	Overdraft Fee	3rd Party ATM Fee
Chase Bank	Chase Total Checking	$12.00	$34.00	$3.00
Bank of America	Advantage SafeBalance	$4.95	$-	$2.50
Wells Fargo Bank	Wells Fargo Everyday Chkg.	$10.00	$35.00	$2.50
Citibank	Regular Checking	$15.00	$34.00	$2.50
U.S. Bank	Easy Checking	$4.95	$36.00	$2.50

Source: Forbes Advisor, Checking Account Fees Survey, September 2023

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Other Digital Banks

If we are successful in raising $35 million of capital in this Offering, Old Glory Holding Company will have raised $75.4 million in total capital. By comparison, this is how much investment the top US-based Digital (Challenger) Banks have received as of the date indicated.

Top US-Based Digital Banks by Total Funding
Data Source: FinTech Magazine, September 6, 2023

Digital Bank	Total Funding
SoFi	$3.0 billion
Chime	$2.3 billion
Varo Bank	$992.4 million
Current	$402.4 million

Note: FinTech Magazine’s list of the Top 10 digital banks by total funding has been edited above to exclude non-US banks.

We believe there are two reasons why Old Glory Bank has launched more products and acquired customers and deposits more efficiently than any other digital (challenger) bank: Team and Mission.

First, Old Glory Bank was founded by and is run by executives who are in their 50’s and 60’s. We believe that decades of experience for each member of our leadership team makes a difference in how capital is spent and how resources are prioritized. Further, each of our senior team members not only leads but also works. We call our senior leaders “player-coaches.” Like a niche law firm, our senior leaders actually log the hours and produce work along side our younger team members.

Second, Management believes that online banking (like all banking) typically is a commodity. None of the “big” digital banks has a brand that connects with their consumer. Thus, these other banks have to overspend on customer acquisition. Conversely, Old Glory Bank has a brand and mission that connect with their customers. Old Glory Bank does not have to overspend on customer or deposit acquisition. People bank with Old Glory Bank because they want to be at a bank that values their values and protects their interests, not because we pay them a cash reward to open an account or over-pay interest (neither of which ensures customer loyalty).

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Competition

We do not consider other physical banks in the State of Oklahoma to be competitors of Old Glory Bank. We consider our competitors to be the 50-state mega banks. While many of the mega banks have comparable mobile banking technology, we are not aware of any “mega” bank that has adopted a marketing position to openly support America, its constitution, Liberty, and Freedom, or that demonstrates respect for the American flag and the contributions of our military, law enforcement and first responders. To the contrary, we believe that many large banks have taken the opposite approach.§ Thus, by being a bank that openly identifies with the beliefs and values of our target demographic, we can be a competitive option for a significant number of people in America.

In summary, the way we successfully compete with the mega banks is by having equal (and often superior) product and customer service, plus being the brand that actually connects with our customer’s values. This is the important distinction for Old Glory Bank – we identify with our customers. As our CEO preaches every day: “Come for the brand values, and stay for the bank.”

consolidated financial reporting and operations

Audited and Interim Financial Statements

Throughout this Offering Circular, information is presented for the Company and Old Glory Bank on a consolidated basis, unless otherwise stated. Financial data reflected in this Offering Statement for calendar year 2022 (and as of December 31, 2022), and for calendar year 2023 (and as of December 31, 2023), is derived from our audited consolidated financial statements and related notes. Financial data reflected in the Offering Statement for the interim six-month periods ending June 30, 2023 and June 30, 2024 is derived from our unaudited consolidated financial statements and related notes.

Old Glory Holding Company acquired First State Bank (now known as Old Glory Bank) effective November 30, 2022. Thus, all financial data about Old Glory Bank that is based on a period of time in 2022 (as opposed to an “as-of” date), reflects only 1 month of activity (December 2022).

In General

We operate a general retail and commercial banking business that accepts deposits from customers in all 50 states and makes loans and financial investments. Our results from operations depend mainly on our net interest income, which is the difference between the interest income we earn on our loan and investment portfolios and the interest expense we pay on deposits and borrowings. Results of operations are also affected by provisions for loan losses, non-interest income, and non-interest expenses. Our non-interest expenses consist primarily of compensation and employee benefits, technology licenses, data processing, deposit insurance, and other operating expenses.

§ J. Freeman, 5/26/2021, Who Wants a Woke Bank, WSJ Opinion; B. Bernstein, 5/22/2021, Fifteen States Respond to ‘Woke Capitalism,’ Threaten to Cut Off Banks That Refuse to Service Coal, Oil Industries, National Review; H. Fisher, 3/9/2022, Arizona House won’t ban banks from using ‘green’ or ‘woke’ scores for loans, Tucson.com; C. Williams, 5/26/2021, Sen. Tim Scott chides banks for ‘woke capitalism’ and Georgia election law efforts; Fox Business; P. Morici, 8/20/2021, Opinion: Biden administration seeks to control banking, technology, transportation to serve a woke agenda, MarketWatch.

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Our operations are significantly affected by general economic and competitive conditions, particularly with respect to changes in interest rates, government policies, and actions of regulatory authorities. Future changes in applicable laws, regulations, or government policies may materially affect our financial condition and results from operations. See “Risk Factors” beginning on Page 9.

American Mortgage Bank

The bank that we purchased, First State Bank, had a wholly owned mortgage division known as American Mortgage Bank, LLC, an Oklahoma limited liability company (“AMB”). First State Bank was an FHA approved lender, as a Small Supervised Mortgagee, and AMB operated through First State Bank’s FHA license. AMB originated and underwrote home loans and refinancings and has been operating since 2013. AMB did not generate positive earnings in 2022 or 2023 and on April 4, 2024, AMB was sold to another bank for an amount equivalent to book value.

Our reported financial position and results of operations include those of AMB, which was sold effective April 4, 2024, and are no longer included as of April 5, 2024.

Summary of 2022, 2023 and Interim 2024 Performance

The following highlights certain changes in our financial position and results of our operations:

●	Net loans (including loans held for sale) were $6,863,915 at December 31, 2022, $4,885,033 at December 31, 2023, and $3,306,152 at June 30, 2024. The decline was due routine fluctuations within the AMB mortgage division and, particularly, the sale of AMB in April 2024.

●	Total deposits grew from $10,515,226 at December 31, 2022, to $86,279,061 at December 31, 2023, to $128,516,196 at June 30, 2024.

●	Our net interest income was $56,086 for the year ending December 31, 2022, $2,107,186 for the year ending December 31, 2023, and $2,459,833 for the six months ending June 30, 2024 (or $4,919,666 annualized).

●	Our allowance for credit losses was $0 at December 31, 2022 (due to purchase accounting in the recording of a credit mark upon the bank’s purchase), $24,349 at December 31, 2023, and $31,046 at June 30, 2024. As a percentage of total outstanding loans, these reserved amounts represent coverage of 0% at December 31, 2022, 0.8% at December 31, 2023, and 1.2% at June 30, 2024. As a percentage of nonaccrual loans, these reserved amounts represent 0% at December 31, 2022, 27% at December 31, 2023, and 36% at June 30, 2024.

●	Our net interest margin was 1.52% at December 31 2022, 4.72% at December 31 2023, and 4.5% at June 30, 2024.

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●	The Company’s Total Capital was $12,549,466 at December 31, 2022, $10,167,290 at December 31, 2023, and $10,350,957 at June 30, 2024.

●	Our Book value per share was 34 cents at December 31, 2022, 26 cents at December 31, 2023, and 26 cents at June 30, 2024.

●	Credit quality remained strong, with nonperforming assets representing just 0.6% of total assets at December 31, 2022, 0.1% of total assets at December 31, 2023, and 0.1% at June 30, 2024.

●	Our liquidity ratio of liquid assets to total deposits was 142% at December 31, 2022, 104% at December 31, 2023, and 103% at June 30, 2024.

●	Our loan-to-assets was 15.4% at December 31, 2022, 3.2% at December 31, 2023, and 1.9% at June 30, 2024.

●	We assumed control of Old Glory Bank on November 30, 2022. Including advance operations prior to acquisition of the Bank, our net losses were $4,456,980 for 2022, $12,827,252 for 2023 and $7,170,052 for the six months ending June 30, 2024.

Going Concern

As of June 30, 2024* our liquidity ratio is more than 100% and our net loan to asset ratio is less than 2.5%, with no non-performing commercial real estate. This means that there is sufficient liquidity to satisfy all expected customer withdrawals and that there is no substantive risk to Old Glory Bank from loans. However, our capital will not be sufficient to fund our continued growth and operating losses if this Offering is not successful. “Success” is defined as raising $35 million ($34.6 million after costs and expenses) of capital in this Offering within 120 days (based on Management’s current deposit expectations).

Our financial statements have been prepared on a going concern basis of accounting, which contemplates continuity of operations, realization of assets and liabilities and commitments in the normal course of business. The accompanying financial statements do not reflect any adjustments that might result if we are unable to continue as a going concern. Old Glory Holding Company’s Total Capital was $10,350,957 as of June 30, 2024, $10,167,290 as of December 31, 2023, and $12,549,466 as of December 31, 2022. These factors, among others raise substantial doubt about our ability to continue as a going concern. The audited financial statements as of December 31, 2023, include disclosure in Note 2 that expresses substantial doubt about our ability to continue as a going concern, if this Offering is not successful (as defined in the previous paragraph). Our ability to continue as a going concern and the appropriateness of using the going concern basis of reporting is dependent upon, among other things, additional cash infusion.

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Balance Sheet Analysis and Comparison of Financial Condition

Loans. Total gross loans (excluding loans held for sale) declined to $3.2 million, constituting 3.2% of total assets, at December 31, 2023, compared to $3.9 million, constituting 15.4% of total assets, at December 31, 2022, a decrease of $0.7 million, or 17.2%. This decrease resulted from $1.2 million in payoffs of certain commercial and industrial loans, partially offset by a $0.4 million increase in commercial real estate loans and a $0.1 million increase in consumer loans.

A summary of the Company’s loans by portfolio segment as of the dates indicated is as follows:

	December 31, 2022	December 31, 2023	June 30, 2024

Residential real estate	$1,089,574	$1,083,221	$545,460
Commercial real estate	379,000	825,434	789,243
Commercial and industrial	2,234,000	1,059,447	954,216
Consumer and other (including overdrafts of $58,175, $67,484 and $351,248 respectively)	153,000	223,284	420,279
Total Loans	3,855,574	3,191,386	2,709,198
Less allowance for credit losses	-	(24,349)	(31,046)

Net loans	$3,855,574	$3,167,037	$2,678,152

Presented by maturity, the Company’s loan portfolio (excluding loans held for sale) is as follows:

Maturities of Loan Portfolio

(Thousands)	as of December 31, 2023
	One year or Less	After 1 Year through 5 Years	After 5 Years through 15 Years	After 15 Years	Non- accrual	Total
1-4 Family Residential	$15	$188	$138	$649		$990
Other Loans	433	923	754	-	91	2,201
Total Loans	$448	$1,111	$892	$649	$91	$3,191

Maturities of Loan Portfolio

(Thousands)	as of June 30, 2024
	One year or Less	After 1 Year through 5 Years	After 5 Years through 15 Years	After 15 Years	Non- accrual	Total
1-4 Family Residential	$27	$169	$136	$212		$544
Other Loans	442	1,054	582	-	87	2,165
Total Loans	$469	$1,223	$718	$212	$87	$2,709

Nonperforming Assets. Nonperforming assets are composed of loans for which Old Glory Bank is no longer accruing interest, and foreclosed assets or “other real estate owned” referred to as “OREO.” If Old Glory Bank grants a concession to a borrower in financial difficulty, the loan may be classified as either nonperforming or performing depending on the loan’s status. Loans are generally placed on nonaccrual status when they become 90 days past due, unless management believes the loan is adequately collateralized and in the process of collection. OREO consists of properties acquired by foreclosure or similar means that Old Glory Bank intends to offer for sale. At December 31, 2022, December 31, 2023, and through the date of this Offering Circular, Old Glory Bank had no other real estate owned.

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Accrual of interest is discontinued on a loan when Management believes, after considering economic conditions and collection efforts that the borrower’s financial condition is such that collection of interest is doubtful. Interest previously accrued but not collected is reversed against current period earnings, and interest is recognized on a cash basis or cost recovery method when such loans are placed on nonaccrual status.

The following presents the amortized cost basis of loans on nonaccrual status as of the dates indicated:

Nonaccrual Loans

	December 31, 2022	December 31, 2023	June 30, 2024

Commercial and Industrial	$155,097	$91,252	$87,192
% of Total Loans Outstanding	4.0%	2.9%	3.2%

Provision for Credit Losses. In originating loans, Management recognizes that credit losses will be experienced and the risk of loss will vary with, among other things, general economic conditions, the type of loan being made, the creditworthiness of the borrower over the term of the loan and, in the case of a secured loan, the quality of the collateral for such loan. The provision for credit losses, which we do in accordance with CECL, represents an estimate of future credit losses.

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The following presents the activity in the allowance for credit losses by loan portfolio segment for the years ended December 31, 2022 and December 31, 2023, as well as for the six-month period ended June 30, 2024. Allocation of a portion of the allowance to one segment of loans does not preclude its availability to absorb losses in other segments.

Loans and Allowance for Credit Losses on Loans

	Residential Real Estate	Commercial Real Estate	Commercial and Industrial	Consumer	Total
One Month Ended December 31, 2022
Balance at Beginning of Period

Loans charged off

Recoveries on loans previoudly charged off

Net loans (charged off) recovered

Provision Charged to Operating Expense

Balance at End of Period	$-	$-	$-	$-	$-

Year Ended December 31, 2023
Balance at Beginning of Year

Loans charged off

Recoveries on loans previoudly charged off

Net loans (charged off) recovered

Provision Charged to Operating Expense	$2,354	$7,332	$13,441	$1,222	$24,349

Balance at End of Year	$2,354	$7,332	$13,441	$1,222	$24,349

Non-Accrual Loans			$91,252		$91,252
ACL to Non-Accrual Loans					26.7%

Total Loans Outstanding	$1,083,221	$825,434	$1,059,447	$223,284	$3,191,386
ACL to Total Loans Outstanding	0.2%	0.9%	1.3%	0.5%	0.8%

Six Months Ended June 30, 2024
Balance at Beginning of Period	$2,354	$7,332 #	$13,441 #	$1,222 #	$24,349

Loans charged off

Recoveries on loans previoudly charged off

Net loans (charged off) recovered

Provision Charged to Operating Expense	$3,163	$1,447	$1,977	$110	$6,697

Balance at End of Period	$5,517	$8,779	$15,418	$1,332	$31,046

Non-Accrual Loans			$87,192		$87,192
ACL to Non-Accrual Loans					35.6%

Total Loans Outstanding	$545,460	$789,243	$954,216	$420,279	$2,709,198
ACL to Total Loans Outstanding	1.0%	1.1%	1.6%	0.3%	1.1%

Investment Securities Portfolio. Our investment securities portfolio at December 31, 2022, December 31, 2023, and June 30, 2024 included U.S. government agency securities, mortgage-backed securities, and securities issued by municipalities, all of which are classified as available-for-sale. The value of our securities portfolio was $827,847 at December 31, 2022, $678,698 at December 31, 2023, and $612, 230 at June 30, 2024.

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The amortized cost and estimated fair value of investment securities as of the dates indicated, by contractual maturity, are shown below:

		After One	After Five
	One Year	Year to	Years to	After
(Dollars)	Or Less	Five Years	Ten Years	Ten Years	Total
December 31, 2022
Amortized Cost	$168,178	$653,624			$821,802
Estimated Fair Value	$168,629	$659,218			$827,847

December 31, 2023
Amortized Cost	$439,246	$231,496			$670,742
Estimated Fair Value	$446,872	$231,826			$678,698

June 30, 2024
Amortized Cost	$389,071	230,536			$619,607
Estimated Fair Value	$384,674	227,556			$612,230

All investment securities are classified as available for sale. The amortized cost, gross unrealized gains and losses, and estimated fair values of investment securities as of the dates indicated were as follows:

		Gross	Gross
	Amortized	Unrealized	Unrealized	Fair
(Dollars)	Cost	Gains	Losses	Value
December 31, 2022
Investment securities available for sale:
Obligations of states and political subdivisions	$821,802	$6,045	$-	$827,847

December 31, 2023
Investment securities available for sale:
Obligations of states and political subdivisions	$670,742	$10,453	$(2,497)	$678,698

June 30, 2024
Investment securities available for sale:
Obligations of states and political subdivisions	$619,607	$-	(7,377)	$612,230

Deposits. We accept deposits from customers across all 50 states. We have consistently focused on building the best products that customers want from online banking. We also rely on our customer service to attract and retain deposits. Customer deposits have historically provided us with a sizeable source of relatively stable and low-cost funds to support asset growth. Our deposit accounts consist of commercial and retail checking accounts, savings accounts, and certificates of deposit. Unlike many banks, we have no brokered deposits (sometimes referred to as “hot” deposits).

Our deposits grew to $86.3 million at December 31, 2023, compared to $10.5 million at December 31, 2022, reflecting increases of $43.9 million in interest-bearing deposits and $31.8 million in non-interest-bearing deposits. Deposits further grew to $128.5 million as of June 30, 2024 (See banks.data.fdic.gov/bankfind-suite/bankfind.) and now more than $165 million as of the date of this Offering Circular. Deposit increases are primarily due to new deposit accounts being opened by new account holders.

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For both years ended December 31, 2023, and December 31, 2022, as well as at June 30, 2024, the Company had no certificates of deposit in excess of $250,000, and all outstanding certificates of deposit were scheduled to mature in less than 1 year.

Uninsured Deposits. Below are the amounts of uninsured deposits for each indicated period end. Uninsured deposits are the portion of deposit accounts that exceed the Federal Deposit Insurance Corporation insurance limit.

	December 31, 2022	December 31, 2023	June 30, 2024

Percent of Total Deposits that are Uninsured	6.84%	2.88%	2.82%

Portion of Time Deposits that are Uninsured	0%	0%	0%

Borrowings. We have no debt or borrowings and no plans to take on debt.

Liquidity. Old Glory Bank has never borrowed from the Federal Reserve discount window program and is not a participant in such program. In support of Old Glory Bank’s use of the Federal Reserve for making wires, in March of 2024, Old Glory Bank pledged a $200,000 par value US Treasury Bill.

Our liquidity ratio of liquid assets to total deposits was 142% at December 31, 2022, 104% at December 31, 2023, and 103% at June 30, 2024.

Capital Resources. The Company had total stockholders’ equity of $12,549,466 at December 31, 2022, $10,167,290 at December 31, 2023, and $10,350,957 at June 30, 2024.

Neither Old Glory Bank nor the Company has ever paid any dividends, and banking regulations and other regulatory requirements limit the amount of dividends that may be paid without prior approval of the regulatory authorities. These restrictions are generally based on the level of regulatory classified assets, the prior year’s net earnings, the ratio of equity capital to total assets, and other specific regulatory restrictions. Further, to continue to support Old Glory Bank’s growth, the Board of Directors intends to retain earnings for the purpose of satisfying its regulatory Tier 1 leverage ratio.

Regardless as to whether Old Glory Bank would be Well Capitalized under the Prompt Corrective Action (PCA) regulations (table below), as a condition to obtaining regulatory approval to purchase the bank, we were required to enter into a “commitment” to maintain a higher leverage ratio of 14.0%, which is the primary reason for this Offering. Our Tier 1 Leverage Ratio was 7.94% at June 30, 2024. At that time, $7.8 million in additional capital would have fulfilled our current regulatory capital requirement of 14.0%.

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The Bank’s actual capital amounts and ratios are presented in the following table:

	Actual		Minimum Capital Requirement		Minimum Requirements to Be Well Capitalized under Prompt Corrective Action Regulations
	Amount	Ratio	Amount	Ratio	Amount	Ratio

	(Dollars in thousands)
As of December 31, 2022:
Total Capital to Risk Weighted Assets	$11,643	121.83%	$765	8.00%	$956	10.00%
Tier 1 Capital to Risk Weighted Assets	$11,643	121.83%	$573	6.00%	$765	8.00%
Common Equity Tier 1 Capital to Risk Weighted Assets	$11,643	121.83%	$430	4.50%	$621	6.50%
Tier 1 Capital to Average Assets*	$11,643	61.43%	$758	4.00%	$948	5.00%
As of December 31, 2023:
Total Capital to Risk Weighted Assets	$10,059	93.03%	$865	8.00%	$1,081	10.00%
Tier 1 Capital to Risk Weighted Assets	$10,035	92.80%	$649	6.00%	$865	8.00%
Common Equity Tier 1 Capital to Risk Weighted Assets	$10,035	92.80%	$487	4.50%	$703	6.50%
Tier 1 Capital to Average Assets*	$10,035	10.83%	$3,707	4.00%	$4,634	5.00%
As of June 30, 2024:
Total Capital to Risk Weighted Assets	$10,279	86.85%	$822	8.00%	$1,184	10.00%
Tier 1 Capital to Risk Weighted Assets	$10,248	92.80%	$615	6.00%	$947	8.00%
Common Equity Tier 1 Capital to Risk Weighted Assets	$10,248	92.80%	$461	4.50%	$769	6.50%
Tier 1 Capital to Average Assets*	$10,248	7.94%	$5,162	4.00%	$6,453	5.00%

*Note that Old Glory Bank, pursuant to separate agreements with the FDIC and Federal Reserve, is required to maintain a Tier 1 Capital to Average Assets (leverage) ratio of 14.0%.

Results of Operations.

2023 Annual Period Compared to 2022 Annual Period

The following table summarizes the Company’s results of operations and sets forth our return on equity and assets for the periods indicated:

	CY 2022	CY 2023
Net interest income	$56,086	$2,340,467
Provision for loan losses	$0	$24,349
Non-interest income	$249,498	$2,647,344
Non-interest expense	$4,762,564	$17,557,433
Income tax	$0	$0
Net income (loss)	$(4,456,980)	$(12,827,252)
Return on average assets	-2.87%	-20.01%
Return on average equity	-11.67%	-114.65%

Net Losses. The Company’s net losses were $4,456,980 for 2022, and $12,827,252 for 2023. The losses incurred by the Company during these periods are primarily the result of the procurement, development and deployment of Old Glory Bank’s 50-state mobile and online banking platform for individuals and businesses and the creation and deployment by Old Glory Bank’s innovative products, such as Old Glory Pay, Old Glory Cash-IN, and Old Glory Alliance. Further, the rapid growth of more than 45,000 new customer relationships, and the expectation of continued, significant rates of growth, required increased personnel in onboarding, customer service, fraud/risk, compliance, and deposit operations.

Interest Income. Interest income was $56,494 for 2022 and $2,340,467 for 2023. The increase in interest income is attributed to our growth in deposits, almost all of which have been held with the Federal Reserve.

Interest Expense. Interest expense was $408 for 2022 and $233,281 for 2023. The increase is attributed to our growth in deposits.

Net Interest Margin. The net interest margin for the twelve months ended December 31, 2023 was 4.3%, an increase of 1.1% compared to the annualized net interest margin of 3.2% for the one month ended December 31, 2022.

[Continued on the next page.]

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Average Balances and Interest Rates. The following table presents, for the periods indicated, the total dollar amount of interest income from average interest-earning assets, the resultant yields, and the interest expense on average interest-bearing liabilities, expressed both in dollars and rates. Average balances are derived from average daily balances. The yield on securities available-for-sale is included in investment securities and is calculated based on the historical amortized cost. The yields and rates are established by dividing income or expense dollars by the average balance of the asset or liability.

	AVERAGE BALANCES AND INTEREST RATES
	In Thousands

	One Month Ending			Twelve Months Ending
	December 31, 2022			December 31, 2023
	Average Balances	Income/ Expense	Annualized Yields/ Rates	Average Balances	Income/ Expense	Annual Yields/ Rates
Assets
Interest Bearing Due From	$506	1	1.9%	$25,901	$1,429	5.5%
Investment Securities	844	2	3.0%	710	29	4.1%
Fed Funds Sold	12,500	28	2.7%	16,877	665	3.9%
Loans	6,933	25	4.4%	5,301	215	4.1%
Total Interest-Earning Assets	20,783	57	3.3%	48,789	2,340	4.8%

Other Assets	5,083			6,667
Total Assets	$25,866			$55,455

Liabilities
Interest-Bearing Deposits
NOW Accounts	$381	$0.02	0.1%	$2,712	$29	1.1%
Savings Accounts	3,554	$0.35	0.1%	20,277	$204	1.0%
Time Deposits	299	$0.04	0.2%	241	$1	0.2%
Total Interest-Bearing Deposits	4,234	0.41	0.1%	23,230	233	1.0%

Non Interest-Bearing Deposits	6,810			20,761
Other Liabilties	2,891			2,328
Total Liabilities	13,935			46,318

Total Equity	11,931			9,137

Total Liabilities & Stockholders’ Equity	$25,866			$55,455

Net Interest Margin on Earning Assets		$56	3.2%		$2,107	4.3%

Annualized Net Interest Margin on Earning Assets		$673			$2,107

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The following table presents the effects of changing rates and volumes on our net interest income for the periods indicated. The volume column shows the effects attributable to changes in volume (change in volume multiplied by prior rate). The rate column shows the effects attributable to changes in rate (change in rate multiplied by prior volume). The volume & rate column shows the effects attributable to both volumes and rates (change in volume multiplied by change in rate). The total column represents the sum of the prior columns.

	VOLUME RATE ANALYSIS
	2023 Compared to 2022
	Increase (Decrease) Due to Change in
(In Thousands)	Volume	Average Yield/Rate	Volume & Rates	Total
Interest Income:
Interest Bearing Due from	$482	$18	$919	$1,419
Investment Securities	(4)	9	(1)	4
Fed Funds Sold	119	153	54	325
Loans	(71)	(22)	5	(88)
Total Interest Income	525	159	977	1,660
Interest Expense
Interest-Bearing Deposits
NOW Accounts	1	4	23	29
Savings Accounts	20	32	148	200
Time Deposits	(0)	0	(0)	0
Total Interest Expense	21	36	172	229
Net Interest Income	$504	$123	$805	$1,432

Non-interest Income. Non-interest income consists primarily of customer account charges and fees; net gain/loss on sale of securities; interchange revenue; and mortgage origination/sale income. Non-Interest Income was $249,498 for 2022, and $2,647,344 for 2023. The increase is mostly attributed to (i) only one month of bank operations being included in the 2022 period due to the timing of the purchase of FSBEC, compared to twelve months of bank operations being included in the 2023 period and (ii) the increased fee income associated with the rapid and significant growth of new customers from approximately 300 at the end of 2022 to approximately 35,000 at the end of 2023 (a figure that, subsequently, has exceeded 46,000 at the time of this Offering Circular).

As the issuer of the debit cards used by our customers, we receive a portion of the interchange fees paid by merchants who accept our customers’ cards for payment for goods and services. Due to the growth in our customer base, monthly interchange revenue grew from approximately $4,000 per month at the end of 2022 to approximately $68,000 per month at the end of 2023 (reflecting growth in annualized revenue run rate from $50,000 to more than $815,000). Similarly, service fees associated with our customers’ accounts grew from approximately $2,000 monthly at the end of 2022 to approximately $11,000 per month at the end of 2023. Accordingly, when factoring in the ramp-up of our customer base, these non-interest revenue streams grew from $4,000 in our reported 2022 period to approximately $331,000 for the full year of 2023.

A noteworthy component of our non-interest income in 2023 relates to our AMB subsidiary (which we sold in April 2024). Although we recorded $2.3 million in 2023 in association with gains on the sale of mortgages originated by AMB (up from $245,000 in 2022 associated with December 2022 activity), the overall operation generated a loss, as noted earlier. Our home-growth mortgage operation, established in early 2024, is expected to replace that revenue stream over time, and profitably.

Non-interest expense. Non-interest expense was $4,762,564 for 2022 and $17,557,433 for 2023. The increase is attributed to the rapid growth of Old Glory Bank from one branch in Elmore City, with about 300 customers, to an online, mobile bank with more than 35,000 customer relationships across all 50 states at the end of 2023. Major components of non-interest expense relate to the Bank’s technology platform, data processing, personnel, customer service, and marketing.

Reflecting our model of delivering a comprehensive technology solution that enables us to enroll and serve the banking needs of customers across all fifty states, our data processing costs grew from a very nominal level of a few thousand dollars monthly in 2022 (when the bank operated as a single-location, in-person branch) to $2.4 million for the full year of 2024. Considering the alternative costs associated with building a fifty-state physical branch network, we feel there is great efficiency in our digital banking model. Our Outside Charges (primarily related to our external, US-based customer service partner) totaled approximately $590,000 in 2023. The need for this comprehensive solution has grown as our customer base has grown. As with our technology platform, we consider a high level of customer service to be an important component of our offering due to our competing with both physical and digital-first banking alternatives. Salaries and Benefits grew to $9.2 million in 2023, up from $2.4 million in 2022, as we introduced new team members in technology, in-house customer service, product development and fraud management. Charge-offs associated with the fraudulent use of Old Glory Bank accounts (reported in our financial statements as Operating Losses) escalated in the early months of our digital bank’s launch. However, as described in our discussion of the June 2024 interim period below, the rate of such losses has since declined significantly to approximately $10,000 per month, a cost of business incurred by financial services institutions throughout the industry.

Interest Rate Sensitivity Analysis. One of the tools used by the Company to manage its interest rate risk is a static gap analysis as presented below. The Company also employs an earnings simulation model on a quarterly basis to monitor its interest rate sensitivity and risk and to model its balance sheet cash flows and the related income statement effects in different interest rate scenarios. The model utilizes current balance sheet data and attributes and is adjusted for assumptions as to investment maturities (including prepayments), loan prepayments, interest rates, and the level of noninterest income and noninterest expense. The data is then subjected to a “shock test” that assumes a simultaneous change in interest rates down 100 basis points, down 200 basis points, down 300 basis points, up 100 basis points, up 200 basis points and up 300 basis points. The results shown immediately below reflect a dollar impact on net interest income over Year 1 and Year 2 following December 31, 2023.

Interest Rates	Year 1	Year 2
Shock Up 300 bp	$1,085,906	$2,160,143
Shock Up 200 bp	730,915	1,452,606
Shock Up 100 bp	386,000	792,390
Shock Down 100 bp	(334,511)	(717,924)
Shock Down 200 bp	(657,319)	(1,377,234)
Shock Down 300 bp	$(996,545)	$(2,086,621)

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Six-Month June 30, 2024 Interim Period Compared to Six-Month June 30, 2023 Interim Period

The following table summarizes the Company’s results of operations and sets forth our return on equity and assets for the periods indicated:

	6 Months Ending	6 Months Ending
	June 30, 2023	June 30, 2024
Net interest income	$487,833	$2,459,833
Provision for loan losses	$1,029,500	$6,697
Non-interest income	$1,059,643	$1,438,329
Non-interest expense	$5,909,007	$11,061,517
Income tax	$0	$0
Net income (loss)	$(4,391,674)	$(7,170,052)
Return on average assets	-27.92%	-11.81%
Return on average equity	-85.62%	-129.31%

Net Losses. The Company’s net losses were $4,391,674 for the First Half of 2023 (“FH 23”) and $7,170,052 for the First Half of 2024 (“FH 24”). The losses incurred by the Company during these periods are primarily the result of the procurement, development and deployment of Old Glory Bank’s 50-state mobile and online banking platform for individuals and businesses and the creation and deployment of Old Glory Bank’s innovative products, such as Old Glory Pay, Old Glory Cash-IN, and Old Glory Alliance. Further, the rapid growth of more than 45,000 new customer relationships, and the expectation of continued, significant rates of growth, required increased personnel in onboarding, customer service, fraud/risk, compliance, and deposit operations.

Interest Income. Interest income was $511,673 for FH 23 and $2,845,968 for FH 24. The increase in interest income is attributed to our growth in deposits, almost all of which have been held with the Federal Reserve.

Interest Expense. Interest expense was $11,565 for FH 23 and $386,135 for FH 24. The increase is attributed to our growth in deposits.

Net Interest Margin. The annualized net interest margin for the six months ended June 30, 2024 was 4.5%, an increase of 0.3% as compared to the annualized net interest margin of 4.2% for the six months ended June 30, 2023.

Average Balances and Interest Rates. The following table presents, for the periods indicated, the total dollar amount of interest income from average interest-earning assets, the resultant yields, and the interest expense on average interest-bearing liabilities, expressed both in dollars and rates. Average balances are derived from average daily balances. The yield on securities available-for-sale is included in investment securities and is calculated based on the historical amortized cost. The yields and rates are established by dividing income or expense dollars by the average balance of the asset or liability and then doubling such figures to generate annualized numbers.

	AVERAGE BALANCES AND INTEREST RATES
	In Thousands

	Six Months Ending			Six Months Ending
	June 30, 2023			June 30, 2024
	Average Balances	Income/ Expense	Annualized Yields/ Rates	Average Balances	Income/ Expense	Annualized Yields/ Rates
Assets
Interest Bearing Due From	$575	$5	1.7%	$90,458	$2,398	5.3%
Investment Securities	743	12	3.2%	556	21	7.6%
Fed Funds Sold	17,321	374	4.3%	12,741	316	5.0%
Loans	4,958	118	4.8%	5,227	109	4.2%
Total Interest-Earning Assets	23,597	509	4.3%	108,982	2,844	5.2%

Other Assets	8,348			7,894
Total Assets	$31,945			$116,876

Liabilities
Interest-Bearing Deposits
NOW Accounts	$459	$1	0.4%	$5,930	$35	1.2%
Savings Accounts	7,203	10	0.3%	56,561	350	1.2%
Time Deposits	292	1	0.7%	75	1	2.7%
Total Interest-Bearing Deposits	7,954	12.00	0.3%	62,566	386	1.2%

Non Interest-Bearing Deposits	11,211			44,102
Other Liabilties	2,495			481
Total Liabilities	21,660			107,149

Total Equity	10,285			9,727

Total Liabilities & Stockholders’ Equity	$31,945			$116,876

Net Interest Margin on Earning Assets		$497	4.2%		$2,458	4.5%

Annualized Net Interest Margin on Earning Assets		$5,964			$4,916

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The following table presents the effects of changing rates and volumes on our net interest income for the periods indicated. The volume column shows the effects attributable to changes in volume (change in volume multiplied by prior rate). The rate column shows the effects attributable to changes in rate (change in rate multiplied by prior volume). The volume & rate column shows the effects attributable to both volumes and rates (change in volume multiplied by change in rate). The total column represents the sum of the prior columns.

	VOLUME RATE ANALYSIS
	YTD June 30, 2024 Compared to YTD June 30, 2023
	Increase (Decrease) Due to Change in
(In Thousands)	Volume	Average Yield/Rate	Volume & Rates	Total
Interest Income:
Interest Bearing Due from	$782	$10	$1,601	$2,393
Investment Securities	(3)	16	(4)	9
Fed Funds Sold	(99)	56	(15)	(58)
Loans	6	(15)	(1)	(9)
Total Interest Income	686	107	1,582	2,335
Interest Expense
Interest-Bearing Deposits
NOW Accounts	12	2	20	34
Savings Accounts	69	35	237	340
Time Deposits	(1)	3	(2)	-
Total Interest Expense	80	39	255	374
Net Interest Income	$606	$68	$1,327	$1,961

Non-interest Income. Non-interest income consists primarily of customer account charges and fees; net gain/loss on sale of securities; interchange revenue; and mortgage origination/sale income. Non-Interest Income was $1,029,500 for FH 23 and $1,438,329 for FH 24. The increase is mostly attributed to the rapid growth of new customers. Representative of this increase is our growth in interchange fee revenue, which grew from approximately $23,000 for the month of June 2023 to over $80,000 for the month of June 2024.

Non-interest expense. Non-interest expense was $5,909,007 for FH 23 and $11,061,517 for FH 24. The increase is attributed to the rapid growth of Old Glory Bank from one branch in Elmore City, with about 300 customers, to an online, mobile bank with more than 42,000 newly established customer relationships across all 50 states by mid-2024. Major components of non-interest expense relate to the Bank’s technology platform, data processing, personnel, customer service, and marketing. A primary driver among these expense items was data processing, which relates to our technology costs associated with our front-end customer interface, our back-end core banking system, and the payment processing services required to fulfill our customers’ transactions. The negative effect of Operating Losses, or the costs incurred as a result of fraudulent use of our accounts, improved significantly in the first half of 2024, totaling just $62,195. This level of loss is in sharp contrast to the 866,847 incurred in the full year of 2023. This operational improvement is due to a range of enhancements to our technology and our continued investment in personnel. Although the Operating Losses in FH 24 were approximately $25,000 greater than in FH 23, that prior year period had very limited exposure to misuse of accounts due to our digital banking solution not being introduced to the general public until April 2023.

Interest Rate Sensitivity Analysis. One of the tools used by the Company to manage its interest rate risk is a static gap analysis as presented below. The Company also employs an earnings simulation model on a quarterly basis to monitor its interest rate sensitivity and risk and to model its balance sheet cash flows and the related income statement effects in different interest rate scenarios. The model utilizes current balance sheet data and attributes and is adjusted for assumptions as to investment maturities (including prepayments), loan prepayments, interest rates, and the level of noninterest income and noninterest expense. The data is then subjected to a “shock test” that assumes a simultaneous change in interest rates down 100 basis points, down 200 basis points, down 300 basis points, up 100 basis points, up 200 basis points and up 300 basis points. The results shown immediately below reflect a dollar impact on net interest income over Year 1 and Year 2 following June 30, 2024.

Interest Rates	Year 1	Year 2
Shock Up 300 bp	$1,570,325	$3,029,705
Shock Up 200 bp	1,062,128	2,036,337
Shock Up 100 bp	571,110	1,123,814
Shock Down 100 bp	(462,194)	(1,021,901)
Shock Down 200 bp	(915,620)	(1,931,309)
Shock Down 300 bp	$(1,396,373)	$(2,922,241)

[Continued on the next page.]

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Consolidated Balance Sheets

CONSOLIDATED BALANCE SHEETS
December 31,	2023	2022

Assets

Cash and Due from Banks	$7,042,405	$2,113,571
Federal Funds Sold	17,394,540	12,629,000
Excess Balance Account at the Federal Reserve	64,457,460	-
Interest Bearing Deposits with Other Banks	668,882	400,000
TOTAL CASH AND CASH EQUIVALENTS	89,563,287	15,142,571

Interest Bearing Deposits with Other Banks	240,448	250,000
Investment Securities Available for Sale (amortized cost $670,742 and $821,802, net of allowance for credit losses of $0 and $0, at December 31, 2023 and 2022, respectively)	678,698	827,847
Mortgage Loans Held for Sale, at fair value	1,717,996	3,008,341

Loans:
Total, net of credit mark	3,191,386	3,855,574
Allowance for Credit Losses	(24,349)	-
NET LOANS	3,167,037	3,855,574

Federal Reserve Bank and Other Bank Stocks	38,327	38,327
Premises and Equipment	503,471	317,385
Goodwill	-	761,995
Core Deposit Intangible	126,000	140,000
Accrued Interest	20,751	42,671
Prepaid Expenses	1,961,018	469,969
Other Assets	432,909	144,912
TOTAL ASSETS	$98,449,942	$24,999,592

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CONSOLIDATED BALANCE SHEETS, CONTINUED
December 31,	2023	2022

Liabilities and Stockholders’ Equity

Deposits:
Non Interest Bearing	$38,186,141	$6,360,053
Interest Bearing	48,092,920	4,155,173
TOTAL DEPOSITS	86,279,061	10,515,226

Warehouse Line of Credit	1,595,026	1,644,970
Repurchase Reserve	225,149	225,149
Accrued Interest and Other Liabilities	183,416	64,781
TOTAL LIABILITIES	88,282,652	12,450,126
Stockholders’ Equity:
Class A Common Stock, $0.0001 par value; 25,000,000 shares authorized; 19,088,600 and 17,000,000 shares issued at December 31, 2023 and 2022, respectively	1,909	1,700
Class B Common Stock, $0.0001 par value; 75,000,000 shares authorized; 19,937,000 shares issued at December 31, 2023 and 2022	-	-
Surplus	27,443,033	17,000,242
Accumulated Deficit	(17,284,232)	(4,456,980)
Accumulated Other Comprehensive Income	6,580	4,504
TOTAL STOCKHOLDERS’ EQUITY	10,167,290	12,549,466

TOTAL LIABILITIES & STOCKHOLDERS’ EQUITY	$98,449,942	$24,999,592

Class B Founder Shares. At the time that the Company was formed, and prior to its initial capital raise, a total of 19,937,000 Class B shares were issued to founders of the Company and early contributors to the formation of the business. Because (i) the shares were deemed to have no value at the time of such issuance and (ii) there was no purchase price associated with their transfer, these founder shares are recorded in our financial statements at zero value.

Class B Warrants. The warrants to purchase Class B Common Shares referenced in the notes to our audited annual financial statements reflect the 1,066,00 and 651,000 warrants outstanding as of December 31, 2023 and December 31, 2022, respectively. These warrants were issued to various individuals and vendors associated with Old Glory Bank, as well as the sellers of FSBEC. Following is a breakdown of the warrants by category of recipient:

	Warrants to purchase Class B Shares
Recipient Category	as of 12/31/22	as of 12/31/23
Company Directors & Advisors	130,000	525,000
Company Vendors	165,000	185,000
Previous Ownership of FSBEC	356,000	356,000
Total	651,000	1,066,000

The warrants to purchase Class B Common Shares convey the holder the right to exercise their warrants within a period of ten years from the date of their grant, at a purchase price noted in the associated warrant agreement. We report in the notes to our financial statements the number of outstanding warrants. When a warrant is ultimately exercised, the associated purchase price of the shares purchased is posted to the stockholder’s equity section of our balance sheet. The earliest date of warrants granted is April 1, 2022, and the execution purchase price for each of the warrants outstanding as of December 31, 2023 and December 31, 2022 is $1.00, for an aggregate purchase price of $1,066,000 and $651,000 as of December 31, 2023 and December 31, 2022, respectively, as outlined below:

	Outstanding Warrants to Purchase Class B Shares as of		Strike Price	Total Exercise Price of Warrants as of
Recipient	12/31/22	12/31/23		12/31/22	12/31/23
Various Holders	651,000	1,066,000	$1.00	$651,000	$1,066,000

Total	651,000	1,066,000	$1.00	$651,000	$1,066,000

Page | 73

Below is an outline of the accounting treatment utilized for the warrants in preparation of the Company’s financial reporting for the 2022 and 2023 fiscal years and the June 2024 interim period.

There are three scenarios under which warrants were granted:

1. 356,000 warrants issued to the sellers of First State Bank in Elmore City at the time of the Bank’s purchase in November 2022 (“Seller Warrants”)

2. 710,000 warrants issued in 2022 and 2023 to various vendors, consultants and advisors in partial consideration for services to be rendered to the Company and Bank (“Provider Warrants”)

3. Issuance to investors in conjunction with the Company’s post June 30, 2024, capital raise (“Investor Warrants”)

The Seller Warrants were accounted for under ASC 805-30-30-7 and were estimated to have zero fair value at the time of issuance and therefore had no impact on the consideration transferred as part of this business combination.

The Provider Warrants were accounted for under ASC 718, as amended by ASU 2018-07. Ordinarily, such warrants would be recorded by expensing the fair value of the warrant over the requisite service period. However, due to the difficulty in arriving at a value of the B common stock at the time of the warrant grants in 2022 and 2023, Management took the position of utilizing the intrinsic value method available under ASC 718-10-15-3, similar to its treatment of the Class B common stock options granted in 2022 and 2023. Accordingly, since there was no determinable value at the time of their issuance and no intrinsic value established since, no expense relating to Provider Warrants was recognized in the 2022 or 2023 financial statements.

The Investor Warrants were issued in September and October of 2024 (i.e., in periods subsequent to the Company’s June 30, 2024, six-month interim period). The Investor Warrants will be accounted for under ASC 815-40, as they were issued in conjunction with a financing event. It is not expected that the warrants will be accounted for as a liability under ASC 480-10 (as none of the requisite criteria applies). Rather, the fair value of the warrants will be recorded in equity via a transfer out of common stock, as the terms of the warrants meet the relevant criteria in ASC 815-40.

Statements of Income (Loss)

CONSOLIDATED STATEMENTS OF INCOME (LOSS)
	Year Ended December 31, 2023	Year Ended December 31, 2022

INTEREST INCOME
Interest and Fees on Loans	$215,287	$25,343
Interest on Federal Funds Sold	665,278	28,349
Interest on Excess Balance Account	1,278,579	-
Interest on Deposits in Other Banks	150,106	661
Interest on Investment Securities	29,217	2,141
Dividends on Restricted Stock	2,000	-
TOTAL INTEREST INCOME	2,340,467	56,494

INTEREST EXPENSE
Deposits	233,281	408
TOTAL INTEREST EXPENSE	233,281	408

NET INTEREST INCOME	2,107,186	56,086

Provision for Credit Losses	24,349	-

NET INTEREST INCOME AFTER PROVISION FOR CREDIT LOSSES	2,082,837	56,086

NONINTEREST INCOME
Service Charges, Fees and Other	310,578	3,667
Gain on sale of mortgage loans	2,316,067	245,713
Other Operating Income	20,699	118
TOTAL NONINTEREST INCOME	$2,647,344	$249,498

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CONSOLIDATED STATEMENTS OF INCOME (LOSS), CONTINUED

	Year Ended December 31, 2023	Year Ended December 31, 2022

NONINTEREST EXPENSE
Salaries and Employee Benefits	$9,225,471	$2,384,317
Occupancy and Equipment	544,069	60,266
Origination and Processing Costs for Mortgage Loans	200,997	-
Data Processing	2,308,265	738
Loan Expense	31,251	12,694
Office Expense	40,699	12,396
Insurance	90,453	5,313
Training and Employee	240,925	148,634
Marketing	648,025	360,609
Operating Losses	866,847	-
Software and Subscriptions	153,934	17,311
Franchise Taxes	31,333	147
Consultants	610,944	1,042,309
Outside Charges	593,375	-
Bank Director Fees	225,000	58,334
Holding Company Director Fees	475,008	422,922
Audit, Tax, and Accounting	136,530	53,457
Legal	11,832	117,960
Core Deposit Intangible Amortization	14,000	-
Miscellaneous Expenses	346,480	65,157
Goodwill impairment	761,995	-
TOTAL NONINTEREST EXPENSE	17,557,433	4,762,564
LOSS BEFORE INCOME TAXES	(12,827,252)	(4,456,980)
Income Taxes	-	-
NET LOSS	$(12,827,252)	$(4,456,980)

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CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME (LOSS)

	Year Ended December 31, 2023	Year Ended December 31, 2022

NET LOSS	$(12,827,252)	$(4,456,980)

Other comprehensive income before tax:
Unrealized gain on investment securities available for sale:
Unrealized holding gain	2,787	6,045

Income tax expense:
Unrealized gain on investment securities available for sale	711	1,541
Other comprehensive income	2,076	4,504

COMPREHENSIVE LOSS	$(12,825,176)	$(4,452,476)

Stockholder Equity and Cash Flow

CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY

	Class B Common Shares	Class A Common Shares	Common		Accumulated	Accumulated Other Comprehensive
	Outstanding	Outstanding	Stock	Surplus	Deficit	Income	Total

Balance, December 31, 2021	-	-	$-	$-	$-	$-	$-

Capital Contribution	-	17,000,000	1,700	17,000,242	-	-	17,001,942
Issuance of Class B Shares	19,937,000	-	-	-	-	-	-

Comprehensive income (loss)
Net loss	-	-	-	-	(4,456,980)	-	(4,456,980)
Other comprehensive income	-	-	-	-	-	4,504	4,504

Balance, December 31, 2022	19,937,000	17,000,000	$1,700	$17,000,242	$(4,456,980)	$4,504	$12,549,466

Capital Contribution	-	2,088,600	209	10,442,791	-	-	10,443,000

Comprehensive income (loss)
Net loss	-	-	-	-	(12,827,252)	-	(12,827,252)
Other comprehensive income	-	-	-	-	-	2,076	2,076

Balance at December 31, 2023	19,937,000	19,088,600	$1,909	$27,443,033	$(17,284,232)	$6,580	$10,167,290

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CONSOLIDATED STATEMENTS OF CASH FLOWS

	Year Ended December 31, 2023	Year Ended December 31, 2022

Cash flows from operating activities:
Net loss	$(12,827,252)	$(4,456,980)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation	56,819	1,404
Provision for credit losses	24,349	-
Amortization of core deposit intangible	14,000	-
Gain on sale of mortgage loans	(2,316,067)	(245,713)
Proceeds from loan sales	57,005,170	4,987,741
Loans originated for sale	(53,398,758)	(6,186,222)
Net accretion of securities available for sale	(10,021)	(377)
Goodwill impairment	761,995	-
Net decrease (increase) in accrued interest	21,921	(42,671)
Net increase in prepaid expenses	(1,491,049)	(469,969)
Net increase in other assets	(287,997)	(10,299)
Net increase in accrued interest and other liabilities	118,635	12,201
Net cash used in operating activities	(12,328,255)	(6,410,885)

Cash flows from investing activities:
Net change in interest bearing deposits with other banks	9,552	-
Net decrease in loans	664,188	575,630
Maturities in investment securities available for sale	161,245	-
Cash received from bank acquisition, net	-	2,814,158
Purchases of premises and equipment	(242,905)	(11,132)
Net cash, provided by investing activities	$592,080	$3,378,656

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CONSOLIDATED STATEMENTS OF CASH FLOWS, CONTINUED

	Year Ended December 31, 2023	Year Ended December 31, 2022

Cash flows from financing activities:
Net increase in non interest bearing deposits	$31,826,088	$331,606
Net change in interest bearing deposits	43,937,747	(82,401)
Capital contributions	10,443,000	17,001,942
Net (repayments of) proceeds from warehouse line of credit	(49,944)	923,653
Net cash provided by financing activities	86,156,891	18,174,800

Net increase in cash and cash equivalents	74,420,716	15,142,571

Cash and cash equivalents at beginning of period	15,142,571	-

Cash and cash equivalents at end of period	$89,563,287	$15,142,571

Schedule of Certain Cash Flow Information

Interest paid	$204,315	$1,822

Income taxes paid	$-	$-

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CONSOLIDATED BALANCE SHEETS

	June 30, 2024 (Unaudited)	December 31, 2023

Assets

Cash and Due from Banks	$12,394,734	$7,042,405
Federal Funds Sold	27,039,868	17,394,540
Excess Balance Account at the Federal Reserve	91,601,132	64,457,460
Interest Bearing Deposits with Other Banks	675,177	668,882
TOTAL CASH AND CASH EQUIVALENTS	131,710,911	89,563,287

Interest Bearing Deposits with Other Banks	138,005	240,448
Investment Securities Available for Sale (amortized cost $619,607 and $670,742, net of allowance for credit losses of $0 and $0, at June 30, 2024 and December 31, 2023, respectively)	612,230	678,698
Mortgage Loans Held for Sale, at fair value	628,000	1,717,996

Loans:
Total, net of credit mark	2,709,198	3,191,386
Allowance for Credit Losses	(31,046)	(24,349)
NET LOANS	2,678,152	3,167,037

Federal Reserve Bank and Other Bank Stocks	38,327	38,327
Premises and Equipment	491,926	503,471
Core Deposit Intangible	119,000	126,000
Accrued Interest	21,184	20,751
Prepaid Expenses	2,553,076	1,961,018
Other Assets	5,001	432,909
TOTAL ASSETS	$138,995,812	$98,449,942

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CONSOLIDATED BALANCE SHEETS, CONTINUED

	June 30, 2024 (Unaudited)	December 31, 2023

Liabilities and Stockholders’ Equity

Deposits:
Non Interest Bearing	$47,268,833	$38,186,141
Interest Bearing	81,247,363	48,092,920
TOTAL DEPOSITS	128,516,196	86,279,061

Warehouse Line of Credit	-	1,595,026
Repurchase Reserve	-	225,149
Accrued Interest and Other Liabilities	128,659	183,416
TOTAL LIABILITIES	128,644,855	88,282,652
Stockholders’ Equity:
Class A Common Stock, $0.0001 par value; 25,000,000 shares authorized; 20,258,608 and 19,088,600 shares issued at June 30, 2024 and December 31, 2023, respectively	2,026	1,909
Class B Common Stock, $0.0001 par value; 75,000,000 shares authorized; 20,293,000 and 19,937,000 shares issued at June 30, 2024 and December 31, 2023	36	-
Surplus	34,818,930	27,443,033
Accumulated Deficit	(24,454,284)	(17,284,232)
Accumulated Other Comprehensive Income (Loss)	(15,751)	6,580
TOTAL STOCKHOLDERS’ EQUITY	10,350,957	10,167,290

TOTAL LIABILITIES & STOCKHOLDERS’ EQUITY	$138,995,812	$98,449,942

Class B Founder Shares. At the time that the Company was formed, and prior to its initial capital raise, a total of 19,937,000 Class B shares were issued to founders of the Company and early contributors to the formation of the business. Because (i) the shares were deemed to have no value at the time of such issuance and (ii) there was no purchase price associated with their transfer, these founder shares are recorded in our financial statements at zero value.

Class B Warrants. The warrants to purchase 710,000 Class B Common Shares referenced in the notes to our June 30, 2024 interim financial statements reflect the number outstanding as of June 30, 2024. These warrants were issued to various individuals and vendors associated with Old Glory Bank. Following is a breakdown of the warrants by category of recipient:

Recipient Category	Warrants to purchase Class B Shares
Company Directors & Advisors	525,000
Company Vendors	185,000
Total	710,000

The warrants to purchase Class B Common Shares convey the holder the right to exercise their warrants within a period of ten years from the date of their grant, at a purchase price noted in the associated warrant agreement. We report in the notes to our interim financial statements the number of outstanding warrants. When a warrant is ultimately exercised, the associated purchase price of the shares purchased is posted to the stockholder’s equity section of our balance sheet. The earliest date of warrants granted is April 1, 2022, and the execution purchase price for each of the 710,000 warrants outstanding as of June 30, 2024 is $1.00, for an aggregate purchase price of $710,000, as outlined below:

Recipient	Outstanding Warrants to Purchase Class B Shares		Strike Price	Total Exercise Price
Various Holders	710,000		$1.00	$710,000

Total	710,000	weighted average:	$1.00	$710,000

Below is an outline of the accounting treatment utilized for the warrants in preparation of the Company’s financial reporting for the 2022 and 2023 fiscal years and the June 2024 interim period.

There are three scenarios under which warrants were granted:

1. 356,000 warrants issued to the sellers of First State Bank in Elmore City at the time of the Bank’s purchase in November 2022 (“Seller Warrants”)

2. 710,000 warrants issued in 2022 and 2023 to various vendors, consultants and advisors in partial consideration for services to be rendered to the Company and Bank (“Provider Warrants”)

3. Issuance to investors in conjunction with the Company’s post June 30, 2024, capital raise (“Investor Warrants”)

The Seller Warrants were accounted for under ASC 805-30-30-7 and were estimated to have zero fair value at the time of issuance and therefore had no impact on the consideration transferred as part of this business combination.

The Provider Warrants were accounted for under ASC 718, as amended by ASU 2018-07. Ordinarily, such warrants would be recorded by expensing the fair value of the warrant over the requisite service period. However, due to the difficulty in arriving at a value of the B common stock at the time of the warrant grants in 2022 and 2023, Management took the position of utilizing the intrinsic value method available under ASC 718-10-15-3, similar to its treatment of the Class B common stock options granted in 2022 and 2023. Accordingly, since there was no determinable value at the time of their issuance and no intrinsic value established since, no expense relating to Provider Warrants was recognized in the 2022 or 2023 financial statements.

The Investor Warrants were issued in September and October of 2024 (i.e., in periods subsequent to the Company’s June 30, 2024, six-month interim period). The Investor Warrants will be accounted for under ASC 815-40, as they were issued in conjunction with a financing event. It is not expected that the warrants will be accounted for as a liability under ASC 480-10 (as none of the requisite criteria applies). Rather, the fair value of the warrants will be recorded in equity via a transfer out of common stock, as the terms of the warrants meet the relevant criteria in ASC 815-40.

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CONSOLIDATED STATEMENTS OF INCOME (LOSS)

Six Months Ended	June 30, 2024 (Unaudited)	June 30, 2023 (Unaudited)

INTEREST INCOME
Interest and Fees on Loans	$109,111	$117,722
Interest on Federal Funds Sold	315,596	374,733
Interest on Excess Balance Account	2,235,417	-
Interest on Deposits in Other Banks	162,771	5,035
Interest on Investment Securities	21,073	12,183
Dividends on Restricted Stock	2,000	2,000
TOTAL INTEREST INCOME	2,845,968	511,673

INTEREST EXPENSE
Deposits	386,135	11,565
TOTAL INTEREST EXPENSE	386,135	11,565

NET INTEREST INCOME	2,459,833	500,108

Provision for Credit Losses	6,697	12,275

NET INTEREST INCOME AFTER PROVISION FOR CREDIT LOSSES	2,453,136	487,833

NONINTEREST INCOME
Service Charges, Fees and Other	538,074	(41,059)
Gain on sale of mortgage loans	881,115	1,058,145
Other Operating Income	19,140	12,414
TOTAL NONINTEREST INCOME	$1,438,329	$1,029,500

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CONSOLIDATED STATEMENTS OF INCOME (LOSS), CONTINUED

Six Months Ended	June 30, 2024 (Unaudited)	June 30, 2023 (Unaudited)

NONINTEREST EXPENSE
Salaries and Employee Benefits	$5,058,431	$3,820,306
Occupancy and Equipment	128,140	305,565
Origination and Processing Costs for Mortgage Loans	-	61,984
Data Processing	2,855,704	405,493
Loan Expense	16,005	17,022
Office Expense	15,807	24,556
Insurance	123,313	20,049
Training and Employee	226,783	65,997
Marketing	533,206	288,146
Operating Losses	62,195	37,027
Software and Subscriptions	-	64,565
Franchise Taxes	-	8,905
Consultants	743,399	95,318
Outside Charges	511,523	113,525
Bank Director Fees	350,000	350,004
Audit, Tax, and Accounting	44,801	60,624
Legal	14,518	1,620
Core Deposit Intangible Amortization	7,000	7,000
Miscellaneous Expenses	370,692	161,301
TOTAL NONINTEREST EXPENSE	11,061,517	5,909,007
LOSS BEFORE INCOME TAXES	(7,170,052)	(4,391,674)
Income Taxes	-	-
NET LOSS	$(7,170,052)	$(4,391,674)

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CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME (LOSS)

Six Months Ended	June 30, 2024 (Unaudited)	June 30, 2023 (Unaudited)

NET LOSS	$(7,170,052)	$(4,391,674)

Other comprehensive income before tax:
Unrealized loss on investment securities available for sale:
Unrealized holding loss	(22,331)	(4,583)

Income tax expense:
Unrealized loss on investment securities available for sale	-	-
Other comprehensive income	(22,331)	(4,583)

COMPREHENSIVE LOSS	$(7,192,383)	$(4,396,257)

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CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY

	Class B Common Shares	Class A Common Shares	Common		Accumulated	Accumulated Other Comprehensive
	Outstanding	Outstanding	Stock	Surplus	Deficit	Income (Loss)	Total

Balance at December 31, 2022	19,937,000	17,000,000	$1,700	$17,000,242	$(4,456,980)	$4,504	$12,549,466

Comprehensive income (loss)
Net loss	-	-	-	-	(4,391,674)	-	(4,391,674)
Other comprehensive loss	-	-	-	-	-	(4,583)	(4,583)

Balance, June 30, 2023	19,937,000	17,000,000	$1,700	$17,000,242	$(8,848,654)	$(79)	$8,153,209

Balance at December 31, 2023	19,937,000	19,088,600	$1,909	$27,443,033	$(17,284,232)	$6,580	$10,167,290

Capital Contribution	-	1,170,008	117	7,019,933	-	-	7,020,050

Issuance of Class B Shares	356,000	-	36	355,964	-	-	356,000

Comprehensive income (loss)
Net loss	-	-	-	-	(7,170,052)	-	(7,170,052)
Other comprehensive loss	-	-	-	-	-	(22,331)	(22,331)

Balance, June 30, 2024	20,293,000	20,258,608	$2,062	$34,818,930	$(24,454,284)	$(15,751)	$10,350,957

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CONSOLIDATED STATEMENTS OF CASH FLOWS

Six Months Ended	June 30, 2024 (Unaudited)	June 30, 2023 (Unaudited)

Cash flows from operating activities:
Net loss	$(7,170,052)	$(4,391,674)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation	11,545	8,420
Provision for credit losses	6,697	12,275
Amortization of core deposit intangible	7,000	7,000
Gain on sale of mortgage loans	(883,315)	(1,058,145)
Proceeds from loan sales	21,861,281	23,155,575
Loans originated for sale	(19,887,970)	(22,558,585)
Net accretion of securities available for sale	(4,034)	(12,575)
Net increase in accrued interest	(433)	(155,774)
Net increase in prepaid expenses	(592,058)	(1,114,015)
Net decrease in other assets	427,908	119,023
Net decrease in accrued interest and other liabilities	(54,757)	275,466
Net cash used in operating activities	(6,278,188)	(5,713,009)

Cash flows from investing activities:
Decrease in interest bearing deposits with other banks	102,443	17,485
Net decrease in loans	482,188	760,122
Maturities in investment securities available for sale	48,171	161,245
Purchases of premises and equipment	-	(232,168)
Net cash provided by investing activities	$632,802	$706,684

Cash flows from financing activities:
Net increase in non interest bearing deposits	$9,082,692	$16,205,945
Net change in interest bearing deposits	33,154,443	15,862,370
Capital contributions	7,376,050	-
Net (repayments of) proceeds from warehouse line of credit	(1,820,175)	1,306,480
Net cash provided by financing activities	47,793,010	33,374,795

Net increase in cash and cash equivalents	42,147,624	28,368,470

Cash and cash equivalents at beginning of period	89,563,287	15,142,571

Cash and cash equivalents at end of period	$131,710,911	$43,511,041

Schedule of Certain Cash Flow Information

Interest paid	$386,135	$11,307

Income taxes paid	$-	$-

Future Performance

As a digital-first bank that is positioned to appeal to and serve a broad pool of online and mobile customers, Management believes that Old Glory Bank’s growth prospects are significantly greater than those of comparably sized banks that execute a physical branch business model and therefore are limited to a geography-specific target market. Not only does Old Glory Bank’s technology platform enable it to efficiently acquire and serve a nationwide customer base without having to invest in or operate a physical branch network, the Bank’s strong appeal to its mission-oriented audience enables a cost-effective customer acquisition model. Many of our customers say they feel drawn to Old Glory Bank and express their enthusiasm over becoming customers. Such a scenario is in contrast to the solicitation of customers to less brand-differentiated banks that need to spend heavily on advertising and/or offer costly financial incentives to attract new customers. Furthermore, our commitment to serving market segments that are becoming increasingly marginalized by other financial institutions (e.g., firearms related businesses and the fossil fuels industry) opens avenues for strong growth, and our commitment to privacy (not sharing private transaction data with authorities voluntarily) supports our delivery of an incremental set of revenue streams not typically available in the traditional banking model, such as Old Glory Pay’s offer of privacy-oriented transactions and Old Glory Alliance’s offer of non-judgmental crowd funding solutions.

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Legacy banks historically have leaned heavily on their ability to generate revenue from net interest income from loans and investments, as well as from account-based fees. Old Glory Bank leverages those same revenue drivers, plus many more. First, it will continue to build its credit underwriting infrastructure for commercial loans and home loans, as well as by identifying targeted segments of consumer lending in the future. Similarly, the Bank will invest prudently in high quality financial instruments to ensure it maintains attractive returns despite the inevitability of declining interest rates.

Importantly, though, Management believes that Old Glory Bank can extend beyond these traditional revenue streams by expanding the market’s adoption of other products of the Bank already in place, as well as introducing yet more products to its financial services delivery platform.

To summarize information previously set forth in this Offering Circular, the Bank’s revenue streams include the following:

●	Interest Income on Loans (traditional bank model)

●	Interest on Investments (traditional bank model)

●	Account-based fees (traditional bank model)

●	Debit Interchange. As noted earlier, the large number of customers that Old Glory Bank’s platform enables it to acquire presents a significantly greater revenue stream from debit card interchange (merchant) fees than can be achieved by traditional banks that are limited to their physical branch footprint. In addition to this ability to acquire a high number of customers, Old Glory Bank anticipates greater interchange revenue per dollar on deposit than most banks (thereby generating an enhanced return on assets), as the Bank’s Middle America target audience typically holds a modest level of deposits relative to their monthly debit spending.

●	Old Glory Pay. As described earlier, Old Glory Bank’s proprietary payments app, Old Glory Pay, delivers a unique stream of revenue. Attracted to the Bank’s commitment to financial liberty and data privacy, merchants that are freedom-minded can accept Old Glory Pay as a form of payment for their products and services. Not only do such transactions generate fee income for the Bank, the product’s structure as a closed loop payment system (i.e., payments from one Old Glory Bank customer to another) drives new customers to the Bank when a prospective user sees that they must have an Old Glory Bank account to enjoy the full benefits of Old Glory Pay. As seen with Paypal, Venmo and Zelle, there is a real opportunity for Old Glory Pay to deliver outsized financial contribution to Old Glory Bank.

●	Old Glory Alliance. The Bank’s proprietary crowd funding platform, Old Glory Alliance, satisfies an important market need while driving two components of greater profitability for the bank: (i) fee revenue when funds are disbursed to the beneficiary of a fundraising campaign and (ii) access to noninterest-bearing deposits associated with the funds raised in such campaigns. Just as the Bank’s mission and branding attract deposits from an expanding customer base, so, too, does Old Glory Alliance’s promise to not cancel on ideological grounds its customers and campaigns.

●	Future Product Extensions. The Bank’s broad market reach and technology platform present the opportunity to introduce a broader set of financial services than are available to its customers today. Notable examples include Wealth Management Services and customer-paid Insurance Products (i.e., as opposed to the Old Glory Protect benefit that is funded by the Bank itself). The Bank will continue to seek an even wider array of products to deliver to its loyal base of mission-oriented customers in both the consumer and business segments.

The Bank grew from just $10.7 million in deposits at the time FSBEC was acquired in November 2022 to more than $165 million as of the date of this Offering Circular just twenty-four months later (1600% growth). Such growth occurred despite using the first four months of that period to ready our digital banking platform for general release that did not occur until April 2023.

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Our growth do-date has been achieved primarily through non-paid, “earned media,” whereby our well-known founders often are invited as guests of tv shows and podcasts. In addition to those activities, we have conducted a modest degree of paid social media promotion. Going forward, we anticipate a more active promotional effort to follow this Offering, including paid television advertising and enhanced social media promotion.

A primary driver of our future performance will be our ability to attract new customers (both individuals and businesses) to establish a banking relationship with Old Glory Bank, maintain deposits in their account(s) and then transact their business and personal activity through Old Glory Bank. We have acquired over 46,000 new customer relationships from the time of launching our online/digital solutions until the time of this Offering Circular (having started at approximately 300 relationships).

Nevertheless, Management recognizes that there are risks associated with the Bank’s future performance. A significant decline in the overall US economy could cause consumer and business spending to contract and thereby place pressure on the Bank’s interchange revenue. Likewise, a poor economy could cause higher than anticipated credit losses from the Bank’s business and consumer loans. As a mitigating factor, a weak economy could drive more customers to Old Glory Bank than anticipated due to the availability of the Bank’s no-cost consumer account option and low-cost business account option. Likewise, Management has not observed a softening of interest in patriotism or the protection of free speech, two characteristics that the Bank promotes in its marketing and branding.

As previously explained in this Offering Circular, another risk is that the Bank faces might not be successful in its capital raising efforts. Management assumes three future capital raises: the current offering of $35 million within 120 days of the date of this Offering Circular, an additional offering of $30 million by the end of 2025 and another offering of $30 million in 2026. It is the view of Management that these capital raises, coupled with the retention of future earnings once the Bank becomes profitable, will be sufficient to fund the Bank’s assumed growth and enable the Bank to maintain the level of regulatory capital that is then required.

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Board of Directors and Key Team Members

Shared Management Structure

The President, Treasurer/CFO, and Secretary of Old Glory Holding Company are the same individuals that perform that role at Old Glory Bank, as reflected bellow. These individuals perform their roles at Old Glory Holding Company gratis.

Michael Ring, President and CEO, is on the Board of Directors of both Old Glory Holding Company and Old Glory Bank.

Board of Directors of Old Glory Holding Company

Name	Position(s)	Age	Director Since	Term
Dr. Ben Carson	Director	72	3/31/22	Elected Annually
Tony Dieste	Director	59	3/31/22	Elected Annually
Larry Elder	Director	72	3/31/22	Elected Annually
Mike Ring	Director, President & CEO	59	11/9/21	Elected Annually
Dan Schneider	Director	58	3/31/22	Elected Annually

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The aggregate annual Board Fees for all of the Company’s Directors is $475,000. There are no family relationships. There are no legal proceedings against any of these Directors.

Dr. Ben Carson. Secretary Carson is an American retired neurosurgeon and politician who served as the 17th United States Secretary of Housing and Urban Development (HUD) from 2017 to 2021 and is a member of the Board of Directors of Old Glory Holding Company since May of 2022. As Secretary of HUD, Secretary Carson was responsible for an organization comprising of approximately 9,600 employees and an annual budget of approximately $44 billion to provide affordable housing. Secretary Carson was a candidate for President of the United States in the 2016 Republican primaries. He is considered a pioneer in the field of neurosurgery. Secretary Carson has written seven best-selling books. In 2021, Secretary Carson launched The American Cornerstone Institute, a tax-exempt entity that champions conservative solutions to the problems facing our nation. Sectary Carson serves as the Executive Director of this institute and its fundamental “cornerstones” are Faith, Liberty, Community, and Life.

Tony Dieste. Mr. Dieste is a member of the Board of Directors of Old Glory Holding Company since May of 2022 and is the founder and Executive Chairman of one of the country’s most influential and longest-running multicultural marketing and advertising agencies, Dieste Inc., now owned by a public, corporate communications holding company. Mr. Dieste is a pioneer and recognized authority on multicultural marketing and media and has helped shape and build relevancy for many of America’s iconic brands. Mr. Dieste was inducted to the American Advertising Federation (AAF) “Hall of Achievement” and was named as one of the 100 Most US Influential Latinos in the US. Mr. Dieste serves on multiple boards and has a long history in private equity and technology companies.

Larry Elder. Mr. Elder is a member of the Board of Directors of Old Glory Holding Company since May of 2022, an American talk radio and television host, author, film producer, and former candidate for Governor of California and President of the United States. An attorney who hosts The Larry Elder Show, Mr. Elder’s calling card is “we have a country to save,” and that means returning to the bedrock Constitutional principles of limited government and maximum personal responsibility. Mr. Elder has a daily radio show syndicated nationally and a weekly podcast. Mr. Elder is a best-selling author of five books, including “As Goes California: My Mission to Rescue the Golden State and Save the Nation,” and “A Lot Like Me: A Father and Son’s Journey to Reconciliation.” He won a Los Angeles Emmy for “Best News Special” in 1999 and in 2015 was awarded a star on the Hollywood Walk of Fame.

Mike Ring. Mr. Ring is the President and CEO of Old Glory Bank since November of 2022 and a member of the Board of Directors of Old Glory Holding Company since November of 2021. Mr. Ring is a corporate and securities lawyer (JD and LLM in Tax), and prior to forming his own law firm, was a partner in the Corporate and Securities Group of the international law firm, Greenberg Traurig, LLP. Mr. Ring has more than 25 years working directly with small-and mid-cap companies. Mr. Ring is also a founder of Haymon Sports, a sports management firm of professional boxers and owner of the Premier Boxing Champions series (PBC), the world’s largest and most successful boxing company, spanning multiple continents and networks. Mr. Ring provided services as COO to Haymon Sports from 2014 to 2022. Mr. Ring was also one of the founders and Board Members of Katz Broadcasting, the creator of four over-the-air networks.

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Dan Schneider. Mr. Schneider is a member of the Board of Directors of Old Glory Holding Company since May of 2022 and has served as the Vice President of Media Research Center and Free Speech America since Sept of 2022. From 2014 to Sept 2022, he was the Executive Director of The American Conservative Union (ACU), where he was instrumental in helping ACU re-imagine its flagship event, The Conservative Political Action Conference, known as CPAC. Mr. Schneider started his career in Washington as chief of staff to Congressman Jim Ryun of Kansas. He went on to serve in the George W. Bush Administration, first as the White House Liaison to Labor Secretary Elaine L. Chao, then as an aid to the President, and finally as an acting assistant secretary at the Department of Health and Human Services. Before joining ACU, Mr. Schneider held a unique position in the U.S. Senate; over five years, he personally selected 300 participants to serve on various bipartisan boards and commissions in the executive branch during the Obama Administration.

Board of Directors of Old Glory Bank

Name	Position(s)	Age	Director Since	Term
Bennett Brown	Director, Chief Credit Officer	77	11/30/22	Elected Annually
Clay Christensen	Director	67	11/30/22	3 years ending 11/31/25
Governor Mary Fallin Christensen*	Director	69	11/30/22	3 years ending 11/31/25
Robert Halford	Director, CFO	57	11/30/22	Elected Annually
Joseph Meade	Director	63	09/05/24	Elected Annually
Mike Ring	Director	59	11/30/22	Elected Annually

The aggregate annual Board Fees for all of the Old Glory Bank’s Directors is $350,000.

*Governor Fallin is married to Mr. Christensen’s brother, and there are no other family relationships. There are no legal proceedings against any of these Directors.

Bennett Brown. Mr. Brown is the Chief Credit Officer of Old Glory Bank and a member of the Board of Directors of Old Glory Bank since November of 2022. Mr. Brown has more than 50 years in banking, including 7 years as a Bank Examiner at the OCC. Mr. Brown has been a Market President for various big banks and has been President and CEO of 3 community banks, plus started 2 de novo banks, National Bank of Jacksonville in 1987 and American Enterprise Bank of Florida in 2004 where he stayed until 2021. Brown served in the US Army and was stationed at Fort Sill, Oklahoma, in the 1970s.

Clay Christensen. Mr. Christensen is a member of the Board of Directors of Old Glory Bank since November of 2022, and is the former CEO and Chairman of the Board of First State Bank (the predecessor of Old Glory Bank). Mr. Christensen has also been affiliated and involved with First State Bank since 1992 as either an attorney, officer, director or owner. A life-long Oklahoma resident, Mr. Christensen graduated from Oklahoma State and obtained his law degree from the University of Oklahoma. Mr. Christensen is the founder, and current Managing Director, of Christensen Law Group, PLLC, a full-service law firm in Oklahoma City, with an emphasis on Banking Law and Employment. For numerous years, he was the President and an officer of the Oklahoma Venture Forum, as well as President and an officer for the Deer Creek-Edmond School Foundation. He is recognized frequently in Super Lawyers, Best Lawyers, America’s Most Honored Lawyers, and received a Preeminent ranking by Martindale-Hubbell.

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Governor Mary Fallin Christensen. Governor Fallin is a member of the Board of Directors of Old Glory Bank since November of 2022 and served as the 27th governor of Oklahoma from 2011 to 2019. She is the first and only woman to be elected Governor of Oklahoma. Governor Fallin also served two terms in the US House of Representatives (5th Congressional District), and she was the first Oklahoma congresswoman since Alice Mary Robertson in 1920. Governor Fallin served on the Committees for Small Business, Armed Services, Natural Resources, and Transportation & Infrastructure. Governor Fallin was also elected to serve as the 14th Lieutenant Governor of Oklahoma and served for three terms. Governor Fallin served as chair of the National Lieutenant Governor’s Association and was the National Chair of the Governor’s Association during her first term in office. In addition, Governor Fallin was the chair of the Republican Lieutenant Governor’s Association.

Robert Halford. Mr. Halford is the Chief Financial Officer and Senior Vice President of Operations of Old Glory Bank and a member of the Board of Directors of Old Glory Bank since November of 2022. Mr. Halford has an MBA from the University of Mississippi and a Bachelor of Professional Accountancy from Mississippi State University. Mr. Halford has been a CFO and SVP of Operations at various community banks for 30 years. Mr. Halford was a co-founder of First Commercial Bank (Jackson, MS), a $500 million asset bank that he served as CFO for 21 years until 2021. Mr. Halford was also Vice President and Chief Compliance Officer of Wealth Solutions for Smith Shellnut Willson LLC, starting in 2021 until joining Old Glory Bank. Two of the three banks where Mr. Halford has served as CFO were de novo banks.

Joseph Meade. Mr. Meade is a member of the Board of Directors of Old Glory Bank since September 2024. Mr. Meade worked with the FDIC for 40 years until retiring as the Assistant Regional Director with oversight of examinations and bank applications in Oklahoma, Texas, and Arkansas in July 2024. Mr. Meade also served as Acting Deputy Regional Director in both the Dallas and San Francisco Regional Offices and served as a Section Chief in the Washington Office with oversight of enforcement actions and Large Banks. He also spent over 20 years as an instructor for the FDIC in the Washington headquarters. Recently, Mr. Meade joined Chain Bridge Partners, LLP as a Director. Mr. Meade has served as an advisor for the Southwest Graduate School of Bank at Southern Methodist University. He is a graduate of Fort Hays State University, Hays, Kansas and he Graduate School of Banking at the University of Wisconsin, Madison, Wisconsin.

Mike Ring. Mr. Ring is the President and CEO of Old Glory Bank and a member of the Board of Directors of Old Glory Bank since November of 2022. Mr. Ring is a corporate and securities lawyer (JD and LLM in Tax), and prior to forming his own law firm, was a partner in the Corporate and Securities Group of the international law firm, Greenberg Traurig, LLP. Mr. Ring has more than 25 years working directly with small-and mid-cap companies. Mr. Ring is also a founder of Haymon Sports, a sports management firm of professional boxers and owner of the Premier Boxing Champions series (PBC), the world’s largest and most successful boxing company. Mr. Ring provided services as COO to Haymon Sports from 2014 to 2022. Mr. Ring was also one of the founders and Board Members of Katz Broadcasting, the creator of four over-the-air networks.

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Executive Officers and Key Team Members

Mike Boylson is Chief Marketing Officer of Old Glory Bank since November of 2022 and before the Bank’s acquisition, of Old Glory Holding Company since 2021. Mike previously served as CMO of JCPenney where he retired in 2011 after 33 years with the company, including more than ten years in marketing and communications. For eight years while he was CMO, JCPenney had its strongest growth period in history. Mike managed the strategic branding for JCPenney’s top-eight private brands, plus oversaw all customer service call centers, and managed an active customer relationship list of over 44 million. In 2006, JCPenney won the NRF Worldwide Brand Launch of the Year, for “Everyday Matters,” of which Mike managed the creation and execution. He was named to Brandweek’s Power Players eight years in a row and was inducted into the Retail Advertising Hall of Fame in 2006. From 2011 through 2022, Mike co-founded, built, and operated a successful D-Bat franchise in the Dallas area,

Bennett Brown. Mr. Brown is the Chief Credit Officer of Old Glory Bank since November of 2022, and before the Bank’s acquisition, of Old Glory Holding Company since 2021. Mr. Brown has more than 50 years in banking, including 7 years as a Bank Examiner at the OCC. Mr. Brown has been a Market President for various big banks and has been President and CEO of 3 community banks, plus started 2 de novo banks, National Bank of Jacksonville in 1987 and American Enterprise Bank of Florida in 2004 where he stayed until 2021. Brown served in the US Army and was stationed at Fort Sill, Oklahoma, in the 1970s.

Robert Halford is Chief Financial Officer & Senior Vice President of Operations of Old Glory Bank since November of 2022, and before the Bank’s acquisition, of Old Glory Holding Company since 2021. Robert has an MBA from the University of Mississippi and a Bachelor of Professional Accountancy from Mississippi State University. Robert has been a CFO and SVP of Operations at various community banks for 30 years. He was a co-founder of First Commercial Bank (Jackson, MS), a $500 million asset bank that he served as CFO for 21 years until 2021. Robert was also Vice President and Chief Compliance Officer of Wealth Solutions for Smith Shellnut Willson LLC, starting in 2021 until joining Old Glory Bank. Two of the three banks where he has served as CFO were de novo banks.

John Kingma is Chief Technology Officer and Chief Product Officer of Old Glory Bank since January of 2023. John leads product and implementation of Business Banking and has more than seventeen years’ experience in business banking, most recently serving as the VP of Operations and Information Technology Officer for First Community Bank of Michigan, a ten-branch bank that John helped grow from $150 million to over $500 million during his tenure. John has more than fifteen years direct experience in the same technology platform as Old Glory Bank and was responsible for more than $1b in transactions annually.

Philip Martin is SVP Compliance at Old Glory Bank since August of 2023. Phil has more than ten years of experience in financial institution (“FI”) technology, consulting, and regulatory compliance in both private industry and state government. Starting as a BSA/AML analyst, he became Head of Compliance in December 2018 at Zeuss Technologies and then went on to start his own compliance consulting firm, Copacetic Strategies, LLC, which he sold in November 2020. In May 2021, he became Chief Compliance Officer at Qrails, Inc., a prominent FI, until August 2023. At Old Glory Bank, he designs and implements governance infrastructure and internal controls while assisting across the organization in various product design and roll-out roles. He holds a bachelor’s degree from Richmond, the American International University in London (UK), and is a certified anti money laundering specialist (CAMS).

Rica McGinnis is Vice President, BSA Officer at Old Glory Bank since March of 2023. Rica focuses on anti-money laundering and PATRIOT Act responsibilities. Rica has more than 12 years’ experience in banking and accounting, including more than 7 years with BSA responsibility. Rica is a certified Anti-Money Laundering Specialist and has her BSA/AML Professional Certification. From 2022 to March 2023, Rica was the BSA officer for True Sky Credit Union. From 2016 to 2022, Rica was the BSA officer and Compliance office at First Liberty Bank.

Eric Ohlhausen is Chief Strategy Officer of Old Glory Bank and President of Old Glory Pay since November of 2022, and before the Bank’s acquisition, Secretary of Old Glory Holding Company since 2021. Eric began his career in the banking industry as a commercial lender for NationsBank, prior to its acquisition of Bank of America. From 2019 until co-founding Old Glory Bank, Eric provided consulting and investment advice to financial technology companies through his consulting firm, Elkmont Group, LLC. He also served as SVP Strategic Alliances at Greenlight Financial (from 2018 to 2019) and CFO of Brightwell Payments, which he also co-founded (from 2009 to 2017). Earlier, Eric led M&A for publicly traded Caredata.com (licensor of data sets to healthcare payers and providers) and served as a partner of boutique investment bank Epic Capital Partners. Eric earned a B.A. in economics from the University of Virginia and an MBA from the England’s Manchester Business School, which included studying on exchange at the International University of Japan.

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Charles Ogilvie is Chief Revenue Officer of Old Glory Bank since November of 2022, and before the Bank’s acquisition, of Old Glory Holding Company since 2021. Charles started in banking more than thirty years ago and led the effort to launch the world’s first digital bank in the late 1990s. He then grew Security First to over $400 million in revenues by selling technology to banks around the world. After Security First, Charles started his own company, StillPoint Financial Advisors, a multi-family office using proprietary software to service high net worth clients. Since StillPoint, Charles has served as Chief Revenue Officer for various SaaS companies, leading teams to sell solutions in disruptive technologies such as big data analytics, industrial smart glasses in manufacturing, marketing automation, and digital asset management. From April 2021 to November 2022, Chuck was the VP of Revenue Operations at Onshore Outsourcing. From November 2018 to October 2019, he was the VP of Sales Operations at Scoutbee.

Steve Paganucci is Chief Security Officer and Chief of Staff of Old Glory Bank since November of 2022, and before the Bank’s acquisition, of Old Glory Holding Company since 2021. Steve spent thirty-three years in service to our nation as an Infantry officer in the United States Army and later as a Special Agent in the Federal Bureau of Investigation. During his time at the FBI, Steve developed and implemented various innovative financial programs that supported protective operations worldwide, culminating in his role as Chief of Covert Finance for the FBI. Steve holds a B.S. in Computer Science from the United States Military Academy at West Point. Steve retired from the FBI in September 2021 and then created Community Blox, a blockchain technology and digital payments private investment fund where worked prior to joining Old Gory Bank.

Tom Potratz is Chief Operating Officer of Old Glory Bank since November of 2022. Tom has more than thirty years’ experience across banking and banking technology and has deep experience in technical integrations and vendor management. Previously, Tom served as Senior Vice President and COO of a large division of U.S. Bank from 2015-2021, where he successfully led a team of more than 200 people, being responsible for Vendor Management, Issuing Bank Partner Management, Reg E, Fraud, BSA/AML, Settlement, Customer Support, IVR and Call Centers. Previously, Tom served as a Senior Vice President at Associated Bank in charge of Banking Technology for Retail and Commercial Banking. From 2021 to when joining Old Glory Bank, Tom provided consulting services to various FIs on behalf of Payment Solutions, LLC.

Anne Marie Ring is Chief Legal Officer and EVP Customer Service of Old Glory Bank since November of 2022, and before the Bank’s acquisition, of Old Glory Holding Company since 2021. Anne Marie’s twenty-year legal career began in the international law firm Greenberg Traurig, LLP, where she worked in Corporate and Intellectual Property law. She then worked as in-house counsel at RaceTrac Petroleum, responsible for contracts and operational matters. Anne Marie is co-founder and partner at The Ring Firm, PC, where she has practiced in the areas of Corporate, Human Resources, and Intellectual Property law from 2010 to co-founding Old Glory Bank. In addition, Anne Marie has spent more than twenty years serving her community as a leader on boards of various community groups and non-profit organizations.*

Mike Ring is the President and CEO of Old Glory Bank since November of 2022, and before the Bank’s acquisition, of Old Glory Holding Company since 2021. Mr. Ring is a corporate and securities lawyer (JD and LLM in Tax), and prior to forming his own law firm, was a partner in the Corporate and Securities Group of the international law firm, Greenberg Traurig, LLP. Mr. Ring has more than 25 years working directly with small-and mid-cap companies. Mr. Ring is also a founder and Chief Operating Officer of Haymon Sports, a sports management firm of professional boxers and owner of the Premier Boxing Champions series (PBC), the world’s largest and most successful boxing company. Mr. Ring was also one of the founders and Board Members of Katz Broadcasting, the creator of four over-the-air networks.*

*Anne Marie Ring and Mike Ring have been married for more than 20 years.

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Bill Shine is Executive Chairman of Old Glory Bank since November of 2022, and before the Bank’s acquisition, of Old Glory Holding Company since 2021. Bill spent more than twenty years at The Fox News Channel, culminating in his position as Co-President of Fox News Channel and President of the Fox Business Network until 2018. After FNC & FBN, Bill went to The White House to serve as Deputy Chief of Staff for Communications in 2018 and 2019.

Jennifer Smith is Senior Vice President, Customer Experience & Product at Old Glory Bank since November of 2022, and before the Bank’s acquisition, of Old Glory Holding Company since 2021. Jennifer has fifteen years of experience designing and delivering training programs, directing external communication, and managing a team of consultants from 1990 to 2006. Jennifer was Training & Quality Assurance Director for a national customer service center and later led a team of Client Service professionals, until she got promoted to Mom and served until joining Old Glory Bank. Jennifer leads Old Glory Bank’s training and development program. She is the direct point-of-contact with our call center and serves the critical role of liaison between customer experience and product.

Michael Staw is Chief Innovation Officer of Old Glory Bank since November of 2022, and before the Bank’s acquisition, of Old Glory Holding Company since 2021. In 1998, Michael started and ran RealTime Gaming, a pioneer in online software, and had more than fifty licensees and hundreds of thousands of simultaneous users. In 2002, Michael created a closed-loop wallet for online payment processing and was an early leader in payment processing, data analytics, security, and consumer privacy. Michael also founded BidCactus, which was one of the first, and then the largest, of the penny auction sites. In 2017, he created ScaledFURY, a software development, data security, and consulting company that has done projects for state lotteries, health care companies, and medical device manufacturers and has performed security audits for Fortune 500 companies where he worked until joining Old Glory Bank. He is a graduate of Princeton University and is the author of three technology patents.

Andrea Lee Valentin, MBA, CFE, CAMS, CFCS, is the SVP, Fraud & Risk at Old Glory Bank since March of 2023. Andrea has more than twenty years’ experience in banking and the financial services industry. From 2008 until joining Old Glory Bank, she worked at FSV Payments and its successor US Bank, as VP, Prepaid Operations, where she was responsible for the Prepaid Financial Intelligence Unit (FIU), bank relations/program management, Reg E dispute processing, complaint response teams and KYC/CIP, AML, and fraud prevention. Andrea is a founding member and President of the Financial Fraud Consortium (FFC), she serves on the ACFE Scholarship foundation as its chair, and she serves as an advisory board member to the Northeast Florida Chapter of the Association of Certified Financial Crime Specialists (ACFCS). Andrea has a BA in accounting from the University of Central Florida and an MBA in Economic Crime and Fraud Management from Utica College.

Thomas Woodmaska is Senior Vice President Business Lending of Old Glory Bank since August of 2023. Tom has over 30 years of lending, credit, origination, risk, compliance and oversight experience. Previously, Tom worked at a large financial institution where he co-managed a $32 billion investment portfolio. From 2010 until joining Old Glory Bank, Tom provided financial consulting services to various government agencies, including the FDIC, the SBA, the USDA and several of the top firms in the banking industry. In addition to successfully building loan portfolios in various asset-classes, Tom has extensive experience in ensuring bank compliance under the Bank Secrecy Act (BSA), Anti-Money Laundering (AML) rules, the Department of the Treasury’s Office of Foreign Assets Control (OFAC) and the Patriot Act (Title III).

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Bridget Woytowicz is Vice President, Bank Applications of Old Glory Bank since December of 2022. Bridget has more than ten years in online banking operations, including deposit operations, debit cards, wires, and ACH transactions. Bridget has extensive experience in devising and implementing online banking policies, procedures, and practices to comply with regulatory requirements. From 2021 until joining Old Glory Bank, she worked as AVP Operations/Treasury Management for State Bank of Texas and was the Transit Control Coordinator at Bank of Texas in 2020 to 2021 and the VP Business Applications for Kearny Bank from 2018 to 2020.

Executive Compensation of Three Highest Payees

Name	Principal Position	Annual Cash Compensation*	Annual Bonus*	Other* Compensation	Total Annual Compensation
Michael P. Ring	President & CEO	$250,000	$0	$0	$250,000
Eric Ohlhausen	Chief Strategy Officer & President of Old Glory Pay	$250,000	$0	$0	$250,000
Michael Staw	Chief Innovation Officer	$250,000	$0	$0	$250,000

*For 2022, 2023, and 2024 (annualized)

Employment Agreements

No employees/officers of Old Glory Bank have an employment agreement or post-employment severance obligation.

Deferred Compensation

No employees/officers of Old Glory Bank have any deferred compensation.

2022 Equity Incentive Plan

In 2022, the Company’s stockholders approved Company’s 2022 Equity Incentive Plan (the “Plan”). Under the Plan, the Company may grant stock options (including incentive stock options within the meaning of Section 422 of the Internal Revenue Code and non-qualified stock options), stock appreciation rights, restricted or unrestricted stock awards, restricted stock units, phantom stock, performance awards, other stock-based awards, or any combination of the foregoing.

Under the Plan, the maximum number of shares of Class B Common Stock available for awards is 1,800,000, subject to adjustment in the event of a stock dividend, spin-off, stock split, reverse stock split, split-up, recapitalization, reclassification, reorganization, combination or exchange of shares, merger, consolidation, liquidation, business combination, or other similar change or event.

Under the Plan, employees (including officers) of, directors of, and other individuals providing bona fide services (such as consultants or independent contractors) to or for the Company or any affiliate, including Old Glory Bank, are eligible to receive awards under the Plan. The administrator of the Plan, currently the President and CEO of the Company, has discretion to designate awards recipients and the type and terms of awards made to such recipients.

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The Plan became effective upon approval by our stockholders in April 2022, and will terminate on the 10th anniversary of the effective date, unless earlier terminated by the Board of Directors. The Board may amend the Plan at any time, but no amendment or modification can be made that would impair the rights of any grantee under any award previously made under the Plan without his or her consent. In addition, the Board may not amend or modify the Plan without stockholder approval where such approval is required by applicable law or by the rules of any securities exchange or quotation system on which our common stock is listed or traded. Further, the administrator may not amend or modify any award under the Plan if such amendment or modification would require the approval of the stockholders if the amendment or modification were made to the Plan itself.

Director and executive Officer ownership of common stock

The following individuals form our director and executive officer group.

Name	Position(s)
Dr. Ben Carson	Holding Company Director
Tony Dieste	Holding Company Director
Larry Elder	Holding Company Director
Joe Meade	Bank Director
Mike Ring	Holding Company & Bank Director, President & CEO
Dan Schneider	Holding Company Director
Bennett Brown	Director, Chief Credit Officer
Clay Christensen	Bank Director
Governor Mary Fallin Christensen*	Bank Director
Robert Halford	Bank Director, CFO
Mike Boylson	Chief Marketing Officer
John Kingma	CTO and CPO
Philip Martin	SVP Compliance
Rica McGinnis	VP, BSA Officer
Eric Ohlhausen	Chief Strategy Officer
Charles Ogilvie	Chief Revenue Officer
Steve Paganucci	Chief of Staff & Chief Security Officer
Tom Potratz	Chief Operating Officer
Anne Marie Ring**	Chief Legal Officer
Bill Shine	Executive Chairman
Jennifer Smith	SVP, Customer Experience & Product
Michael Staw	Chief Innovation Officer
Andrea Lee Valentin	SVP Fraud & Risk
Thomas Woodmaska	SVP Business Lending

*Governor Fallin is married to Clay Christensen’s brother. **Anne Marie Ring is married to Michael P. Ring. There are no other family relationships.

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The following table sets forth beneficial ownership of our common stock as of October 31, 2024 by our directors, executive officers as a group, as well as for any director, executive officer or other security holder who holds more than 10.0% of any class of security.

Voting Securities Beneficial Ownership Table

As of October 31, 2024

Title of Class	Name and address of beneficial owner	Amount and nature of beneficial ownership	Amount and nature of beneficial ownership acquirable	Percent of Class
Class A	All executive officers and directors as a group	1,900,000	-	8.97%
Class B	All executive officers and directors as a group	14,521,000	306,136	67.23%
Class B	Michael P. Ring	3,293,417	-	14.93%
Class B	Eric W. Ohlhausen	3,093,417	-	14.03%
Class B	William Shine	2,981,416	-	13.52%

Note:

For all individuals referenced above, unless otherwise noted, the following address applies: 3401 NW 63rd Street, Suite 600, Oklahoma City, OK

For purposes of this table, beneficial ownership has been determined in accordance with the provisions of Rule 13d-3 of the Securities Exchange Act of 1934, under which, in general, a person is deemed to be the beneficial owner of a security if he or she has or shares the power to vote or direct the voting of the security or the power to dispose of or direct the disposition of the security, or if he or she has the right to acquire beneficial ownership of the security within 60 days (e.g., the right to exercise vested stock options).

description of securities being offered

Prior to taking into account the issuance of any of the Offered Shares, the Company has authorized and issued securities are as follows:

Capital Stock.

The Company has authorized 100 million shares of Common Stock, par value $0.0001. The Common Stock has been issued in two classes of voting stock: (A) one class has been denominated the “Class A Common Stock,” and (B) the other class has been denominated the “Class B Common Stock,” which includes these Offered Shares. All shares of the Company’s stock participate and have voting rights.

Authorized. The authorized Class A Common Stock comprises 25,000,000 shares, and the Class B Common Stock (these Offered Shares) comprises 75,000,000 shares.

Outstanding. As of the date hereof, and before the consummation of this Offering, there are (i) 21,180,269 shares of Class A Common Stock issued and outstanding, and (ii) 23,981,449 shares of Class B Common Stock issued and reserved, including unexercised warrants and options that are reserved for issuance, including the Company’s 2022 Equity Incentive Plan. Note that at the time that the Company was formed, and prior to its initial capital raise, a total of 19,937,000 Class B shares were issued to founders of the Company and early contributors to the formation of the business. Because (i) the shares were deemed to have no value at the time of such issuance and (ii) there was no purchase price associated with their transfer, these founder shares are recorded in our financial statements at zero value.

One Share One Vote. Each share of the Company’s capital stock (Class A and Class B) is entitled to one vote per share on any matter submitted to the vote of shareholders. Cumulative voting is not permitted in the election of the Company’s Board of Directors. The Class A Common Stock has certain rights and preferences described below.

Common A Stock

The Class A Common Stock has certain rights and benefits, as follows:

Same Voting Rights. The Class A Common Stock does not have special voting rights, and all holders of common stock, Class A Common and Class B Common (these Offered Shares) have one vote per share. Except when a separate vote is required by law, the holders of the Class A Common Stock will be entitled to vote together with the holders of the Class B Common Stock and will have the right to that number of votes as is equal to the number of shares of Class B Common Stock issuable upon conversion (discussed below) of the Common Stock.

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Liquidation Preferences. In the event of a Liquidation or Sale, and after payment in full of all other creditors, the Company shall distribute the net proceeds of such Liquidation or Sale to holders of the Common A Stock, in preference to the holders of the Class B Common Stock, in an amount equal to the sum of their aggregate unrecouped original issue Purchase Price per Share (the “Class A Liquidation Preference”). After the Class A Liquidation Preference, the holders of the Common A Stock shall participate on a pro rata basis (assuming conversion of all such Common A Stock into Class B Common Stock) with the Class B Common Stock in the distribution of any remaining net proceeds of such Liquidation or Sale. The term “Liquidation or Sale” means the (a) liquidation, dissolution or winding-up of the Company, (b) sale of all or substantially all of the assets of the Company, or (c) consolidation or merger of the Company with or into any other entity in which the holders of the Company’s outstanding shares immediately before such consolidation or merger do not, immediately after such consolidation or merger, retain shares representing a majority of the voting power of the surviving entity of such consolidation or merger.

Conversion. The holder of Class A Common Stock may convert his Class A Common Stock into Class B Common Stock at any time upon the election of such holder. Additionally, all Class A Common Stock shall be automatically converted into Class B Common Stock, upon the occurrence of a Qualified Public Offering. For purposes hereof, the term “Qualified Public Offering” shall mean the first occurrence in which the last trade price of the Corporation’s Common Stock that has been registered under the Securities Act of 1933, as amended, for a regular trading session (4:00 pm Eastern Time) on such security’s primary market, is at least five times (5x) the highest Original Issue Price of any Class A Common Stock then outstanding. The initial conversion rate for the Common Stock shall be 1:1, subject to price protection adjustment as provided below. Please note that this Offering will not trigger this automatic conversion and, thus, following the consummation of this Offering, Class A Common Stock will continue to be outstanding.

Anti-Dilution Protection (Price Protection). The conversion price of the Class A Common Stock shall be subject to adjustment to prevent dilution on a “weighted average basis” in the event that the Company issues capital stock or securities convertible into or exercisable for capital stock at a purchase price less than the then-effective conversion price; except, however, that without triggering antidilution adjustments, Class B Common Stock and/or options therefore may be sold, issued or reserved for issuance of the following (“Exempt Securities”): (i) upon conversion of Class A Common Stock, (ii) issuances upon exercise of options and warrants as set forth in the Capitalization Table listed above, including the reserve for the incentive stock plan listed therein, and (iii) the issuance of the Company’s securities issued in connection with any securities split, dividend, or similar non-dilutive recapitalization by the Company.

Pre-emptive Rights. All holders of Class A Common Stock have rights of refusal to purchase their respective pro rata number of shares of certain securities that the Company may issue in the future. This right will not apply to the issuance of Exempt Securities. Please note that in this Offering, we are first offering these Offered Shares to existing Company stockholders, then to the existing account holders of Old Glory Bank (that are in good standing), and then to everyone else that is authorized to subscribe for the Offered Stock.

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Common B Stock – These Offered Shares

These Offered Shares are Class B Common Stock, which are voting shares and participating shares, subject only to the limited preferences of the Class A Common Stock above.

Liability and Indemnification of Directors and Officers

To the fullest extent of applicable law, both Old Glory Holding Company and Old Glory Bank indemnify its directors and officers for any liability or expense that may be incurred in connection with or resulting from any threatened, pending or completed action, suit or proceeding in which they become involved by reason of their being an officer, director or agent of Old Glory Holding Company or Old Glory Bank. These provisions do not limit or eliminate the rights of such entities or any stockholder to seek an injunction or any other non-monetary relief in the event of a breach of a director’s or officer’s fiduciary duty. In addition, these provisions apply only to claims against a director or officer arising out of his role as a director or officer and do not relieve a director or officer from liability if he engaged in willful misconduct or a knowing violation of criminal law or any federal or state securities law.

Regulatory Matters

Anti-Money Laundering

Financial institutions must maintain anti-money laundering programs that include established internal policies, procedures, and controls; a designated compliance officer; an ongoing employee training program; and testing of the program by an independent audit function.

We are prohibited from entering into specified financial transactions and account relationships, and we must meet enhanced standards for due diligence and “knowing your customer” (KYC) in their dealings with foreign financial institutions and foreign customers.

We take all legally required steps to conduct enhanced scrutiny of account relationships to guard against money laundering and to report any suspicious transactions. Anti-money laundering obligations have been substantially strengthened as a result of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (the “USA PATRIOT Act,” which is also described below).

Bank regulators routinely examine institutions for compliance with these obligations and are required to consider compliance in connection with the regulatory review of applications. The regulatory authorities have been active in imposing “cease and desist” orders and money penalty sanctions against institutions that have not complied with these requirements.

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USA PATRIOT Act

The USA PATRIOT Act became effective on October 26, 2001, and amended, in part, the Bank Secrecy Act and generally provides for the facilitation of information sharing among governmental entities and financial institutions for the purpose of combating terrorism and money laundering, by enhancing anti-money laundering and financial transparency laws, as well as enhanced information collection tools and enforcement mechanisms for the U.S. government, including: (i) requiring standards for verifying customer identification at account opening; (ii) rules to promote cooperation among financial institutions, regulators, and law enforcement entities in identifying parties that may be involved in terrorism or money laundering; (iii) reports by nonfinancial trades and businesses filed with the Treasury Department’s Financial Crimes Enforcement Network for transactions exceeding $10,000; and (iv) filing suspicious activities reports by banks, brokers and dealers if they believe a customer may be violating U.S. laws and regulations. The Act also requires enhanced due diligence requirements for financial institutions that administer, maintain, or manage private bank accounts or correspondent accounts for non-U.S. persons. Bank regulators routinely examine institutions for compliance with these obligations and are required to consider compliance in connection with the regulatory review of applications.

Under the USA PATRIOT Act, the Financial Crimes Enforcement Network (“FinCEN”) can send our banking regulatory agencies lists of the names of persons suspected of involvement in terrorist activities. Old Glory Bank can be requested to search its records for any relationships or transactions with persons on those lists. If we find any relationships or transactions, we must file a suspicious activity report and contact FinCEN.

The Office of Foreign Assets Control

The Office of Foreign Assets Control (“OFAC”), which is a division of the U.S. Treasury, is responsible for helping to insure that U.S. entities do not engage in transactions with “enemies” of the U.S., as defined by various Executive Orders and Acts of Congress. OFAC has sent, and will send, our banking regulatory agencies lists of names of persons and organizations suspected of aiding, harboring or engaging in terrorist acts. If Old Glory Bank finds a name on any transaction, account or wire transfer that is on an OFAC list, it must freeze such account, file a suspicious activity report and notify the FBI. Old Glory Bank has an OFAC compliance officer who oversees the inspection of its accounts and the filing of any notifications. Old Glory Bank actively checks high-risk OFAC areas such as new accounts, wire transfers and customer files. Old Glory Bank performs these checks utilizing software, which is updated each time a modification is made to the lists provided by OFAC and other agencies of Specially Designated Nationals and Blocked Persons.

Privacy, Data Security and Credit Reporting

Financial institutions are required to disclose their policies for collecting and protecting confidential information. Customers generally may prevent financial institutions from sharing nonpublic personal financial information with nonaffiliated third parties except under narrow circumstances, such as the processing of transactions requested by the consumer or if a bank is jointly sponsoring a product or service with a nonaffiliated third-party. Additionally, financial institutions generally may not disclose consumer account numbers to any nonaffiliated third-party for use in telemarketing, direct mail marketing or other marketing to consumers. It is the policy of Old Glory Bank not to disclose any personal information, unless required by law.

Recent cyberattacks against banks and other institutions that resulted in unauthorized access to confidential customer information have prompted the federal banking agencies to issue several warnings and extensive guidance on cyber security. The agencies are likely to devote more resources to this part of their safety and soundness examination than they have in the past.

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In addition, pursuant to the Fair and Accurate Credit Transactions Act of 2003 (the “FACT Act”) and the implementing regulations of the federal banking agencies and Federal Trade Commission, we will be required to have in place an “identity theft red flags” program to detect, prevent and mitigate identity theft. Additionally, the FACT Act amends the Fair Credit Reporting Act to generally prohibit a person from using information received from an affiliate to make a solicitation for marketing purposes to a consumer, unless the consumer is given notice and a reasonable opportunity and a reasonable and simple method to opt out of the making of such solicitations.

Capital Requirements

Old Glory Bank, like all chartered banks, is subjected to minimum capital requirements. There are generally four categories of capital ratios for a regulated bank. Three of these four ratios are tied to risk weighted assets (RWA). There is a relatively new capital rule known as the Community Bank Leverage Ratio (CBLR), for banks with less than $10 billion in assets, that was fully phased-in as of 2020.

As part of our regulatory approval to acquire First State Bank in 2022, the Federal Reserve required us to contractually agree (called a “commitment”) to a Tier 1 capital ratio (a/k/a “leverage ratio”) of 14%, effective on the closing of such acquisition on November 30, 2022. For context, this 14% ratio is materially higher than the requirement under applicable regulations. For example, 12 CFR 324.10(a) requires a leverage ratio of 4%. The CBLR requires a leverage ratio of 9%. And, the much-discussed BASEL III Endgame is projected to be 8% for certain banks, but many industry experts predict that amount to be lowered. Old Glory Bank is required to maintain a leverage ratio of 14%, which far exceeds any regulatory requirement.

Because of the success of Old Glory Bank in the first 8 months of operations in 2023 (we grew customer deposits from $10.7mm in April 2023 to $85mm by December 2023, and now more than $165mm), Old Glory Bank failed to achieve its contractual leverage ratio of 14%. Since September 30, 2023, our leverage ratio has been less than 14%, even though we exceed the PCA (Prompt Corrective Action) for a well capitalized bank, which is only 6%, yet we have been above that percentage at each reporting period. See table at page 67 and our statements filed with the FDIC at https://banks.data.fdic.gov/bankfind-suite/bankfind. This is the primary reason why the Company is undertaking this Offering — to raise Tier 1 capital for Old Glory Bank to support its growing deposits and satisfy our high leverage ratio commitment.

As of June 30, 2024, Glory Bank had a loan-to-asset ratio of less than 2.5% (See banks.data.fdic.gov/bankfind-suite/bankfind) while the industry average is more than 80%. While a low loan-to-asset ratio has significantly reduced the asset-based risk of the Bank, Management intends to utilize its business lending organization to support the growth of the Bank’s portfolio of high-quality loans. The resulting shift from Federal Funds to commercial loans is expected to expand the Bank’s net interest margin and contribute to improved profitability. However, Federal Funds do not carry a default risk, and commercial loans do. Old Glory Bank will maintain an allowance for credit losses in such amount that is appropriate to absorb current and expected credit losses. Since taking ownership of Old Glory Bank we have always had a liquidity ratio of more than 100% at each reporting period (See banks.data.fdic.gov/bankfind-suite/bankfind) while the industry average is less than 25%. As described further above, because of this very high liquidity ratio, Old Glory Bank faces minimal risk of loan losses and could easily fund customer payments associated with a “run on the bank.”

Making commercial loans is a significant source of our anticipated profits. If our existing and future customers do not want these loans, our profits may decrease. Although we could make other investments, we may earn less revenue on such investments than on loans. Also, our losses on loans may increase if borrowers are unable to make payments on their loans. Increases in delinquent and non-accrual loans may result in an additional provision for loan losses which will negatively affect earnings. Risk factors that can contribute potentially to greater than anticipated delinquency include industry concentration, geographic concentration, collateral illiquidity and credit risk. All of these factors could lower our profitability and adversely affect our growth. That being said, we believe that the nature of our nationwide customer acquisition strategy helps mitigate these risks to a degree, compared to the traditional, localized banking model of most banks.

Given their larger balances and the complexity of the underlying collateral, commercial real estate and commercial loans generally expose a lender to greater credit risk than loans secured by owner-occupied, one- to four-family real estate. Commercial real estate and commercial loans also have greater credit risk than residential real estate loans because repayment is dependent on income being generated in amounts sufficient to cover operating expenses, property maintenance and debt service, and because repayment is generally dependent upon the successful operation of the borrower’s business.

If loans that are collateralized by real estate of other business assets become troubled and the value of the collateral has been significantly impaired, then we may not be able to recover the full contractual amount of principal and interest that we anticipated at the time we originated the loan. This could cause us to increase our provision for loan losses and adversely affect our operation results and financial condition.

Consent Order

Although the critical ratios of Old Glory Bank described above for loans and liquidity are best-in-industry, Old Glory Bank did fail to satisfy its 14% Tier 1 leverage ratio to which Old Glory Bank previously committed in November of 2022, as described in the section above. In connection with this leverage ratio commitment failure, plus discrepancies relating to our adoption of written policies (discussed below), which have now been corrected, Old Glory Bank entered into a Consent Order with the FDIC and Oklahoma State Banking Department (“OSBD”) on May 1, 2024 (the “Consent Order”). A copy of this Consent Order is attached as Exhibit 99.2. While this Consent Order did not require any fine or penalty, it did require us to finalize specific written policies and procedures (further described below), which have since been completed, and it required us to obtain and maintain a Tier 1 Leverage Ratio of at least 14%, with which the Bank currently is not compliant. If we are successful in raising $35 million ($34.6 million after costs and expenses) of capital in this Offering within 120 days (based on current deposit expectations), then we will obtain this 14% Tier 1 Leverage Ratio. If we are not successful in raising that amount during such period, and still continue to grow deposits at the same pace grown since starting to open new accounts in April, 2023 and as Management assumes, then we will not obtain a Tier 1 Leverage Ratio of 14%.

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We created Old Glory Bank on December 1, 2022, upon completing the purchase of First State Bank on November 30, 2022. We quickly built and deployed what Management considers to be one of the best mobile banking platforms and customer service solutions available in banking. We started opening accounts for Middle America in April 2023, and quickly had success in May and June 2023, by proudly proclaiming that we will protect our customers from the cancel culture within banking, as well as Government overreach. Then, on June 20, 2023 (a mere 7 months after acquiring First State Bank), we were provided notice of a Safety and Soundness Exam, including a very large document request. To fully adopt, operationalize, and externally audit the many dozens of written policies and procedures for ISP (Information Security Program), BCP (Business Continuing Plan), and IRP (Incident Response Planning), Management believes a bank typically needs 12-18 months. We were provided notice of this document request in our first 7 months of ownership.

The pre-existing policies of First State Bank, which was 120 years old upon our purchase, had been deemed satisfactory in recent regulatory examinations. Nevertheless, we were informed in our exit interview that in the short period of time since we purchased the bank, we had failed to fully create, operationalize, and audit all of the Bank’s dozens and dozens of programs and policies, including for ISP, BCP, and IRP. There were no material deficiencies noted about our actual customer operations, including AML/BSA, mortgages, loans, customer disclosures, fees, liquidity, etc., only a failure to fully complete, operationalize, and audit all of the necessary written policies and procedures, plus our failure to maintain our Tier 1 Leverage Ratio commitment of at least 14%.

We pride ourselves on being the premier 50-state Pro-America Bank, and we will always welcome scrutiny from regulators. Everyone involved at Old Glory Bank has the passion and desire to be the best operated bank possible. In this regard, we have since had the time to adopt every single policy and procedure that is required by the Consent Order, including the ISP, BCP and IRP categories of policies and procedures outlined earlier in this section, plus materially complete all other obligations, including the submission and maintenance of a capital plan and submission of an updated business plan, other than raising our capital to a sufficient level, which is the primary purpose of this Offering. Other items required by the Consent Order, and subsequently fulfilled by the Bank, include quarterly review by the Bank’s board of the Bank’s interest rate management model, implementation and fulfillment of the Bank’s Audit and Compliance Assessment Policy, the completion of a third-party audit of the Bank’s IT controls, the development of a formal audit tracking system for IT audit issues and findings. Although the Bank has not yet achieved a 14% Tier 1 Leverage Ratio, the Consent Order’s other requirements have been substantially satisfied by the Bank, and Management does not anticipate any material effects on the Bank’s operations as a result of the Consent Order, as the maintenance and fulfillment of policies is conducted by existing staff of the Bank, and the required third-party audits do not represent a material increase over the extent of audits that already were being performed for the Bank.

Below is a summary of the substantive items identified in the Consent Order, as well as the status and timeline of Old Glory Bank’s remediation and response regarding such items.

May 2024 Consent Order Item	Status and Timeline
Increased Board Participation & Monitoring

Board continues to materially participate in the Bank’s oversight; reviews and approves all policies and objectives; and monitors the Bank’s activities and compliance with the Board-approved policies. Further, three of the five Board members are executive officers of the Bank and are involved in the daily activities of the Bank. In 2023, the Bank created additional committees to ensure compliance with internal policies, regulations, statutes, statements of policy, and rules:

Business Continuity Committee, Audit & Compliance Committee, Information Technology Steering Committee

Notification of Departures and Additions of Directors and Executives	During the quarter ending September 30, 2024, the Bank obtained approval from the FDIC and the State to invite Mr. Joseph Meade to the Board of Directors (former Assistant Regional Director of the FDIC, where he was employed for 40 years).
Submission of Business Plan to provide updated goals and projections	The Bank submitted to the Regional Director and Commissioner an updated Business Plan for its comment and approval in a timely manner on July 19, 2024. There have been no revisions directed to such plan and no written approval of such plan as of the date hereof.
Capital Plan and Maintenance	The Bank submitted its Capital Plan to the Regional Director and Commissioner for comment and approval in a timely manner on July 19, 2024. There have been no revisions directed to such plan and no written approval of such plan as of the date hereof.

As stated elsewhere in this Offering Circular, a primary purpose of the current offering is to raise capital to enable the Bank to fulfill its 14.0% Tier 1 Leverage Ratio requirement that currently is not being fulfilled. However, if we are not successful in raising $35 million ($34.6 million after costs and expenses) of capital in this Offering within 120 days (based on Management’s current deposit expectations), then we will not obtain this 14% Tier 1 Leverage Ratio.

The Bank is required to provide notice to the Regional Director and the Commissioner if there is any change in the Business Plan or deviation of 10% or more. No such occurrence has occurred and no report has been made.

If the Bank does not obtain any of the capital ratios required by the Consent Order as of the date of any Report of Condition and Income or at an examination by the FDIC or State, then the Bank shall within 30 days after receipt of a written notice of the capital deficiency from the Regional Director or the Commissioner, present to the Regional Director and the Commissioner a Capital Improvement Plan to increase the capital of the Bank or take such other measures to bring all of the capital ratios to the percentages required by the Consent Order, as well as a plan to sell or merge the bank. The Bank has not been directed to submit a Capital Improvement Plan.

Restrictions on Dividends and Bonuses	The Bank has paid no dividends or bonuses and has made no request to do so.
Interest Rate Risk Reports	Since Q3 of 2023, the Bank has been preparing and reporting to the Board for review a quarterly interest rate risk management model report, which reports are supported by documentation that validates assumptions used in the model.
Laws & Regulations	The Consent Order directed the Bank’s board to correct apparent violations of laws or non-conformance with applicable rules and regulations specifically identified. The Bank is in compliance with applicable rules and regulations that were noted. The Bank is not currently in compliance with its commitment to maintain a 14% Tier 1 Leverage Ratio. If the Bank does not obtain any of the capital ratios required by the Consent Order as of the date of any Report of Condition and Income or at an examination by the FDIC or State, then the Bank shall within 30 days after receipt of a written notice of the capital deficiency from the Regional Director or the Commissioner, present to the Regional Director and the Commissioner a Capital Improvement Plan to increase the capital of the Bank or take such other measures to bring all of the capital ratios to the percentages required by the Consent Order, as well as a plan to sell or merge the bank. The Bank has not been directed to submit a Capital Improvement Plan.
Information Technology Policy, Audit and Tracking	The Bank’s Board timely implemented the existing board-approved Audit and Compliance Assessment Policy. An independent qualified audit firm subsequently has completed an audit of the Bank’s IT controls. In early 2024, the Bank fully adopted a third-party system to track all findings from examinations and audits (internal and external). The Bank has been using such system to track each finding, persons responsible for corrective action, target dates for correction, and the status of corrections.
Policy Adoption	All requested policies and procedures have been adopted and implemented by the Bank, including Electronic Funds Transfer Policy, Security Incident Response Policy, and Item Processing Procedures. Further, the Bank implemented an Information Security Policy that sets expectations for managing third-party security and information risk. The Bank also established a Third-Party Management Program, underpinned by a dedicated policy, to identify, assess, and monitor third-party risks (including due diligence processes, ongoing risk assessments, and regular reviews of third-party vendors). By implementing these measures, the Bank has significantly enhanced its ability to manage and mitigate the risks associated with third-party relationships.
IT Committees & Performance of Duties	The Information Technology Steering Committee (“ITSC”) was established and chartered by the Bank’s Board of Directors in January 2024. The ITSC meets on a monthly basis and has a remit that covers all items requested, including key risk indicator monitoring, procedure development, risk assessments, patch management, user access reviews, system performance, project management, testing, service provider oversight, and incident and resiliency response.
Compliance with ISS Guidelines	The Bank expects to compliance with the Information Security Standards Guidelines and related matters by year-end 2024.
Vendor Analysis Process	The Bank previously implemented its vendor analysis process in Q1 of 2024
Business Continuity Management & Incident Response Plans	The Bank anticipates the completion of a full-scope test of the Business Continuity Management Plan and the Incident Response Plan by year-end 2024.

[Continued on the next page.]

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Once Old Glory Bank completes its capital raises, becomes materially profitable, and begins to mature, Management intends to meet with the regulators to lower its Tier 1 leverage ratio to a level that is consistent with the law and industry, which for Old Glory Bank’s expected size, should be in the range of 7-9%. If we are successful with this Offering and our other capital raises that we need, and we continue to execute on our growth strategy, we estimate that such a reduction could happen in 2026. Success under this offering means raising $35 million ($34.6 million after costs and expenses) of capital in this Offering within 120 days.

Bank Holding Company Act

Old Glory Bank

Old Glory Holding Company (this “Company”) is a bank holding company under the federal Bank Holding Company Act of 1956 (the “Bank Holding Company Act”). The Company’s sole bank that it holds is Old Glory Bank. As a result, the Company is primarily subject to the supervision, examination and reporting requirements of the Federal Reserve under the Bank Holding Company Act and its regulations promulgated thereunder. (Old Glory Bank’s primary regulator is the FDIC.)

It is possible that the Federal Reserve will attempt to make some type of public notice concerning Old Glory Holding Company relating to the same 2023 matters concerning Old Glory Bank that are discussed above, and for which have already been resolved (other than raising the capital contemplated by this Offering). The Holding Company’s sole purpose is to hold the stock of Old Glory Bank and the Holding Company, so if this occurs, Management will deal with it in an appropriate manner, and we believe it will have no impact on the operations of either the Company or Old Glory Bank.

Permitted Activities

Under the Bank Holding Company Act, a bank holding company is generally permitted to engage in, or acquire, direct or indirect control of more than 5% of the voting shares of any company engaged in the following activities:

● banking or managing or controlling banks;

● furnishing services to or performing services for our subsidiaries; and

● any activity that the Federal Reserve determines to be so closely related to banking as to be a proper incident to the business of banking.

Activities that the Federal Reserve has found to be so closely related to banking as to be a proper incident to the business of banking include:

● factoring accounts receivable;

● making, acquiring, brokering or servicing loans and usual related activities;

● leasing personal or real property;

● operating a non-bank depository institution, such as a savings association;

● trust company functions;

● financial and investment advisory activities;

● conducting discount securities brokerage activities;

● underwriting and dealing in government obligations and money market instruments;

● providing specified management consulting and counseling activities;

● performing selected data processing services and support services;

● acting as agent or broker in selling credit life insurance and other types of insurance in connection with credit transactions; and

● performing selected insurance underwriting activities.

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As a bank holding company, a permissible activity of the Company does include owning 100% of Old Glory Intellectual Property Holdings, LLC, which holds the trademarks of Old Glory Bank and the website for Old Glory Alliance and Old Glory Protect.

Dividends

The Company’s ability to pay dividends depends on, among other things, Old Glory Bank’s ability to make money and pay dividends to the Company, which is subject to regulatory restrictions, including restrictions under our Consent Order (until same is terminated). As a bank holding company, our ability to declare and pay dividends is dependent on certain federal and state regulatory considerations, including the guidelines of the Federal Reserve. The Federal Reserve has issued a policy statement regarding the payment of dividends by bank holding companies. In general, the Federal Reserve’s policies provide that dividends should be paid only out of current earnings and only if the prospective rate of earnings retention by the bank holding company appears consistent with the organization’s capital needs, asset quality and overall financial condition. The Federal Reserve’s policies also require that a bank holding company serve as a source of financial strength to its subsidiary banks by standing ready to use available resources to provide adequate capital funds to those banks during periods of financial stress or adversity and by maintaining the financial flexibility and capital-raising capacity to obtain additional resources for assisting its subsidiary banks where necessary.

Affiliated Transactions

The Company is a legal entity and is separate and distinct from Old Glory Bank and Old Glory Intellectual Property Holdings, LLC. Various legal limitations restrict Old Glory Bank from lending or otherwise supplying funds to the Company or its non-bank subsidiaries. The Company and Old Glory Bank are subject to Sections 23A and 23B of the Federal Reserve Act and Federal Reserve Regulation W. Section 23A of the Federal Reserve Act places limits on the amount of loans or extensions of credit by a bank to any affiliate, including its holding company, and on a bank’s investments in, or certain other transactions with, affiliates and on the amount of advances to third parties collateralized by the securities or obligations of any affiliates of the bank.

Section 23A also applies to derivative transactions, repurchase agreements and securities lending and borrowing transactions that cause a bank to have credit exposure to an affiliate. The aggregate of all covered transactions is limited in amount, as to any one affiliate, to 10% of Old Glory Bank’s capital and surplus and, as to all affiliates combined, to 20% of Old Glory Bank’s capital and surplus. Furthermore, within the foregoing limitations as to amount, each covered transaction must meet specified collateral requirements. Old Glory Bank will be forbidden to purchase low quality assets from an affiliate. Section 23B of the Federal Reserve Act, among other things, prohibits an institution from engaging in certain transactions with certain affiliates unless the transactions are on terms substantially the same, or at least as favorable to such institution or its subsidiaries, as those prevailing at the time for comparable transactions with nonaffiliated companies. If there are no comparable transactions, a bank’s (or one of its subsidiaries’) affiliate transaction must be on terms and under circumstances, including credit standards, that in good faith would be offered to, or would apply to, nonaffiliated companies. These requirements apply to all transactions subject to Section 23A as well as to certain other transactions.

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The affiliates of a bank include any holding company of the bank, any other company under common control with the bank (including any company controlled by the same shareholders who control the bank), any subsidiary of the bank that is itself a bank, any company in which the majority of the directors or trustees also constitute a majority of the directors or trustees of the bank or holding company of the bank, any company sponsored and advised on a contractual basis by the bank or an affiliate, and any mutual fund advised by a bank or any of the bank’s affiliates. Regulation W generally excludes all non-bank and non-savings association subsidiaries of banks from treatment as affiliates, except to the extent that the Federal Reserve decides to treat these subsidiaries as affiliates.

Old Glory Bank is also subject to certain restrictions on extensions of credit to executive officers, directors, certain principal shareholders, and their related interests. Extensions of credit include derivative transactions, repurchase and reverse repurchase agreements, and securities borrowing and lending transactions to the extent that such transactions cause a bank to have credit exposure to an insider. Any extension of credit to an insider (i) must be made on substantially the same terms, including interest rates and collateral requirements, as those prevailing at the time for comparable transactions with unrelated third parties and (ii) must not involve more than the normal risk of repayment or present other unfavorable features.

Although not required by any law or regulations, Old Glory Bank has taken a very conservative approach on “insider” transactions and has a firm policy that NO employee, officer, director, stockholder (holding at least 1% equity), or their immediate family members can obtain a consumer or business loan from Old Glory Bank. The only exception is a credit card (under normal terms) and participation in overdraft protection (under normal terms). Thus, a purchase of Offered Shares that exceeds 1% (a threshold currently requiring an investment of approximately $3.5 million or more) means that neither the Investor nor such Investor’s immediate family members can obtain a loan from Old Glory Bank. If you have a loan with Old Glory bank prior to such purchase of more than 1% of our voting securities, then you will be “grandfathered” in, and this loan limitation will not apply to you, but only up to the principal balance of such loan on the date of your subscription (i.e., you may not increase the principal balance of such loan following such subscription).

We believe Old Glory Bank’s very strict stance on “insider” loans is beneficial to ensure that there is never a risk (or perception) of anyone at Old Glory Bank providing a special favor for an “insider.”

Continued on the next page.

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Interest of management and OTHERS IN CERTAIN TRANSACTIONS

Neither the Company nor Old Glory Bank has any transaction (or proposed transaction) with any executive officer, Director, or any holder of our stock (or their family members), other than (i) a lease of 4 offices from Christensen Law Group, P.L.LC., which is the law firm for which Mr. Clay Christensen (a Director and stockholder) owns and manages, for a monthly lease amount of $3,254, and (ii) the April 2024 sale of AMB by Old Glory Bank to a company controlled by the family of a Board member of Old Glory Bank, as more fully described on Page 50 above.

LEGAL MATTERS

Neither the Company nor any of its subsidiaries has any pending or threatened lawsuits.

CERTAIN TAX MATTERS

Investors are acquiring securities in the form of Common Stock issued by a Delaware-based, C-corporation. There may be federal, state, local or foreign tax consequences applicable to Investors as a result of the purchase of the Offered Shares. Accordingly, each investor is urged to consult his or her own tax advisor with respect to any tax consequences to such person resulting from the purchase of the Offered Shares.

legal opinion

The validity of the Class B Common Stock to be offered hereby will be passed upon for us by Barnes & Thornburg LLP. Neither such law firm nor any of its partners holds any shares of our capital stock and has no right to purchase any of same.

Barnes & Thornburg LLP has not been retained to represent the interests of any Investor in connection with this offering. All prospective Investors that are evaluating or purchasing shares of Common Stock should retain their own independent legal counsel to review this Offering Circular, the subscription agreements and any other documents and matters related whatsoever to this offering, and to advise them accordingly.

experts

The consolidated financial statements as of December 31, 2022 and December 31, 2023 for the Company, included beginning on Page 59 of this Offering Circular, have been audited by Eide Bailly LLP, the Company’s independent auditors, and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

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where can you find more information

As of the date of this Offering Circular, Old Glory Holding Company does not have a class of securities registered under Section 12 of the Securities Exchange Act of 1934, as amended, and it is not subject to the reporting requirements of Section 13(a) or 15(d) of the Exchange Act. Accordingly, while the Company does currently file periodic documents and reports with the Securities and Exchange Commission, that may change upon the consummation of this Offering. The consolidated financial statements of the Company are included elsewhere in this Offering Circular, and the Offering Statement of which this Offering Circular is a part was filed electronically with the SEC. You may access the SEC’s website at https://www.sec.gov/.

Reporting

Generally, a company becomes subject to Section 13 or 15(d) of the Exchange Act when it has more than $10 million in assets (which Old Glory Bank has), plus more than 2,000 stockholders. Old Glory Holding Company currently has about 500 stockholders. Following the consummation of this Offering, Old Glory Holding Company will very likely have more than 2,000 stockholders; however, stockholders who acquire capital stock in connection with a Tier 2 offering under Regulation A, like in this Offering, will be not be counted towards this threshold, if the following apply:

●	The Company is required to file and is current in its filing of annual, semiannual and special financial reports under Securities Act Rule 257(b);

●	The Company has a public float of less than $75 million as of the end of its last semiannual period, or if it cannot calculate its public float, had less than $50 million in annual revenue as of the end of its last fiscal year; and

●	The Company has engaged Rialto Markets Transfer Services LLC as a transfer agent registered pursuant to Section 17A of the Exchange Act.

The Company expects that it will comply with all of these requirements and, thus, even if its has more than 2,000 stockholders as a result of this Offering, it will not become an Exchange Act Reporting Company.

Even though the Company is not expected to be an Exchange Act Reporting Company, we will have to stay current in filing annual, semiannual and special financial reports under Securities Act Rule 257(b) (17 CFR §230.257), which generally requires the following:

●	Annual Report on Form 1-K within 120 days after the end of the fiscal year;

●	Semiannual Report on Form 1-SA within 90 days after the end of the first 6-months;

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●	A form 1-U within 4 business days upon the occurrence of the following events:

●	Fundamental changes;

●	Bankruptcy or receivership;

●	Material modification to the rights of securityholders;

●	Changes in the issuer’s certifying accountant;

●	Non-reliance on previous financial statements or a related audit report or completed interim review;

●	Changes in control of the issuer;

●	Departure of the principal executive officer, principal financial officer, or principal accounting officer; and

●	Unregistered sales of 10% or more of outstanding equity securities.

Solicitation Materials

In addition to and apart from this Offering Circular, the Company may utilize certain sales materials in connection with the Offering, including an executive summary of certain of the material set forth in this Offering Circular. Although the information contained in such material should not conflict with any of the information contained in this Offering Circular, such material does not purport to be complete, and should not be considered as part of this Offering Circular or as incorporated herein, or as forming the basis of the Offering of the Offered Shares, which are offered hereby. The Offering is made only by means of this Offering Circular.

-End-

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PART III – INDEX TO EXHIBITS

Exhibit No.	Description
1.1	Broker-Dealer Onboarding Agent Engagement Agreement, dated August 29, 2024 between Rialto Markets LLC and Old Glory Holding Company.
2.1	Certificate of Incorporation of Old Glory Holding Company, dated November 9, 2021.
2.2	Amended Certificate of Incorporation of Old Glory Bank, dated November 30, 2022.
2.3	Bylaws of Old Glory Holding Company, dated November 9, 2021.
2.4	Amended and Restated Bylaws of Old Glory Holding Company, dated November 30, 2022.
4.1	Form of Subscription Agreement for Offering.
6.1	Transfer Agent Services Agreement, dated August 29, 2024, between Rialto Markets Transfer Services, LLC and Old Glory Holding Company.
6.2	Old Glory Holding Company 2022 Stock Incentive Plan.
6.3	Form of Award Agreement under the Old Glory Holding Company 2022 Stock Incentive Agreement.
6.4	Stock Restriction Agreement, dated November 9, 2021 (as amended) between Old Glory Holding Company and the Stockholders that are a party thereto. Note: Investors in this Offering will not become a party hereto.
6.5	Registration Rights Agreement, dated November 9, 2021, between Old Glory Holding Company and the holders of Class A Common Stock that are a party thereto. Note: Investors in this Offering will not become a party hereto.
6.6	Deposit Account Control Agreement, dated November 4, 2024, among Old Glory Holding Company, Rialto Markets, LLC, and Old Glory Bank.
11.1	Consent of Eide Bailly LLP to our report relating to the consolidated financial statements of Old Glory Holding Company for the calendar years ended 2023 and 2022.
12.1	Opinion of Barnes & Thornburg LLP regarding legality of the securities being offered.
99.1	Consent Order issued by the Federal Deposit Insurance Corporation and the Oklahoma State Banking Department, dated May 1, 2024 in the matter of Old Glory Bank.

Page | 109

SIGNATURES

Pursuant to the requirements of Regulation A, Old Glory Holding Company, as issuer, certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form 1-A and has duly caused this offering statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Atlanta, GA, on December 13, 2024.

Old Glory Holding Company

	By:	/s/ Michael P. Ring
Michael P. Ring, President & CEO

Date signed: December 13, 2024

BOARD OF DIRECTORS:

/s/ Benjamin S. Carson, Sr.
Benjamin S. Carson, Sr.

/s/ Robert Anthony Dieste
Robert Anthony Dieste

/s/ Laurence A. Elder
Laurence A. Elder

/s/ Michael P. Ring
Michael P. Ring

/s/ Daniel C. Schneider
Daniel C. Schneider

Page | 110

Old Glory Holding Company and Subsidiaries Oklahoma City, Oklahoma Consolidated Financial Statements December 31, 2023 and 2022

OLD GLORY HOLDING COMPANY AND SUBSIDIARIES

OKLAHOMA CITY, OKLAHOMA

CONSOLIDATED FINANCIAL STATEMENTS

Independent Auditor’s Report

To the Board of Directors

Old Glory Holding Company and Subsidiaries

Oklahoma City, Oklahoma

Report on the Audit of the Consolidated Financial Statements

Opinion

We have audited the consolidated financial statements of Old Glory Holding Company and Subsidiaries, which comprise the consolidated balance sheets as of December 31, 2023 and 2022, and the related consolidated statements of income (loss), comprehensive income (loss), stockholders’ equity, and cash flows for the years then ended, and the related notes to the consolidated financial statements.

In our opinion, the accompanying consolidated financial statements present fairly, in all material respects, the financial position of Old Glory Holding Company and Subsidiaries as of December 31, 2023 and 2022, and the results of their operations and their cash flows for years then ended, in accordance with accounting principles generally accepted in the United States of America.

Basis for Opinion

We conducted our audits in accordance with auditing standards generally accepted in the United States of America (GAAS). Our responsibilities under those standards are further described in the Auditor’s Responsibilities for the Audit of the Consolidated Financial Statements section of our report. We are required to be independent of Old Glory Holding Company and Subsidiaries, and to meet our other ethical responsibilities, in accordance with the relevant ethical requirements relating to our audits. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Substantial Doubt About the Company’s Ability to Continue as a Going Concern

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company has suffered recurring losses from operations, with current capital levels insufficient to safely absorb projected additional operating losses and has stated that substantial doubt exists about the Company’s ability to continue as a going concern. Management’s evaluation of the events and conditions and management’s plans regarding these matters are also described in Note 2. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty. Our opinion is not modified with respect to that matter.

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25231 Paseo De Alicia, Ste. 100 | Laguna Hills, CA 92653-4615 | T 949.768.0833 | F 949.768.8408 | EOE

F-1

Responsibilities of Management for the Consolidated Financial Statements

Management is responsible for the preparation and fair presentation of these consolidated financial statements in accordance with accounting principles generally accepted in the United States of America; and for the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of consolidated financial statements that are free from material misstatement, whether due to fraud or error.

In preparing the consolidated financial statements, management is required to evaluate whether there are conditions or events, considered in the aggregate, that raise substantial doubt about Old Glory Holding Company and Subsidiaries’ ability to continue as a going concern for one year after the date that the consolidated financial statements are available to be issued.

Auditor’s Responsibilities for the Audit of the Consolidated Financial Statements

Our objectives are to obtain reasonable assurance about whether the consolidated financial statements as a whole are free from material misstatement, whether due to fraud or error, and to issue an auditor’s report that includes our opinion. Reasonable assurance is a high level of assurance but is not absolute assurance and therefore is not a guarantee that an audit conducted in accordance with GAAS will always detect a material misstatement when it exists. The risk of not detecting a material misstatement resulting from fraud is higher than for one resulting from error, as fraud may involve collusion, forgery, intentional omissions, misrepresentations, or the override of internal control. Misstatements are considered material if there is a substantial likelihood that, individually or in the aggregate, they would influence the judgment made by a reasonable user based on the consolidated financial statements.

In performing an audit in accordance with GAAS, we:

●	Exercise professional judgment and maintain professional skepticism throughout the audit.

●	Identify and assess the risks of material misstatement of the consolidated financial statements, whether due to fraud or error, and design and perform audit procedures responsive to those risks. Such procedures include examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated financial statements.

●	Obtain an understanding of internal control relevant to the audit in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of Old Glory Holding Company and Subsidiaries’ internal control. Accordingly, no such opinion is expressed.

●	Evaluate the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluate the overall presentation of the consolidated financial statements.

●	Conclude whether, in our judgment, there are conditions or events, considered in the aggregate, that raise substantial doubt about Old Glory Holding Company and Subsidiaries’ ability to continue as a going concern for a reasonable period of time.

We are required to communicate with those charged with governance regarding, among other matters, the planned scope and timing of the audit, significant audit findings, and certain internal control–related matters that we identified during the audit.

Laguna Hills, California

September 16, 2024

F-2

OLD GLORY HOLDING COMPANY AND SUBSIDIARIES

OKLAHOMA CITY, OKLAHOMA

CONSOLIDATED BALANCE SHEETS

December 31,	2023	2022

Assets

Cash and Due from Banks	$7,042,405	$2,113,571
Federal Funds Sold	17,394,540	12,629,000
Excess Balance Account at the Federal Reserve	64,457,460	-
Interest Bearing Deposits with Other Banks	668,882	400,000
TOTAL CASH AND CASH EQUIVALENTS	89,563,287	15,142,571

Interest Bearing Deposits with Other Banks	240,448	250,000
Investment Securities Available for Sale (amortized cost $670,742 and $821,802, net of allowance for credit losses of $0 and $0, at December 31, 2023 and 2022, respectively)	678,698	827,847
Mortgage Loans Held for Sale, at fair value	1,717,996	3,008,341

Loans:
Total, net of credit mark	3,191,386	3,855,574
Allowance for Credit Losses	(24,349)	-
NET LOANS	3,167,037	3,855,574

Federal Reserve Bank and Other Bank Stocks	38,327	38,327
Premises and Equipment	503,471	317,385
Goodwill	-	761,995
Core Deposit Intangible	126,000	140,000
Accrued Interest	20,751	42,671
Prepaid Expenses	1,961,018	469,969
Other Assets	432,909	144,912
TOTAL ASSETS	$98,449,942	$24,999,592

See accompanying notes to consolidated financial statements.

F-3

OLD GLORY HOLDING COMPANY AND SUBSIDIARIES

OKLAHOMA CITY, OKLAHOMA

CONSOLIDATED BALANCE SHEETS, CONTINUED

December 31,	2023	2022

Liabilities and Stockholders’ Equity

Deposits:
Non Interest Bearing	$38,186,141	$6,360,053
Interest Bearing	48,092,920	4,155,173
TOTAL DEPOSITS	86,279,061	10,515,226

Warehouse Line of Credit	1,595,026	1,644,970
Repurchase Reserve	225,149	225,149
Accrued Interest and Other Liabilities	183,416	64,781
TOTAL LIABILITIES	88,282,652	12,450,126
Stockholders’ Equity:
Class A Common Stock, $0.0001 par value; 25,000,000 shares authorized; 19,088,600 and 17,000,000 shares issued at December 31, 2023 and 2022, respectively	1,909	1,700
Class B Common Stock, $0.0001 par value; 75,000,000 shares authorized; 19,937,000 shares issued at December 31, 2023 and 2022	-	-
Surplus	27,443,033	17,000,242
Accumulated Deficit	(17,284,232)	(4,456,980)
Accumulated Other Comprehensive Income	6,580	4,504
TOTAL STOCKHOLDERS’ EQUITY	10,167,290	12,549,466

TOTAL LIABILITIES & STOCKHOLDERS’ EQUITY	$98,449,942	$24,999,592

See accompanying notes to consolidated financial statements.

F-4

OLD GLORY HOLDING COMPANY AND SUBSIDIARIES

OKLAHOMA CITY, OKLAHOMA

CONSOLIDATED STATEMENTS OF INCOME (LOSS)

	Year Ended December 31, 2023	Year Ended December 31, 2022

INTEREST INCOME
Interest and Fees on Loans	$215,287	$25,343
Interest on Federal Funds Sold	665,278	28,349
Interest on Excess Balance Account	1,278,579	-
Interest on Deposits in Other Banks	150,106	661
Interest on Investment Securities	29,217	2,141
Dividends on Restricted Stock	2,000	-
TOTAL INTEREST INCOME	2,340,467	56,494

INTEREST EXPENSE
Deposits	233,281	408
TOTAL INTEREST EXPENSE	233,281	408

NET INTEREST INCOME	2,107,186	56,086

Provision for Credit Losses	24,349	-

NET INTEREST INCOME AFTER PROVISION FOR CREDIT LOSSES	2,082,837	56,086

NONINTEREST INCOME
Service Charges, Fees and Other	310,578	3,667
Gain on sale of mortgage loans	2,316,067	245,713
Other Operating Income	20,699	118
TOTAL NONINTEREST INCOME	$2,647,344	$249,498

See accompanying notes to consolidated financial statements.

F-5

OLD GLORY HOLDING COMPANY AND SUBSIDIARIES

OKLAHOMA CITY, OKLAHOMA

CONSOLIDATED STATEMENTS OF INCOME (LOSS), CONTINUED

	Year Ended December 31, 2023	Year Ended December 31, 2022

NONINTEREST EXPENSE
Salaries and Employee Benefits	$9,225,471	$2,384,317
Occupancy and Equipment	544,069	60,266
Origination and Processing Costs for Mortgage Loans	200,997	-
Data Processing	2,308,265	738
Loan Expense	31,251	12,694
Office Expense	40,699	12,396
Insurance	90,453	5,313
Training and Employee	240,925	148,634
Marketing	648,025	360,609
Operating Losses	866,847	-
Software and Subscriptions	153,934	17,311
Franchise Taxes	31,333	147
Consultants	610,944	1,042,309
Outside Charges	593,375	-
Bank Director Fees	225,000	58,334
Holding Company Director Fees	475,008	422,922
Audit, Tax, and Accounting	136,530	53,457
Legal	11,832	117,960
Core Deposit Intangible Amortization	14,000	-
Miscellaneous Expenses	346,480	65,157
Goodwill impairment	761,995	-
TOTAL NONINTEREST EXPENSE	17,557,433	4,762,564
LOSS BEFORE INCOME TAXES	(12,827,252)	(4,456,980)
Income Taxes	-	-
NET LOSS	$(12,827,252)	$(4,456,980)

See accompanying notes to consolidated financial statements.

F-6

OLD GLORY HOLDING COMPANY AND SUBSIDIARIES

OKLAHOMA CITY, OKLAHOMA

CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME (LOSS)

	Year Ended December 31, 2023	Year Ended December 31, 2022

NET LOSS	$(12,827,252)	$(4,456,980)

Other comprehensive income before tax:
Unrealized gain on investment securities available for sale:
Unrealized holding gain	2,787	6,045

Income tax expense:
Unrealized gain on investment securities available for sale	711	1,541
Other comprehensive income	2,076	4,504

COMPREHENSIVE LOSS	$(12,825,176)	$(4,452,476)

See accompanying notes to consolidated financial statements.

F-7

OLD GLORY HOLDING COMPANY AND SUBSIDIARIES

OKLAHOMA CITY, OKLAHOMA

CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY

	Class B Common Shares	Class A Common Shares	Common		Accumulated	Accumulated Other Comprehensive
	Outstanding	Outstanding	Stock	Surplus	Deficit	Income	Total

Balance, December 31, 2021	-	-	$-	$-	$-	$-	$-

Capital Contribution	-	17,000,000	1,700	17,000,242	-	-	17,001,942
Issuance of Class B Shares	19,937,000	-	-	-	-	-	-

Comprehensive income (loss)
Net loss	-	-	-	-	(4,456,980)	-	(4,456,980)
Other comprehensive income	-	-	-	-	-	4,504	4,504

Balance, December 31, 2022	19,937,000	17,000,000	$1,700	$17,000,242	$(4,456,980)	$4,504	$12,549,466

Capital Contribution	-	2,088,600	209	10,442,791	-	-	10,443,000

Comprehensive income (loss)
Net loss	-	-	-	-	(12,827,252)	-	(12,827,252)
Other comprehensive income	-	-	-	-	-	2,076	2,076

Balance at December 31, 2023	19,937,000	19,088,600	$1,909	$27,443,033	$(17,284,232)	$6,580	$10,167,290

See accompanying notes to consolidated financial statements.

F-8

OLD GLORY HOLDING COMPANY AND SUBSIDIARIES

OKLAHOMA CITY, OKLAHOMA

CONSOLIDATED STATEMENTS OF CASH FLOWS

	Year Ended December 31, 2023	Year Ended December 31, 2022

Cash flows from operating activities:
Net loss	$(12,827,252)	$(4,456,980)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation	56,819	1,404
Provision for credit losses	24,349	-
Amortization of core deposit intangible	14,000	-
Gain on sale of mortgage loans	(2,316,067)	(245,713)
Proceeds from loan sales	57,005,170	4,987,741
Loans originated for sale	(53,398,758)	(6,186,222)
Net accretion of securities available for sale	(10,021)	(377)
Goodwill impairment	761,995	-
Net decrease (increase) in accrued interest	21,921	(42,671)
Net increase in prepaid expenses	(1,491,049)	(469,969)
Net increase in other assets	(287,997)	(10,299)
Net increase in accrued interest and other liabilities	118,635	12,201
Net cash used in operating activities	(12,328,255)	(6,410,885)

Cash flows from investing activities:
Net change in interest bearing deposits with other banks	9,552	-
Net decrease in loans	664,188	575,630
Maturities in investment securities available for sale	161,245	-
Cash received from bank acquisition, net	-	2,814,158
Purchases of premises and equipment	(242,905)	(11,132)
Net cash, provided by investing activities	$592,080	$3,378,656

See accompanying notes to consolidated financial statements.

F-9

OLD GLORY HOLDING COMPANY AND SUBSIDIARIES

OKLAHOMA CITY, OKLAHOMA

CONSOLIDATED STATEMENTS OF CASH FLOWS, CONTINUED

	Year Ended December 31, 2023	Year Ended December 31, 2022

Cash flows from financing activities:
Net increase in non interest bearing deposits	$31,826,088	$331,606
Net change in interest bearing deposits	43,937,747	(82,401)
Capital contributions	10,443,000	17,001,942
Net (repayments of) proceeds from warehouse line of credit	(49,944)	923,653
Net cash provided by financing activities	86,156,891	18,174,800

Net increase in cash and cash equivalents	74,420,716	15,142,571

Cash and cash equivalents at beginning of period	15,142,571	-

Cash and cash equivalents at end of period	$89,563,287	$15,142,571

Schedule of Certain Cash Flow Information

Interest paid	$204,315	$1,822

Income taxes paid	$-	$-

See Note 8 regarding non-cash transactions included in a business combination.

See accompanying notes to consolidated financial statements.

F-10

OLD GLORY HOLDING COMPANY AND SUBSIDIARIES

OKLAHOMA CITY, OKLAHOMA

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2023 and 2022

(1)	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

The accounting and reporting policies of Old Glory Holding Company and its subsidiaries (collectively, the “Company”) conform to accounting principles generally accepted in the United States (“U.S. GAAP”) and practices within the banking industry. The following represents the more significant of the accounting and reporting policies and practices.

Nature of Operations

Old Glory Holding Company (the “Company”) is a Delaware Corporation formed in 2021 for the purpose of raising capital and acquiring what is now Old Glory Bank (the “Bank”).

The Company acquired First State Bank of Elmore County (“FSBEC”) on November 30, 2022. At the time, FSBEC had total assets of $13.7 million. FSBEC was subsequently renamed Old Glory Bank. The Bank is a wholly owned Oklahoma State Chartered Bank (See Note 8.) The Bank provides conventional loan and deposit services to its customers, with an emphasis on mobile banking. The Bank’s loan portfolio as of December 31, 2023, is primarily from legacy customers of First State Bank and are located in and around Garvin County, Oklahoma. Deposits, which grew by approximately $75 million in 2023, are primarily from the Bank’s online customers which are located throughout the United States. After the acquisition, Old Glory Bank successfully implemented nationwide online and mobile banking for both consumers and businesses.

The Bank’s wholly owned subsidiary, American Mortgage Bank, LLC (“AMB”) was formed and incorporated in November 2013 and is engaged in the business of originating 1–4 family residential mortgages that are sold on the secondary market. AMB originates and sells residential mortgage loans from various states. As discussed in Note 19, the Company sold its ownership interest in AMB in April 2024 for approximately $1.3 million.

The Company also owns 100% of the equity of Old Glory Intellectual Property Holdings, LLC., a Georgia limited liability company, which entity holds intellectual property rights relating to Old Glory Bank’s trademarks.

The Company operates under a charter granted by the Oklahoma State Banking Department and is regulated by the Federal Deposit Insurance Corporation (“FDIC”) and the Oklahoma State Banking Department. The Company is headquartered in Oklahoma City, Oklahoma, with its physical banking operation located in Elmore City, Oklahoma.

Principles of Consolidation

The consolidated financial statements have been prepared using the accrual basis of accounting and include the accounts of the Company, Bank, and AMB. All significant intercompany accounts and transactions have been eliminated.

F-11

OLD GLORY HOLDING COMPANY AND SUBSIDIARIES

OKLAHOMA CITY, OKLAHOMA

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2023 and 2022

(1)	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES, CONTINUED

Principles of Consolidation, continued

The Financial Accounting Standards Board (FASB) provides authoritative guidance regarding U.S. GAAP through the Accounting Standards Codification (ASC) and related Accounting Standards Updates (ASUs).

Use of Estimates in Preparing Financial Statements

The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

An estimate that is particularly susceptible to significant change relates to the determination of the allowance for credit losses. While management uses available information to recognize credit losses on loans, future changes to the allowance may be necessary based on changes in local economic conditions. In addition, regulatory agencies, as an integral part of their examination process, periodically review the Company’s allowance for credit losses. Such agencies may require the Company to recognize additions to the allowance based on their judgment about information available to them at the time of their examination. Because of these factors, it is reasonably possible that the allowance for credit losses may change in the near term.

Other estimates relate to the determination of the fair value of investment securities, fair market value of mortgage loans held for sale, valuation of deferred tax assets, and goodwill and intangible assets acquired as part of the business combination. The accounting policies for these items and other significant policies are presented below.

Cash and Cash Equivalents

For the purpose of presentation in the statements of cash flows, cash and cash equivalents are defined as those amounts included in the balance sheets caption “Cash and Cash Equivalents.” Cash and cash equivalents include cash, federal funds sold, an excess balance account at the Federal Reserve Bank, and deposits with other financial institutions with maturities fewer than 90 days. Net cash flows are reported for customer loan and deposit transactions, interest bearing deposits in other financial institutions, and federal funds and excess balance accounts.

Interest Bearing Deposits in Other Financial Institutions

Interest bearing deposits in other financial institutions mature within one to three years and are carried at cost.

F-12

OLD GLORY HOLDING COMPANY AND SUBSIDIARIES

OKLAHOMA CITY, OKLAHOMA

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2023 and 2022

(1)	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES, CONTINUED

Securities

Securities are categorized into the following three groups:

●	Securities held to maturity;

●	Securities available for sale; and

●	Trading securities.

The Company has no securities classified as “trading” or “held to maturity.” Securities classified as “available for sale” are carried at their fair value, with fair value adjustments reflected as a component of stockholders’ equity.

The Company reviews its portfolio of investment securities in an unrealized loss position at least quarterly. The Company first assesses whether it intends to sell or it is more-likely-than-not that it will be required to sell the investment securities before recovery of the amortized cost basis. If either of these criteria is met, the investment securities amortized cost basis is written down to fair value as a current period expense. If either of the above criteria is not met, the Company evaluates whether the decline in fair value is the result of credit losses or other factors. In making this assessment, the Company considers, among other things, the performance of any underlying collateral and adverse conditions specifically related to the security. If this assessment indicates that a credit loss exists, the present value of cash flows expected to be collected from the security are compared to the amortized cost basis of the security. If the present value of cash flows expected to be collected is less than the amortized cost basis, a credit loss exists and an allowance for credit losses is recorded for the credit loss, limited by the amount that the fair value is less than the amortized cost basis. The Company does not consider the unrealized position of its investment securities to be the result of credit factors because the decline in fair value is attributable to changes in interest rates, and not credit quality, and the Company does not have the intent to sell these investment securities and it is likely that it will not be required to sell the investment securities before their anticipated recovery. Therefore, the Company has not recorded an allowance for credit losses against its investment securities portfolio, as the credit risk is not material.

Investment securities purchased at premiums and discounts are amortized and accreted into interest income using methods approximating the interest method. Gains and losses on the sales of investment securities are recognized on a completed transaction basis. The basis of the investment securities sold is determined by specific identification of each investment security.

Prior to the adoption of Accounting Standards Codification Topic 326, “Financial Instruments—Credit Losses” (ASC 326), declines in the fair value of individual investment securities available for sale below their amortized cost were evaluated for other-than-temporary impairment. In evaluating whether other-than-temporary impairment existed, the Company considered, among other things: (1) the intent and ability to hold the investment for a period of time to allow for any recovery in fair value; (2) the length of time and the extent to which fair value has been less than amortized costs; and (3) the financial condition and near-term prospects of the issuer.

F-13

OLD GLORY HOLDING COMPANY AND SUBSIDIARIES

OKLAHOMA CITY, OKLAHOMA

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2023 and 2022

(1)	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES, CONTINUED

Mortgage Loans Held for Sale

AMB originates mortgage loans to be sold. AMB has elected the fair value option of measurement for loans held for sale to better match revenues and expenses. At the time of origination, the acquiring investors have already been determined and the terms of the loan, including interest rate, have already been set by the acquiring investors, allowing AMB to originate the loan at fair value. As such, loans held for sale as of December 31, 2023 and 2022, are carried at fair value. Mortgage loans are generally sold within 15–30 days of origination. At December 31, 2023 and 2022, AMB had $1,717,996 and $3,008,341, respectively, of mortgage loans held for sale.

Loans

Loans are stated at the principal amount outstanding. Interest income on loans is accrued and credited to operations based on the principal amount outstanding. Loan origination fees and related costs, if material, are deferred and amortized as a yield adjustment over the life of the related loan. Discounts and premiums received or paid are recognized in interest income as the loan is repaid.

Interest is not accrued on any loan upon which a default of principal or interest has existed for a period of 90 days or over unless the collateral margin or guarantor support is such that full collection of principal and interest is not in doubt and an orderly plan for collection is in process; and any other loan for which full collection of principal and interest is not probable (nonperforming loans). Past due loans are identified based on each loan’s contractual terms. When a loan is placed on nonaccrual and previously accrued but uncollected interest is deemed to be uncollectible, the amount of accrued interest receivable which was recorded in the current year is reversed against current year operations and the remainder is charged against the allowance for credit losses. Income on such loans is then recognized only to the extent that cash is received and where the future collection of principal is probable. Interest accruals are resumed on such loans only when they are brought fully current with respect to interest and principal and when, in the judgment of management, the loans are estimated to be fully collectible as to both principal and interest. With the exception of a formal debt forgiveness agreement, no loan which has had principal charged-off shall be restored to accrual status unless the charged-off principal has been recovered.

Allowance for Credit Losses

On January 1, 2023, the Company adopted ASC 326 using the modified retrospective method for all financial assets measured at amortized cost and off-balance sheet credit exposures. Financial reporting for periods from January 1, 2023, are presented in accordance with ASC 326 while prior period amounts continue to be reported in accordance with previously applicable standards and accounting policies.

F-14

OLD GLORY HOLDING COMPANY AND SUBSIDIARIES

OKLAHOMA CITY, OKLAHOMA

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2023 and 2022

(1)	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES, CONTINUED

Loans, continued

Allowance for Credit Losses, continued

The Company determined there was no material change to retained earnings for the cumulative effect of adopting ASC 326.

Management estimates the allowance balance under the current expected credit loss (“CECL”) model using relevant available information from internal and external sources relating to past events, current conditions, and reasonable and supportable forecasts. The Company elected to utilize a weighted average remaining maturity (“WARM”) methodology.

Loans that do not share risk characteristics are evaluated on an individual basis. Loans evaluated individually are not included in the collective evaluation. The Company has made the accounting policy election to use the fair value of the collateral to measure expected credit losses on collateral-dependent financial assets. When management determines that foreclosure is probable or when the borrower is experiencing financial difficulty at the reporting date and repayment is expected to be provided substantially through the operation or sale of the collateral, expected credit losses are based on the fair value of the collateral at the reporting date, adjusted for selling costs as appropriate.

Independent appraisals on real estate collateral securing loans are typically obtained at origination. Fair value of real estate securing smaller loans may be determined internally by management. New appraisals are obtained periodically and upon discovery of factors that may significantly affect the value of the collateral. Appraisals on collateral dependent loans are reviewed and considered in the determination of the allowance for credit losses, as discussed above.

Prior to the adoption of ASC 326, the allowance for credit losses on loans was a reserve established through a provision for credit losses charged to operations, which represented management’s best estimate of inherent losses that had been incurred within the existing portfolio of loans. The allowance for credit losses on loans included allowance allocations calculated in accordance with ASC Topic 310, “Receivables,” and allowance allocations calculated in accordance with ASC Topic 450, “Contingencies.” Loans were reported as impaired when, based on then current information and events, it was probable the Company would be unable to collect all amounts due in accordance with the original contractual terms of the loan agreement, including scheduled principal and interest payments. Impairment was evaluated in total for smaller-balance loans of a similar nature and on an individual loan basis for other loans. If a loan was impaired, a specific valuation allowance was allocated, if necessary, so that the loan was reported net, at the present value of estimated future cash flows using the loan’s existing rate or at the fair value of collateral if repayment was expected solely from the collateral. Interest payments on impaired loans were typically applied to principal unless collectability of the principal amount was reasonably assured, in which case interest was recognized on a cash basis. Impaired loans, or portions thereof, were charged off when deemed uncollectible.

F-15

OLD GLORY HOLDING COMPANY AND SUBSIDIARIES

OKLAHOMA CITY, OKLAHOMA

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2023 and 2022

(1)	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES, CONTINUED

Loans, continued

Allowance for Credit Losses, continued

In connection with the adoption of ASC 326, the Company revised certain loan accounting policies and implemented accounting policy elections. The revised loan accounting policies are described below.

Loans

Loans that management has the intent and ability to hold for the foreseeable future or until maturity or payoff are reported at amortized cost. Amortized cost is the principal balance outstanding, net of purchase premiums and discounts. The Company has made the accounting policy election to exclude accrued interest receivable on loans from the estimate of credit losses because it writes-off uncollectible accrued interest in a timely manner. Interest income is accrued on the unpaid principal balance using the simple-interest method on the daily balances of the principal amounts outstanding.

The allowance for credit losses is a valuation account that is deducted from the loans amortized cost basis to present the net amount expected to be collected on the loans. The allowance for credit losses is adjusted through the provision for credit losses. Loans are charged off against the allowance when management believes the uncollectability of a loan balance is confirmed. Expected recoveries do not exceed the aggregate of amounts previously charged-off and expected to be charged-off.

The allowance for credit losses is measured on a collective (pool) basis when similar risk characteristics exist. In connection with the adoption of ASC 326, changes were made to the Company’s primary portfolio segments to align with the methodology applied in determining the allowance under the CECL model. The Company has identified the following portfolio segments.

These portfolio segments are separately identified because they exhibit distinctive risk characteristics, such as financial asset types, loan purpose, collateral, and industry of the borrower. A summary of the primary portfolio segments is as follows:

Residential real estate: Loans to individuals that are secured by first and second liens on 1–4 family residential properties. This category includes owner-occupied and nonowner-occupied 1–4 family residential properties.

Commercial real estate: Loans that are secured by non-residential owner occupied and non-owner occupied commercial real estate. For non-owner occupied loans the repayment is either derived from rental income associated with the property or proceeds of sale, refinancing, or permanent financing of the property. For owner occupied loans the repayment source is the cash flow from ongoing operations and activities conducted by the entity. This category includes, among other loans, loans secured by office buildings, manufacturing facilities, churches, warehouses, hotels, retail shops, and similar properties.

F-16

OLD GLORY HOLDING COMPANY AND SUBSIDIARIES

OKLAHOMA CITY, OKLAHOMA

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2023 and 2022

(1)	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES, CONTINUED

Loans, continued

Allowance for Credit Losses, continued

Loans, continued

Commercial and Industrial: Loans to individuals and businesses for commercial, industrial, agricultural, and professional purposes. This category includes, among other loans, loans secured by oil and gas mining production, a security interest in livestock or crops, heavy equipment, floor plan, assignment of contracts or accounts receivable, and inventory.

Consumer: Secured and unsecured loans extended to individuals for household, family, other personal expenditures, and to purchase new and used passenger cars and other vehicles. Such loans are generally secured by trailers, boats, motorcycles, all-terrain vehicles, and new and used passenger vehicles.

The Company considers various factors to monitor the credit risk in the loan portfolio, including volume and severity of loan delinquencies, nonaccrual loans, internal grading of loans, historical loan loss experience, and economic conditions.

Allowance for Credit Losses on Off-Balance-Sheet Credit Exposures

The Company estimates expected credit losses over the contractual period in which the Company is exposed to credit risk via a contractual obligation to extend credit, unless that obligation is unconditionally cancellable by the Company. The allowance for credit losses on off-balance sheet credit exposures is adjusted as a provision for credit loss expense. The estimate includes consideration of the likelihood that funding will occur and an estimate of expected credit losses on commitments expected to be funded over its estimated life. Management assessed the need for an allowance for credit loss on off-balance-sheet unfunded commitments and determined the amount is not significant to the Company’s consolidated financial statements.

Premises and Equipment

Land is carried at cost. Premises and equipment are stated at cost, less accumulated depreciation. Buildings and improvements are depreciated using the straight-line method with useful lives ranging from 10 to 40 years. Furniture, fixtures, and equipment are depreciated using the straight-line (or accelerated) method with useful lives ranging from 3 to 15 years.

F-17

OLD GLORY HOLDING COMPANY AND SUBSIDIARIES

OKLAHOMA CITY, OKLAHOMA

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2023 and 2022

(1)	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES, CONTINUED

Leases

The Company leases certain locations and equipment. The Company does not record short term leases with an initial lease term of one year or less on the consolidated balance sheets.

Goodwill

Goodwill arises from business combinations and is generally determined as the excess of the fair value of the consideration transferred, plus the fair value of any noncontrolling interests in the acquiree, over the fair value of the net assets acquired and liabilities assumed as of the acquisition date. Goodwill and intangible assets acquired in a purchase business combination and determined to have an indefinite useful life are not amortized, but tested for impairment at least annually or more frequently if events and circumstances exists that indicate that a goodwill impairment test should be performed. The Company has goodwill as a result of the business combination in November 2022 (See Note 8). The Company performs the annual impairment test in the fourth quarter of the calendar year.

Impairment exists when a reporting unit’s carrying value of goodwill exceeds its fair value. In the fourth quarter of 2023, the Company’s reporting unit had positive equity and the Company elected to perform a qualitative assessment to determine if it was more likely than not that the fair value of the reporting unit exceeded its carrying value, including goodwill. The qualitative assessment indicated that it was more likely than not that the carrying value of the reporting unit exceeded its fair value. Therefore, the Company proceeded to complete the quantitative impairment test.

The quantitative impairment test includes comparing the carrying value of the reporting unit, including the existing goodwill and intangible assets, to the fair value of the reporting unit. If the carrying amount of the reporting unit exceeds its fair value, a goodwill impairment charge is recorded for the amount in which the carrying value of the reporting unit exceeds the fair value of the reporting unit, up to the amount of goodwill attributed to the reporting unit. After performing the quantitative testing, it was determined that the carrying amount exceeds the reporting unit’s fair value, resulting in an impairment charge of $761,995 for the year ended December 31, 2023. The facts and circumstances that led to an impairment of goodwill were recurring operating losses.

Core Deposit Intangible

The Company’s intangible assets consist of a core deposit intangible (See Notes 8 and 9). The core deposit intangible is being amortized on a straight-line basis over an estimated useful life of 10 years. At least annually, in the fourth quarter of the calendar year, the Company’s management evaluates its intangible assets for possible impairment. Impairment losses are measured by comparing the fair values of the intangible assets with their recorded amounts. Any impairment losses are reported as other noninterest expense in the consolidated financial statements.

F-18

OLD GLORY HOLDING COMPANY AND SUBSIDIARIES

OKLAHOMA CITY, OKLAHOMA

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2023 and 2022

(1)	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES, CONTINUED

Core Deposit Intangible, continued

The evaluation of remaining core deposit intangible for possible impairment involves reassessing the useful life and the recoverability of the intangible assets. The evaluation of the useful life is performed by reviewing the levels of core deposits of the branch acquired. The actual life of a core deposit base may be longer than originally estimated due to more successful retention of customers or may be shortened due to more rapid runoff. Amortization of the core deposit intangible would be adjusted, if necessary, to amortize the remaining net book value over the remaining life of the core deposits. The evaluation for recoverability is only performed if events or changes in circumstances indicate that the carrying amount of the intangible may not be recoverable.

The evaluation of the core deposit intangible for the year’s ended December 31, 2023 and 2022, resulted in no impairments.

Income Taxes

The Company files a consolidated income tax return with the Bank. The Bank provides for income taxes as if separate returns were filed, and remits to the Company amounts determined to be currently payable. In addition, the Company remits to the Bank any amounts determined to be currently receivable by it.

The Company evaluates and accounts for their uncertain tax positions in accordance with ASC Topic 740, “Income Taxes.” Through its evaluation of the Company’s uncertain tax positions, management has determined no uncertain tax positions existed as of December 31, 2023 or 2022, which would require the Company to record a liability for the uncertain tax positions in its consolidated financial statements. Interest and penalties, if any, resulting from any uncertain tax position required to be recorded by the Company would be presented in other noninterest expense in the consolidated statements of income (loss).

Federal and state income tax statutes dictate that tax returns filed in any of the previous three reporting periods remain open to examination. Currently, the Company has no open examinations with either the Internal Revenue Service or the Oklahoma Tax Commission.

Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

F-19

OLD GLORY HOLDING COMPANY AND SUBSIDIARIES

OKLAHOMA CITY, OKLAHOMA

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2023 and 2022

(1)	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES, CONTINUED

Comprehensive Income (Loss)

Comprehensive income (loss) is defined as net income plus items of other comprehensive income (loss). The Company’s only other comprehensive income reflected in the consolidated financial statements consists of the unrealized gain or loss on investment securities available for sale.

Advertising and Marketing Costs

All costs associated with advertising and marketing are expensed as incurred. Advertising and marketing expenses totaled $648,025 and $360,609 for the years ended December 31, 2023 and 2022, respectively.

Transfers and Servicing of Financial Assets

The Company accounts for transfers and servicing of financial assets in accordance with ASC Topic 860, “Transfers and Servicing” (ASC 860). ASC 860 requires that transfers of financial assets be accounted for as sales, when the transferor has surrendered control of the assets. Control over transferred assets is essentially deemed to be surrendered when: a) the assets have been isolated from the Company; b) the transferee obtains the right to pledge or exchange the transferred assets; and c) the Company does not maintain effective control over the transferred assets through an agreement that both entitles and obligates the Company to repurchase or redeem the assets before their maturity. Under this accounting treatment, after a transfer of financial assets, the Company derecognizes the transferred assets; recognizes and measures, at fair value, the servicing assets or liabilities (if considered significant), the other assets it receives or retains, and the liabilities it incurred; and recognizes any gain or loss resulting from the transfer. Transfers of financial assets that do not meet the conditions for sales accounting treatment are accounted for as secured borrowings.

Stock Based Compensation

Compensation cost for stock options and stock awards issued to certain employees, directors, and consultants of the Company are being accounted for using the intrinsic value of these awards at the date of grant.

The Company’s accounting policy is to recognize forfeitures as they occur.

Revenue Recognition—Old Glory Bank

The Company earns fees from its deposit customers for transaction-based, account maintenance, and overdraft services. Transaction-based fees, which include services such as ATM use fees, stop payment charges, statement rendering, and ACH fees, are recognized at the time the transaction is executed as that is the point in time the Company fulfills the customer’s request. Account maintenance fees, which relate primarily to monthly maintenance, are earned over the course of a month, representing the period over which the Company satisfies the performance obligation. Overdraft fees are recognized at the point in time that the overdraft occurs. Service charges on deposits are withdrawn from the customer’s account balance.

F-20

OLD GLORY HOLDING COMPANY AND SUBSIDIARIES

OKLAHOMA CITY, OKLAHOMA

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2023 and 2022

(1)	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES, CONTINUED

Revenue Recognition—AMB

The transfer of financial assets consists of mortgage loan sales made by AMB. The Company believes all of its mortgage loan sales during the year ended December 31, 2023, and the year ended December 31, 2022, met the requirements for sales accounting treatment under ASC 860 and have been accounted for as such. The Company does not retain servicing rights related to mortgage loan sales.

During the years ended December 31, 2023, and ended December 31, 2022, the Company recognized gain on the sale of mortgage loans, net of certain expenses, of $2,316,067 and $245,713, respectively.

AMB’s main sources of income are derived from one or more of the following sources: interest income, gain on sale of mortgage loans, and origination and other fees. Interest income will include interest earned on mortgage loans held for sale from the period of closing until the loans are sold. These amounts are calculated and accrued as earned.

AMB sells its mortgage loans in whole loan sales transactions. In whole loan sales transactions, the buyer acquires all future rights (including mortgage servicing rights) to the loans without recourse to AMB except for the industry standard representations and warranties, which generally require AMB to repurchase a loan if the borrower fails to pay its scheduled mortgage payments within the first 90 or 120 days of origination. Gains and losses on whole loan sales are recognized when AMB surrenders control over the loans (generally on the settlement date) and are based upon the difference between the proceeds received and the net carrying amount of the loan.

AMB receives fixed standard, servicing, and other ancillary fees on each mortgage loan which is facilitated. These amounts also may include revenue recognition for foreclosed assets held for sale, including assets acquired through or in lieu of loan foreclosures. Revenues and expenses from these operations and changes in the valuation allowance are included in other fees.

Recent Accounting Pronouncements

In June 2016, Financial Accounting Standards Board (FASB) issued Accounting Standards Update No. 2016-13, “Financial Instruments—Credit Losses” (Topic 326): Measurement of Credit Losses on Financial Instruments (ASU 2016-13), in order to provide more timely recording of credit losses on loans and other financial instruments. ASU 2016-13 adds an impairment model (known as the current expected credit loss (CECL) model) that is based on expected credit losses rather than incurred credit losses. It requires an organization to measure all expected credit losses for financial assets carried at amortized

F-21

OLD GLORY HOLDING COMPANY AND SUBSIDIARIES

OKLAHOMA CITY, OKLAHOMA

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2023 and 2022

(1)	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES, CONTINUED

Recent Accounting Pronouncements, continued

cost at the reporting date based on historical experience, current conditions, and reasonable and supportable forecasts. ASU 2016-13 was initially effective for financial statements issued for fiscal years beginning after December 15, 2020. ASU 2016-13 has been amended numerous times and is currently effective for fiscal years beginning after December 15, 2022. The Company adopted ASU 2016-13 on January 1, 2023, which did not have a significant impact on the Company’s financial position. The Company adopted ASC 326 using the modified retrospective method for all financial assets measured at amortized cost and off-balance sheet credit exposures. Financial reporting for periods from January 1, 2023, are presented in accordance with ASC 326 while prior period amounts continue to be reported in accordance with previously applicable standards and accounting policies. The Company determined there was no material change to retained earnings for the cumulative effect of adopting ASC 326. The note disclosure effects have been reflected in the consolidated financial statements.

In March 2022, FASB issued ASU No. 2022-02, “Financial Instruments—Credit Losses” (Topic 326): Troubled Debt Restructurings and Vintage Disclosures (ASU 2022-02). ASU 2022-02 eliminates the troubled debt restructuring recognition and measurement guidance and, instead, requires that the Company evaluate, based on the accounting for loan modifications, whether the modification represents a new loan or a continuation of an existing loan. The Company has the option to apply a modified retrospective transition method, resulting in a cumulative-effect adjustment to retained earnings when adopted. The amendments are effective for annual periods beginning after December 15, 2022. The Company adopted ASU 2022-02 on January 1, 2023, using the modified retrospective transition method, which did not have a significant impact on the consolidated financial statements.

Date of Management’s Review of Subsequent Events

Management has evaluated subsequent events through September 16, 2024, the date which the consolidated financial statements were available to be issued. See Note 19 for a discussion of significant subsequent events.

(2)	GOING CONCERN

The consolidated financial statements have been prepared in accordance with U.S. generally accepted accounting principles (GAAP) assuming the Company will continue as a going concern. The going concern assumption contemplates the realization of assets and liabilities in the normal course of business. However, substantial doubt about the Company’s ability to continue as a going concern exists.

The Company has experienced losses since inception in 2022 as it invests in the technology and personnel required to support a digital-first bank with a nationally recognized brand and a strategy to serve customers in every state. The Company incurred net losses of $12,827,252 and $4,456,980 during the years ended December 31, 2023 and 2022, respectively, and has an accumulated deficit of $17,284,232 as of December 31, 2023. The Company’s current level of capital is not expected to be sufficient to cover the working capital required to fund operations and to meet minimum regulatory capital requirements over the next 12 months.

F-22

OLD GLORY HOLDING COMPANY AND SUBSIDIARIES

OKLAHOMA CITY, OKLAHOMA

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2023 and 2022

(2)	GOING CONCERN, CONTINUED

The Company has developed a business plan that involves a multiple year effort to reach sustainable levels. As part of the business plan, management intends to raise substantial new capital funds in a Reg A Type 2 capital raise with unaccredited investors to mitigate this adverse condition. As the capital raise plan is highly dependent on the action of multiple potential investors, there can be no assurance that the Company will be able to obtain the additional capital when needed, if at all.

The consolidated financial statements do not include any adjustment to the carrying amounts and classification of assets, liabilities and reported expenses that may be necessary if the Company was unable to continue as a going concern.

(3)	SECURITIES

All investment securities are classified as available for sale. The amortized cost, gross unrealized gains and losses, and estimated fair values of investment securities at December 31 were as follows:

	Amortized Cost	Gross Unrealized Gains	Gross Unrealized Losses	Fair Value
2023
Investment securities available for sale:
Obligations of states and political subdivisions	$670,742	$10,453	$(2,497)	$678,698

	$670,742	$10,453	$(2,497)	$678,698

2022
Investment securities available for sale:
Obligations of states and political subdivisions	$821,802	$6,045	$-	$827,847

	$821,802	$6,045	$-	$827,847

At December 31, 2023 and 2022, there were no investment securities pledged as collateral.

The amortized cost and estimated fair value of investment securities at December 31, 2023 and 2022, by contractual maturity, are shown below:

	2023		2022
	Amortized Cost	Estimated Fair Value	Amortized Cost	Estimated Fair Value

Due in 1 year or less	$439,246	$446,872	$168,178	$168,629
Due after 1 year to 5 years	231,496	231,826	653,624	659,218

	$670,742	$678,698	$821,802	$827,847

F-23

OLD GLORY HOLDING COMPANY AND SUBSIDIARIES

OKLAHOMA CITY, OKLAHOMA

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2023 and 2022

(3)	SECURITIES, CONTINUED

A total of two investment securities had unrealized losses at December 31, 2023. Those investment securities, segregated by investment category and length of impairment, were as follows:

	Less Than 12 Months		12 Months or Longer		Total
	Fair Value	Unrealized Losses	Fair Value	Unrealized Losses	Fair Value	Unrealized Losses
2023
Investment securities available for sale:
Obligations of states and political subdivisions	$269,995	$(2,497)	$-	$-	$269,995	$(2,497)

No investment securities available for sale were in an unrealized loss position as of December 31, 2022.

Management has the ability to hold the investment securities classified as available for sale for a period of time sufficient for a recovery of cost. The unrealized losses are largely due to increases in the market interest rates over the yields available at the time the underlying investment securities were purchased. The fair value is expected to recover as the investment securities approach their maturity date or repricing date or if market yields for such investments decline. Management does not believe any of the investment securities are impaired due to reasons of credit quality. Accordingly, as of December 31, 2023, management believes the unrealized losses detailed in the table above are temporary, and no loss related to the above investment securities has been recognized in the accompanying consolidated statements of income (loss).

(4)	LOANS AND ALLOWANCE FOR CREDIT LOSSES ON LOANS

The Company grants residential real estate, commercial real estate, commercial and industrial, and consumer loans throughout its defined lending area, which is primarily in and around Garvin County, Oklahoma. The debtors’ ability to honor their obligations to the Company is dependent on the general economic conditions of the defined lending area. Generally, the loans are secured by real estate, accounts receivable, inventory, or commercial property. The loans are expected to be repaid from cash flow or proceeds from the sale of secured assets. The Company’s lending policy requires that secured loans be collateralized by sufficient assets to provide a margin of safety between the loan balance and the value of underlying collateral securing the loan. When borrowers default on loans, the Company pursues normal legal actions to foreclose upon or repossess the collateral securing the loan.

F-24

OLD GLORY HOLDING COMPANY AND SUBSIDIARIES

OKLAHOMA CITY, OKLAHOMA

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2023 and 2022

(4)	LOANS AND ALLOWANCE FOR CREDIT LOSSES ON LOANS, CONTINUED

A summary of the Company’s loans by portfolio segment as of December 31 is as follows:

	2023	2022

Residential real estate	$1,083,221	$1,089,574
Commercial real estate	825,434	379,000
Commercial and industrial	1,059,447	2,234,000
Consumer and other (including overdrafts of $67,484 and $11, respectively)	223,284	153,000
Total loans	3,191,386	3,855,574
Less allowance for credit losses	(24,349)	-

Net loans	$3,167,037	$3,855,574

On January 1, 2023, the Company adopted ASC 326, which replaces the incurred loss methodology for determining its provision for credit losses and allowance for credit losses with an expected loss methodology that is referred to as the CECL model. The allowance for credit losses was not changed as a result of adopting ASC 326, and there was no impact to the consolidated financial statements.

The following presents the activity in the allowance for credit losses by loan portfolio segment for the year ended December 31, 2023, and December 31, 2022. Allocation of a portion of the allowance to one segment of loans does not preclude its availability to absorb losses in other segments.

F-25

OLD GLORY HOLDING COMPANY AND SUBSIDIARIES

OKLAHOMA CITY, OKLAHOMA

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2023 and 2022

(4)	LOANS AND ALLOWANCE FOR CREDIT LOSSES ON LOANS, CONTINUED

	Residential Real Estate	Commercial Real Estate	Commercial and Industrial	Consumer	Total
Year Ended December 31, 2023
Balance at beginning of year	$-	$-	$-	$-	$-

Loans charged-off	-	-	-	-	-
Recoveries on loans previously charged-off	-	-	-	-	-

Net loans (charged-off) recovered	-	-	-	-	-

Provision charged to operating expense	2,354	7,332	13,441	1,222	24,349

Balance at end of year	$2,354	$7,332	$13,441	$1,222	$24,349

	Residential Real Estate	Commercial Real Estate	Commercial and Industrial	Consumer	Total
Year Ended December 31, 2022
Balance at beginning of year	$-	$-	$-	$-	$-

Loans charged-off	-	-	-	-	-
Recoveries on loans previously charged-off	-	-	-	-	-

Net loans (charged-off) recovered	-	-	-	-	-

Provision charged to operating expense	-	-	-	-	-

Balance at end of year	$-	$-	$-	$-	$-

F-26

OLD GLORY HOLDING COMPANY AND SUBSIDIARIES

OKLAHOMA CITY, OKLAHOMA

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2023 and 2022

(4)	LOANS AND ALLOWANCE FOR CREDIT LOSSES ON LOANS, CONTINUED

The Company had no allowance for credit losses for the year ended December 31, 2022 due to the acquisition accounting applied as of November 30, 2022, which resulted in a credit related discount of $153,644.

The following presents the amortized cost basis of loans on nonaccrual status as of December 31, 2023 and 2022:

	2023	2022

Commercial and industrial	$91,252	$155,097

The following presents an aging of the recorded investment in loans past due by loan portfolio segment as of December 31:

	Past Due Still Accruing
	30–89 Days	90 Days and Greater	Total	Current	Total Loans
2023
Residential real estate	$46,675	$78,666	$125,341	$957,880	$1,083,221
Commercial real estate	-	-	-	825,434	825,434
Commercial and industrial	-	-	-	1,059,447	1,059,447
Consumer	-	-	-	223,284	223,284

	$46,675	$78,666	$125,341	$3,066,045	$3,191,386

2022
Residential real estate	$-	$-	$-	$1,089,574	$1,089,574
Commercial real estate	-	-	-	379,000	379,000
Commercial and industrial	-	-	-	2,234,000	2,234,000
Consumer	-	-	-	153,000	153,000

	$-	$-	$-	$3,855,574	$3,855,574

F-27

OLD GLORY HOLDING COMPANY AND SUBSIDIARIES

OKLAHOMA CITY, OKLAHOMA

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2023 and 2022

(4)	LOANS AND ALLOWANCE FOR CREDIT LOSSES ON LOANS, CONTINUED

Collateral-Dependent Loans

A loan is considered collateral-dependent when the borrower is experiencing financial difficulty and repayment is expected to be provided substantially through the operation or sale of the collateral. During the year ended December 31, 2023, no material amount of interest income was recognized on collateral-dependent loans subsequent to their classification as collateral-dependent. The Company had no collateral-dependent loans at December 31, 2023 or 2022.

Interest income on impaired loans is recorded by the Company in a manner consistent with its income recognition policies for other loans.

Effective January 1, 2023, the Company adopted ASU 2022-02, which requires certain disclosures for modifications of loans to borrowers experiencing financial difficulties. The Company had no modifications or troubled debt restructurings during the years ended December 31, 2023, and December 31, 2022.

To assess the credit quality of loans, the Company classifies loans into risk categories based on relevant information about the ability of the borrowers to service their debts, such as: current financial information, historical payment experience, credit documentation, public information, and current economic trends, among other factors. This analysis is performed on a quarterly basis. The Company uses the following definitions for risk classifications:

Special mention—Loans classified as special mention have potential weaknesses that deserve management’s close attention. If left uncorrected, these potential weaknesses may result in deterioration of the repayment prospects for these loans or of the Company’s credit position at some future date.

Substandard—Loans classified as substandard are inadequately protected by the current net worth and paying capacity of the obligors or of the collateral pledged, if any. Loans so classified have one or more well-defined weaknesses that jeopardize the liquidation of the debt. They are characterized by the distinct possibility that the Company will sustain some loss if the deficiencies are not corrected. These loans are considered potential nonperforming or nonperforming loans depending on the accrual status of the loans.

Doubtful—Loans classified as doubtful have all the weaknesses inherent in those classified as substandard, with the added characteristics that the weaknesses make collection or liquidation in full, on the basis of currently existing facts, conditions, and values, highly questionable and improbable. These loans are considered nonperforming.

Loans not meeting the criteria above that are analyzed as part of the above-described process are classified as pass loans.

F-28

OLD GLORY HOLDING COMPANY AND SUBSIDIARIES

OKLAHOMA CITY, OKLAHOMA

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2023 and 2022

(4)	LOANS AND ALLOWANCE FOR CREDIT LOSSES ON LOANS, CONTINUED

As of December 31, and based on the most recent analysis performed as of that date, the risk categories of loans by loan portfolio segment were as follows:

	Pass	Special Mention	Substandard	Total
2023
Residential real estate	$1,083,221	$-	$-	$1,083,221
Commercial real estate	825,434	-	-	825,434
Commercial and industrial	968,195	-	91,252	1,059,447
Consumer	223,284	-	-	223,284

	$3,100,134	$-	$91,252	$3,191,386

2022
Residential real estate	$1,089,574	$-	$-	$1,089,574
Commercial real estate	379,000	-	-	379,000
Commercial and industrial	2,078,903	-	155,097	2,234,000
Consumer	153,000	-	-	153,000

	$3,700,477	$-	$155,097	$3,855,574

As of December 31, 2023 and 2022, the Company had no loans classified as doubtful.

(5)	CONCENTRATIONS OF CREDIT RISK

All of the Company’s loans, commitments, and standby letters of credit have generally been granted to customers in the Company’s market area. All such customers are generally depositors of the Company. The concentrations of credit by type of loan are set forth in Note 4. The distribution of commitments to extend credit approximates the distribution of loans outstanding. Standby letters of credit were granted primarily to commercial borrowers.

As of December 31, 2023, the Company had a concentration of credit risk with four financial institutions. The credit risk was in the form of deposits in excess of FDIC-insured amounts. The Company evaluates the stability of the financial institutions it does business with in evaluating credit risk. The Company’s exposure to credit loss in the event of nonperformance by the other parties to the financial instruments noted above is represented by the contractual or notional amount of the account, less the amount covered by FDIC insurance.

F-29

OLD GLORY HOLDING COMPANY AND SUBSIDIARIES

OKLAHOMA CITY, OKLAHOMA

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2023 and 2022

(5)	CONCENTRATIONS OF CREDIT RISK, CONTINUED

Federal funds sold and excess balance accounts are not considered deposits and as such are not covered by FDIC insurance. The federal funds sold at The Bankers Bank are sold “as agent.” As such, The Bankers Bank sells funds to various banks across the United States. At December 31, 2023, the federal funds sold of $17,394,540 were held at correspondent banks and excess balance accounts of $64,457,460 were maintained at the Federal Reserve Bank.

The Company grants residential real estate, commercial real estate, commercial and industrial, and consumer loans to customers in the state of Oklahoma. Although the Company has a diversified loan portfolio, the majority of its customers consists of borrowers who are located primarily in Garvin County, Oklahoma, and the surrounding counties. The economic conditions of the market area may have an impact on the debtors’ ability to repay their loans.

(6)	FAIR VALUE MEASUREMENTS

Fair value is defined as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. In estimating fair value, the Company utilizes valuation techniques that are consistent with the market approach, the income approach, and/or the cost approach. Such valuation techniques are consistently applied. Inputs to valuation techniques include the assumptions that market participants would use in pricing an asset or liability. Fair values may not represent actual values of assets and liabilities that could have been realized on the measurement date or that will be realized in the future. The use of different market assumptions and/or estimation methodologies may have a material effect on the estimated fair value amounts.

ASC Topic 820, “Fair Value Measurement,” establishes a fair value hierarchy for valuation inputs that gives the highest priority to quoted prices in active markets for identical assets or liabilities and the lowest priority to unobservable inputs. The fair value hierarchy is as follows:

●	Level 1 inputs to the valuation methodology are quoted prices (unadjusted) for identical assets or liabilities in active markets.

●	Level 2 inputs to the valuation methodology include quoted prices for similar assets and liabilities in active markets, and inputs that are observable for the asset and liability, either directly or indirectly, for substantially the full term of the asset or liability.

●	Level 3 inputs consist of unobservable inputs which are used when observable inputs are unavailable and reflect an entity’s own assumptions about the assumptions that market participants would use in pricing the assets or liabilities.

The Company uses appropriate valuation methods based on the available inputs to measure the fair value of its assets and liabilities.

F-30

OLD GLORY HOLDING COMPANY AND SUBSIDIARIES

OKLAHOMA CITY, OKLAHOMA

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2023 and 2022

(6)	FAIR VALUE MEASUREMENTS, CONTINUED

Fair Value Measured on a Recurring Basis

The following is a description of the valuation methodologies used for assets measured at fair value on a recurring basis and recognized in the accompanying consolidated balance sheets, as well as the general classification of such assets pursuant to the valuation hierarchy.

Investment Securities Available for Sale

The fair values of investments in obligations of states and political subdivisions are obtained from independent pricing services utilizing Level 2 inputs. The fair value measurements considered to be observable inputs may include dealer quotes, market spreads, cash flows, the U.S. Treasury yield curve, live trading levels, trade execution data, market consensus prepayment speeds, credit information, and the security’s terms and conditions, among other things.

Mortgage Loans Held for Sale

The Company has elected the fair value option for mortgage loans held for sale, which are carried at carrying value plus the expected profit to be recognized at sale.

F-31

OLD GLORY HOLDING COMPANY AND SUBSIDIARIES

OKLAHOMA CITY, OKLAHOMA

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2023 and 2022

(6)	FAIR VALUE MEASUREMENTS, CONTINUED

Fair Value Measured on a Recurring Basis, continued

The following tables present the fair value measurements of assets and liabilities recognized in the accompanying consolidated balance sheets at fair value on a recurring basis and the level within the fair value hierarchy in which the fair value measurements fall at December 31:

		Fair Value Measurements at Reporting Date Using
(000’s omitted)	Assets Measured at Fair Value	Quoted Prices in Active Markets for Identical Assets/ Liabilities (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)

2023
Financial assets:
Securities available for sale:
Obligations of states and political subdivisions	$679	$-	$679	$-
Total securities available for sale	679	-	679	-

Mortgage loans held for sale	1,718	1,718	-	-

	$2,397	$1,718	$679	$-

F-32

OLD GLORY HOLDING COMPANY AND SUBSIDIARIES

OKLAHOMA CITY, OKLAHOMA

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2023 and 2022

(6)	FAIR VALUE MEASUREMENTS, CONTINUED

Fair Value Measured on a Recurring Basis, Continued

		Fair Value Measurements at Reporting Date Using
(000’s omitted)	Assets Measured at Fair Value	Quoted Prices in Active Markets for Identical Assets/ Liabilities (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)

2022
Financial assets:
Securities available for sale:
Obligations of states and political subdivisions	$828	$-	$828	$-
Total securities available for sale	828	-	828	-

Mortgage loans held for sale	3,008	3,008	-	-

	$3,836	$3,008	$828	$-

During the years ended December 31, 2023, and December 31, 2022, there were no transfers between the various levels.

F-33

OLD GLORY HOLDING COMPANY AND SUBSIDIARIES

OKLAHOMA CITY, OKLAHOMA

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2023 and 2022

(7)	PREMISES AND EQUIPMENT

Premises and equipment and depreciation and amortization expense at December 31 are summarized as follows:

	2023	2022
Land	$58,527	$58,527
Buildings and improvements	266,614	86,298
Furniture, fixtures, and equipment	236,552	109,831
Total premises and equipment	561,693	254,656
Less accumulated depreciation	(58,222)	(1,403)

Premises and equipment	$503,471	$253,253

Depreciation expense	$56,819	$1,404

(8)	BUSINESS COMBINATION

On November 30, 2022, the Company, acquired 100% of the equity of FSBEC in exchange for $3,582,000 in cash.

Under the Plan of Merger, FSBEC was merged into the Company. With the acquisition, the Company has an existing bank under a state charter in which a digital banking platform could be implemented and marketed nationwide.

The Company paid all acquisition costs. The net book value of the assets acquired and liabilities assumed were recorded on the Company’s financial statements as management determined the fair value approximates the net book value. FSBEC’s results of operations were included in the Company’s statement of income (loss) beginning December 1, 2022.

Goodwill of $761,995 arising from the acquisition consisted largely of anticipated geographic expansion and new market opportunities. Goodwill is not deductible for U.S. income tax purposes and is not amortized.

F-34

OLD GLORY HOLDING COMPANY AND SUBSIDIARIES

OKLAHOMA CITY, OKLAHOMA

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2023 and 2022

(8)	BUSINESS COMBINATION, CONTINUED

The following table summarizes the consideration paid for FSBEC and the amounts of the assets acquired and liabilities assumed recognized at the acquisition date:

Consideration
Cash	$3,582,000

Recognized amounts of identifiable assets acquired and liabilities assumed
Cash and due from banks	$1,036,158
Interest-bearing deposits	400,000
Federal funds sold	4,960,000
Cash and cash equivalents	6,396,158

Interest-bearing deposits	250,000
Investments	822,966
Mortgage loans held for sale	1,564,147
Net loans	4,431,204

Fixed assets	243,525
Core deposit intangible	140,000

Other assets	237,072
Total assets acquired	14,085,072

Deposits	(10,266,021)
Warehouse line of credit	(721,317)
Other liabilities	(277,729)
Total liabilities assumed	(11,265,067)

Total identifiable net assets	2,820,005

Goodwill	$761,995

F-35

OLD GLORY HOLDING COMPANY AND SUBSIDIARIES

OKLAHOMA CITY, OKLAHOMA

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2023 and 2022

(9)	CORE DEPOSIT INTANGIBLE

Core deposit intangible is associated with the November 30, 2022, acquisition of FSBEC. The core deposit intangible is being amortized over a 10-year period on a straight-line basis. The amortization expense was $14,000 for the year ended December 31, 2023. At December 31, the gross core deposit intangible and accumulated amortization were as follows:

	2023	2022

Core deposit intangible	$140,000	$140,000
Accumulated amortization	(14,000)	-

Net carrying value	$126,000	$140,000

Estimated amortization expense for the next 5 years and thereafter is as follows:

Year Ending December 31,
2024	$14,000
2025	14,000
2026	14,000
2027	14,000
2028	14,000
2029 and thereafter	56,000

$126,000

F-36

OLD GLORY HOLDING COMPANY AND SUBSIDIARIES

OKLAHOMA CITY, OKLAHOMA

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2023 and 2022

(10)	DEPOSITS

The major classifications of deposits are as follows:

	2023	2022

Non Interest bearing demand deposit accounts	$38,186,141	$6,360,053
Interest bearing transaction accounts	3,047,110	347,388
Savings accounts	44,970,761	3,511,125
Certificates of deposit	75,049	296,660

	$86,279,061	$10,515,226

For both years ended December 31, 2023, and December 31, 2022, the Company had no certificates of deposit in excess of $250,000, and all outstanding certificates of deposit were scheduled to mature in less than 1 year.

(11)	MORTGAGE LOAN ORIGINATION FUNDING AGREEMENTS

AMB originates mortgage loans that are sold on the secondary market. In conjunction with the origination of the mortgage loans, AMB has entered into an agreement to obtain funding as follows:

Simmons Bank—Pine Bluff, Arkansas (“Simmons”)

AMB has entered into a $4,000,000 warehouse line agreement with Simmons (formerly Southwest Bank in Ft. Worth, Texas). The warehouse line agreement requires certain documents be provided prior to funding a mortgage loan originated by AMB and requires that all closings for the mortgage loans funded by Simmons be done with a title company. Interest charged to AMB under the warehouse line agreement is tied to the interest rate of the mortgage loan(s) associated with the advances made to AMB. The agreement is renewed annually, with the most recent renewal extending the agreement to October 4, 2024. As of December 31, 2023 and 2022, the accompanying consolidated balance sheets included outstanding advances on the warehouse line of $1,595,026 and $1,644,970, respectively.

(12)	FINANCIAL INSTRUMENTS WITH OFF-BALANCE-SHEET RISK

The Company is party to financial instruments with off-balance-sheet risk in the normal course of business to meet the financing needs of its customers. These financial instruments include commitments to extend credit and standby letters of credit. The instruments involve, to varying degrees, elements of credit risk in excess of the amount recognized on the consolidated balance sheets. The contractual or notional amounts of those instruments reflect the extent of involvement the Company has in particular classes of financial instruments.

F-37

OLD GLORY HOLDING COMPANY AND SUBSIDIARIES

OKLAHOMA CITY, OKLAHOMA

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2023 and 2022

(12)	FINANCIAL INSTRUMENTS WITH OFF-BALANCE-SHEET RISK, CONTINUED

The Company’s exposure to credit loss in the event of nonperformance by the other party to the financial instrument for commitments to extend credit and standby letters of credit is represented by the contractual or notional amount of those instruments. The Company uses the same credit policies in making commitments and conditional obligations as it does for on-balance-sheet information.

	Contractual or Notional Amount
	2023	2022

Financial instruments whose contractual amounts represent credit risk:
Commitments to extend credit:
Loans:
Fixed	$-	$252,000
Variable	-	-

	$-	$252,000

Letters of credit	$-	$5,000

Commitments to extend credit are agreements to lend to a customer as long as there is no violation of any condition established in the contract. Commitments generally have fixed expiration dates or other termination clauses and may require the payment of a fee. Since many of the commitments are expected to expire without being drawn upon, the total commitment amounts do not necessarily represent future cash requirements. The Company evaluates each customer’s creditworthiness on a case-by-case basis. The amount of collateral obtained, if deemed necessary by the Company upon extension of credit, is based on management’s credit evaluation of the counterparty. Collateral held varies, but may include accounts receivable, inventory, property, plant, and equipment, and real estate.

Standby letters of credit are conditional commitments issued by the Company to guarantee the performance of a customer to a third party. These guarantees are primarily issued to support public and private borrowing arrangements. The credit risk involved in issuing letters of credit is essentially the same as that involved in extending loans to customers. The Company holds collateral supporting those commitments for which collateral is deemed necessary.

F-38

OLD GLORY HOLDING COMPANY AND SUBSIDIARIES

OKLAHOMA CITY, OKLAHOMA

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2023 and 2022

(12)	FINANCIAL INSTRUMENTS WITH OFF-BALANCE-SHEET RISK, CONTINUED

AMB originates mortgage loans for sale. Such loans are pre-approved by the investors who purchase the loans. The Company closes and funds these loans based upon the respective investor’s credit underwriting standards. The Company forwards each loan to the investor within 1–15 days of closing. The investor reviews and accepts each loan and pays the Company for the loan, typically within 30 days of closing.

At December 31, 2023 and 2022, mortgage loans held for sale were $1,717,996 and $3,008,341, respectively.

Commitments to purchase mortgage loans are obtained by AMB from the investor at a specified price prior to funding. AMB acquires such commitments to eliminate market risk on mortgage loans held for sale. When loans are sold with recourse, the purchaser has recourse against AMB should the borrower become delinquent within specified periods after the loan is sold and subsequently defaults on the loan.

(13)	INCOME TAXES

The income tax expense from continuing operations for the years ended December 31 is comprised of the following:

	2023	2022
Current Taxes
Federal	$-	$-
State	-	-
	-	-
Deferred	(2,913,000)	(964,000)
Change in valuation allowance	2,913,000	964,000

	$-	$-

In accordance with current accounting guidance, the Bank records interest and penalties related to uncertain tax positions as part of income tax expense. There was no penalty or interest expense recorded as of December 31, 2023. The Bank does not expect the total amount of unrecognized tax benefits to significantly increase or decrease within the next twelve months.

F-39

OLD GLORY HOLDING COMPANY AND SUBSIDIARIES

OKLAHOMA CITY, OKLAHOMA

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2023 and 2022

(13)	INCOME TAXES, CONTINUED

The following is a summary of the components of the net deferred tax assets recognized in the accompanying statements of financial condition at December 31:

	2023	2022

Deferred Tax Assets
Start Up Costs	$837,000	$897,000
Net Operating Loss	3,123,000	161,000
	3,960,000	1,058,000

Deferred Tax Liabilities
Available for Sale Securities	(1,000)	(2,000)
Other	(9,000)	(21,000)

Net deferred tax assets, before valuation allowance	3,950,000	1,035,000

Valuation Allowance	(3,950,000)	(1,035,000)

Net deferred tax assets	$-	$-

Deferred taxes are a result of differences between income tax accounting and generally accepted accounting principles with respect to income and expense recognition. The valuation allowance was established because the Company has not reported earnings sufficient enough to support the recognition of the deferred tax assets.

The Company has federal and state income tax net operating loss (“NOL”) carryforwards of approximately $12.9 million as of December 31, 2023 and $671,000 as of December 31, 2022, after consideration of IRS code section 382 NOL limitations. The Federal NOL carry forwards do not expire. The Company had NOL carry forwards of approximately $12.9 million for Oklahoma income tax purposes, after consideration of the 382 limitations. The state NOL carry forwards begin to expire in 2042.

The Company is subject to federal income tax and income tax of the state of Oklahoma. Federal and Oklahoma income tax returns for the years ended December 31, 2023, and 2022, are open to audit.

F-40

OLD GLORY HOLDING COMPANY AND SUBSIDIARIES

OKLAHOMA CITY, OKLAHOMA

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2023 and 2022

(14)	RELATED-PARTY TRANSACTIONS

There were not any loans to executive officers, directors, and their affiliates during 2023 and 2022.

Demand deposits and time deposits to the Company’s executive officers, directors, significant shareholders, and employees, including their affiliated interests totaled $330,418 and $32,532 for 2023 and 2022, respectively.

The Company rents office space in Oklahoma City from a board member of the Bank. Rent payments on this lease totaled $33,508 and $2,700 in 2023 and 2022, respectively. Future minimum lease payments on this lease total $39,048.

On April 4, 2024, The Company sold the AMB subsidiary of the Bank to a company controlled by a board member of the Bank. See Note 19 Subsequent Events.

(15)	STOCK-BASED COMPENSATION

The Company has one stock-based compensation plan as described below. There have not been any compensation costs charged against income for the years ended December 31, 2023 and 2022, respectively.

Equity Incentive Plan

The Company’s 2022 Equity Incentive Plan, which is shareholder approved, resolves that the Company reserve a total of 1,800,000 share of Class B Common Stock for issuance thereunder. Under the 2022 Equity Incentive Plan, the Board of Directors has the right to grant to key officers, employees and consultants options, warrants, restricted stock, and other equity.

Option Grant

Stock Option grants of Class B common shares may be issued under the 2022 Equity Incentive Plan to certain key employee(s), director(s) and/or advisor(s) of the Company, and the Board acknowledges that such individual(s) will provide important substantial services and believes that such services are a key to the success of the Company.

Option awards are generally granted with an exercise price equal to the market price of the Company’s common stock at the date of grant; those option awards have vesting periods ranging from 3 to 4 years and have 10 year contractual terms.

The Class B option shares are being accounted for using the intrinsic value method, since it is not possible to reasonably estimate fair value at the grant date due to the subordinated nature of the Class B shares to the Class A investor shares (See Note 16). Under the intrinsic value method, compensation cost will be measured based on the intrinsic value of the option shares on the date they are settled.

F-41

OLD GLORY HOLDING COMPANY AND SUBSIDIARIES

OKLAHOMA CITY, OKLAHOMA

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2023 and 2022

(15)	STOCK-BASED COMPENSATION, CONTINUED

A summary of the activity in the stock option plan for each year follows:

			Weighted- Average Remaining Contractual
2023	Options	Exercise Price	Term

Balance, beginning of year	395,000	$1.00	9.58 Years
Granted	487,000	1.26
Forfeited	-

Balance, end of year	882,000	$1.14	9.02 Years

Options exercisable	-	$1.00	8.54 Years

			Weighted- Average Remaining Contractual
2022	Options	Exercise Price	Term

Balance, beginning of year	-
Granted	395,000	$1.00
Forfeited	-

Balance, end of year	395,000	$1.00	9.58 Years

Options exercisable	-	$-	NA

(16)	COMMON STOCK

The Company has authorized 100 million shares of Common Stock, par value $0.0001. The Common Stock has been issued in two classes: (A) one class has been denominated the “Class A Common Stock,” which includes Offered Shares, and (B) the other class has been denominated the “Class B Common Stock,” which is sometimes referred to as the “founder stock.” The Class A Common Stock (Offered Shares) comprises 25,000,000 shares, and the Class B Common Stock comprises 75,000,000 shares.

F-42

OLD GLORY HOLDING COMPANY AND SUBSIDIARIES

OKLAHOMA CITY, OKLAHOMA

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2023 and 2022

(16)	COMMON STOCK, CONTINUED

In the event of a liquidation or sale of the Company and after payment in full of all other creditors, the holders of Class A Common Stock shall be entitled to receive, in preference to the holders of the Class B Common Stock, the sum of their aggregate unrecouped original issue purchase price, or a pro rata portion thereof in the case of insufficient funds. Any excess funds are to be distributed among Class A and Class B holders on a pro-rated basis assuming conversion of all Class A shares into Class B shares.

The Class A Common Stock of any holder may be converted into Class B Common Stock at any time upon the election of such holder based on the share’s original issue price. Additionally, all Class A Common Stock shall be automatically converted into Class B Common Stock, effective upon the occurrence of a Qualified Public Offering assuming that the closing price per share of the first trading day of the Company’s stock is at least 5 times the purchase price of the Class A stock.

The Company has issued Class B warrant shares to various individuals and vendors, totaling 1,066,000 and 651,000 as of December 31, 2023 and 2022, respectively. The warrants provide the holder with the option to purchase Class B Common Stock within 10 years of issuance at a stipulated exercise price, of $1 per share. All Class B warrants immediately vested upon issuance.

(17)	REGULATORY CAPITAL AND SUBSEQUENT EVENT

On May 1, 2024, the Bank agreed to a Consent Order from the FDIC and the Oklahoma State Banking Department (“State”), addressing, among other items, Board oversight, monitoring policies, internal control testing, management, operations, and increased capital for the Bank.

The Consent Order was the result of an examination of the Bank by the FDIC and the State that resulted in certain criticisms of the Bank. The Consent Order requires that:

●	The Board of Directors increase participation in the Bank’s affairs by assuming responsibility for the approval of the Bank’s policies and objectives and for the oversight of the Bank’s executive and senior management, including approval of a process to monitor all Bank activities and compliance with the Bank’s Board-approved policies;
●	Board of directors shall monitor the overall condition of the Bank, its risk profile, and compliance with internal policies, regulations, statutes, statements of policy, and rules;
●	The Bank shall notify the FDIC and State of the resignation or termination of any of the Bank’s directors or executive officers;
●	The Bank shall obtain the written approval of the State prior to the addition of any individual to the Board or the employment of any individual as an executive officer;
●	The Board update its existing business plan to provide updated goals and projections through the year 2026 and submit to the FDIC and State for comment and approval;

F-43

OLD GLORY HOLDING COMPANY AND SUBSIDIARIES

OKLAHOMA CITY, OKLAHOMA

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2023 and 2022

(17)	REGULATORY CAPITAL AND SUBSEQUENT EVENT, CONTINUED

●	In the event there are changes to the business plan or any event that results in a deviation of 10%, the business plan must be resubmitted for comment and approval;
●	The Board shall create a written Capital Plan to ensure management is monitoring capital levels and submit to the FDIC and State for comment and approval;
●	After establishing an adequate Allowance for Credit Losses, the Bank shall maintain its Tier 1 Leverage Capital ratio equal to 14 percent of the Bank’s Average Total Assets;
●	The Tier 1 Leverage ratio shall be achieved and maintained through retention of earnings, collection of charged-off assets, reduction in total assets, sale of new equity, or any combination thereof;
●	While this order is in effect, the Bank shall not declare or pay dividends or bonuses, without the prior written consent of the FDIC and State;
●	The Board shall ensure that the interest rate risk management model report is prepared and reviewed by the Board quarterly;
●	The Board shall correct all apparent violations of laws or non-conformance with applicable rules and regulations noted in the Report of Examination of the Bank as of September 18, 2023;
●	The Board shall fully implement the existing Board-approved Audit and Compliance Assessment Policy;
●	The Bank shall conduct audits required by the Audit and Compliance Assessment Policy;
●	The Board shall engage an independent qualified audit firm to audit the Bank’s IT controls;
●	Management shall develop a formal audit tracking system for IT audit issues, vulnerability assessment and penetration test findings, and examination deficiencies;
●	The Board shall develop, approve, and implement the following formal policies and procedures:

○	Electronic Funds Transfer Policy;
○	Security Incident Response Policy; and
○	Item Processing Procedures.

●	The Board shall ensure that the following policies and programs are revised:

○	The Information Security program;
○	Business Continuity Management Plan; and
○	The Third-Party Security Policy.

●	The Board shall ensure that established IT-related committees meet formally and are performing their delegated IT responsibilities and duties, including conducting, at a minimum, quarterly meetings;
●	The Board shall ensure the Bank’s cybersecurity preparedness and resiliency is at a baseline maturity level. The results of managements cybersecurity evaluation shall be presented to the Board for review and approval;
●	The Board shall initiate procedures to improve the initial vendor analysis process;
●	The Board shall ensure management conducts a full-scope test of the Business Continuity Management Plan and the Incident Response Plan. A written summary of the results shall be provided to the Board;
●	The Bank shall furnish written progress reports to the FDIC and State detailing the form and manner of any actions taken to secure compliance with this Order and the results thereof. These reports shall be reviewed by the Board;

F-44

OLD GLORY HOLDING COMPANY AND SUBSIDIARIES

OKLAHOMA CITY, OKLAHOMA

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2023 and 2022

(17)	REGULATORY CAPITAL AND SUBSEQUENT EVENT, CONTINUED

The provisions of this Order will remain effective and enforceable except to the extent that and until such time as any provision has been modified, terminated, suspended, or set aside by the FDIC and State.

The Company is actively engaged in responding to the concerns raised in the Consent Order. The Company will continue their efforts to comply with all provisions of the Consent Order, and believes they are taking the appropriate steps necessary to comply.

Minimum Regulatory Requirements

The federal banking agencies published final rules (the Basel III Capital Rules) that revised their risk-based and leverage capital requirements and their method for calculating risk-weighted assets to implement, in part, agreements reached by the Basel Committee and certain provisions of the Dodd-Frank Act. The Basel III Capital Rules apply to banking organizations.

In connection with the effectiveness of Basel III, most banks are required to decide whether to elect to opt-out of the inclusion of Accumulated Other Comprehensive Income (AOCI) in their Common Equity Tier 1 Capital. This is a one-time election and generally irrevocable. If electing to opt-out, most AOCI items will be treated, for regulatory capital purposes, in the same manner in which they were prior to Basel III. The Bank has elected to opt-out of the inclusion.

Among other things, the Basel III Capital Rules: (i) introduce a new capital measure entitled “Common Equity Tier 1” (CET1); (ii) specify that tier 1 capital consist of CET1 and additional financial instruments satisfying specified requirements that permit inclusion in tier 1 capital; (iii) define CET1 narrowly by requiring that most deductions or adjustments to regulatory capital measures be made to CET1 and not to the other components of capital; and (iv) expand the scope of the deductions or adjustments from capital as compared to the existing regulations.

A minimum leverage ratio (tier 1 capital as a percentage of total assets) of 4.0% is also required under the Basel III Capital Rules (even for highly rated institutions). The Basel III Capital Rules additionally require institutions to retain a capital conservation buffer of 2.5% above these required minimum capital ratio levels. Banking organizations that fail to maintain the minimum 2.5% capital conservation buffer could face restrictions on capital distributions or discretionary bonus payments to executive officers.

Banks are subject to regulatory capital requirements administered by federal banking agencies. Capital adequacy guidelines and, additionally for banks, prompt corrective action regulations, involve quantitative measures of assets, liabilities, and certain off-balance-sheet items calculated under regulatory accounting practices. Capital amounts and classifications are also subject to qualitative judgments by regulators. Failure to meet capital requirements can initiate regulatory action. The net unrealized gain or loss on available-for-sale securities is included in computing regulatory capital. Management believes as of December 31, 2023, the Bank does meet all capital adequacy requirements to which they are subject.

F-45

OLD GLORY HOLDING COMPANY AND SUBSIDIARIES

OKLAHOMA CITY, OKLAHOMA

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2023 and 2022

(17)	REGULATORY CAPITAL AND SUBSEQUENT EVENT, CONTINUED

Prompt corrective action regulations provide five classifications: well capitalized, adequately-capitalized, undercapitalized, significantly undercapitalized, and critically undercapitalized, although these terms are not used to represent overall financial condition. If adequately capitalized, regulatory approval is required to accept brokered deposits. If undercapitalized, capital distributions are limited, as is asset growth and expansion, and capital restoration plans are required.

Effective as of the date of the Consent Order, May 1, 2024, and due to the existence of minimum capital ratios in the Consent Order, the Bank’s status under the FDIC’s prompt corrective action rules was, by regulation, lowered from well-capitalized to adequately-capitalized. As a result of its being deemed adequately-capitalized, the Bank cannot accept, renew, or rollover brokered deposits as defined by the regulation.

Additionally, the Bank is subject to rate caps on deposits products as calculated by the FDIC, based on national rates for deposits of comparable size and maturity.

As of the date of the Consent Order, the FDIC has categorized the Bank as “adequately-capitalized” under the regulatory framework for Prompt Corrective Action (“PCA”) due to the existence of the Order discussed above with minimum capital levels included. There are no conditions or events since the notification that management believes have changed the Bank’s category.

F-46

OLD GLORY HOLDING COMPANY AND SUBSIDIARIES

OKLAHOMA CITY, OKLAHOMA

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2023 and 2022

(17)	REGULATORY CAPITAL AND SUBSEQUENT EVENT, CONTINUED

The actual and required capital amounts and ratios are shown in the following table:

	Actual		Required for Capital Adequacy Purposes		Minimum Requirements To Be Well Capitalized Under Prompt Corrective Corrective Action Regulations
(000’s omitted)	Amount	Ratio	Amount	Ratio	Amount	Ratio
December 31, 2023:
Total Capital to risk weighted assets	$10,059	93.03%	$865	8.00%	$1,081	10.00%
Tier 1 (Core) Capital to risk weighted assets	$10,035	92.80%	$649	6.00%	$865	8.00%
Common Tier 1 (CET1)	$10,035	92.80%	$487	4.50%	$703	6.50%
Tier 1 (Core) Capital to average assets	$10,035	10.83%	$3,707	4.00%	$4,634	5.00%

	Actual		Required for Capital Adequacy Purposes		Minimum Requirements To Be Well Capitalized Under Prompt Corrective Action Regulations
(000’s omitted)	Amount	Ratio	Amount	Ratio	Amount	Ratio
December 31, 2022:
Total Capital to risk weighted assets	$11,643	121.83%	$765	8.00%	$956	10.00%
Tier 1 (Core) Capital to risk weighted assets	$11,643	121.83%	$573	6.00%	$765	8.00%
Common Tier 1 (CET1)	$11,643	121.83%	$430	4.50%	$621	6.50%
Tier 1 (Core) Capital to average assets	$11,643	61.43%	$758	4.00%	$948	5.00%

F-47

OLD GLORY HOLDING COMPANY AND SUBSIDIARIES

OKLAHOMA CITY, OKLAHOMA

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2023 and 2022

(18)	COMMITMENTS AND CONTINGENCIES

Legal Matters

In the normal course of business, the Company is involved in legal matters on a day-to-day basis. As of December 31, 2023, the Company had no significant litigation outstanding in which it was a defendant.

Data Processing Contracts

During 2022 and 2023, the Company entered into several agreements for various data processing functions with varying payment requirements and expiration dates. In relation to these agreements, the Company had data processing expense of $2,308,265 and $738 for the year ended December 31, 2023, and 2022, respectively reflected in the accompanying consolidated financial statements.

Operating Leases

The Company leases its main branch location in Elmore City, OK and an office space in Georgia under long-term, non-cancelable operating lease agreements. The future minimum lease payments for operating leases with original terms greater than one year are as follows:

2024	$66,280
2025	29,327
2026	10,172

$105,779

Rent expense for 2023 and 2022, including common area maintenance and rent payments on short-term leases, was $134,089 and $40,408, respectively.

(19)	SUBSEQUENT EVENTS

In April 2024, the Company negotiated the sale of AMB to Bluechip Bancshares, LLC (“Bluechip”), a company controlled by the family of a board member of Old Glory Bank. Bluechip was the 100% owner of FSBEC and the selling party in the business combination discussed in Note 8.

The sale of AMB in 2024 was based on an option granted to Bluechip to buy AMB within two years of the FSBEC sale date, contained in the original Stock Purchase Agreement (“Agreement”), as amended. Terms of the sale included a purchase price approximating the book value of AMB, plus the required exercise of 356,000 of Class B common warrants that had been granted to Bluechip in the Agreement. The sale price is subject to true-up provisions that have yet to be finalized. The gain or loss to be recognized upon finalization is not expected to be material.

In May 2024, the Company received a Consent Order from the FDIC and the Oklahoma State Banking Department (See Note 17).

In June 2024, the Company raised additional capital of $6,993,064 at $6 per share.

F-48

Old Glory Holding Company and Subsidiaries

Oklahoma City, Oklahoma

Consolidated Financial Statements

June 30, 2024

OLD GLORY HOLDING COMPANY AND SUBSIDIARIES

OKLAHOMA CITY, OKLAHOMA

CONSOLIDATED FINANCIAL STATEMENTS

F-49

OLD GLORY HOLDING COMPANY AND SUBSIDIARIES

OKLAHOMA CITY, OKLAHOMA

CONSOLIDATED BALANCE SHEETS

	June 30, 2024 (Unaudited)	December 31, 2023

Assets

Cash and Due from Banks	$12,394,734	$7,042,405
Federal Funds Sold	27,039,868	17,394,540
Excess Balance Account at the Federal Reserve	91,601,132	64,457,460
Interest Bearing Deposits with Other Banks	675,177	668,882
TOTAL CASH AND CASH EQUIVALENTS	131,710,911	89,563,287

Interest Bearing Deposits with Other Banks	138,005	240,448
Investment Securities Available for Sale (amortized cost $619,607 and $670,742, net of allowance for credit losses of $0 and $0, at June 30, 2024 and December 31, 2023, respectively)	612,230	678,698
Mortgage Loans Held for Sale, at fair value	628,000	1,717,996

Loans:
Total, net of credit mark	2,709,198	3,191,386
Allowance for Credit Losses	(31,046)	(24,349)
NET LOANS	2,678,152	3,167,037

Federal Reserve Bank and Other Bank Stocks	38,327	38,327
Premises and Equipment	491,926	503,471
Core Deposit Intangible	119,000	126,000
Accrued Interest	21,184	20,751
Prepaid Expenses	2,553,076	1,961,018
Other Assets	5,001	432,909
TOTAL ASSETS	$138,995,812	$98,449,942

See accompanying notes to consolidated financial statements.

F-50

OLD GLORY HOLDING COMPANY AND SUBSIDIARIES

OKLAHOMA CITY, OKLAHOMA

CONSOLIDATED BALANCE SHEETS, CONTINUED

	June 30, 2024 (Unaudited)	December 31, 2023

Liabilities and Stockholders’ Equity

Deposits:
Non Interest Bearing	$47,268,833	$38,186,141
Interest Bearing	81,247,363	48,092,920
TOTAL DEPOSITS	128,516,196	86,279,061

Warehouse Line of Credit	-	1,595,026
Repurchase Reserve	-	225,149
Accrued Interest and Other Liabilities	128,659	183,416
TOTAL LIABILITIES	128,644,855	88,282,652
Stockholders’ Equity:
Class A Common Stock, $0.0001 par value; 25,000,000 shares authorized; 20,258,608 and 19,088,600 shares issued at June 30, 2024 and December 31, 2023, respectively	2,026	1,909
Class B Common Stock, $0.0001 par value; 75,000,000 shares authorized; 20,293,000 and 19,937,000 shares issued at June 30, 2024 and December 31, 2023	36	-
Surplus	34,818,930	27,443,033
Accumulated Deficit	(24,454,284)	(17,284,232)
Accumulated Other Comprehensive Income (Loss)	(15,751)	6,580
TOTAL STOCKHOLDERS’ EQUITY	10,350,957	10,167,290

TOTAL LIABILITIES & STOCKHOLDERS’ EQUITY	$138,995,812	$98,449,942

See accompanying notes to consolidated financial statements.

F-51

OLD GLORY HOLDING COMPANY AND SUBSIDIARIES

OKLAHOMA CITY, OKLAHOMA

CONSOLIDATED STATEMENTS OF INCOME (LOSS)

Six Months Ended	June 30, 2024 (Unaudited)	June 30, 2023 (Unaudited)

INTEREST INCOME
Interest and Fees on Loans	$109,111	$117,722
Interest on Federal Funds Sold	315,596	374,733
Interest on Excess Balance Account	2,235,417	-
Interest on Deposits in Other Banks	162,771	5,035
Interest on Investment Securities	21,073	12,183
Dividends on Restricted Stock	2,000	2,000
TOTAL INTEREST INCOME	2,845,968	511,673

INTEREST EXPENSE
Deposits	386,135	11,565
TOTAL INTEREST EXPENSE	386,135	11,565

NET INTEREST INCOME	2,459,833	500,108

Provision for Credit Losses	6,697	12,275

NET INTEREST INCOME AFTER PROVISION FOR CREDIT LOSSES	2,453,136	487,833

NONINTEREST INCOME
Service Charges, Fees and Other	538,074	(41,059)
Gain on sale of mortgage loans	881,115	1,058,145
Other Operating Income	19,140	12,414
TOTAL NONINTEREST INCOME	$1,438,329	$1,029,500

See accompanying notes to consolidated financial statements.

F-52

OLD GLORY HOLDING COMPANY AND SUBSIDIARIES

OKLAHOMA CITY, OKLAHOMA

CONSOLIDATED STATEMENTS OF INCOME (LOSS), CONTINUED

Six Months Ended	June 30, 2024 (Unaudited)	June 30, 2023 (Unaudited)

NONINTEREST EXPENSE
Salaries and Employee Benefits	$5,058,431	$3,820,306
Occupancy and Equipment	128,140	305,565
Origination and Processing Costs for Mortgage Loans	-	61,984
Data Processing	2,855,704	405,493
Loan Expense	16,005	17,022
Office Expense	15,807	24,556
Insurance	123,313	20,049
Training and Employee	226,783	65,997
Marketing	533,206	288,146
Operating Losses	62,195	37,027
Software and Subscriptions	-	64,565
Franchise Taxes	-	8,905
Consultants	743,399	95,318
Outside Charges	511,523	113,525
Bank Director Fees	350,000	350,004
Audit, Tax, and Accounting	44,801	60,624
Legal	14,518	1,620
Core Deposit Intangible Amortization	7,000	7,000
Miscellaneous Expenses	370,692	161,301
TOTAL NONINTEREST EXPENSE	11,061,517	5,909,007
LOSS BEFORE INCOME TAXES	(7,170,052)	(4,391,674)
Income Taxes	-	-
NET LOSS	$(7,170,052)	$(4,391,674)

See accompanying notes to consolidated financial statements.

F-53

OLD GLORY HOLDING COMPANY AND SUBSIDIARIES

OKLAHOMA CITY, OKLAHOMA

CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME (LOSS)

Six Months Ended	June 30, 2024 (Unaudited)	June 30, 2023 (Unaudited)

NET LOSS	$(7,170,052)	$(4,391,674)

Other comprehensive income before tax:
Unrealized loss on investment securities available for sale:
Unrealized holding loss	(22,331)	(4,583)

Income tax expense:
Unrealized loss on investment securities available for sale	-	-
Other comprehensive income	(22,331)	(4,583)

COMPREHENSIVE LOSS	$(7,192,383)	$(4,396,257)

See accompanying notes to consolidated financial statements.

F-54

OLD GLORY HOLDING COMPANY AND SUBSIDIARIES

OKLAHOMA CITY, OKLAHOMA

CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY

	Class B Common Shares	Class A Common Shares	Common		Accumulated	Accumulated Other Comprehensive
	Outstanding	Outstanding	Stock	Surplus	Deficit	Income (Loss)	Total

Balance at December 31, 2022	19,937,000	17,000,000	$1,700	$17,000,242	$(4,456,980)	$4,504	$12,549,466

Comprehensive income (loss)
Net loss	-	-	-	-	(4,391,674)	-	(4,391,674)
Other comprehensive loss	-	-	-	-	-	(4,583)	(4,583)

Balance, June 30, 2023	19,937,000	17,000,000	$1,700	$17,000,242	$(8,848,654)	$(79)	$8,153,209

Balance at December 31, 2023	19,937,000	19,088,600	$1,909	$27,443,033	$(17,284,232)	$6,580	$10,167,290

Capital Contribution	-	1,170,008	117	7,019,933	-	-	7,020,050

Issuance of Class B Shares	356,000	-	36	355,964	-	-	356,000

Comprehensive income (loss)
Net loss	-	-	-	-	(7,170,052)	-	(7,170,052)
Other comprehensive loss	-	-	-	-	-	(22,331)	(22,331)

Balance, June 30, 2024	20,293,000	20,258,608	$2,062	$34,818,930	$(24,454,284)	$(15,751)	$10,350,957

See accompanying notes to consolidated financial statements.

F-55

OLD GLORY HOLDING COMPANY AND SUBSIDIARIES

OKLAHOMA CITY, OKLAHOMA

CONSOLIDATED STATEMENTS OF CASH FLOWS

Six Months Ended	June 30, 2024 (Unaudited)	June 30, 2023 (Unaudited)

Cash flows from operating activities:
Net loss	$(7,170,052)	$(4,391,674)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation	11,545	8,420
Provision for credit losses	6,697	12,275
Amortization of core deposit intangible	7,000	7,000
Gain on sale of mortgage loans	(883,315)	(1,058,145)
Proceeds from loan sales	21,861,281	23,155,575
Loans originated for sale	(19,887,970)	(22,558,585)
Net accretion of securities available for sale	(4,034)	(12,575)
Net increase in accrued interest	(433)	(155,774)
Net increase in prepaid expenses	(592,058)	(1,114,015)
Net decrease in other assets	427,908	119,023
Net decrease in accrued interest and other liabilities	(54,757)	275,466
Net cash used in operating activities	(6,278,188)	(5,713,009)

Cash flows from investing activities:
Decrease in interest bearing deposits with other banks	102,443	17,485
Net decrease in loans	482,188	760,122
Maturities in investment securities available for sale	48,171	161,245
Purchases of premises and equipment	-	(232,168)
Net cash provided by investing activities	$632,802	$706,684

See accompanying notes to consolidated financial statements.

F-56

OLD GLORY HOLDING COMPANY AND SUBSIDIARIES

OKLAHOMA CITY, OKLAHOMA

CONSOLIDATED STATEMENTS OF CASH FLOWS, CONTINUED

Six Months Ended	June 30, 2024 (Unaudited)	June 30, 2023 (Unaudited)

Cash flows from financing activities:
Net increase in non interest bearing deposits	$9,082,692	$16,205,945
Net change in interest bearing deposits	33,154,443	15,862,370
Capital contributions	7,376,050	-
Net (repayments of) proceeds from warehouse line of credit	(1,820,175)	1,306,480
Net cash provided by financing activities	47,793,010	33,374,795

Net increase in cash and cash equivalents	42,147,624	28,368,470

Cash and cash equivalents at beginning of period	89,563,287	15,142,571

Cash and cash equivalents at end of period	$131,710,911	$43,511,041

Schedule of Certain Cash Flow Information

Interest paid	$386,135	$11,307

Income taxes paid	$-	$-

See accompanying notes to consolidated financial statements.

F-57

OLD GLORY HOLDING COMPANY AND SUBSIDIARIES

OKLAHOMA CITY, OKLAHOMA

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

JUNE 30, 2024 (UNAUDITED)

(1)	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

The accounting and reporting policies of Old Glory Holding Company and its subsidiaries (collectively, the “Company”) conform to accounting principles generally accepted in the United States (“U.S. GAAP”) and practices within the banking industry. The following represents the more significant of the accounting and reporting policies and practices.

Nature of Operations

Old Glory Holding Company (the “Company”) is a Delaware Corporation formed in 2021 for the purpose of raising capital and acquiring what is now Old Glory Bank (the “Bank”).

The Company acquired First State Bank of Elmore County (“FSBEC”) on November 30, 2022. At the time, FSBEC had total assets of $13.7 million. FSBEC was subsequently renamed Old Glory Bank. The Bank is a wholly owned Oklahoma State Chartered Bank. The Bank provides conventional loan and deposit services to its customers, with an emphasis on mobile banking. The Bank’s loan portfolio as of June 30, 2024, is primarily from legacy customers of First State Bank and are located in and around Garvin County, Oklahoma. Deposits, which grew by approximately $75 million in 2023, are primarily from the Bank’s online customers which are located throughout the United States. After the acquisition, Old Glory Bank successfully implemented nationwide online and mobile banking for both consumers and businesses.

The Bank’s wholly owned subsidiary, American Mortgage Bank, LLC (“AMB”) was formed and incorporated in November 2013 and is engaged in the business of originating 1–4 family residential mortgages that are sold on the secondary market. AMB originates and sells residential mortgage loans from various states. As discussed in Note 11, the Company sold its ownership interest in AMB in April 2024 for approximately $1.3 million.

The Company also owns 100% of the equity of Old Glory Intellectual Property Holdings, LLC., a Georgia limited liability company, which entity holds intellectual property rights relating to Old Glory Bank’s trademarks.

The Company operates under a charter granted by the Oklahoma State Banking Department and is regulated by the Federal Deposit Insurance Corporation (“FDIC”) and the Oklahoma State Banking Department. The Company is headquartered in Oklahoma City, Oklahoma, with its physical banking operation located in Elmore City, Oklahoma.

The unaudited interim condensed consolidated financial statements, in the opinion of management, reflect all adjustments necessary for a fair presentation of the Company’s consolidated financial position, results of operations and cash flows for the periods presented. Such adjustments are of a normal, recurring nature. The results of operations for any interim period are not necessarily indicative of results expected for the fiscal year ending December 31, 2024.

F-58

OLD GLORY HOLDING COMPANY AND SUBSIDIARIES

OKLAHOMA CITY, OKLAHOMA

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

JUNE 30, 2024 (UNAUDITED)

(1)	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES, CONTINUED

Nature of Operations, continued

While certain information and disclosures normally included in financial statements prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”) have been condensed or omitted pursuant to the rules and regulations of the Securities and Exchange Commission (“SEC”), management believes that the disclosures herein are adequate to make the information presented not misleading.

These unaudited interim condensed consolidated financial statements should be read in conjunction with the consolidated financial statements and notes thereto contained in the Company’s Audited Financial Statements as of and for the year ended December 31, 2023.

Summary of Significant Accounting Policies

Certain significant accounting policies followed by the Company are set forth in Note 1, “Summary of Significant Accounting Policies,” of the Notes to Consolidated Financial Statements in the Company’s 2023 Audited Financial Statements.

Comprehensive Income

Comprehensive income consists of net income, as well as unrealized holding gains and losses that arise during the period associated with the Company’s available-for-sale securities portfolio. In the calculation of comprehensive income, reclassification adjustments are made for gains or losses realized in the statement of operations associated with the sale of available-for-sale securities.

(2)	GOING CONCERN

The consolidated financial statements have been prepared in accordance with U.S. generally accepted accounting principles (GAAP) assuming the Company will continue as a going concern. The going concern assumption contemplates the realization of assets and liabilities in the normal course of business. However, substantial doubt about the Company’s ability to continue as a going concern exists.

The Company has experienced losses since inception in 2022 as it invests in the technology and personnel required to support a digital-first bank with a nationally recognized brand and a strategy to serve customers in every state. The Company incurred net losses of $7,170,052 and $4,391,674 during the six months ended June 30, 2024 and 2023, respectively, and has an accumulated deficit of $24,454,284 as of June 30, 2024. The Company’s current level of capital is not expected to be sufficient to cover the working capital required to fund operations and to meet minimum regulatory capital requirements over the next 12 months.

The Company has developed a business plan that involves a multiple year effort to reach sustainable levels. As part of the business plan, management intends to raise substantial new capital funds in a Reg A Type 2 capital raise with unaccredited investors to mitigate this adverse condition.

F-59

OLD GLORY HOLDING COMPANY AND SUBSIDIARIES

OKLAHOMA CITY, OKLAHOMA

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

JUNE 30, 2024 (UNAUDITED)

(2)	GOING CONCERN, CONTINUED

As the capital raise plan is highly dependent on the action of multiple potential investors, there can be no assurance that the Company will be able to obtain the additional capital when needed, if at all.

The consolidated financial statements do not include any adjustment to the carrying amounts and classification of assets, liabilities and reported expenses that may be necessary if the Company was unable to continue as a going concern.

(3)	SECURITIES

All investment securities are classified as available for sale. The amortized cost, gross unrealized gains and losses, and estimated fair values of investment securities as of June 30, 2024 and December 31, 2023 were as follows:

	Amortized Cost	Gross Unrealized Gains	Gross Unrealized Losses	Fair Value
June 30, 2024
Investment securities available for sale:
Obligations of states and political subdivisions	$619,607	$-	$(7,377)	$612,230

	$619,607	$-	$(7,377)	$612,230

December 31, 2023
Investment securities available for sale:
Obligations of states and political subdivisions	$670,742	$10,453	$(2,497)	$678,698

	$670,742	$10,453	$(2,497)	$678,698

As of June 30, 2024 and December 31, 2023, there were no investment securities pledged as collateral.

F-60

OLD GLORY HOLDING COMPANY AND SUBSIDIARIES

OKLAHOMA CITY, OKLAHOMA

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

JUNE 30, 2024 (UNAUDITED)

(3)	SECURITIES, CONTINUED

The amortized cost and estimated fair value of investment securities as of June 30, 2024 and December 31, 2023, by contractual maturity, are shown below:

	June 30, 2024		December 31, 2023
	Amortized Cost	Estimated Fair Value	Amortized Cost	Estimated Fair Value

Due in 1 year or less	$389,071	$384,674	$439,246	$446,872
Due after 1 year to 5 years	230,536	227,556	231,496	231,826

	$619,607	$612,230	$670,742	$678,698

A total of four investment securities had unrealized losses as of June 30, 2024. Those investment securities, segregated by investment category and length of impairment, were as follows:

	Less Than 12 Months		12 Months or Longer		Total
	Fair Value	Unrealized Losses	Fair Value	Unrealized Losses	Fair Value	Unrealized Losses
June 30, 2024
Investment securities available for sale:
Obligations of states and political subdivisions	$384,674	$(4,397)	$227,556	$(2,980)	$612,230	$(7,377)

Two investment securities available for sale were in an unrealized loss position as of December 31, 2023. Those investment securities, segregated by investment category and length of impairment, were as follows:

	Less Than 12 Months		12 Months or Longer		Total
	Fair Value	Unrealized Losses	Fair Value	Unrealized Losses	Fair Value	Unrealized Losses
December 31, 2023
Investment securities available for sale:
Obligations of states and political subdivisions	$269,995	$(2,497)	$-	$-	$269,995	$(2,497)

Management has the ability to hold the investment securities classified as available for sale for a period of time sufficient for a recovery of cost.

The unrealized losses are largely due to increases in the market interest rates over the yields available at the time the underlying investment securities were purchased. The fair value is expected to recover as the investment securities approach their maturity date or repricing date or if market yields for such investments decline. Management does not believe any of the investment securities are impaired due to reasons of credit quality. Accordingly, as of June 30, 2024, management believes the unrealized losses detailed in the table above are temporary, and no loss related to the above investment securities has been recognized in the accompanying consolidated statements of income (loss).

F-61

OLD GLORY HOLDING COMPANY AND SUBSIDIARIES

OKLAHOMA CITY, OKLAHOMA

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

JUNE 30, 2024 (UNAUDITED)

(4)	LOANS AND ALLOWANCE FOR CREDIT LOSSES ON LOANS

The Company grants residential real estate, commercial real estate, commercial and industrial, and consumer loans throughout its defined lending area, which is primarily in and around Garvin County, Oklahoma. The debtors’ ability to honor their obligations to the Company is dependent on the general economic conditions of the defined lending area. Generally, the loans are secured by real estate, accounts receivable, inventory, or commercial property. The loans are expected to be repaid from cash flow or proceeds from the sale of secured assets. The Company’s lending policy requires that secured loans be collateralized by sufficient assets to provide a margin of safety between the loan balance and the value of underlying collateral securing the loan. When borrowers default on loans, the Company pursues normal legal actions to foreclose upon or repossess the collateral securing the loan.

A summary of the Company’s loans by portfolio segment as of June 30, 2024 and December 31, 2023 are as follows:

	June 30, 2024	December 31, 2023

Residential real estate	$545,460	$1,083,221
Commercial real estate	789,243	825,434
Commercial and industrial	954,216	1,059,447
Consumer and other (including overdrafts of $58,175 and $67,484, respectively)	420,279	223,284
Total loans	2,709,198	3,191,386
Less allowance for credit losses	(31,046)	(24,349)

Net loans	$2,678,152	$3,167,037

On January 1, 2023, the Company adopted ASC 326, which replaces the incurred loss methodology for determining its provision for credit losses and allowance for credit losses with an expected loss methodology that is referred to as the CECL model. The allowance for credit losses was not changed as a result of adopting ASC 326, and there was no impact to the consolidated financial statements.

The following presents the activity in the allowance for credit losses by loan portfolio segment as of and for the six months ended June 30, 2024 and as of and for the year ended June 30, 2023. Allocation of a portion of the allowance to one segment of loans does not preclude its availability to absorb losses in other segments.

F-62

OLD GLORY HOLDING COMPANY AND SUBSIDIARIES

OKLAHOMA CITY, OKLAHOMA

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

JUNE 30, 2024 (UNAUDITED)

(4)	LOANS AND ALLOWANCE FOR CREDIT LOSSES ON LOANS, CONTINUED

	Residential Real Estate	Commercial Real Estate	Commercial and Industrial	Consumer	Total
As of and for the Six Months Ended June 30, 2024
Balance at beginning of year	$2,354	$7,332	$13,441	$1,222	$24,349

Loans charged-off	-	-	-	-	-
Recoveries on loans previously charged-off	-	-	-	-	-

Net loans (charged-off) recovered	-	-	-	-	-

Provision charged to operating expense	3,163	1,447	1,977	110	6,697

Balance at end of six months	$5,517	$8,779	$15,418	$1,332	$31,046

	Residential Real Estate	Commercial Real Estate	Commercial and Industrial	Consumer	Total
As of and for the Six Months Ended June 30, 2023
Balance at beginning of year	$-	$-	$-	$-	$-

Loans charged-off	-	-	-	-	-
Recoveries on loans previously charged-off	-	-	-	-	-

Net loans (charged-off) recovered	-	-	-	-	-

Provision charged to operating expense	5,667	911	743	4,954	12,275

Balance at end of six months	$5,667	$911	$743	$4,954	$12,275

F-63

OLD GLORY HOLDING COMPANY AND SUBSIDIARIES

OKLAHOMA CITY, OKLAHOMA

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

JUNE 30, 2024 (UNAUDITED)

(4)	LOANS AND ALLOWANCE FOR CREDIT LOSSES ON LOANS, CONTINUED

The following presents the amortized cost basis of loans on nonaccrual status as of June 30, 2024 and December 31, 2023:

	June 30, 2024	December 31, 2023

Commercial and industrial	$83,142	$91,252

The following presents an aging of the recorded investment in loans past due by loan portfolio segment as of June 30, 2024 and December 31, 2023:

	Past Due Still Accruing
	30–89 Days	90 Days and Greater	Total	Current	Total Loans
June 30, 2024
Residential real estate	$13,525	$145,737	$159,262	$386,198	$545,460
Commercial real estate	-	-	-	789,243	789,243
Commercial and industrial	-	-	-	954,216	954,216
Consumer	190,046	-	190,046	230,233	420,279

	$203,571	$145,737	$349,308	$2,359,890	$2,709,198

December 31, 2023
Residential real estate	$46,675	$78,666	$125,341	$957,880	$1,083,221
Commercial real estate	-	-	-	825,434	825,434
Commercial and industrial	-	-	-	1,059,447	1,059,447
Consumer	-	-	-	223,284	223,284

	$46,675	$78,666	$125,341	$3,066,045	$3,191,386

Collateral-Dependent Loans

A loan is considered collateral-dependent when the borrower is experiencing financial difficulty and repayment is expected to be provided substantially through the operation or sale of the collateral. During the six months ended June 30, 2024 and June 30, 2023, no material amount of interest income was recognized on collateral-dependent loans subsequent to their classification as collateral-dependent, respectively. The Company had no collateral-dependent loans as of June 30, 2024 and December 31, 2023.

F-64

OLD GLORY HOLDING COMPANY AND SUBSIDIARIES

OKLAHOMA CITY, OKLAHOMA

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

JUNE 30, 2024 (UNAUDITED)

(4)	LOANS AND ALLOWANCE FOR CREDIT LOSSES ON LOANS, CONTINUED

Effective January 1, 2023, the Company adopted ASU 2022-02, which requires certain disclosures for modifications of loans to borrowers experiencing financial difficulties. The Company had no modifications during the six months ended June 30, 2024 and the year ended December 31, 2023.

To assess the credit quality of loans, the Company classifies loans into risk categories based on relevant information about the ability of the borrowers to service their debts, such as: current financial information, historical payment experience, credit documentation, public information, and current economic trends, among other factors. This analysis is performed on a quarterly basis. The Company uses the following definitions for risk classifications:

Special mention—Loans classified as special mention have potential weaknesses that deserve management’s close attention. If left uncorrected, these potential weaknesses may result in deterioration of the repayment prospects for these loans or of the Company’s credit position at some future date.

Substandard—Loans classified as substandard are inadequately protected by the current net worth and paying capacity of the obligors or of the collateral pledged, if any. Loans so classified have one or more well-defined weaknesses that jeopardize the liquidation of the debt. They are characterized by the distinct possibility that the Company will sustain some loss if the deficiencies are not corrected. These loans are considered potential nonperforming or nonperforming loans depending on the accrual status of the loans.

Doubtful—Loans classified as doubtful have all the weaknesses inherent in those classified as substandard, with the added characteristics that the weaknesses make collection or liquidation in full, on the basis of currently existing facts, conditions, and values, highly questionable and improbable. These loans are considered nonperforming.

Loans not meeting the criteria above that are analyzed as part of the above-described process are classified as pass loans.

F-65

OLD GLORY HOLDING COMPANY AND SUBSIDIARIES

OKLAHOMA CITY, OKLAHOMA

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

JUNE 30, 2024 (UNAUDITED)

(4)	LOANS AND ALLOWANCE FOR CREDIT LOSSES ON LOANS, CONTINUED

As of June 30, 2024 and December 31, 2023, and based on the most recent analysis performed as of that date, the risk categories of loans by loan portfolio segment were as follows:

	Pass	Special Mention	Substandard	Total
June 30, 2024
Residential real estate	$496,552	$-	$48,908	$545,460
Commercial real estate	748,139	-	41,104	789,243
Commercial and industrial	810,936	-	143,280	954,216
Consumer	413,120	-	7,159	420,279

	$2,468,747	$-	$240,451	$2,709,198

December 31, 2023
Residential real estate	$1,083,221	$-	$-	$1,083,221
Commercial real estate	825,434	-	-	825,434
Commercial and industrial	968,195	-	91,252	1,059,447
Consumer	223,284	-	-	223,284

	$3,100,134	$-	$91,252	$3,191,386

As of June 30, 2024 and December 31, 2023, the Company had no loans classified as doubtful.

(5)	CONCENTRATIONS OF CREDIT RISK

All of the Company’s loans, commitments, and standby letters of credit have generally been granted to customers in the Company’s market area. All such customers are generally depositors of the Company. The concentrations of credit by type of loan are set forth in Note 4. The distribution of commitments to extend credit approximates the distribution of loans outstanding. Standby letters of credit were granted primarily to commercial borrowers.

As of June 30, 2024 and December 31, 2023, the Company had a concentration of credit risk with three and four financial institutions, respectively. The credit risk was in the form of deposits in excess of FDIC-insured amounts. The Company evaluates the stability of the financial institutions it does business with in evaluating credit risk. The Company’s exposure to credit loss in the event of nonperformance by the other parties to the financial instruments noted above is represented by the contractual or notional amount of the account, less the amount covered by FDIC insurance.

Federal funds sold and excess balance accounts are not considered deposits and as such are not covered by FDIC insurance. The federal funds sold at The Bankers Bank are sold “as agent.” As such, The Bankers Bank sells funds to various banks across the United States.

F-66

OLD GLORY HOLDING COMPANY AND SUBSIDIARIES

OKLAHOMA CITY, OKLAHOMA

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

JUNE 30, 2024 (UNAUDITED)

(5)	CONCENTRATIONS OF CREDIT RISK, CONTINUED

As of June 30, 2024 and December 31, 2023, the federal funds sold of $27,039,868 and $17,394,540, respectively, were held at correspondent banks and excess balance accounts of $91,601,132 and $64,457,460, respectively, were maintained at the Federal Reserve Bank.

The Company grants residential real estate, commercial real estate, commercial and industrial, and consumer loans to customers in the state of Oklahoma. Although the Company has a diversified loan portfolio, the majority of its customers consists of borrowers who are located primarily in Garvin County, Oklahoma, and the surrounding counties. The economic conditions of the market area may have an impact on the debtors’ ability to repay their loans.

(6)	FAIR VALUE MEASUREMENTS

Fair value is defined as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. In estimating fair value, the Company utilizes valuation techniques that are consistent with the market approach, the income approach, and/or the cost approach. Such valuation techniques are consistently applied. Inputs to valuation techniques include the assumptions that market participants would use in pricing an asset or liability. Fair values may not represent actual values of assets and liabilities that could have been realized on the measurement date or that will be realized in the future. The use of different market assumptions and/or estimation methodologies may have a material effect on the estimated fair value amounts.

ASC Topic 820, “Fair Value Measurement,” establishes a fair value hierarchy for valuation inputs that gives the highest priority to quoted prices in active markets for identical assets or liabilities and the lowest priority to unobservable inputs. The fair value hierarchy is as follows:

●	Level 1 inputs to the valuation methodology are quoted prices (unadjusted) for identical assets or liabilities in active markets.

●	Level 2 inputs to the valuation methodology include quoted prices for similar assets and liabilities in active markets, and inputs that are observable for the asset and liability, either directly or indirectly, for substantially the full term of the asset or liability.

●	Level 3 inputs consist of unobservable inputs which are used when observable inputs are unavailable and reflect an entity’s own assumptions about the assumptions that market participants would use in pricing the assets or liabilities.

The Company uses appropriate valuation methods based on the available inputs to measure the fair value of its assets and liabilities.

Fair Value Measured on a Recurring Basis

The following is a description of the valuation methodologies used for assets measured at fair value on a recurring basis and recognized in the accompanying consolidated balance sheets, as well as the general classification of such assets pursuant to the valuation hierarchy.

F-67

OLD GLORY HOLDING COMPANY AND SUBSIDIARIES

OKLAHOMA CITY, OKLAHOMA

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

JUNE 30, 2024 (UNAUDITED)

(6)	FAIR VALUE MEASUREMENTS, CONTINUED

Investment Securities Available for Sale

The fair values of investments in obligations of states and political subdivisions are obtained from independent pricing services utilizing Level 2 inputs. The fair value measurements considered to be observable inputs may include dealer quotes, market spreads, cash flows, the U.S. Treasury yield curve, live trading levels, trade execution data, market consensus prepayment speeds, credit information, and the security’s terms and conditions, among other things.

Mortgage Loans Held for Sale

The Company has elected the fair value option for mortgage loans held for sale, which are carried at carrying value plus the expected profit to be recognized at sale.

The following tables present the fair value measurements of assets and liabilities recognized in the accompanying consolidated balance sheets at fair value on a recurring basis and the level within the fair value hierarchy in which the fair value measurements fall at:

		Fair Value Measurements at Reporting Date Using
(000’s omitted)	Assets Measured at Fair Value	Quoted Prices in Active Markets for Identical Assets/ Liabilities (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)

June 30, 2024
Financial assets:
Securities available for sale:
Obligations of states and political subdivisions	$612	$-	$612	$-
Total securities available for sale	612	-	612	-

Mortgage loans held for sale	628	628	-	-

	$1,240	$628	$612	$-

F-68

OLD GLORY HOLDING COMPANY AND SUBSIDIARIES

OKLAHOMA CITY, OKLAHOMA

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

JUNE 30, 2024 (UNAUDITED)

(6)	FAIR VALUE MEASUREMENTS, CONTINUED

Fair Value Measured on a Recurring Basis, Continued

		Fair Value Measurements at Reporting Date Using
(000’s omitted)	Assets Measured at Fair Value	Quoted Prices in Active Markets for Identical Assets/ Liabilities (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)

December 31, 2023
Financial assets:
Securities available for sale:
Obligations of states and political subdivisions	$679	$-	$679	$-
Total securities available for sale	679	-	679	-

Mortgage loans held for sale	1,718	1,718	-	-

	$2,397	$1,718	$679	$-

During the six months ended June 30, 2024 and year ended December 31, 2023, there were no transfers between the various levels.

F-69

OLD GLORY HOLDING COMPANY AND SUBSIDIARIES

OKLAHOMA CITY, OKLAHOMA

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

JUNE 30, 2024 (UNAUDITED)

(7)	CORE DEPOSIT INTANGIBLE

Core deposit intangible is associated with the November 30, 2022, acquisition of FSBEC. The core deposit intangible is being amortized over a 10-year period on a straight-line basis. The amortization expense was $7,000 for the six months ended June 30, 2024 and June 30, 2023, respectively. At June 30, 2024 and December 31, 2023, the gross core deposit intangible and accumulated amortization were as follows:

	June 30, 2024	December 31, 2023

Core deposit intangible	$140,000	$140,000
Accumulated amortization	(21,000)	(14,000)

Net carrying value	$119,000	$126,000

Estimated amortization expense for the next 5 years and thereafter is as follows:

Year Ending December 31,
2024 (six months ended)	$7,000
2025	14,000
2026	14,000
2027	14,000
2028	14,000
2029 and thereafter	56,000

$119,000

(8)	DEPOSITS

The major classifications of deposits are as follows:

	June 30, 2024	December 31, 2023

Non Interest bearing demand deposit accounts	$47,268,833	$38,186,141
Interest bearing transaction accounts	12,949,653	3,047,110
Savings accounts	68,222,640	44,970,761
Certificates of deposit	75,070	75,049

	$128,516,196	$86,279,061

For both periods ended June 30, 2024, and December 31, 2023, the Company had no certificates of deposit in excess of $250,000, and all outstanding certificates of deposit were scheduled to mature in less than 1 year.

F-70

OLD GLORY HOLDING COMPANY AND SUBSIDIARIES

OKLAHOMA CITY, OKLAHOMA

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

JUNE 30, 2024 (UNAUDITED)

(9)	FINANCIAL INSTRUMENTS WITH OFF-BALANCE-SHEET RISK

The Company is party to financial instruments with off-balance-sheet risk in the normal course of business to meet the financing needs of its customers. These financial instruments include commitments to extend credit and standby letters of credit. The instruments involve, to varying degrees, elements of credit risk in excess of the amount recognized on the consolidated balance sheets. There were no commitments to extend credit or standby letters of credit for the six months ended June 30, 2024, and December 31, 2023, respectively.

The Company originates mortgage loans for sale. Such loans are pre-approved by the investors who purchase the loans. The Company closes and funds these loans based upon the respective investor’s credit underwriting standards. The Company forwards each loan to the investor within 1–15 days of closing. The investor reviews and accepts each loan and pays the Company for the loan, typically within 30 days of closing.

At June 30, 2024 and December 31, 2023, mortgage loans held for sale were $628,000 and $1,717,996, respectively.

Commitments to purchase mortgage loans are obtained by the Company from the investor at a specified price prior to funding. The Company acquires such commitments to eliminate market risk on mortgage loans held for sale. When loans are sold with recourse, the purchaser has recourse against the Company should the borrower become delinquent within specified periods after the loan is sold and subsequently defaults on the loan.

(10)	INCOME TAXES

There was no provision for income taxes for the six months ended June 30, 2024 and 2023, respectively. The Company had a net deferred tax asset of $0 as of June 30, 2024 and December 31, 2023, respectively, due to the lack of sufficient earnings to support recognition of the asset.

(11)	RELATED-PARTY TRANSACTIONS

There were not any loans to executive officers, directors, and their affiliates during the six months ended June 30, 2024 and year ended December 31, 2023.

Demand deposits and time deposits to the Company’s executive officers, directors, significant shareholders, and employees, including their affiliated interests totaled $394,622 and $330,418 for June 30, 2024 and December 31, 2023, respectively.

The Company rents office space in Oklahoma City from a board member of the Bank. Rent payments on this lease totaled $19,524 for both the six months ended June 30, 2024 and 2023. Future minimum lease payments on this lease total $19,524.

On April 4, 2024, the Company negotiated the sale of AMB to Bluechip Bancshares, LLC (“Bluechip”), a company controlled by the family of a board member of Old Glory Bank. Bluechip was the 100% owner of FSBEC and the selling party in the FSBEC acquisition.

The sale of AMB in 2024 was based on an option granted to Bluechip to buy AMB within two years of the FSBEC sale date, contained in the original Stock Purchase Agreement (“Agreement”), as amended. Terms of the sale included a purchase price approximating the book value of AMB, plus the required exercise of 356,000 of Class B common warrants that had been granted to Bluechip in the Agreement. The sale price is subject to true-up provisions that have yet to be finalized. The gain or loss to be recognized upon finalization is not expected to be material.

F-71

OLD GLORY HOLDING COMPANY AND SUBSIDIARIES

OKLAHOMA CITY, OKLAHOMA

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

JUNE 30, 2024 (UNAUDITED)

(12)	STOCK-BASED COMPENSATION

The Company has one stock-based compensation plan as described below. There have been no compensation costs charged against income for both the six months ended June 30, 2024 and 2023.

Equity Incentive Plan

The Company’s 2022 Equity Incentive Plan, which is shareholder approved, resolves that the Company reserve a total of 1,800,000 share of Class B Common Stock for issuance thereunder. Under the 2022 Equity Incentive Plan, the Board of Directors has the right to grant to key officers, employees and consultants options, warrants, restricted stock, and other equity.

Option Grant

Stock Option grants of Class B common shares may be issued under the 2022 Equity Incentive Plan to certain key employee(s), director(s) and/or advisor(s) of the Company, and the Board acknowledges that such individual(s) will provide important substantial services and believes that such services are a key to the success of the Company.

Option awards are generally granted with an exercise price equal to the market price of the Company’s common stock at the date of grant; those option awards have vesting periods ranging from 3 to 4 years and have 10 year contractual terms.

The Class B option shares are being accounted for using the intrinsic value method, since it is not possible to reasonably estimate fair value at the grant date due to the subordinated nature of the Class B shares to the Class A investor shares (See Note 13). Under the intrinsic value method, compensation cost will be measured based on the intrinsic value of the option shares on the date they are settled.

F-72

OLD GLORY HOLDING COMPANY AND SUBSIDIARIES

OKLAHOMA CITY, OKLAHOMA

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

JUNE 30, 2024 (UNAUDITED)

(12)	STOCK-BASED COMPENSATION, CONTINUED

A summary of the activity in the stock option plan for each period follows:

			Weighted-
			Average
		Weighted-	Remaining
		Average	Contractual
June 30, 2024	Options	Exercise Price	Term

Balance, beginning of year	882,000	$1.14	9.02 Years
Granted	173,000	5.90
Forfeited	(20,000)	1.00

Balance, June 30, 2024	1,035,000	$1.94	8.74 Years

Options exercisable	355,188	$1.13	8.34 Years

			Weighted-
			Average
		Weighted-	Remaining
		Average	Contractual
December 31, 2023	Options	Exercise Price	Term

Balance, beginning of year	395,000	$1.00	9.58 Years
Granted	487,000	1.26
Forfeited	-

Balance, end of year	882,000	$1.14	9.02 Years

Options exercisable	113,750	$1.00	8.54 Years

F-73

OLD GLORY HOLDING COMPANY AND SUBSIDIARIES

OKLAHOMA CITY, OKLAHOMA

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

JUNE 30, 2024 (UNAUDITED)

(13)	COMMON STOCK, CONTINUED

The Company has authorized 100 million shares of Common Stock, par value $0.0001. The Common Stock has been issued in two classes: (A) one class has been denominated the “Class A Common Stock,” which includes Offered Shares, and (B) the other class has been denominated the “Class B Common Stock,” which is sometimes referred to as the “founder stock.” The Class A Common Stock (Offered Shares) comprises 25,000,000 shares, and the Class B Common Stock comprises 75,000,000 shares.

In the event of a liquidation or sale of the Company and after payment in full of all other creditors, the holders of Class A Common Stock shall be entitled to receive, in preference to the holders of the Class B Common Stock, the sum of their aggregate unrecouped original issue purchase price, or a pro rata portion thereof in the case of insufficient funds. Any excess funds are to be distributed among Class A and Class B holders on a pro-rated basis assuming conversion of all Class A shares into Class B shares.

The Class A Common Stock of any holder may be converted into Class B Common Stock at any time upon the election of such holder based on the share’s original issue price. Additionally, all Class A Common Stock shall be automatically converted into Class B Common Stock, effective upon the occurrence of a Qualified Public Offering assuming that the closing price per share of the first trading day of the Company’s stock is at least 5 times the purchase price of the Class A stock.

The Company has issued Class B warrants to various individuals and vendors, totaling 710,000 and 1,066,000 as of June 30, 2024 and December 31, 2023, respectively. The warrants provide the holder with the option to purchase Class B Common Stock within 10 years of issuance at a stipulated exercise price, of $1 per share. All Class B warrants immediately vested upon issuance.

(14)	REGULATORY CAPITAL

On May 1, 2024, the Bank agreed to a Consent Order from the FDIC and the Oklahoma State Banking Department (“State”), addressing, among other items, Board oversight, monitoring policies, internal control testing, management, operations, and increased capital for the Bank.

The Consent Order was the result of an examination of the Bank by the FDIC and the State that resulted in certain criticisms of the Bank. The Consent Order requires that:

●	The Board of Directors increase participation in the Bank’s affairs by assuming responsibility for the approval of the Bank’s policies and objectives and for the oversight of the Bank’s executive and senior management, including approval of a process to monitor all Bank activities and compliance with the Bank’s Board-approved policies;

●	Board of directors shall monitor the overall condition of the Bank, its risk profile, and compliance with internal policies, regulations, statutes, statements of policy, and rules;

●	The Bank shall notify the FDIC and State of the resignation or termination of any of the Bank’s directors or executive officers;

●	The Bank shall obtain the written approval of the State prior to the addition of any individual to the Board or the employment of any individual as an executive officer;

●	The Board update its existing business plan to provide updated goals and projections through the year 2026 and submit to the FDIC and State for comment and approval;

●	In the event there are changes to the business plan or any event that results in a deviation of 10%, the business plan must be resubmitted for comment and approval;

●	The Board shall create a written Capital Plan to ensure management is monitoring capital levels and submit to the FDIC and State for comment and approval;

●	After establishing an adequate Allowance for Credit Losses, the Bank shall maintain its Tier 1 Leverage Capital ratio equal to 14 percent of the Bank’s Average Total Assets;

F-74

OLD GLORY HOLDING COMPANY AND SUBSIDIARIES

OKLAHOMA CITY, OKLAHOMA

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

JUNE 30, 2024 (UNAUDITED)

(14)	REGULATORY CAPITAL, CONTINUED

●	The Tier 1 Leverage ratio shall be achieved and maintained through retention of earnings, collection of charged-off assets, reduction in total assets, sale of new equity, or any combination thereof;

●	While this order is in effect, the Bank shall not declare or pay dividends or bonuses, without the prior written consent of the FDIC and State;

●	The Board shall ensure that the interest rate risk management model report is prepared and reviewed by the Board quarterly;

●	The Board shall correct all apparent violations of laws or non-conformance with applicable rules and regulations noted in the Report of Examination of the Bank as of September 18, 2023;

●	The Board shall fully implement the existing Board-approved Audit and Compliance Assessment Policy;

●	The Bank shall conduct audits required by the Audit and Compliance Assessment Policy;

●	The Board shall engage an independent qualified audit firm to audit the Bank’s IT controls;

●	Management shall develop a formal audit tracking system for IT audit issues, vulnerability assessment and penetration test findings, and examination deficiencies;

●	The Board shall develop, approve, and implement the following formal policies and procedures:

○	Electronic Funds Transfer Policy;

○	Security Incident Response Policy; and

○	Item Processing Procedures.

●	The Board shall ensure that the following policies and programs are revised:

○	The Information Security program;

○	Business Continuity Management Plan; and

○	The Third-Party Security Policy.

●	The Board shall ensure that established IT-related committees meet formally and are performing their delegated IT responsibilities and duties, including conducting, at a minimum, quarterly meetings;

●	The Board shall ensure the Bank’s cybersecurity preparedness and resiliency is at a baseline maturity level. The results of managements cybersecurity evaluation shall be presented to the Board for review and approval;

●	The Board shall initiate procedures to improve the initial vendor analysis process;

●	The Board shall ensure management conducts a full-scope test of the Business Continuity Management Plan and the Incident Response Plan. A written summary of the results shall be provided to the Board;

●	The Bank shall furnish written progress reports to the FDIC and State detailing the form and manner of any actions taken to secure compliance with this Order and the results thereof. These reports shall be reviewed by the Board;

The provisions of this Order will remain effective and enforceable except to the extent that and until such time as any provision has been modified, terminated, suspended, or set aside by the FDIC and State.

The Company is actively engaged in responding to the concerns raised in the Consent Order. The Company will continue their efforts to comply with all provisions of the Consent Order, and believes they are taking the appropriate steps necessary to comply.

F-75

OLD GLORY HOLDING COMPANY AND SUBSIDIARIES

OKLAHOMA CITY, OKLAHOMA

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

JUNE 30, 2024 (UNAUDITED)

(14)	REGULATORY CAPITAL, CONTINUED

Minimum Regulatory Requirements

The federal banking agencies published final rules (the Basel III Capital Rules) that revised their risk-based and leverage capital requirements and their method for calculating risk-weighted assets to implement, in part, agreements reached by the Basel Committee and certain provisions of the Dodd-Frank Act. The Basel III Capital Rules apply to banking organizations.

In connection with the effectiveness of Basel III, most banks are required to decide whether to elect to opt-out of the inclusion of Accumulated Other Comprehensive Income (AOCI) in their Common Equity Tier 1 Capital. This is a one-time election and generally irrevocable. If electing to opt-out, most AOCI items will be treated, for regulatory capital purposes, in the same manner in which they were prior to Basel III. The Bank has elected to opt-out of the inclusion.

Among other things, the Basel III Capital Rules: (i) introduce a new capital measure entitled “Common Equity Tier 1” (CET1); (ii) specify that tier 1 capital consist of CET1 and additional financial instruments satisfying specified requirements that permit inclusion in tier 1 capital; (iii) define CET1 narrowly by requiring that most deductions or adjustments to regulatory capital measures be made to CET1 and not to the other components of capital; and (iv) expand the scope of the deductions or adjustments from capital as compared to the existing regulations.

A minimum leverage ratio (tier 1 capital as a percentage of total assets) of 4.0% is also required under the Basel III Capital Rules (even for highly rated institutions). The Basel III Capital Rules additionally require institutions to retain a capital conservation buffer of 2.5% above these required minimum capital ratio levels. Banking organizations that fail to maintain the minimum 2.5% capital conservation buffer could face restrictions on capital distributions or discretionary bonus payments to executive officers.

Banks are subject to regulatory capital requirements administered by federal banking agencies. Capital adequacy guidelines and, additionally for banks, prompt corrective action regulations, involve quantitative measures of assets, liabilities, and certain off-balance-sheet items calculated under regulatory accounting practices. Capital amounts and classifications are also subject to qualitative judgments by regulators. Failure to meet capital requirements can initiate regulatory action. The net unrealized gain or loss on available-for-sale securities is included in computing regulatory capital. Management believes as of June 30, 2024, the Bank does meet all capital adequacy requirements to which they are subject.

Prompt corrective action regulations provide five classifications: well capitalized, adequately-capitalized, undercapitalized, significantly undercapitalized, and critically undercapitalized, although these terms are not used to represent overall financial condition. If adequately capitalized, regulatory approval is required to accept brokered deposits. If undercapitalized, capital distributions are limited, as is asset growth and expansion, and capital restoration plans are required.

Effective as of the date of the Consent Order, May 1, 2024, and due to the existence of minimum capital ratios in the Consent Order, the Bank’s status under the FDIC’s prompt corrective action rules was, by regulation, lowered from well-capitalized to adequately-capitalized.

As a result of its being deemed adequately-capitalized, the Bank cannot accept, renew, or rollover brokered deposits as defined by the regulation.

Additionally, the Bank is subject to rate caps on deposits products as calculated by the FDIC, based on national rates for deposits of comparable size and maturity.

As of the date of the Consent Order, the FDIC has categorized the Bank as “adequately-capitalized” under the regulatory framework for Prompt Corrective Action (“PCA”) due to the existence of the Order discussed above with minimum capital levels included. There are no conditions or events since the notification that management believes have changed the Bank’s category.

F-76

OLD GLORY HOLDING COMPANY AND SUBSIDIARIES

OKLAHOMA CITY, OKLAHOMA

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

JUNE 30, 2024 (UNAUDITED)

(14)	REGULATORY CAPITAL, CONTINUED

The actual and required capital amounts and ratios are shown in the following table:

					Minimum Requirements
	Actual		Required for Capital Adequacy Purposes		To Be Well Capitalized Under Prompt Corrective Corrective Action Regulations
(000’s omitted)	Amount	Ratio	Amount	Ratio	Amount	Ratio
June 30, 2024:
Total Capital to risk weighted assets	$10,279	86.85%	$822	8.00%	$1,184	10.00%
Tier 1 (Core) Capital to risk weighted assets	$10,248	92.80%	$615	6.00%	$947	8.00%
Common Tier 1 (CET1)	$10,248	92.80%	$461	4.50%	$769	6.50%
Tier 1 (Core) Capital to average assets	$10,248	7.94%	$5,162	4.00%	$6,453	5.00%

					Minimum Requirements
	Actual		Required for Capital Adequacy Purposes		To Be Well Capitalized Under Prompt Corrective Action Regulations
(000’s omitted)	Amount	Ratio	Amount	Ratio	Amount	Ratio
December 31, 2023:
Total Capital to risk weighted assets	$10,059	93.03%	$865	8.00%	$1,081	10.00%
Tier 1 (Core) Capital to risk weighted assets	$10,035	92.80%	$649	6.00%	$865	8.00%
Common Tier 1 (CET1)	$10,035	92.80%	$487	4.50%	$703	6.50%
Tier 1 (Core) Capital to average assets	$10,035	10.83%	$3,707	4.00%	$4,634	5.00%

F-77

OLD GLORY HOLDING COMPANY AND SUBSIDIARIES

OKLAHOMA CITY, OKLAHOMA

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

JUNE 30, 2024 (UNAUDITED)

(15)	COMMITMENTS AND CONTINGENCIES

Legal Matters

In the normal course of business, the Company is involved in legal matters on a day-to-day basis. As of June 30, 2024, the Company had no significant litigation outstanding in which it was a defendant.

Data Processing Contracts

The Company entered into several agreements for various data processing functions with varying payment requirements and expiration dates. In relation to these agreements, the Company had data processing expense of $2,855,704 and $405,493 for the six months ended June 30, 2024, and 2023, respectively reflected in the accompanying consolidated financial statements.

Operating Leases

The Company leases its main branch location in Elmore City, OK and an office space in Georgia under long-term, non-cancelable operating lease agreements. The future minimum lease payments for operating leases with original terms greater than one year are as follows:

2024 (six months)	$35,556
2025	29,327
2026	10,172

$75,055

Rent expense for the six months ended June 30, 2024 and 2023, including common area maintenance and rent payments on short-term leases, was $30,724 and $63,148, respectively.

(16)	SUBSEQUENT EVENTS

The Company has evaluated subsequent events for recognition and disclosure through November 4, 2024, which is the date the financial statements were available to be issued.

F-78